As filed with the Securities and Exchange Commission on June 11, 2003
Registration No. 333-103947

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to
Form S-4
REGISTRATION STATEMENT
Under The Securities Act of 1933

Sanmina-SCI Corporation

(Exact name of Registrant as specified in its charter)

Delaware	3672	77-0228182
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2700 North First Street

San Jose, California 95134
(408) 964-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Jure Sola

Chairman and
Chief Executive Officer
Sanmina-SCI Corporation
2700 North First Street
San Jose, California 95134
(408) 964-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher D. Mitchell, Esq.
Michael A. Occhiolini, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

	(State or Other	(Primary Standard
	Jurisdiction of	Industrial	(I.R.S. Employer
	Incorporation or	Classification	Identification
(Exact Name of Additional Registrant as Specified in its Charter)	Organization)	Code)	Number)

Compatible Memory, Inc.(1)	California	3679	91-1851483
Essex Acquisition Subsidiary, Inc.(2)	Delaware	6719	77-0578309
Hadco Corporation(3)	Massachusetts	3672	04-2393279
Hadco Santa Clara, Inc.(4)	Delaware	3672	94-2348052
Interagency, Inc.(5)	Delaware	6719	63-0673214
Interworks Computer Products(6)	California	3679	33-0680398
Manu-tronics, Inc.(7)	Wisconsin	3679	39-1130265
Moose Acquisition Subsidiary, Inc.(2)	Delaware	6719	77-0578312
Sanmina Canada Holdings, Inc.(2)	Delaware	6719	77-0564667
Sanmina Enclosure Systems USA Inc.(8)	North Carolina	3499	56-1931342
Sanmina General, L.L.C.(2)	Delaware	9999	N/ A
Sanmina Limited, L.L.C.(2)	Delaware	9999	77-0570676
Sanmina Texas, L.P.(9)	Texas	3679	75-2102551
Sanmina-SCI, LLC(2)	Delaware	9999	77-0587139
Sanmina-SCI Systems (Alabama) Inc.(5)	Alabama	6719	63-0967529
Sanmina-SCI Systems Enclosures, LLC(10)	Delaware	3499	52-2204755

      (Continued on next page)

(Continued from previous page)

	(State or other	(Primary Standard
	jurisdiction of	Industrial	(I.R.S. Employer
	incorporation or	Classification	Identification
(Exact name of additional registrant as specified in its charter)	organization)	Code)	Number)

SCI Enclosures (Denton), Inc.(11)	Texas	3499	75-2547824
SCI Holdings, Inc.(5)	Delaware	6719	72-1950026
SCI Plant No. 2, L.L.C.(5)	Alabama	3679	63-2835179
SCI Plant No. 3, L.L.C.(5)	Alabama	3679	63-2837246
SCI Plant No. 4, L.L.C.(5)	Alabama	3679	63-2837317
SCI Plant No. 5, L.L.C.(5)	Alabama	3679	63-2838566
SCI Plant No. 12, L.L.C.(12)	Colorado	3679	63-1255660
SCI Plant No. 22, L.L.C.(12)	Colorado	3679	63-1255657
SCI Plant No. 27, L.L.C.(5)	Alabama	3679	63-2838598
SCI Plant No. 30, L.L.C.(5)	Alabama	3679	63-2839219
SCI Systems, Inc.(5)	Delaware	3679	63-0583436
SCI Technology, Inc.(5)	Alabama	3679	63-0889617
Scimex, Inc.(5)	Alabama	9999	63-0950119
Viking Components Incorporated(1)	California	3679	33-0412659

(Address, including zip code, and telephone number, including area code, of additional Registrant’s principal executive offices)

(1) 30200 Avenida De Las Banderas, Rancho Santa Margarita, CA 92688 (949) 643-7255

(2) 2700 N. First Street, San Jose, CA 95134 (408) 964-3500

(3) 12A Manor Parkway, Salem, NH 03079 (603) 896-2000

(4) 445 El Camino Real, Santa Clara, CA 95050 (408) 557-7000

(5) 2101 W. Clinton Ave., Huntsville, AL 35805 (256) 882-4800

(6) 80 Empire Drive, Lake Forest, CA 92630 (949) 599-0100

(7) 8701 100th Street, Kenosha, WI 53142 (262) 947-7700

(8) 3600 Glenwood Avenue, Raleigh, NC 27612 (919) 596-7622

(9) 1201 West Crosby Road, Carrollton, TX (972) 323-3400

(10) 100 Continental Drive, Richmond, KY 40475 (859) 623-7411

(11) 2200 Worthington Ave., Denton, TX 76207 (940) 387-3535

(12) 702 Bandley Drive, Fountain, CO 80817 (719) 382-2244

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

The information in this prospectus is not complete and may be changed. We may not offer these securities for exchange until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 11, 2003

Prospectus

$750,000,000

Offer To Exchange
10.375% Senior Secured Notes due January 15, 2010, Registered under the Securities Act for
All Outstanding 10.375% Senior Secured Notes due January 15, 2010
of

Sanmina-SCI Corporation

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM

NEW YORK CITY TIME, ON                    , 2003, UNLESS EXTENDED

TERMS OF THE EXCHANGE OFFER:

•	We are offering to exchange $750,000,000 aggregate principal amount of registered 10.375% Senior Secured Notes due January 15, 2010, which we refer to as the exchange notes, for all of our original unregistered 10.375% Senior Secured Notes due January 15, 2010, which we refer to as the original notes, that were issued on December 23, 2002.

•	We are also offering to exchange the guarantees associated with the original notes, which we refer to as the original guarantees, for the guarantees associated with the exchange notes, which we refer to as the exchange guarantees.

•	The terms of the exchange notes will be substantially identical to the original notes, except that the exchange notes will not be subject to transfer restrictions or registration rights relating to the original notes.

•	There is no existing market for the exchange notes to be issued, and we do not intend to apply for their listing on any securities exchange or arrange for them to be quoted on any quotation system.

      See the section entitled “Description of Notes” that begins on page 41 for more information about the exchange notes to be issued in this exchange offer and the original notes.

       This investment involves risks. See the section entitled “Risk Factors” that begins on page 8 for a discussion of the risks that you should consider prior to tendering your original notes in the exchange offer.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                    , 2003.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AVAILABLE INFORMATION
SUMMARY
RISK FACTORS
DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS
USE OF PROCEEDS
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
SELECTED CONSOLIDATED FINANCIAL DATA
THE EXCHANGE OFFER
DESCRIPTION OF NOTES
EXCHANGE OFFER; REGISTRATION RIGHTS
DESCRIPTION OF THE COLLATERAL AND INTERCREDITOR ARRANGEMENTS
DESCRIPTION OF MATERIAL DEBT
IMPORTANT U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
INDEPENDENT AUDITORS’ REPORT
SANMINA-SCI CORPORATION CONSOLIDATED BALANCE SHEETS
SANMINA-SCI CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
SANMINA-SCI CORPORATION CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
SANMINA-SCI CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS
SANMINA-SCI CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SANMINA-SCI CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS
PART II
Item 20. Indemnification of Directors and Officers
Item 21. Exhibits and Financial Statement Schedules
Item 22. Undertakings
SIGNATURES
EXHIBIT INDEX
Exhibit 23.1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

      You should rely only on the information provided in this prospectus and the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering to exchange the original notes for new notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

AVAILABLE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the Securities and Exchange Commission:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

      You may also obtain copies of this information at prescribed rates by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. You may obtain information about the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement through the SEC’s “EDGAR” (Electronic Data Gathering, Analysis and Retrieval) System, available on the SEC’s website (http://www.sec.gov).

i

SUMMARY

      This summary highlights selected information included elsewhere or incorporated by reference in this prospectus to help you understand Sanmina-SCI and the terms of the notes and the notes guarantees. Because this is a summary, you should carefully read this prospectus, as well as the information incorporated by reference in this prospectus, to fully understand the terms of the notes and the notes guarantees and other considerations that may be important to you in making a decision about whether to invest in the Notes and the notes guarantees. Unless the context indicates or requires otherwise, the terms “Sanmina-SCI,” “our company,” “we,” “us,” and “our” as used in this prospectus refer to Sanmina-SCI Corporation, or Sanmina-SCI, and its consolidated subsidiaries. The terms “notes guarantors” and “notes guarantees‘ have the meanings defined in the “Description of Notes.” Unless the context indicates or requires otherwise, references to the “original notes” and the “exchange notes” as used in this prospectus shall be deemed to include the applicable guarantees associated with such original notes or exchange notes, as the case may be. We use the term “notes” in this prospectus to collectively refer to the original notes and the exchange notes. References to “first priority security interest” and “second priority security interest” throughout this prospectus are meant to describe in general terms the priority of the security interests securing the senior secured credit facility and the notes, respectively, and are subject in each case to limitations as a result of permitted liens on the collateral that may have priority to such first priority and second priority security interests.

Sanmina-SCI Corporation

      We are a leading independent global provider of customized, integrated electronics manufacturing services, or EMS. We provide these comprehensive services primarily to original equipment manufacturers, or OEMs, in the communications, computing, multimedia, industrial controls, defense and aerospace, medical and automotive industries. The combination of our advanced technologies, extensive manufacturing expertise and economies of scale enables us to meet the specialized needs of our customers in these markets in a cost-effective manner.

      Our end-to-end services in combination with our global expertise in supply chain management enable us to manage our customers’ products throughout their life cycles. These services include:

•	product design and engineering, including initial development, detailed design and preproduction services;

•	volume manufacturing of complete systems, components and subassemblies;

•	final system assembly and test;

•	direct order fulfillment; and

•	after-market product service and support.

      Our business strategy enables us to win large outsourcing programs from leading multinational OEMs. Our customers consist of OEMs that operate in a broad range of industries, and include Alcatel, S.A., Cisco Systems, Inc., Dell Computer Corporation, EchoStar Communications Corporation, Telefonaktiebolaget LM Ericsson, Hewlett-Packard Company, International Business Machines, McData Corp., Nokia Corp. and Nortel Networks.

      We were incorporated in Delaware in May 1989 to acquire our predecessor company, which had been in the printed circuit board and backplane business since 1980. In December 2001, we acquired SCI and subsequently changed our name to Sanmina-SCI Corporation. Our principal executive offices are located at 2700 North First Street, San Jose, California 95134. Our telephone number is (408) 964-3500 and our Internet address is www.sanmina-sci.com. The information contained in or linked to our website is not intended to be a part of this prospectus.

Collateral

      The notes and the notes guarantees are secured, subject to permitted liens, by a second priority security interest on the same collateral securing our obligations under our senior secured credit facility, which includes:

•	substantially all of the assets of Sanmina-SCI and its United States subsidiaries located in the United States;

•	a pledge of all of the capital stock of substantially all of Sanmina-SCI’s United States subsidiaries; and

•	a pledge of 65% of the capital stock of certain of Sanmina-SCI’s first-tier foreign subsidiaries.

      The security interest of the holders of the notes in the collateral is subject to a number of important limitations and exceptions which are described under the heading “Description of the Collateral and Intercreditor Arrangements.”

The Exchange Offer

The Initial Offering of Original Notes	On December 23, 2002, we issued in a private placement 10.375% Senior Secured Notes due January 15, 2010. We refer to these notes as the original notes in this prospectus.

Registration Rights Agreement	Pursuant to the registration rights agreement between Sanmina-SCI, the note guarantors and the initial purchasers entered into in connection with the initial private placement, Sanmina-SCI and the notes guarantors have agreed to offer to exchange the original notes for up to $750.0 million aggregate principal amount of 10.375% Senior Secured Notes due January 15, 2010 that are being offered hereby. We refer to the notes issued for the original notes in this exchange offer as the exchange notes. We have filed this registration statement to meet our obligation under this registration rights agreement. If Sanmina-SCI or any notes guarantor fails to satisfy these obligations under the registration rights agreement, it will pay special interest to holders of the original notes under specified circumstances. See “Description of Notes — Exchange Offer; Registration Rights.”

The Exchange Offer	We are offering to exchange the exchange notes, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for the same aggregate principal amount of the original notes.

The original notes may be tendered only in $1,000 increments. We will exchange the applicable exchange notes for all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration date of the exchange offer.

The exchange notes will evidence the same debt as the original notes and will be issued under and entitled to the benefits of the same indenture that governs the original notes. Holders of the original notes do not have any appraisal or dissenter rights in connection with the exchange offer. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions, and holders of original notes that have tendered and had their original notes accepted in the exchange offer will have no registration rights.

If You Fail to Exchange Your Original Notes	If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the original notes and indenture governing those notes. In general, you may not offer or sell your original notes unless they are registered under the federal securities laws or are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.

Procedures for Tendering Notes	If you wish to tender your original notes for exchange notes, you must:

• complete and sign the enclosed letter of transmittal by following the related instructions, and

• send the letter of transmittal, as directed in the instructions, together with any other required documents, to the exchange agent either (1) with the original notes to be tendered, or (2) in compliance with the specified procedures for guaranteed delivery of the original notes.

Brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. If your original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your original notes pursuant to this exchange offer. See “The Exchange Offer — Procedures for Tendering.”

Please do not send your letter of transmittal or certificates representing your original notes to us. Those documents should be sent only to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent. See “The Exchange Offer — Exchange Agent.”

Resale of the Exchange Notes	Except as provided below, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

• the exchange notes are being acquired in the ordinary course of business,

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer,

• you are not an affiliate of Sanmina-SCI,

• you are not a broker-dealer tendering original notes acquired directly from us for your account, and

• you are not prohibited by law or any policy of the SEC from participating in the exchange offer.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us. The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any exchange notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Record Date	We mailed this prospectus and the related offer documents to the registered holders of the original notes on , 2003.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2003, unless we decide to extend the expiration date. However, the latest time and date to which the exchange offer may be extended is at 5:00 p.m., New York City time, on , 2003.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions. This exchange offer is not conditioned upon any minimum principal amount of the original notes being tendered.

Exchange Agent	U.S. Bank National Association (as successor to State Street Bank & Trust Company of California, National Association), is serving as exchange agent for the exchange offer.

Withdrawal Rights	You may withdraw the tender of your original notes at any time before the expiration date of the exchange offer. You must follow the withdrawal procedures as described under the heading “The Exchange Offer — Withdrawal of Tenders.”

Federal Income Tax Considerations	The exchange of original notes for the exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes for the original notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

The Exchange Notes

      The form and terms of the exchange notes are the same as the form and terms of the original notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not have the benefit of the registration rights and special interest provisions contained in the original notes. The exchange notes represent the same debt as the original notes for which they are being exchanged. Both the original notes and the exchange notes are governed by the same indenture.

Issuer	Sanmina-SCI Corporation, a Delaware corporation.

Notes Offered	$750 million aggregate principal amount of 10.375% Senior Secured Notes due January 15, 2010.

Maturity	January 15, 2010.

Interest Payment Dates	January 15 and July 15 of each year, beginning on July 15, 2003.

Guarantees	The notes are fully and unconditionally guaranteed on a senior secured basis by substantially all of Sanmina-SCI’s United States subsidiaries. For a description of the collateral securing the notes guarantees. See “Description of the Collateral and Intercreditor Arrangements.”

Ranking of the Notes	The notes are senior debt of Sanmina-SCI and have a security interest in the collateral securing the notes second to the right of all senior secured debt of Sanmina-SCI having a first priority security interest in the collateral securing the notes. For more detail regarding the ranking of the notes, please see the section entitled “Description of Notes — Ranking.”

As of March 29, 2003, Sanmina-SCI’s total outstanding consolidated debt was approximately $2.5 billion, of which approximately $1.0 billion is senior debt of Sanmina-SCI and the notes guarantors and approximately $1.4 billion is subordinated debt of Sanmina-SCI and the notes guarantors. Approximately $1.0 billion of the senior debt of Sanmina-SCI and the notes guarantors is secured debt.

We and our restricted subsidiaries, including notes guarantors and non-notes guarantors, may incur additional debt in the future as long as we comply with the covenants contained in the indenture, including under the section entitled “Description of Notes — Certain Covenants — Limitation on Debt”, and in our senior secured credit facility. We and our subsidiaries may declare some or all of this debt as senior debt. In addition, under certain circumstances, the indenture and the senior secured credit facility allow some of this debt to be secured debt. Any debt incurred by non-guarantor subsidiaries will be effectively senior to the notes and unrestricted subsidiaries may incur an unlimited amount of debt as long as they comply with the covenants in the indenture and the senior secured credit facility.

Ranking of the Notes Guarantees	Each notes guarantee is senior debt of each notes guarantor and has a security interest in the collateral of such notes guarantor securing such notes guaranty second to the right of all senior secured debt of such notes guarantor having a first priority security interest in the collateral securing such notes guaranty. For more detail regarding the ranking of the notes guarantees, please see the section entitled “Description of Notes — Ranking.”

Optional Redemption	Sanmina-SCI may redeem the notes, in whole or in part, at anytime prior to January 15, 2007, at a redemption price that is equal to the sum of (1) the principal amount of the notes to be redeemed, (2) accrued and unpaid interest and (3) a “make-whole” premium as specified in this prospectus under “Description of Notes — Optional Redemption at Specified Prices.”

Sanmina-SCI may redeem the notes issued under the indenture, in whole or in part, beginning on January 15, 2007, at the redemption prices specified in this prospectus under “Description of Notes — Optional Redemption at Specified Prices.”

Before January 15, 2006, Sanmina-SCI may redeem up to 35% of the notes issued under the indenture with the proceeds of certain equity offerings at the price specified in this prospectus under “Description of Notes — Optional Redemption with Net Proceeds from an Equity Offering.”

Change of Control	Following a change of control (as defined in “Description of Notes — Certain Definitions”), Sanmina-SCI is required to make an offer to repurchase all or any portion of the notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to but excluding, the date of repurchase.

Certain Covenants	Sanmina-SCI issued the notes under an indenture among Sanmina-SCI, the notes guarantors and U.S. Bank National Association (as successor to State Street Bank and Trust Company of California, N.A.), as trustee. The indenture includes covenants, among others, that limit our ability and the ability of our restricted subsidiaries to incur additional debt, make investments and other restricted payments, subject to certain exceptions, create liens and sell assets. For more detail regarding these and other important covenants, please see the section entitled “Description of Notes.”

These covenants are subject to a number of important exceptions and qualifications described under “Description of Notes — Certain Covenants” and “Description of Notes — Merger, Consolidation and Sale of Property.”

Fall-away Event/ Termination of Collateral	If the notes receive an investment grade rating (as defined under “Description of Notes — Certain Definitions”) and upon the occurrence of certain other events described under “Description of Notes — Covenants After Fall-Away Event,” at the request of Sanmina-SCI, the trustee shall cause the release of the second priority security interest collateral securing the notes and the notes guarantees. Upon such release, the notes and the notes guarantees will become the general senior unsecured obligations of Sanmina-SCI and the notes guarantors. In addition, we and our restricted subsidiaries will no longer be obligated to comply with certain covenants as described in the section entitled “Description of Notes — Covenants After Fall-Away Event.”

If, subsequent to a fall-away event, the notes cease to have an investment grade rating or a default or event of default occurs and is continuing, we and our restricted subsidiaries will thereafter again be subject to the restrictive covenants that were suspended. We and our restricted subsidiaries will not, however, be required to provide new collateral to secure the notes.

Ratio of Earnings to Fixed Charges

Six Months
Fiscal Year Ended					Ended

September 30,	October 2,	September 30,	September 29,	September 28,	March 29,
1998	1999	2000	2001	2002	2003

3.3x	4.1x	6.7x	2.2x	—	0.2x

      The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For purposes of calculating the ratios, “earnings” consists of income (loss) before income taxes and loss from equity investees plus fixed charges, and “fixed charges” consists of interest expense, amortization of debt discount and debt issuance costs, and the portion of rental expense representative of interest expense.

      Earnings for the fiscal year ended September 28, 2002 and the six months ended March 29, 2003 were not sufficient to cover fixed charges. The coverage deficiency was approximately $2.8 billion for the fiscal year ended September 28, 2002 and approximately $55.5 million for the six months ended March 29, 2003. The loss before income taxes for the year ended September 28, 2002 included goodwill impairment losses of $2.7 billion.

RISK FACTORS

      Prospective participants in the exchange offer should carefully consider all of the information contained in this prospectus, including the risks and uncertainties described below. Except with respect to the risk factors associated with the exchange offer, the risk factors set forth below are generally applicable to the original notes as well as the exchange notes.

Risk Factors Associated with the Exchange Offer

If you fail to follow the exchange offer procedures, your notes will not be accepted for exchange.

      We will not accept your notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents or if you comply with the guaranteed delivery procedures for tendering your notes. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal, and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your notes, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

If you fail to exchange your original notes for exchange notes, they will continue to be subject to the existing transfer restrictions and you may not be able to sell them.

      We did not register the original notes, nor do we intend to do so following the exchange offer. Original notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. As a result, if you hold original notes after the exchange offer, you may not be able to sell them. To the extent any original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes that remain outstanding after the exchange offer may be adversely affected due to a reduction in market liquidity.

Because there is no public market for the exchange notes, you may not be able to resell them.

      The exchange notes will be registered under the Securities Act but will constitute a new issue of securities with no established trading market. We cannot assure you that an active market will exist for the exchange notes or that any trading market that does develop will be liquid. We do not intend to apply to list the exchange notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system.

      The trading market for the notes may be adversely affected by:

•	changes in the overall market for non-investment grade securities;

•	changes in our financial performance or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of the notes;

•	the interest of securities dealers in making a market for the notes; and

•	prevailing interest rates and general economic conditions.

      Historically, the market for non-investment grade debt has been subject to substantial volatility in prices. The market for the notes, if any, may be subject to similar volatility. Prospective investors in the notes should be aware that they may be required to bear the financial risks of such investment for an indefinite period of time.

Risk Factors Related to Investment in the Exchange Notes

Our substantial debt level could adversely affect our financial condition and prevent us from meeting our obligations under the notes. The indenture governing the notes permits us to redeem, repurchase or refinance our subordinated debt in specific circumstances.

      We currently have a significant amount of debt. As of March 29, 2003, we had approximately $2.5 billion of debt outstanding. In addition, subject to the restrictions in our existing and any future financing agreements, we may incur additional debt.

      Our substantial debt level could have important consequences. For example, it could:

•	make it more difficult for us to make payments on the notes;

•	require us to dedicate a substantial portion of our cash flow from operations and other capital resources to debt service;

•	limit our ability to fund working capital, capital expenditures, acquisitions, research and development and other general corporate requirements;

•	increase our vulnerability to adverse economic and industry conditions;

•	expose us to fluctuations in interest rates with respect to that portion of our debt which is at a variable rate of interest, which was approximately $854.5 million as of March 29, 2003;

•	limit our flexibility in planning for, or reacting to, changes and opportunities in the EMS industry, including potential acquisitions and OEM divestiture transactions;

•	limit our ability to obtain additional financing on commercially reasonable terms, if at all; and

•	place us at a competitive disadvantage to any of our competitors that have less debt.

      The indenture governing the notes permits us to redeem or repurchase our convertible subordinated debt if we meet a specified liquidity threshold. See “Description of Notes — Certain Covenants — Limitation on Restricted Payments” and “Description of Material Debt.” In addition, we may refinance our convertible subordinated debt with senior debt. We are also permitted to refinance our Zero Coupon Convertible Subordinated Debentures due 2020, or Zero Coupon Debentures, with debt that has a maturity after September 12, 2005, which is the first date the holders of such debentures can require us to repurchase such debentures, but prior to the maturity of the Zero Coupon Debentures. See “Description of Notes — Certain Covenants — Limitation on Debt.”

To service our debt and fund our other capital requirements, we will require a significant amount of cash, and our ability to generate cash will depend on many factors beyond our control. Substantial amounts of our debt will become due prior to the maturity date of the notes.

      Our ability to meet our debt service obligations, including the notes, and to fund working capital, capital expenditures, acquisitions, research and development and other general corporate purposes, will depend upon our future financial performance. Our future financial performance will be subject to financial, business and other factors affecting our operations, many of which are beyond our control. Similarly, the ability of the notes guarantors to make payments on and refinance their debt will depend on their ability to generate cash in the future. Our ability and the notes guarantors ability to generate future cash is subject to general and regional economic, financial, competitive, legislative, regulatory and other factors that are beyond our or the notes guarantors’ control. Neither we nor the notes guarantors can assure you that any of us will generate sufficient cash flow from operations, or that future borrowings will be available, in an amount sufficient to enable any of us to pay our debt, including the notes, or to fund other liquidity needs.

      We expect that substantial amounts of our debt will become due prior to the final maturity date of the notes, which we will be required to repay or refinance. Our 4 1/4% Convertible Subordinated Notes due 2004, or 4 1/4% Notes, our Zero Coupon Convertible Subordinated Debentures due 2020, or Zero Coupon Debentures, and the 3% Convertible Subordinated Notes due 2007, or 3% Notes, which we have guaranteed, either mature or give the holders of these notes the right to require us to repurchase these notes prior to the maturity date of the notes. See “Capitalization” and “Description of Material Debt.” We are also required to prepay the senior secured credit facility prior to the date of maturity of any of our convertible debt or the date on which any of our convertible debt becomes mandatorily redeemable if we are unable to demonstrate our ability to make the payment at maturity, or redemption payment and meet a minimum liquidity test on a pro forma basis. If either we or the notes guarantors are unable to generate sufficient cash flow and are unable to refinance or extend outstanding borrowings on commercially reasonable terms or at all, we and the notes guarantors may have to:

•	reduce or delay capital expenditures planned for replacements, improvements and expansions;

•	sell assets;

•	restructure debt; and/or

•	obtain additional debt or equity financing.

      We cannot assure you that we or the notes guarantors could effect or implement any of these alternatives on satisfactory terms, if at all.

We depend in substantial part on the cash flow from our non-guarantor subsidiaries to meet our obligations, and your right to receive payment on the notes and the notes guarantees will be effectively subordinated to the obligations of our non-guarantor subsidiaries.

      Our non-guarantor subsidiaries are separate and distinct legal entities with no obligation to pay any amounts due on the notes or the notes guarantees. Our non-guarantor subsidiaries have no obligation to provide us or the notes guarantors with funds for our payment obligations, whether by dividend, distribution, loan or other payments. Our cash flow and our ability to service our debt, including the notes, depends in substantial part on the earnings of our non-guarantor subsidiaries and on the distribution of earnings, loans or other payments to us by these subsidiaries. See Notes to the Consolidated Financial Statements and Notes to the Unaudited Condensed Consolidated Financial Statements included in this prospectus that set forth certain supplemental information of the guarantors and the non-guarantors.

      In addition, the ability of these non-guarantor subsidiaries to make any dividend, distribution, loan or other payment to us could be subject to statutory or contractual restrictions. The senior secured credit facility prohibits us and our subsidiaries from making payments of dividends and other distributions. However, we may make limited payments if we are in compliance with all of the facility’s covenants and no default or event of default exists under the facility. Payments to us by these non-guarantor subsidiaries will also be contingent upon their earnings and their business considerations. Because we depend in part on the cash flow of these subsidiaries to meet our obligations, these types of restrictions could impair our ability to make scheduled interest and principal payments on the notes.

      In addition, under the indenture governing the notes, non-guarantor restricted subsidiaries are permitted to incur substantial amounts of additional debt (see the definition of Permitted Debt under “Description of Notes — Certain Covenants — Limitation on Debt”). We and our restricted subsidiaries are also permitted to make an unlimited amount of investments in non-guarantor restricted subsidiaries under the indenture. As a result, the notes would be effectively subordinated to this additional debt that may be incurred by the non-guarantor restricted subsidiaries. In addition, if we or our restricted subsidiaries invest additional amounts in non-guarantor restricted subsidiaries, in the event of a bankruptcy, liquidation, reorganization or other winding up of any of the non-guarantor restricted subsidiaries, assets that otherwise could be used to satisfy our obligations under the notes will first be used to satisfy the liabilities of the non-guarantor restricted subsidiaries.

      Our right to receive any assets of our non-guarantor subsidiaries upon their bankruptcy, liquidation, dissolution, reorganization or similar proceeding, and therefore your right to participate in those assets, will be effectively subordinated to the claims of these subsidiaries’ creditors, including trade creditors. In addition, even if Sanmina-SCI or the notes guarantors were a creditor of one or more of these subsidiaries, the rights of Sanmina-SCI and the notes guarantors as creditors would be subordinated to any security interest in the assets of these subsidiaries and any debt of these subsidiaries senior to that held by us or the notes guarantors. As a result, the notes and the notes guarantees will be effectively subordinated to all liabilities, including trade payables, of our current or future subsidiaries that are not notes guarantors. As of March 29, 2003, the notes and the notes guarantees would have been effectively subordinated to $1.2 billion of liabilities of our non-guarantor subsidiaries. As of March 29, 2003, the subsidiaries of Sanmina-SCI that are not notes guarantors had assets (excluding intercompany receivables from and investments in Sanmina-SCI and its subsidiaries) of $4.1 billion, representing approximately 52.3% of Sanmina-SCI’s consolidated total assets as of March 29, 2003, and net sales of $1.7 billion and $3.3 billion, respectively, representing approximately 68.1% and 67.0% of Sanmina-SCI’s consolidated net sales of $2.4 billion and $4.9 billion, respectively, for the three and six months ended March 29, 2003.

      We can designate any restricted subsidiary, including notes guarantors, to be unrestricted subsidiaries as long as we comply with the section entitled “Description of Notes — Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries” and the terms of the indenture. If a notes guarantor that is a restricted subsidiary is designated as an unrestricted subsidiary, then the liabilities of that subsidiary will become effectively senior to the notes and that subsidiary will have no obligations to service the notes and will not be a guarantor under the indenture.

We may not be able to finance future needs or adapt our business plan to changes because of restrictions placed on us by the notes, the senior secured credit facility and other instruments governing our other debt.

      The agreements governing our existing debt, including the notes and our senior secured credit facility contain, and those governing our future debt may contain, various covenants that limit our ability to, among other things:

•	incur additional debt, including guarantees by us or our restricted subsidiaries;

•	make investments, pay dividends on our capital stock, redeem or repurchase our capital stock or subordinated obligations, subject to certain exceptions;

•	create specified liens;

•	make capital expenditures;

•	sell assets;

•	make acquisitions;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	engage in transactions with affiliates;

•	engage in sale and leaseback transactions; and

•	consolidate or merge with or into other companies or sell all or substantially all of our assets.

      Our ability to comply with covenants contained in the notes and the senior secured credit facility may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The senior secured credit facility requires us to comply with limits on capital expenditures, a maximum senior leverage ratio and a maximum net interest expense ratio. Additionally, the senior secured credit facility contains numerous affirmative covenants, including covenants regarding payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations. Further, the senior secured credit facility contains negative covenants limiting our ability and the ability of our subsidiaries, among other things, to incur debt, grant liens, make acquisitions, make certain restricted payments, sell assets and enter into sale and lease back transactions. Any additional debt we may incur in the future may subject us to further covenants.

      Our failure to comply with these covenants could result in a default under these debt agreements. In addition, if any such default is not cured or waived, the default could result in an acceleration of debt under our other debt instruments that contain cross acceleration or cross-default provisions, which could require us to repay or repurchase debt, together with accrued interest, prior to the date it otherwise is due and that could adversely affect our financial condition. If a default occurs under our senior secured credit facility, the lenders could cause all of the outstanding debt obligations under the senior secured credit facility to become due and payable, which would result in a default under the notes and could lead to an acceleration of obligations related to the notes. Upon a default or cross-default, the collateral agent, at the direction of the lenders under the senior secured credit facility could proceed against the collateral. Even if we are able to comply with all of the applicable covenants, the restrictions on our ability to manage our business in our sole discretion could adversely affect our business by, among other things, limiting our ability to take advantage of financings, mergers, acquisitions and other corporate opportunities that we believe would be beneficial to us.

The collateral securing the notes and the notes guarantees will be released in certain circumstances and is subject to control by creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay both the first priority creditors and the holders of the notes.

      The notes and the notes guarantees are secured on a second priority basis by the same collateral securing our senior secured credit facility, as described in “Description of the Collateral and Intercreditor Arrangements.” However, as described in more detail in “Description of the Collateral and Intercreditor Arrangements,” the indenture governing the notes and the intercreditor agreement permit the second priority liens on the collateral to be released in certain circumstances without requiring replacement assets to be pledged as collateral. In addition, holders of the notes are not entitled to a security interest or lien on assets held by our non-guarantor subsidiaries, that is our non-U.S. subsidiaries, and the portion of our assets in or business conducted by our non-guarantor subsidiaries may increase over time which may result in a decline in the overall portion of our assets constituting collateral securing the notes.

      The first priority liens on the collateral will secure our obligations under the senior secured credit facility and certain other future debt permitted to be incurred by us or a restricted subsidiary under the indenture governing the notes and that is designated by us, at the time of such incurrence, as first priority lien secured debt. The holders of obligations secured by the first priority liens on the collateral will be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before the holders of the notes and the other obligations secured by second priority liens.

      The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. We cannot assure you that the proceeds from the sale or sales of all of the collateral would be sufficient to satisfy our obligations under the notes and our other obligations secured by the second priority liens, if any, after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds are not sufficient to repay amounts outstanding under the notes, then holders of the notes, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against our remaining assets.

      As of March 29, 2003, we had $275.0 million of debt outstanding under the senior secured credit facility, all of which will be secured by first priority liens on the collateral, subject to permitted liens. Under the indenture, we could also incur additional debt secured by first priority or second priority liens, that together with debt under the senior secured credit facility, shall not exceed the greater of $540.0 million or our Borrowing Base (as defined in “Description of Notes — Certain Definitions,”) as described in “Description of Notes — Certain Covenants — Limitation on Debt” and the definition of Permitted Liens under “Description of Notes — Certain Definitions.”

      The rights of the holders of the notes with respect to the collateral securing the notes are limited pursuant to the terms of an intercreditor agreement. Under the intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens:

•	the ability to cause the commencement of enforcement proceedings against the collateral

•	the ability to control the conduct of such proceedings,

•	the approval of amendments to the collateral documents,

•	releases of liens on the collateral, and

•	waivers of past defaults under the collateral documents

      The collateral agent, on behalf of the holders of the notes, does not have the ability to control or direct such actions, even if the rights of the holders of the notes are adversely affected. Additional releases of collateral from the second priority lien securing the notes are permitted under some circumstances. See “Description of the Collateral and Intercreditor Arrangements.”

      Creditors with first priority security interests in the collateral have the discretion to release the guarantees under our credit facilities and correspondingly to release the notes guarantors so long as any release of these guarantees are not given in connection with the repayment of these credit facilities.

The right to foreclose upon and sell the collateral upon an event of default would be subject to limitations under bankruptcy and local laws.

      If we or any of our subsidiaries become subject to bankruptcy proceedings, the right of the holders of obligations with security interests in the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default would be subject to limitations under applicable bankruptcy laws. In addition, a portion of the collateral consists of pledges of a portion of the stock of certain of our foreign subsidiaries. The validity of those foreign subsidiaries’ pledges and your ability to realize upon that collateral may be limited by the local law of these foreign subsidiaries, which limitations may or may not affect the first priority liens.

      In certain overseas jurisdictions in which our foreign subsidiaries are located, local laws may limit the ability of the holders of the notes to hold a second lien in relation to the pledged stock of such foreign subsidiaries under such local laws.

No holder of any note can exercise any remedies while real property in California comprises part of the collateral other than in accordance with the provisions of the indenture because the “one-action” rule in the State of California.

      California has an extensive and complicated body of law, known as the “one-action rule,” relating to the exercise of remedies against real property collateral by a secured creditor. If the collateral includes real estate in California, this law could be applicable to any potential enforcement by the trustee of its rights as a secured creditor. In summary, this rule requires that a creditor must bring only one action for the recovery of debt or the enforcement of any rights secured by a mortgage upon real property. This rule can be used by a borrower as an affirmative defense to force a creditor to exercise its remedies against all collateral in a single action. Even if the borrower does not assert this defense, the one-action rule could operate as a sanction on a creditor. It could operate as a sanction on that creditor since that creditor may be deemed to have made an election of remedies if the creditor selectively exercises any of its remedies against the borrower and the creditor’s lien over the real property collateral and the creditor’s other remedies may be extinguished.

      The one-action rule may have a particularly negative impact, from a creditor’s standpoint, in the event of an exercise of rights of set-off to satisfy an outstanding debt secured by real property. A creditor who exercises its right of set-off could be deemed to have taken its “one-action” by that set-off and may no longer either sue the borrower directly on the debt or exercise its remedies against any other collateral. As a result, no holder of any note can exercise any remedies while real property in California comprises part of the collateral other than in accordance with the indenture in order to limit the risk that the one-action rule could apply to any exercise of remedies by the collateral agent. Notwithstanding this provision of the indenture, in the event a holder of a note does exercise any remedy during such time, there is a risk that the one-action rule could adversely effect the ability of the collateral agent or the holders of the notes to exercise other remedies against Sanmina-SCI, any of the notes guarantors or any collateral.

Sanmina-SCI may not be able to repurchase the notes upon a change of control.

      Sanmina-SCI is required to make an offer to purchase all or a portion of your notes in the event of a change of control. As a result of such offer, you may require Sanmina-SCI to repurchase any of your notes. We cannot assure you that there will be sufficient funds to pay the repurchase price in the event of a change of control. In addition, the senior secured credit facility restricts Sanmina-SCI from repurchasing the notes upon a change of control. Any future debt agreements may also restrict or prohibit Sanmina-SCI from repurchasing the notes upon a change of control. If Sanmina-SCI is prohibited from repurchasing the notes, we could seek the consents of the lenders to permit the repurchase or we could seek to refinance the debt. We cannot assure you that we will be able to obtain any necessary consents or refinance the debt. The failure of Sanmina-SCI to repurchase the notes would be a default under the indenture for the notes. An event of default under the indenture for the notes. An event of default under the indenture for the notes would in turn be a default under the senior secured credit facility as well as certain of our other debt. In addition, an event constituting a change of control could also constitute a change of control or fundamental change under the 3% Notes, the 4 1/4% Notes and the Zero Coupon Debentures and require us to repurchase these other notes.

      In addition, the senior secured credit facility provides that particular types of change of control events would be an event of default under the senior secured credit facility. An event of default would entitle the lenders to, among other things, cause all outstanding debt obligations under the senior secured credit facility to become due and payable and to proceed against their collateral, which includes all of the collateral securing the notes and the notes guarantees. We cannot assure you that we would have sufficient assets or be able to obtain sufficient third-party financing on favorable terms to satisfy all of our obligations under the senior secured credit facility, the notes or other debt.

      The change of control provisions in the notes indenture may make it more difficult for a potential acquirer to obtain control of us. However, some important corporate events, for example leveraged recapitalizations, that would increase our debt would not constitute a “change of control” under the indenture.

If the notes receive an investment grade rating, Sanmina-SCI will no longer be subject to most of the covenants in the indenture and the collateral securing the notes and the collateral securing the notes guarantees will be released.

      If at any time the notes receive an investment grade rating from Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. and additional conditions are met under the indenture, we and our restricted subsidiaries will no longer be subject to most of the covenants set forth in the notes indenture and the second priority lien on the collateral securing the notes and the notes guarantees will be permanently released. In the event of such release, neither the notes nor the notes guarantees will be secured again even if the notes cease to have an investment grade rating by either or both of these rating agencies. See “Description of Notes — Covenants After Fall-Away Event.”

Bankruptcy law and state fraudulent conveyance laws may void our obligations and those of the notes guarantors under the notes and the notes guarantees, respectively.

      If Sanmina-SCI or any notes guarantor at the time they entered into the notes or the notes guarantees: (1) was or is insolvent or rendered insolvent by reason of such occurrence or (2) was or is engaged in a business or transaction for which the assets remaining with us, or such notes guarantor, constituted unreasonably small capital or (3) intended or intends to incur, or believed or believes that it would incur, debts beyond our or its ability to pay such debts as they mature and (4) in the case of (1) through (3) above Sanmina-SCI or such notes guarantor received or receives less than reasonably equivalent value or fair consideration for the incurrence of such debt or providing such notes guarantees, then the notes and the notes guarantees could be voided or claims in respect of the notes or the notes guarantees could be subordinated to all of our other debts or those of such notes guarantor under bankruptcy laws or state fraudulent conveyance laws. In addition, our payment of interest and principal pursuant to the notes or the payment of amounts by a notes guarantor pursuant to a notes guarantee could be voided and required to be returned to the person making such payment, or to a fund for the credit of our creditors or those of such notes guarantor.

      Measures of insolvency will vary depending upon the law applied in any proceeding. However, an entity would generally be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature, or

•	it could not pay our or its debts as they become due.

      Sanmina-SCI believes that neither Sanmina-SCI nor any notes guarantor is insolvent or has unreasonably small capital for the business in which we or it is engaged and will incur debts beyond our or its ability to pay debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions.

Our rating downgrades make it more expensive for us to borrow money and may adversely affect the trading price of the notes.

      On December 5, 2002, Standard & Poor’s Ratings Services downgraded our corporate credit rating to “BB-” from “BB” and our subordinated note rating to “B” from “B+.” Standard & Poor’s assigned a “BB” bank loan rating to the senior secured credit facility and a “BB-” rating to the notes. Standard & Poor’s also noted that our ratings outlook is “stable.” On December 4, 2002, Moody’s Investors Service confirmed our senior implied rating to be “Ba2” and our senior unsecured issuer rating to be “Ba3.” Moody’s downgraded our subordinated note rating to “B1” from “Ba3.” Moody’s assigned “Ba1” rating to the senior secured credit facility and “Ba2” rating to the notes. Moody’s noted that our ratings outlook is “negative.” We do not know if either of these ratings services will downgrade our ratings further. These recent rating downgrades and any future downgrades may make it more expensive for us to raise additional capital in the future and adversely affect the trading price of the notes.

Risks Relating to Our Business

If the markets for our customers’ products decline further, or improve at a slower pace than we anticipate, demand for our services may be adversely affected and, therefore, our operating results could be adversely affected.

      As a result of the downturn in the electronics industry, in general, and the communications sector in particular, demand for our manufacturing services has declined significantly. The decrease in demand for manufacturing services by OEMs has resulted primarily from reduced capital spending by communications service providers. Until the recent downturn in the communications sector, we had depended on OEMs in this sector for a significant portion of our net sales and earnings. Consequently, our operating results have been adversely affected as a result of the deterioration in the communications market and the other markets that we serve. If capital spending in the end markets we serve continues to decline or if these markets do not improve, or improves at a slower pace than we anticipate, our revenue and profitability will continue to be adversely affected.

      We cannot accurately predict future levels of demand for our customers’ electronics products. As a result of this uncertainty, we cannot accurately predict if and when the electronics industry, and in particular the communications sector, will improve. Consequently, our past operating results, earnings and cash flows may not be indicative of our future operating results, earnings and cash flows.

If demand for our higher-end, higher margin manufacturing services does not improve, our future gross margins and operating results may be lower than expected.

      Before the recent economic downturn in the communications sector, sales of our services to OEMs in this sector accounted for a substantially greater portion of our net sales and earnings than in recent periods. As a result of reduced sales to OEMs in the communications sector, our gross margins have declined because the services that we provided to these OEMs often were more complex, thereby generating higher margins, than those that we provided to OEMs in other sectors of the electronics industry. For example, communications OEMs often required us to manufacture printed circuit boards with more than 20 layers. In addition, a greater percentage of our net sales in recent periods has been derived from sales of personal computers. Margins on personal computers are typically lower than margins that we have historically realized in communication products. Personal computer OEMs are continuing to seek price decreases from us and other EMS companies and competition for this business remains intense. This price competition could adversely affect our gross margins. If demand for our higher-end, higher margin manufacturing services does not improve in the future, our gross margins and operating results in future periods may be lower than expected.

Our operating results are subject to significant uncertainties.

      Our operating results are subject to significant uncertainties, including the following:

•	economic conditions in the electronics industry;

•	the timing of orders from major customers and the accuracy of their forecasts;

•	the timing of expenditures in anticipation of increased sales, customer product delivery requirements and shortages of components or labor;

•	the mix of products ordered by and shipped to major customers as high volume and low complexity manufacturing services typically have lower gross margins than more complex and lower volume services;

•	the degree to which we are able to utilize our available manufacturing capacity;

•	our ability to effectively plan production and manage our inventory and fixed assets;

•	pricing and other competitive pressures;

•	seasonality in customers’ product requirements;

•	fluctuations in component prices;

•	component shortages, which could cause us to be unable to meet customer delivery schedules; and

•	new product development by our customers.

      A significant portion of our operating expenses is relatively fixed in nature, and planned expenditures are based, in part, on anticipated orders, which are difficult to estimate because of the current downturn in the electronics industry. If we do not receive anticipated orders as expected, our operating results will be adversely impacted. Moreover, our ability to reduce our costs as a result of current or future restructuring efforts may be limited because consolidation of operations can be costly and a lengthy process to complete.

We generally do not obtain long-term volume purchase commitments from customers, and, therefore, cancellations, reductions in production quantities and delays in production by our customers could adversely affect our operating results.

      We generally do not obtain firm, long-term purchase commitments from our customers. Customers may cancel their orders, reduce production quantities or delay production for a number of reasons. Many of our customers recently have experienced significant decreases in demand for their products and services. The uncertain economic conditions in several of the markets in which our customers operate have prompted some of our customers to cancel orders, delay the delivery of some of the products that we manufacture or place purchase orders for fewer products than we previously anticipated. Even when our customers are contractually obligated to purchase products from us, we may be unable or, for other business reasons, choose not to enforce our contractual rights. Cancellations, reductions or delays of orders by customers would:

•	adversely affect our operating results by reducing the volumes of products that we manufacture for our customers;

•	delay or eliminate recoupment of our expenditures for inventory purchased in preparation for customer orders; and

•	lower our asset utilization, which would result in lower gross margins.

      In addition, customers may require that we transfer the manufacture of their products from one facility to another to achieve cost reductions and other objectives. These transfers may result in increased costs to us due to resulting facility downtime or less than optimal utilization of our manufacturing capacity.

We rely on a small number of customers for a substantial portion of our net sales, and declines in sales to these customers could adversely affect our operating results.

      Sales to our 10 largest customers accounted for 67.3% of our net sales in the quarter ending March 29, 2003 and our two largest customers International Business Machines Corporation, or IBM, and Hewlett Packard Company, or HP, each accounted for 10% or more of our net sales for the quarter. We depend upon the continued growth, viability and financial stability of our customers, substantially all of which operate in an environment characterized by rapid technological change, short product life cycles, consolidation, and pricing and margin pressures. We expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenue. Consolidation among our customers may further concentrate our business in a limited number of customers and expose us to increased risks relating to dependence on a small number of customers. In addition, a significant reduction in sales to any of our large customers or significant pricing and margin pressures exerted by a key customer, would adversely affect our operating results. In the past, some of our large customers have significantly reduced or delayed the volume of manufacturing services ordered from us. We cannot assure you that present or future large customers will not terminate their manufacturing arrangements with us or significantly change, reduce or delay the amount of manufacturing services ordered from us, any of which would adversely affect our operating results.

If our business does not improve or declines, we may further restructure our operations, which may adversely affect our financial condition and operating results.

      In recent periods, we have announced two major restructuring plans as a result of the slowdown in the global electronics industry and the worldwide economy, as well as in connection with a number of our acquisitions. Prior to the end of fiscal 2002, we announced a phase one restructuring plan which contemplated aggregate cash and non-cash restructuring costs totaling approximately $730.0 million. As of March 29, 2003, the activities anticipated pursuant to this plan are substantially complete. In October 2002, we announced a phase two restructuring plan, which was approved by management in the fourth quarter of fiscal 2002, of up to $250.0 million of both cash and non-cash restructuring charges as a result of the continued slowdown in the EMS industry. We expect to incur up to approximately $150 million of restructuring costs pursuant to this new phase two restructuring plan in future periods. We cannot be certain as to the actual amount of these restructuring charges or the timing of their recognition for financial reporting purposes. We may need to take additional restructuring charges in the future if our business does not improve or declines or if the expected benefits of recently completed and currently planned restructuring activities do not materialize. These benefits may not materialize if we incur unanticipated costs in closing facilities or transitioning operations from closed facilities to other facilities or if customers cancel orders as a result of facility closures. If we are unsuccessful in implementing our restructuring plans, we may experience disruptions in our operations and higher ongoing costs, which may adversely affect our operating results.

If we are unable to purchase the operations of electronics industry OEMs or negotiate favorable long-term supply agreements with the divesting OEMs, our business may be adversely affected.

      To continue to expand our business, we expect to pursue opportunities to acquire operations being divested by OEMs. We expect that competition for these divestiture transactions among EMS companies will be intense because these transactions typically enable the acquirer to enter into significant long-term supply arrangements with the divesting OEM. The pricing of manufacturing services in OEM divestiture transactions may be less favorable to us than in typical contractual relationships because of the long-term nature of these supply arrangements or an OEM’s desire to reduce manufacturing costs. In addition, because these transactions often involve existing customers, they can present difficult managerial and organizational challenges, particularly with respect to excess inventory, excess capacity and other aspects of our customer relationships. If we enter into new OEM asset divestiture transactions, our gross and operating margins may be reduced as a result of both the pricing structure as well as costs associated with excess inventory and capacity. Our future operating results could be adversely affected if we do not obtain a significant portion of the divestiture transactions that we pursue.

We are subject to intense competition in the EMS industry, and our business may be adversely affected by these competitive pressures.

      The EMS industry is highly competitive. We compete on a worldwide basis to provide electronics manufacturing services to OEMs in the communications, high-end computing, personal computing, aerospace and defense, medical, industrial controls and multimedia sectors. Our competitors include major global EMS providers such as Celestica, Inc., Flextronics International Ltd., Jabil Circuit, Inc., and Solectron Corporation, as well as smaller EMS companies that often have a regional or product, service or industry specific focus. Some of these companies have greater manufacturing and financial resources than we do. We also face competition from current and potential OEM customers, who may elect to manufacture their own products internally rather than outsource the manufacturing to EMS providers.

      We expect competition to intensify further as more companies enter markets in which we operate and the OEMs we serve continue to consolidate. To remain competitive, we must continue to provide technologically advanced manufacturing services, high quality service, flexible and reliable delivery schedules, and competitive prices. Our failure to compete effectively could adversely affect our business and results of operations.

Consolidation in the electronics industry may adversely affect our business.

      In the current economic climate, consolidation in the electronics industry may increase as companies combine to achieve further economies of scale and other synergies. Consolidation in the electronics industry could result in an increase in excess manufacturing capacity as companies seek to divest manufacturing operations or eliminate duplicative product lines. Excess manufacturing capacity has increased, and may continue to increase, pricing and competitive pressures for the EMS industry as a whole and for us in particular. Consolidation could also result in an increasing number of very large electronics companies offering products in multiple sectors of the electronics industry. The significant purchasing power and market power of these large companies could increase pricing and competitive pressures for us. If one of our customers is acquired by another company that does not rely on us to provide services and has its own production facilities or relies on another provider of similar services, we may lose that customer’s business. Any of the foregoing results of industry consolidation could adversely affect our business.

Our failure to comply with applicable environmental laws could adversely affect our business.

      We are subject to various federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, discharge and disposal of hazardous substances and wastes in the ordinary course of our manufacturing operations. We also are subject to laws and regulations governing the recyclability of products, the materials that may be included in products, and the obligations of a manufacturer to dispose of these products after end users are done using them. If we violate environmental laws, we may be held liable for damages and the costs of remedial actions and may be subject to revocation of permits necessary to conduct our businesses. We cannot assure you that we will not violate environmental laws and regulations in the future as a result of our inability to obtain permits, human error, equipment failure or other causes. Any permit revocations could require us to cease or limit production at one or more of our facilities, which could adversely affect our business, financial condition and operating results. Although we estimate our potential liability with respect to violations or alleged violations and reserve for such liability, we cannot assure you that any reserves will be sufficient to cover the actual costs that we incur as a result of these violations or alleged violations. Our failure to comply with applicable environmental laws and regulations could limit our ability to expand facilities or could require us to acquire costly equipment or to incur other significant expenses to comply with these laws and regulations.

      Over the years, environmental laws have become, and in the future may become, more stringent, imposing greater compliance costs and increasing risks and penalties associated with violations. We operate in several environmentally sensitive locations and are subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes in or restrictions on discharge limits, emissions levels, permitting requirements and material storage or handling could require a higher than anticipated level of operating expenses and capital investment or, depending on the severity of the impact of the foregoing factors, costly plant relocation.

We are potentially liable for contamination of our current and former facilities, including those of the companies we have acquired, which could adversely affect our business and operating results in the future.

      We are potentially liable for contamination at our current and former facilities, including those of the companies we have acquired. These liabilities include ongoing investigation and remediation activities at a number of sites, including our facilities located in Irvine, California (acquired as part of our acquisition of Elexsys), Owego, New York (a current facility of our Hadco subsidiary), Derry, New Hampshire (a current facility of our Hadco subsidiary) and Fort Lauderdale, Florida (a former facility of our Hadco subsidiary). Currently, we are unable to anticipate whether any third-party claims will be brought against us for the existence of such contamination. There can be no assurance that third-party claims will not arise and will not result in material liability to us. In addition, there are several sites, including our facilities in Wilmington, Massachusetts, Clinton, North Carolina, Brockville, Ontario and Gunzenhausen, Germany that are known to have groundwater contamination caused by a third party, and that third party has provided indemnity to us for the liability. Although we cannot guarantee you that we will not incur liability for clean-up costs or expenses at any of these sites, we have no reason to believe that such liability will occur and that it will be material to our business position.

Our key personnel are critical to our business, and we cannot assure you that they will remain with us.

      Our success depends upon the continued service of our executive officers and other key personnel. Generally, these employees are not bound by employment or non-competition agreements. We cannot assure you that we will retain our officers and key employees, particularly our highly skilled design, process and test engineers involved in the manufacture of existing products and development of new products and processes. The competition for these employees is intense. In addition, if Jure Sola, co-chairman and chief executive officer, Randy Furr, president and chief operating officer, or one or more of our other executive officers or key employees, were to join a competitor or otherwise compete directly or indirectly with us or otherwise be unavailable to us, our business, operating results and financial condition could be adversely affected.

We are subject to risks arising from our international operations.

      We conduct our international operations in Asia, Latin America, Canada and Europe and we continue to consider additional opportunities to make foreign acquisitions and construct new foreign facilities. We generated approximately 61.9% of our net sales from non-U.S. operations during the second quarter of fiscal 2003, and a significant portion of our manufacturing material was provided by international suppliers during this period. As a result of our international operations, we are affected by economic and political conditions in foreign countries, including:

•	the imposition of government controls;

•	export license requirements;

•	political and economic instability;

•	trade restrictions;

•	changes in tariffs;

•	labor unrest and difficulties in staffing;

•	coordinating communications among and managing international operations;

•	fluctuations in currency exchange rates;

•	increases in duty rates;

•	earnings expatriation restrictions;

•	difficulties in obtaining export licenses;

•	misappropriation of intellectual property; and

•	constraints on our ability to maintain or increase prices.

      To respond to competitive pressures and customer requirements, we may further expand internationally in lower cost locations, particularly in Asia, Eastern Europe and Latin America. If we pursue expansion in these locations, we may incur additional capital expenditures. We cannot assure you that we will realize the anticipated strategic benefits of our international operations or that our international operations will contribute positively to, and not adversely affect, our business and operating results.

      In addition, the continuing threat of severe acute respiratory syndrome (“SARS”) may adversely impact our business, particularly in China and Southeast Asia. To date, SARS has not had a material adverse effect on our business. However, future spreading of SARS as well as travel and other restrictions imposed to combat SARS may adversely affect us.

We may encounter difficulties completing or integrating our acquisitions and expanding our operations, which could adversely affect our operating results.

      For the past several years, we have pursued a strategy of growth through acquisitions. These transactions have involved acquisitions of entire companies and acquisitions of selected assets from electronics industry OEMs. These assets typically consist primarily of equipment, inventory and, in certain cases, facilities or facility leases. OEM asset divestiture transactions also typically involve our entering into new supply agreements with OEMs. Acquisitions and other expansion of our operations may involve difficulties, including:

•	integrating acquired operations and businesses;

•	allocating management resources;

•	scaling up production and coordinating management of operations at new sites;

•	managing and integrating operations in geographically dispersed locations;

•	maintaining customer, supplier or other favorable business relationships of acquired operations and restructuring or terminating unfavorable relationships;

•	integrating the acquired company’s systems into our management information systems;

•	addressing unforeseen liabilities of acquired businesses;

•	lack of experience operating in the geographic market or industry sector of the business acquired;

•	improving and expanding our management information systems to accommodate expanded operations; and

•	losing key employees of acquired operations.

      Any of these factors could prevent us from realizing the anticipated benefits of the acquisition or expansion, including operational synergies, economies of scale and increases in the value of our business. Our failure to realize the anticipated benefits of acquisitions or expansions could adversely affect our business and operating results.

      Future acquisitions may also result in dilutive issuances of equity securities, the incurrence of additional debt, restructuring charges relating to consolidation of operations and the creation of goodwill and other intangible assets that could result in amortization expense or impairment charges, any of which could adversely affect our operating results.

If we are unable to protect our intellectual property or infringe or are alleged to infringe another person’s intellectual property, our operating results may be adversely affected.

      We rely on a combination of copyright, patent, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology. Our inability to protect our intellectual property rights could diminish or eliminate the competitive advantages that we derive from our proprietary technology.

      We may become involved in litigation in the future to protect our intellectual property or because others may allege that we infringe on their intellectual property. These claims and any resulting lawsuit could subject us to significant liability for damages and invalidate our proprietary rights. In addition, these lawsuits, regardless of their merits, likely would be time consuming and expensive to resolve and would divert management’s time and attention. Any potential intellectual property litigation alleging our infringement of a third-party’s intellectual property also could force us or our customers to:

•	stop producing products that use the challenged intellectual property;

•	obtain from the owner of the infringed intellectual property a license to sell the relevant technology at an additional cost, which license may not be available on reasonable terms, or at all; and

•	redesign those products or services that use the infringed technology.

We and the customers we serve are vulnerable to technological changes in the electronics industry.

      Our customers are primarily OEMs in the communications, high-end computing, personal computing, aerospace and defense, medical, industrial controls and multimedia sectors. These industry sectors, and the electronics industry as a whole, are subject to rapid technological change and product obsolescence. If our customers are unable to develop products that keep pace with the changing technological environment, our customers’ products could become obsolete, and the demand for our services could decline significantly. In addition, our customers may discontinue or modify products containing components that we manufacture, or develop products requiring new manufacturing processes. If we are unable to offer technologically advanced, easily adaptable and cost effective manufacturing services in response to changing customer requirements, demand for our services will decline. If our customers terminate their purchase orders with us or do not select us to manufacture their new products, our operating results could be adversely affected.

We may experience component shortages, which could cause us to delay shipments to customers and reduce our revenue and operating results.

      In the past from time to time, a number of components purchased by us and incorporated into assemblies and subassemblies produced by us have been subject to shortages. These components include application-specific integrated circuits, capacitors and connectors. Unanticipated component shortages have prevented us from making scheduled shipments to customers in the past and may do so in the future. Our inability to make scheduled shipments could cause us to experience a shortfall in revenue, increase our costs and adversely affect our relationship with the affected customer and our reputation generally as a reliable service provider. Component shortages may also increase our cost of goods sold because we may be required to pay higher prices for components in short supply and redesign or reconfigure products to accommodate substitute components. As a result, component shortages could adversely affect our operating results for a particular period due to the resulting revenue shortfall and increased manufacturing or component costs.

If we manufacture products containing design or manufacturing defects, or if our manufacturing processes do not comply with applicable statutory and regulatory requirements, demand for our services may decline and we may be subject to liability claims.

      We manufacture products to our customers’ specifications, and, in some cases, our manufacturing processes and facilities may need to comply with applicable statutory and regulatory requirements. For example, medical devices that we manufacture, as well as the facilities and manufacturing processes that we use to produce them, are regulated by the Food and Drug Administration. In addition, our customers’ products and the manufacturing processes that we use to produce them often are highly complex. As a result, products that we manufacture may at times contain design or manufacturing defects, and our manufacturing processes may be subject to errors or not in compliance with applicable statutory and regulatory requirements. Defects in the products we manufacture, whether caused by a design, manufacturing or component failure or error, or deficiencies in our manufacturing processes, may result in delayed shipments to customers or reduced or cancelled customer orders. If these defects or deficiencies are significant, our business reputation may also be damaged. The failure of the products that we manufacture or our manufacturing processes and facilities to comply with applicable statutory and regulatory requirements may subject us to legal fines or penalties and, in some cases, require us to shut down or incur considerable expense to correct a manufacturing program or facility. In addition, these defects may result in liability claims against us. The magnitude of such claims may increase as we expand our medical, automotive, and aerospace and defense manufacturing services because defects in medical devices, automotive components, and aerospace and defense systems could seriously harm users of these products. Even if our customers are responsible for the defects, they may not, or may not have the resources to, assume responsibility for any costs or liabilities arising from these defects.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

      This prospectus contains or incorporates by reference forward-looking statements. These statements relate to our expectations for future events and time periods. Generally, the words “anticipate,” “expect,” “intend” and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements because of a variety of factors, including the risks described under “Risks Factors” in this prospectus. We disclaim any intention or obligation to update or revise any forward-looking statements contained in or incorporated by reference into this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

      The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the original notes. We will not receive any cash proceeds from the issuance of the exchange notes. The original notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness.

      The net proceeds from the offering of the sale of the original notes in the initial private placement and our senior secured credit facility were approximately $994.0 million in the aggregate after deducting the discounts and estimated expenses of the offering and the related discounts and transaction costs of our senior secured credit facility. We used a portion of the net proceeds from the sale of the original notes and our senior secured credit facility to repay our debt under the old credit facility and repay the outstanding balance under our old receivables securitization facility. We plan to use the remaining proceeds to refinance or restructure our other debt, to fund the further expansion of our business, and for additional working capital, capital expenditures and general corporate purposes.

      The debt repaid under the old credit facility bore interest at a variable rate based on a defined bank rate, which was 4.75% per year as of September 28, 2002. As of September 28, 2002, the balance under the old receivables securitization facility bore an effective interest rate of 2.56% per year.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

      The following unaudited pro forma combined condensed statement of operations gives effect to the SCI Acquisition using the purchase method of accounting, as required by Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under this method of accounting, we have allocated the purchase price of the SCI Acquisition to the fair value of the assets of operations acquired and liabilities assumed, including goodwill.

      The unaudited pro forma combined condensed statement of operations is based on our consolidated financial statements and accompanying notes which are included in this prospectus and SCI’s historical consolidated financial statements. The unaudited pro forma combined condensed statement of operations gives effect to the SCI Acquisition as if it occurred on September 30, 2001. SCI’s results of operations are included in our statements of operations from December 3, 2001, the close of the accounting period nearest to the acquisition date of December 6, 2001.

      Sanmina and SCI incurred direct transaction costs of approximately $21.0 million and $29.8 million, respectively, in connection with the acquisition. Our direct transaction costs have been included in the total purchase cost for accounting purposes. SCI charged its direct transaction costs to operations in the fiscal period ended December 2, 2001. There can be no assurance that the combined company will not incur additional charges in subsequent quarters relating to costs associated with the SCI Acquisition.

      The pro forma data is not necessarily indicative of the actual results that might have occurred had the SCI Acquisition occurred at the beginning of fiscal 2002 nor is it necessarily indicative of the future operating results of the combined company. While presented with numerical specificity, based on assumptions considered reasonable by management when taken as a whole, the unaudited pro forma financial data are for illustrative purposes only and are necessarily speculative in nature. We believe that the pro forma data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information.

      The unaudited pro forma combined condensed statement of operations should be read in conjunction with our consolidated financial statements and the related notes thereto which are included in this prospectus and SCI’s consolidated financial statements and the related notes thereto which have been previously filed with the SEC.

SANMINA AND SCI

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR FISCAL 2002

	Historical

	Sanmina-SCI	SCI
	Fiscal Year Ended	Two Months Ended	Pro Forma
	September 28, 2002	December 2, 2001	Adjustments		Combined

	(In thousands, except per share data)
Net sales	$8,761,630	$1,275,766	$—		$10,037,396
Cost of sales	8,386,929	1,287,838	—		9,674,767

Gross profit	374,701	(12,072)	—		362,629
Operating expenses:
Selling, general and administrative	287,625	38,214	253	(A)	326,092
Amortization of goodwill and intangibles	5,757	1,000	(1,000	)(B)	5,757
Goodwill impairment and write down of intangible assets	2,670,000	—	—		2,670,000
Merger and integration costs	3,707	29,802	—		33,509
Restructuring costs	171,795	101,092	—		272,887

Total operating expenses	3,138,884	170,108	(747)		3,308,245

Operating income (loss)	(2,764,183)	(182,180)	747		(2,945,616)
Other income (expense):
Interest income	25,292	422	—		25,714
Interest expense	(97,833)	(15,527)	—		(113,360)
Other income (expense)	21,832	(77)	—		21,755

Other income (expense), net	(50,709)	(15,182)	—		(65,891)

Loss before provision (benefit) for income taxes	(2,814,892)	(197,362)	747		(3,011,507)
Provision (benefit) for income taxes	(118,139)	(51,350)	42	(C)	(169,447)

Net loss	$(2,696,753)	$(146,012)	$705		$(2,842,060)

Loss per share:
Basic					$(5.48	)(D)
Diluted					$(5.48	)(D)
Shares used in computing per share amounts:
Basic					518,670	(D)
Diluted					518,670	(D)

See accompanying notes to unaudited pro forma combined condensed statement of operations.

NOTES TO UNAUDITED PRO FORMA COMBINED

CONDENSED STATEMENT OF OPERATIONS

      On December 6, 2001, we acquired SCI in a transaction whereby SCI merged with one of our wholly owned subsidiaries and SCI became one of our wholly owned subsidiaries. Under the terms of the SCI Acquisition, SCI stockholders received 1.36 shares of our common stock for each share of SCI common stock. In addition, we issued options to purchase shares of our common stock in exchange for each issued and outstanding SCI option. The transaction was accounted for as a purchase business combination. The purchase price was allocated as follows:

(In thousands)
Net tangible assets acquired	$119,783
Deferred compensation related to options	4,562
Goodwill	4,286,646

Total purchase price	$4,410,991

      The total purchase price of approximately $4.4 billion consisted of approximately 200.6 million shares of our common stock with a fair value of approximately $4.2 billion, 13.0 million vested and unvested stock options with a fair value of $203.0 million, of which approximately $4.6 million was recorded as deferred compensation related to the intrinsic value of the unvested options, and direct transaction costs of $21.0 million. The value of the 200.6 million shares of our common stock used to acquire SCI was based on a per share price of $20.87. This per share price of our common stock was determined as the average closing market price for the five trading days ending July 17, 2001 (which encompasses a period of a few business days each before and after the merger was announced). The fair value of the SCI common stock options that we assumed was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

•	risk-free interest rate of 4.48%;

•	expected life of four years;

•	expected dividend rate of 0%; and

•	volatility of 105%.

      Our direct transaction costs of $21.0 million consisted primarily of fees for investment bankers, attorneys, accountants, filing costs and financial printing. We have recorded $4.3 billion related to goodwill, of which $1.2 billion is related to domestic operations and $3.1 billion is related to international operations. Of the $4.3 billion recorded for goodwill, the majority is not deductible for tax purposes.

      During the fourth quarter of fiscal 2002, we recorded a goodwill impairment loss of $299.0 million for the domestic reporting unit and $2.4 billion for the international reporting unit, or a total of $2.7 billion. The impairment loss resulted from the extended decline in the electronics industry and the communications sector in particular, which reduced the estimated fair values of the reporting units below their respective carrying values. We cannot assure you that future goodwill impairment tests will not result in further impairment charges.

      The purchase price was allocated to the tangible assets acquired and liabilities assumed on the basis of their respective estimated fair values on the acquisition date. The allocations above were based on management’s estimate of the fair value for purchase accounting purposes at the date of acquisition. The purchase price allocation also includes adjustments to net tangible assets for the closing and consolidation of SCI facilities as a result of the SCI Acquisition. Estimates of fair values were refined during fiscal 2002 and the corresponding adjustments were made to the purchase price allocation.

(1) Unaudited Pro Forma Combined Condensed Statement of Operations

      The pro forma combined condensed statement of operations gives effect to the SCI Acquisition as if it had occurred on September 30, 2001. Our consolidated statement of operations for fiscal 2002 has been combined with SCI’s consolidated statement of operations for the two months ended December 2, 2002. SCI’s results of operations are included in our statements of operations from December 3, 2001, the close of the accounting period nearest to the acquisition date of December 6, 2001. SCI’s net sales for the four-day period between December 3 and December 6 were approximately $91.0 million.

      The following adjustments have been reflected in the unaudited pro forma combined condensed statement of operations:

(A)	To record the amortization of deferred compensation for the months of October and November 2001 associated with the intrinsic value of unvested SCI options assumed by us. Deferred compensation represents a portion of the estimated intrinsic value of unvested SCI stock options assumed by us in the SCI Acquisition to the extent that service is required after the closing date of the SCI Acquisition in order to vest. In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB No. 25. This Interpretation, which was effective as of July 1, 2000, results in compensation charges over the remainder of the options’ vesting periods. We are amortizing the value assigned to deferred compensation of approximately $4.6 million over an average remaining vesting period of three years. The estimated deferred compensation amount of $4.6 million was determined based on converting the estimated number of unvested options to purchase SCI common stock at December 6, 2001 into options to purchase our common stock subject to the same terms and conditions as were applicable prior to the effective time of the SCI Acquisition, adjusted based on the exchange ratio. The product of the market price less exercise prices multiplied by the number of converted unvested options multiplied by the fraction 3/4 (representing the average remaining service period divided by the average vesting period at issuance) equals $4.6 million.

(B)	To remove amortization of historical identifiable intangible assets previously recorded by SCI.

(C)	To record the tax effect of the removal of SCI amortization of historical goodwill and the amortization of the deferred compensation related to SCI assumed options. The tax rate used to record the tax effect of these adjustments was the weighted average combined effective tax rate for the two companies for the applicable period.

(D)	Basic pro forma combined earnings (loss) per share (EPS) was computed by dividing pro forma combined net loss by the weighted average number of shares of common stock outstanding for the period presented. Diluted pro forma combined EPS for the period presented includes dilutive common stock equivalents, if any, using the treasury stock method. The number of shares issued as consideration for the SCI Acquisition is based on an exchange ratio of SCI stock to our stock of 1.36.

      A reconciliation of the pro forma combined net loss and pro forma weighted average number of shares used for the dilutive earnings (loss) per share computations for the period presented is as follows:

Fiscal 2002

(In thousands,
except per share
amounts)
Net loss	$(2,842,060)
Interest expense, net of tax, related to convertible subordinated debt (if dilutive)	—

Loss for calculating loss per share	$(2,842,060)

Weighted average number of shares outstanding during the period	518,670
Weighted average number of shares for stock options outstanding during the period	—
Weighted average number of shares if convertible subordinated debt were converted	—

Weighted average number of shares	518,670

Diluted loss per share	$(5.48)

      For fiscal 2002, 39,297,434 potentially dilutive shares from the conversion of the convertible subordinated debt were not included in the computation of diluted earnings per share because the effect would be anti-dilutive. All stock options were anti-dilutive due to the net loss in fiscal 2002.

SELECTED CONSOLIDATED FINANCIAL DATA

      The consolidated statement of operations data for each of the five fiscal years in the period ended September 28, 2002, and the consolidated balance sheet data at the end of these fiscal years, has been derived from our audited consolidated financial statements. Our audited consolidated financial statements for fiscal 1998 and fiscal 1999 have been restated to give effect to pooling of interests business combinations that occurred in subsequent periods and the restated audited consolidated financial statements for fiscal 1998 have not been filed in full with the SEC. Our audited consolidated financial statements for fiscal 2000, fiscal 2001 and fiscal 2002 have been included in or incorporated by reference in this prospectus. Our statement of operations for fiscal 2002 includes the operating results of SCI from December 3, 2001, the close of the accounting period nearest to the acquisition date of December 6, 2001. The selected consolidated statement of operations data below for the six month periods ended March 30, 2002 and March 29, 2003, and the selected consolidated balance sheet data as of March 29, 2003, have been derived from the unaudited condensed consolidated financial statements of Sanmina-SCI that are included herein. In the opinion of management, such unaudited quarterly financial data contains all adjustments necessary for the fair presentation of our financial position and results of operations as of and for such periods. Operating results for the six months ended March 29, 2003 are not necessarily indicative of results that may be expected for future periods. Also included below is selected unaudited pro forma statements of operations data for fiscal 2002. The pro forma financial data gives effect to the SCI Acquisition as if it occurred on September 30, 2001.

	Fiscal Year Ended

	September 30,	October 2,	September 30,	September 29,	September 28,
	1998	1999	2000	2001	2002

			(In thousands)
Consolidated Statement of Operations Data:
Net sales	$2,171,427	$2,620,623	$4,239,102	$4,054,048	$8,761,630
Cost of sales	1,809,107	2,186,120	3,562,430	3,512,579	8,386,929

Gross profit	362,320	434,503	676,672	541,469	374,701
Operating expenses:
Selling, general and administrative	155,181	174,149	235,720	239,683	287,625
Amortization of goodwill and intangibles	13,974	16,476	23,545	26,350	5,757
Goodwill impairment and write down of intangible assets	2,516	11,400	8,750	40,308	2,670,000 (1)
Merger and integration costs	—	5,479	19,863	12,523	3,707
Restructuring costs(2)	8,481	29,965	27,338	159,132	171,795
Write-off of acquired in-process research and development	63,050	—	—	—	—

Total operating expenses	243,202	237,469	315,216	477,996	3,138,884

Operating income (loss)	119,118	197,034	361,456	63,473	(2,764,183)
Interest income	8,024	16,576	42,693	72,333	25,292
Interest expense	(33,370)	(43,064)	(46,796)	(55,218)	(97,833)
Other income (expense)	2,376	(1,179)	(7,382)	2,204	21,832

Other income (expense), net	(22,970)	(27,667)	(11,485)	19,319	(50,709)

Income (loss) before provision for income taxes	96,148	169,367	349,971	82,792	(2,814,892)
Provision (benefit) for income taxes	56,963	64,651	139,877	42,346	(118,139)

Net income (loss)	$39,185	$104,716	$210,094	$40,446	$(2,696,753)

	Pro Forma	Six Months Ended

	September 28,	March 30,	March 29,
	2002	2002	2003

	(Unaudited)	(Unaudited)	(Unaudited)

	(In thousands)
Consolidated Statement of Operations Data:
Net sales	$10,037,396	$3,541,702	$4,980,514
Cost of sales	9,674,767	3,386,412	4,766,834

Gross profit	362,629	155,290	213,680

Operating expenses:
Selling, general and administrative	326,092	130,595	160,517
Amortization of goodwill and intangibles	5,757	2,729	3,237
Goodwill impairment and write down of intangible assets	2,670,000 (1)	—	—
Merger and integration costs	33,509	—	6,359
Restructuring costs(2)	272,887	114,588	74,042

Total operating expenses	3,308,245	247,912	244,155

Operating income (loss)	(2,945,616)	(92,622)	(30,475)
Interest income	25,714	19,701	10,826
Interest expense	(113,360)	(48,400)	(61,861)
Other income (expense)	21,755	(2,489)	22,809

Other income (expense), net	(65,891)	(31,188)	(28,226)

Income (loss) before provision for income taxes	(3,011,507)	(123,810)	(58,701)
Provision (benefit) for income taxes	(169,447)	(39,273)	(19,371)

Net income (loss)	$(2,842,060)	$(84,537)	$(39,330)

	As of

	September 30,	October 2,	September 30,	September 29,	September 28,	March 29,
	1998	1999	2000	2001	2002	2003

						(unaudited)
	(In thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$194,226	$467,738	$1,263,550	$1,388,391	$1,163,674	$1,394,882
Net working capital	444,308	764,877	1,913,617	2,090,956	2,105,049	2,547,886
Total assets	1,601,339	2,124,809	3,835,600	3,640,331	7,518,057	7,819,513
Total debt	444,672	705,559	1,217,705	1,234,408	2,241,230	2,450,476
Stockholders’ equity	726,884	886,455	1,758,793	1,840,980	3,414,715	3,400,703

(1)	During fiscal 2002, we recorded an impairment loss of approximately $2.7 billion in connection with the annual impairment test pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” which requires that companies no longer amortize goodwill but instead test for impairment at least annually. As of September 28, 2002, the remaining carrying value of goodwill was approximately $2.1 billion. There can be no assurance that future goodwill impairment tests will not result in further impairment charges.

(2)	We recognize restructuring costs related to our plans to exit certain activities resulting from the identification of duplicative and excess manufacturing and administrative facilities that we choose to close or consolidate. In connection with our exit activities, we record restructuring charges for employee termination costs, long-lived asset impairments, costs related to leased facilities to be abandoned or subleased, and other exit-related costs. These charges were incurred pursuant to formal plans developed by management and accounted for in accordance with Emerging Issues Task Force Issue No. (“EITF”) 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)” and EITF 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.”

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

      On December 23, 2002, we sold $750.0 million in aggregate principal amount at maturity of the original notes in a private placement. The original notes were sold to the initial purchasers who in turn resold the notes to a limited number of “Qualified Institutional Buyers,” as defined under the Securities Act, and to non-U.S. persons in transactions outside the United States in reliance on Regulation S of the Securities Act. In connection with the sale of the original notes, we, the notes guarantors and the initial purchasers entered into a registration rights agreement. Under the registration rights agreement, we and the notes guarantors have agreed to file a registration statement regarding the exchange of the original notes for the exchange notes which are registered under the Securities Act. We have also agreed to use our reasonable efforts to cause the registration statement to become effective with the SEC and to conduct this exchange offer. For a more detailed explanation of our obligations under the registration rights agreement, see the section entitled “Description of Notes — Exchange Offer; Registration Rights.”

      We are making the exchange offer to comply with our obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

      In order to participate in the exchange offer, you must represent to us, among other things, that:

•	you are acquiring the exchange notes in the exchange offer in the ordinary course of your business;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

•	you do not have any arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	you are not a broker-dealer tendering original notes acquired directly from us for your own account; and

•	you are not one of our “affiliates,” as defined in Rule 405 of the Securities Act.

Resale of the Exchange Notes

      Based on a previous interpretation by the Staff of the SEC set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley & Co. Incorporated (available June 5, 1991), we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you, except if you are an affiliate of us, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the representations set forth in “— Purpose and Effect of the Exchange Offer” apply to you.

      If:

•	you are a broker-dealer; or

•	you acquire exchange notes in the exchange offer for the purpose of distributing or participating in the distribution of the exchange notes,

you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

      Each broker-dealer that receives exchange notes for its own account in exchange for private notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of exchange notes received in exchange for private notes which the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer. The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of original notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction.

Terms of the Exchange Offer

      This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept original notes for exchange which are properly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date for this exchange offer is 5:00 p.m., New York City time, on                     , 2003, or such later date and time to which we, in our sole discretion, extend the exchange offer, subject to applicable law. However, the latest time and date to which we can extend the exchange offer is 5:00 p.m., New York City time, on                     , 2003.

      As of the date of this prospectus, $750.0 million in aggregate principal amount at maturity of the original notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of the original notes on this date. There will be no fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer. However, holders of the original notes must cause their original notes to be tendered by book-entry transfer or tender their certificates for the original notes before the expiration date of the exchange offer in order to participate in the exchange offer.

      The form and terms of the exchange notes being issued in the exchange offer are the same as the form and terms of the original notes except that:

•	the exchange notes being issued in the exchange offer will have been registered under the Securities Act;

•	the exchange notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

•	the exchange notes being issued in the exchange offer will not contain the registration rights and special interest provisions contained in the original notes.

      The exchange notes will evidence the same debt as the original notes and will be issued under the same indenture, so the exchange notes and the original notes will be treated as a single class of debt securities under the indenture.

      Outstanding notes being tendered in the exchange offer must be in integral multiples of $1,000. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered pursuant to the exchange offer.

      We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Original notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the related indenture. Any original notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See “— Consequences of Failure to Exchange.” You do not have any approval or dissenters’ rights under the indenture in connection with the exchange offer.

      We will be deemed to have accepted validly tendered original notes when, as and if we will have given oral or written notice of our acceptance of the validly tendered original notes to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us. If any tendered original notes are not accepted for exchange because of an invalid tender or the occurrence of other events set forth in this prospectus or otherwise, certificates for any unaccepted original notes will be returned, or, in the case of original notes tendered by book-entry transfer, those unaccepted original notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those original notes as promptly as practicable after the expiration date of the exchange offer. See “— Procedures for Tendering.”

      Those who tender original notes in the exchange offer will not be required to pay brokerage commission or fees or, subject to the instruction in the letter of transmittal, transfer taxes with respect to the exchange under the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See “— Fees and Expenses.”

Expiration Date; Extensions, Amendments

      The expiration date is 5:00 p.m., New York City time on                     , 2003, or such later date and time to which we, in our sole discretion, extend the exchange offer, subject to applicable law. However, the latest time and date to which we can extend the exchange offer is 5:00 p.m., New York City time, on                     , 2003.

      In case of an extension of the expiration date of the exchange offer, we will issue a press release or other public announcement no later than 9:00 a.m. Eastern time, on the next business day after the previously scheduled expiration date. Such notification may state that we are extending this exchange offer for a specified period of time, but in no event later than                     , 2003.

Conditions to the Completion of the Exchange Offer

      We may not accept original notes for exchange and may terminate or not complete the exchange offer if:

•	any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating in any manner to the exchange offer is instituted or threatened;

•	any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the exchange offer, any of which would or might restrain, prohibit or delay completion of the exchange offer or impair the contemplated benefits of the exchange offer to us;

•	any of the following occurs and the adverse effect of such occurrence shall, in our reasonable judgment, be continuing:

—	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States;

—	any extraordinary or material adverse change in U.S. financial markets generally, including, without limitation, a decline of at least 10% in either the Dow Jones Industrial Average, the NASDAQ Index or the Standard & Poor’s 500 Index from the date of commencement of the exchange offer;

—	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

—	any limitation, whether or not mandatory, by any governmental entity on, or any other event that would reasonably be expected to materially adversely affect, the extension of credit by banks or other lending institutions;

—	a commencement of a war or other national or international calamity directly or indirectly involving the United States, which would reasonably be expected to affect materially or adversely, or to delay materially, the completion of the exchange offer; or

—	if any of the situations described above existed at the time of commencement of the exchange offer and that situation deteriorates materially after commencement of the exchange offer.

•	any tender or exchange offer, other than this exchange offer by us, with respect to some or all of our outstanding common stock or any merger, acquisition or other business combination proposal involving us shall have been proposed, announced or made by any person or entity;

•	any event or events occur that have resulted or may result, in our reasonable judgment, in a material adverse change in our business or financial condition; or

•	as the term “group” is used in Section 13(d)(3) of the Exchange Act:

—	any person, entity or group acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the exchange offer;

—	any such person, entity or group which had publicly disclosed such ownership prior to such date shall acquire additional common stock constituting more than 2% of our outstanding shares;

—	any new group shall have formed that beneficially owns more than 5% of our outstanding shares of common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the exchange offer or with such acceptance for exchange of existing notes;

•	any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939;

•	any governmental approval or approval by holders of the original notes has not been obtained if we, in our reasonable judgment, deem this approval necessary for the consummation of the exchange offer; or

•	there occurs a change in the current interpretation by the Staff of the SEC which permits the exchange notes to be issued in the exchange offer to be offered for resale, resold and otherwise transferred by the holders of the exchange notes, other than broker-dealers and any holder which is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes acquired in the exchange offer are acquired in the ordinary course of that holder’s business and that holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes to be issued in the exchange offer.

      If any of the above events occur, we may:

•	terminate the exchange offer and promptly return all tendered original notes to tendering holders;

•	complete and/or extend the exchange offer and, subject to your withdrawal rights, retain all tendered original notes until the extended exchange offer expires;

•	amend the terms of the exchange offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

      We may assert these conditions with respect to the exchange offer regardless of the circumstances giving rise to them. All conditions to the exchange offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived by us before the expiration of the exchange offer. We may waive any condition in whole or in part at any time in our reasonable discretion. Our failure to exercise our rights under any of the above circumstances does not represent a waiver of these rights. Each right is an ongoing right that may be asserted at any time. Any determination by us concerning the conditions described above will be final and binding upon all parties.

      If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the original notes, and we will extend the exchange offer for a period of five to ten business days, as required by applicable law, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Procedures for Tendering

      To effectively tender original notes by book-entry transfer to the account maintained by the exchange agent at DTC, holders of original notes must request a DTC participant to, on their behalf, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance through DTC’s Automated Tender Offer Program (“ATOP”). DTC will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An “agent’s message” is a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the DTC participant tendering original notes on behalf of the holder of such original notes that such DTC participant has received and agrees to be bound by the terms and conditions of the exchange offer as set forth in this prospectus and the related letter of transmittal and that we may enforce such agreement against such participant. A timely confirmation of a book-entry transfer of the original notes into the exchange agent’s account at DTC (a “Book-Entry Confirmation”), pursuant to the book-entry transfer procedures described below, as well as an agent’s message pursuant to DTC’s ATOP system must be mailed or delivered to the exchange agent on or prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

      To effectively tender any original notes held in physical form, a holder of the original notes must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or a facsimile thereof, together with the certificates representing such original notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

      Holders of original notes whose certificates for original notes are not lost but are not immediately available or who cannot deliver their certificates and all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, or who cannot complete the procedures for book-entry transfer on or prior to the expiration date, may tender their original notes according to the guaranteed delivery procedures set forth in “— Guaranteed Delivery Procedures” below.

      The method of delivery of the letter of transmittal, any required signature guarantees, the original notes and all other required documents, including delivery of original notes through DTC, and transmission of an agent’s message through DTC’s ATOP system, is at the election and risk of the tendering holders, and the delivery will be deemed made only when actually received or confirmed by the exchange agent. If original notes are sent by mail, it is suggested that the mailing be registered mail, properly insured, with return receipt requested, made sufficiently in advance of the expiration date, as desired, to permit delivery to the exchange agent prior to 5:00 p.m. on the expiration date. Holders tendering original notes through DTC’s ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such respective date.

      No original notes, agent’s messages, letters of transmittal or other required documents should be sent to us. Delivery of all original notes, agent’s messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

      The tender by a holder of original notes, including pursuant to the delivery of an agent’s message through DTC’s ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

      Holders of original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wish to tender must contact such registered holder promptly and instruct such registered holder how to act on such non-registered holder’s behalf.

      Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a

commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act (each an “eligible institution”) unless the original notes tendered pursuant to the letter of transmittal or a notice of withdrawal are tendered:

•	by a registered holder of original notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible institution.

      If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.

      If the letter of transmittal is signed by a person other than the registered holder, the original notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holders’ name appears on the original notes.

      All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original notes not validly tendered or any original notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of original notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor shall any of them incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

      Although we have no present plan to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any original notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any original notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

      By tendering, each holder will represent to us that, among other things:

•	it is not an affiliate of ours;

•	the person acquiring the exchange notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and

•	neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer.

      If any holder or any such other person is an “affiliate,” as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of exchange notes to be acquired in the exchange offer, that holder or any such other person:

•	may not rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      Each broker-dealer who acquired its original notes as a result of market-making activities or other trading activities, and thereafter receives exchange notes issued for its own account in the exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer

      Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered and will issue exchange notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See “— Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied before we accept any original notes for exchange.

      For each original note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to that of the surrendered original note. As a result, registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the original notes, from December 23, 2002. Original notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the original notes under circumstances relating to the timing of the exchange offer.

      In all cases, we will issue exchange notes in the exchange offer for original notes that are accepted for exchange only after the exchange agent timely receives:

•	certificates for such original notes or a book-entry confirmation of such original notes into the exchange agent’s account at DTC or certificates for such original notes;

•	an agent’s message or a properly completed and duly executed letter of transmittal; and/or

•	any other required documents.

      If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered original notes, or if a holder submits original notes for a greater principal amount than the holder desires to exchange or a holder withdraws original notes, we will return such unaccepted, non-exchanged or withdrawn original note without cost to the tendering holder. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC, such non-exchanged original notes will be credited to an account maintained with DTC. We will return the original notes or have them credited to the DTC account as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

      The exchange agent will establish an account with respect to the original notes at DTC for purposes of this exchange offer. Any financial institution that is a participant in DTC’s ATOP systems may use DTC’s

ATOP procedures to tender original notes. Such participant may make a book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of original notes may be effected through a book-entry transfer at DTC, the letter of transmittal, or facsimile thereof, with any required signature guarantees, or an agent’s message pursuant to the ATOP procedures and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth in this prospectus on or prior to the expiration date of the exchange offer, or the guaranteed delivery procedures described below must be complied with. Delivery of documents to DTC will not constitute valid delivery to the exchange agent.

Guaranteed Delivery Procedures

      If your certificates for original notes are not lost but are not immediately available or you cannot deliver your certificates and any other required documents to the exchange agent on or prior to the expiration date, or you cannot complete the procedures for book-entry transfer on or prior to the expiration date, you may nevertheless effect a tender of your original notes if:

•	the tender is made through an eligible institution;

•	prior to the expiration date of the exchange offer, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a validly completed and duly executed notice of guaranteed delivery, substantially in the form provided with this prospectus, or an agent’s message with respect to guaranteed delivery which:

•	sets forth your name and address and the amount of your original notes tendered;

•	states that the tender is being made thereby; and

•	guarantees that within three NYSE trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered original notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the certificates for all physically tendered original notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

      Tenders of original notes may be properly withdrawn at any time prior 5:00 p.m., New York City time, on the expiration date of the exchange offer.

      For a withdrawal of a tender to be effective, a written notice of withdrawal delivered by hand, overnight by courier or by mail, or a manually signed facsimile transmission, or a properly transmitted “Request Message” through DTC’s ATOP system, must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

•	specify the name of the person that tendered the original notes to be properly withdrawn;

•	identify the original notes to be properly withdrawn, including the principal amount of such original notes;

•	in the case of original notes tendered by book-entry transfer, specify the number of the account at DTC from which the original notes were tendered and specify the name and number of the account at DTC to be credited with the properly withdrawn original notes and otherwise comply with the procedures of such facility;

•	contain a statement that such holder is withdrawing its election to have such original notes exchanged for exchange notes;

•	other than a notice transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which such original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the original notes register the transfer of such original notes in the name of the person withdrawing the tender; and

•	specify the name in which such original notes are registered, if different from the person who tendered such original notes.

      All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, and our determination shall be final and binding on all parties. Any original notes so properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of this exchange offer. No exchange notes will be issued with respect to any withdrawn original notes unless the original notes so withdrawn are later tendered in a valid fashion. Any original notes that have been tendered for exchange but are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, or, in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such original notes will be credited to an account maintained with DTC for the original notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following the procedures described above at any time on or prior to the expiration date of the exchange offer.

Exchange Agent

      U.S. Bank National Association (as successor to State Street Bank & Trust Company of California, N.A.), has been appointed as exchange agent for this exchange offer. Letters of transmittal, agent’s message or request messages through DTC’s ATOP system, notices of guaranteed delivery and all correspondence in connection with this exchange offer should be sent or delivered by each holder of original notes or a beneficial owner’s broker, dealer, commercial bank, trust company or other nominee to the exchange agent at the following address: U.S. Bank National Association, Corporate Trust Services, 180 East Fifth Street, St. Paul, MN 55101, Attention: Paula Oswald, telephone: (213) 362-7338, facsimile: (213) 362-7357. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Delivery or facsimile to a party other than the exchange agent will not constitute valid delivery.

Fees and Expenses

      The expenses of soliciting tenders pursuant to this exchange offer will be paid by us.

      Except as described above, we will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. We will, however, pay the reasonable and customary fees and out-of-pocket expenses of the exchange agent, the trustee, and legal, accounting, and related fees and expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in forwarding copies of this prospectus and related documents to the beneficial owners of the original notes, and in handling or forwarding tenders for exchange.

      We will also pay all transfer taxes, if any, applicable to the exchange of original notes pursuant to this exchange offer. If, however, original notes are to be issued for principal amounts not tendered or accepted for exchange in the name of any person other than the registered holder of the original notes tendered or if tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of original notes pursuant to this exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the consent and letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

      The estimated cash expenses to be incurred in connection with the exchange offer are estimated in the aggregate to be approximately $3.2 million. These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among others.

Consequences of Failure of Exchange Outstanding Securities

      Holders who desire to tender their original notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor us is under any duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange.

      Original notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the original notes and the existing restrictions on transfer set forth in the legend on the original notes set forth in the indenture for the notes. Except in limited circumstances with respect to specific types of holders of original notes, we will have no further obligation to provide for the registration under the Securities Act of such original notes. In general, original notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

      We do not currently anticipate that we will take any action to register the original notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the original notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

      Holders of the exchange notes issued in the exchange offer and any original notes which remain outstanding after completion of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

DESCRIPTION OF NOTES

General

      You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description of notes, the words “Sanmina-SCI,” “we” and “our” refer only to Sanmina-SCI Corporation and not to any of its subsidiaries.

      We issued the original notes under an indenture, dated as of December 23, 2002 (the “indenture”), among us, the notes guarantors and U.S. Bank National Association (as successor to State Street Bank and Trust Company of California, N.A.), as trustee (the “trustee”). We will issue the exchange notes under the same indenture under which we issued the original notes, and the exchange notes will represent the same debt as the original notes for which they are exchanged.

      The indenture is governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The registration rights agreement referred to under the caption “— Exchange Offer; Registration Rights” sets forth the rights holders of the notes have to require us to register their notes with the Securities and Exchange Commission.

      Original notes that remain outstanding after the completion of the exchange offer, together with the exchange notes, will be treated as a single class of securities under the indenture. Otherwise unqualified references herein to “notes” shall, unless the context requires otherwise, include both the original notes and the exchange notes, and all references to specified percentages in aggregate principal amount of the notes shall be deemed to mean, at any time after the exchange offer is completed, such percentage in aggregate principal amount of the original notes and the exchange notes then outstanding.

      The terms of the exchange notes will be substantially identical to the terms of the existing notes, except that the exchange notes:

•	will have been registered under the Securities Act;

•	will not be subject to transfer restrictions applicable to the original notes; and

•	will not have the benefit of the registration rights agreement applicable to the original notes.

      We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as a holder of the notes. Copies of the indenture and the registration rights agreement are available upon request to us at the address indicated under “Available Information.”

Principal, Maturity and Interest

      Sanmina-SCI issued $750 million aggregate principal amount of notes and, subject to compliance with the limitations described under “— Certain Covenants — Limitation on Debt,” Sanmina-SCI may issue an unlimited amount of additional notes at later dates under the indenture (the “additional notes”). Sanmina-SCI can issue the additional notes as part of the same series or as an additional series. Any additional notes that Sanmina-SCI issues in the future will be identical in all respects to the notes that it is issuing now, except that notes issued in the future will have different issuance prices and issuance dates. Sanmina-SCI will issue the notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

      The notes will mature on January 15, 2010.

      Interest on the notes accrues at a rate of 10.375% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2003. Sanmina-SCI will pay interest to those persons who were holders of record of the notes on the January 1 or July 1 immediately preceding each interest payment date.

      Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      The interest rate on the notes will increase under certain circumstances. You should refer to the description under the heading “— Exchange Offer; Registration Rights” for a more detailed description of the circumstances under which the interest rate on the notes will increase. Any interest payable as a result of any such increase in the interest rate is referred to as “special interest.”

Optional Redemption at Specified Prices

      Except as set forth below and as described under “— Optional Redemption with Net Proceeds from an Equity Offering,” the notes will not be redeemable at the option of Sanmina-SCI prior to January 15, 2007. Starting on that date, Sanmina-SCI may redeem all or any portion of the notes, at once or over time, after giving the required notice under the indenture.

      The notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including special interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following redemption prices are for the notes redeemed during the 12-month period commencing on January 15 of the years set forth below, and are expressed as percentages of principal amount:

Year	Redemption Price

2007	105.188%
2008	102.594%
2009 and thereafter	100.000%

      At any time prior to January 15, 2007, Sanmina-SCI may redeem all or any portion of the notes at once or over time, after giving the required notice under the indenture, at a redemption price equal to the sum of:

(a)	the principal amount of the notes to be redeemed, plus

(b)	accrued and unpaid interest and special interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), plus

(c)	the Make-Whole Premium.

      Any notice to holders of the notes of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers’ Certificate delivered to the trustee no later than two business days prior to the redemption date.

Optional Redemption with Net Proceeds from an Equity Offering

      In addition, at any time and from time to time, prior to January 15, 2006, Sanmina-SCI may redeem up to a maximum of 35% of the aggregate principal amount of the notes (including any additional notes) in an amount not to exceed the amount of the net proceeds of one or more Equity Offerings at a redemption price equal to 110.375% of the principal amount of the notes, plus accrued and unpaid interest thereon, including special interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the notes (including any additional notes, but excluding notes held by Sanmina-SCI and its Subsidiaries) remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering upon not fewer than 30 nor more than 60 days prior notice.

Ranking

     Ranking of the Notes

      The notes:

•	are senior debt of Sanmina-SCI;

•	have a security interest in the Collateral securing the notes second to the right of all senior secured debt of Sanmina-SCI having a first priority security interest in the Collateral securing the notes;

•	have a prior interest in the Collateral ahead of all senior unsecured debt of Sanmina-SCI so long as the notes remain secured;

•	are equal in right of payment to all senior secured debt of Sanmina-SCI permitted under the indenture and the Intercreditor Agreement to be secured by a second priority security interest in the Collateral securing the notes so long as the notes remain secured; and

•	are senior in right of payment to all subordinated debt of Sanmina-SCI.

      The notes are designated senior debt for purposes of the Convertible Debentures.

     Ranking of the Notes Guarantees

      Each notes guarantee:

•	is senior debt of each notes guarantor;

•	has a security interest in the Collateral of such notes guarantor securing such notes guaranty second to the right of all senior unsecured debt of such notes guarantor having a first priority security interest in the Collateral securing such notes guaranty;

•	has a prior interest in the Collateral of such notes guarantor ahead of all senior unsecured debt of such notes guarantor so long as such notes guaranty remains secured;

•	is equal in right of payment to all senior secured debt of such notes guarantor permitted under the indenture and the Intercreditor Agreement to be secured by a second priority security interest in the Collateral of such notes guarantor securing such notes guaranty so long as such notes guaranty remains secured; and

•	is senior in right of payment to all subordinated debt of such notes guarantor.

      The notes guaranty by SCI Systems, Inc. is designated senior debt for purpose of the 3% Convertible Subordinated Notes due 2007 issued by SCI Systems, Inc.

      As of March 29, 2003, Sanmina-SCI’s total outstanding consolidated debt was approximately $2.5 billion, of which approximately $1.0 billion was senior debt of Sanmina-SCI and the notes guarantors and approximately $1.4 billion was subordinated debt of Sanmina-SCI and the notes guarantors. Approximately $1.0 billion of the senior debt of Sanmina-SCI and the notes guarantors was secured debt.

      A significant portion of the operations of Sanmina-SCI are conducted through its subsidiaries. Therefore, Sanmina-SCI’s ability to service its debt, including the notes is primarily dependent upon the earnings of its subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to Sanmina-SCI. If their ability to make these distributions were restricted, by law or otherwise, then Sanmina-SCI would not be able to use the cash flow of its subsidiaries to make payments on the notes.

      Sanmina-SCI only has a stockholder’s claim on the assets of its subsidiaries. This stockholder’s claim is junior to the claims that creditors (including trade creditors) of Sanmina-SCI’s subsidiaries have against those subsidiaries. Holders of the notes are only creditors of Sanmina-SCI and those of Sanmina-SCI’s subsidiaries that are notes guarantors. In the case of Sanmina-SCI’s subsidiaries that are not notes guarantors, all the existing and future liabilities of such subsidiaries, including any claims of trade creditors and preferred stockholders, are effectively senior to the notes. The liabilities, including contingent liabilities, of Sanmina-

SCI’s subsidiaries that are not notes guarantors may be significant. As of March 29, 2003, the total balance sheet liabilities of Sanmina-SCI’s subsidiaries that are not notes guarantors (including trade creditors but excluding intercompany obligations to Sanmina-SCI and its subsidiaries) was $1.1 billion. You should refer to the Notes to the Consolidated Financial Statements and the Notes to the Unaudited Condensed Consolidated Financial Statements included in the prospectus for additional financial information with respect to the notes guarantors and Sanmina-SCI’s subsidiaries that are not notes guarantors.

      Although the indenture contains limitations on the amount of additional Debt that Sanmina-SCI and the Restricted Subsidiaries may Incur, the amounts of such Debt could nevertheless be substantial. See “— Certain Covenants — Limitation on Debt.”

Security

      The notes and the notes guarantees are secured on a second priority basis (subject to Permitted Liens) by the Collateral. Such second priority interest is second to all senior secured debt of Sanmina-SCI and the notes guarantors having a first priority lien on the Collateral. See the section entitled “Description of the Collateral and Intercreditor Arrangements” for descriptions of the Collateral, when certain of the Collateral may be released and how the Security Documents may be amended, among other things.

Intercreditor Arrangement

      The indenture authorizes the Second Lien Collateral Agent to enter into an Intercreditor Agreement with the First Lien Collateral Agent and the Second Lien Collateral Agent entered into the Intercreditor Agreement on December 23, 2002. All the rights of the holders of the notes against the Collateral are subject to the terms and provisions of such Intercreditor Agreement, as more fully described in “Description of the Collateral and Intercreditor Arrangements.”

Notes Guarantees

      All obligations of Sanmina-SCI under the indenture are fully and unconditionally Guaranteed, jointly and severally, on a senior, secured basis, by each notes guarantor.

      Restricted Subsidiaries that are special purpose entities established solely in connection with a Receivables Program or in connection with any Synthetic Lease of the Office Campus will not be notes guarantors and the Property of these entities (and Capital Stock of such entities owned by Sanmina-SCI and any Restricted Subsidiary) shall not be Collateral.

      As of March 29, 2003, the subsidiaries of Sanmina-SCI that are not notes guarantors had:

•	assets (excluding intercompany receivables from and investments in Sanmina-SCI and its subsidiaries) of $4.1 billion, representing approximately 52.3% of Sanmina-SCI’s consolidated total assets as of March 29, 2003; and

•	net sales of $1.7 billion and $3.3 billion, representing approximately 68.1% and 67.0% of Sanmina-SCI’s consolidated net sales of $2.4 billion and $4.9 billion, respectively, for the three and six months ended March 29, 2003.

      A notes guarantee will be released:

•	in connection with any sale or other disposition of all or substantially all of the assets or all of the Capital Stock of that notes guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Domestic Restricted Subsidiary of Sanmina-SCI, if such sale or other disposition is in compliance with the covenant described in “— Certain Covenants — Limitation on Asset Sales”;

•	upon the designation of such Guarantor as an Unrestricted Subsidiary, in accordance with the provisions set forth under “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries” and the terms of the indenture;

•	upon the delivery by Sanmina-SCI to the trustee of an Officers’ Certificate certifying that the net book value of the assets of such notes guarantor is equal to or less than $1.0 million; or

•	upon the release of a notes guarantor from its Guarantee under the New Credit Facility; provided that such release is not given in connection with a repayment of the First Lien Obligations.

      Under certain circumstances, bankruptcy “fraudulent conveyance” laws or other similar laws could invalidate the notes guarantees. If this were to occur, Sanmina-SCI would also be unable to access the assets of the notes guarantors to service the notes to the extent such notes guarantors were restricted from distributing funds to Sanmina-SCI.

Sinking Fund

      There is no mandatory sinking fund payments for the notes.

Repurchase at the Option of Holders Upon a Change of Control

      Upon the occurrence of a change of control, each holder of notes shall have the right to require Sanmina-SCI to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including special interest on the notes to be repurchased, if any, to, but excluding, the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      Within 30 days following any change of control, Sanmina-SCI shall send, by first-class mail, with a copy to the trustee, to each holder of notes, at such holder’s address appearing in the security register, a notice stating:

(1)	that a change of control has occurred and a Change of Control Offer is being made pursuant to the covenant described under “Repurchase at the Option of Holders Upon a Change of Control” and that all notes timely tendered will be accepted for payment;

(2)	the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3)	the circumstances giving rise to the change of control; and

(4)	the procedures that holders of notes must follow in order to tender their notes (or portions thereof) for payment, and the procedures that holders of notes must follow in order to withdraw an election to tender notes (or portions thereof) for payment.

      Sanmina-SCI will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations or rules of any securities exchange on which the notes may be listed in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations or rules of such security exchange conflict with the provisions of this covenant, Sanmina-SCI, to the extent applicable, will comply with the applicable securities laws and regulations or rules of such security exchange and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

      The change of control repurchase feature is a result of negotiations between Sanmina-SCI and the initial purchasers. Neither management nor Sanmina-SCI’s Board of Directors has any present intention to engage in a transaction involving a change of control, although it is possible that Sanmina-SCI would decide to do so in the future. Sanmina-SCI could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of Debt outstanding at such time or otherwise affect Sanmina-SCI’s capital structure or credit ratings.

      The definition of change of control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” of the assets of Sanmina-SCI and the Restricted Subsidiaries, considered as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no established definition of the phrase under applicable law. Accordingly, if Sanmina-SCI disposes of less than all its assets by any of the means described above, the ability of a holder of notes to require Sanmina-SCI to repurchase its notes may be uncertain. In such a case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

      The New Credit Facility provides that the occurrence of certain of the events that would constitute a change of control would constitute a default under that debt. Debt incurred by Sanmina-SCI in the future may contain prohibitions of certain events which would constitute a change of control or require such debt to be repurchased upon a change of control. Moreover, the exercise by holders of notes of their right to require Sanmina-SCI to repurchase the notes could cause a default under existing or future debt of Sanmina-SCI, even if the change of control itself does not, due to the financial effect of such repurchase on Sanmina-SCI. Finally, Sanmina-SCI’s ability to pay cash to holders of the notes upon a repurchase may be limited by Sanmina-SCI’s financial resources at such time. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

      Sanmina-SCI’s failure to purchase the notes in connection with a change of control would result in a default under the indenture. Such a default would, in turn, constitute a default under existing debt of Sanmina-SCI, and may constitute a default under future debt as well. Sanmina-SCI’s obligation to make an offer to repurchase the notes as a result of a change of control may be waived or modified at any time prior to the occurrence of such change of control with the written consent of the holders of a majority in principal amount of the notes. See “— Amendments and Waivers.”

Certain Covenants

      The indenture contains covenants, including, among others, the following:

     Limitation on Debt

      Sanmina-SCI shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt (including Acquired Debt) unless, after giving effect to the application of the proceeds thereof, either:

(1)	such Debt is Debt of Sanmina-SCI or a Restricted Subsidiary and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.0 to 1.0; or

(2) such Debt is Permitted Debt.

      The term “Permitted Debt” is defined to include the following:

(a)	Debt of Sanmina-SCI evidenced by the original notes and the exchange notes issued in exchange for such original notes and in exchange for any additional notes;

(b)	Debt of Sanmina-SCI or a Restricted Subsidiary under any Credit Facilities, provided that on the date of Incurrence the aggregate principal amount of the Debt to be Incurred plus all Debt previously issued pursuant to this clause (b) which remains outstanding shall not exceed (A) the greater of (1) $540 million and (2) the Borrowing Base, less (B) the amount by which any such Debt previously Incurred under this clause (b) that has been permanently reduced by the amount of Net Available Cash used to Repay Debt and not subsequently reinvested in Additional Assets or used to purchase notes or Repay other Debt, pursuant to the covenant described under “— Limitation on Asset Sales”;

(c)	Debt of Sanmina-SCI or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

(1)	the aggregate principal amount of such Debt does not exceed the fair market value (as determined by Sanmina-SCI in good faith) on the date of the Incurrence thereof in the case of a Capital Lease Obligation and on the date of the acquisition, construction, lease, improvement or installation of the underlying asset in the case of Purchase Money Debt, of the Property acquired, constructed, leased, improved or installed, and

(2)	the aggregate principal amount of all Debt Incurred pursuant to this clause (c) at any one time outstanding (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) shall not exceed 5.0% of Consolidated Net Tangible Assets;

(d)	Debt of Sanmina-SCI owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by Sanmina-SCI or any Restricted Subsidiary; provided, however, that (i) if Sanmina-SCI is the obligor on such Debt, such Debt must be contractually subordinated in right of payment to the notes, and (ii) any subsequent issue or transfer of Capital Stock or other event that results in any such Debt being held by a Person other than Sanmina-SCI or a Restricted Subsidiary or any subsequent transfer of any such Debt (except to Sanmina-SCI or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(e)	Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by Sanmina-SCI or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of Sanmina-SCI or was otherwise acquired by Sanmina-SCI), provided the aggregate principal amount (or accreted value, as applicable) of all such Debt Incurred pursuant to this clause (e) at any time outstanding shall not exceed $50.0 million.

(f)	Debt under Hedging Obligations entered into by Sanmina-SCI or a Restricted Subsidiary for the purpose of fixing, managing or hedging interest rate, commodity or currency risk in the ordinary course of the financial management of Sanmina-SCI or such Restricted Subsidiary and not for speculative purposes;

(g)	Debt in connection with one or more banker’s acceptances, letters of credit, surety or performance bonds or security deposits issued by Sanmina-SCI or a Restricted Subsidiary in the ordinary course of business and for purposes customary in Sanmina-SCI’s industry;

(h)	Debt of Sanmina-SCI or a Restricted Subsidiary outstanding on the Issue Date, other than Debt under the New Credit Facility;

(i)	Debt of Sanmina-SCI or a Restricted Subsidiary in an aggregate principal amount (or accreted value or liquidation preference, as applicable) outstanding at any one time and Incurred pursuant to this clause (i) not to exceed $75.0 million;

(j)	in addition to the Debt that may be incurred under clause (b) of this paragraph, the Incurrence of Debt by one or more Foreign Restricted Subsidiaries in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed 10.0% of Consolidated Tangible Foreign Assets, provided that;

(1)	no Default or Event of Default shall have occurred or be continuing or would be caused by such Incurrence of Debt, and

(2)	such Debt shall be used solely:

(i)	to fund the working capital or used for general corporate purposes of such Foreign Restricted Subsidiary; or

(ii)	to pay dividends or any other distributions on or in respect of its Capital Stock or pay any Debt or other obligation owed, or make any loans or advances, to Sanmina-SCI or any other Restricted Subsidiary.

(k)	the Guarantee by Sanmina-SCI of Debt of a Restricted Subsidiary or the Guarantee (given substantially concurrent with the Incurrence of Debt being Guaranteed) by a Restricted Subsidiary of Debt of Sanmina-SCI or any other Restricted Subsidiary of Sanmina-SCI, in each case with respect to Debt that is permitted to be Incurred by another provision of this covenant;

(l)	Debt incurred by Sanmina-SCI or a Restricted Subsidiary not to exceed $50.0 million and that is secured by a mortgage on the Office Campus;

(m)	Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (c), (e), (h), (j) and (l) of this paragraph and this clause (m).

      Notwithstanding anything to the contrary contained in this covenant, any increase in the amount of Debt solely by reason of currency fluctuation shall not be considered an Incurrence of Debt for purposes of this covenant. For purposes of determining compliance with this covenant, the U.S. dollar-equivalent principal amount of Debt denominated in any currency other than U.S. dollars shall be calculated based on the relevant currency exchange rate in effect as of the date such Debt is Incurred; provided, that the amount of any Permitted Refinancing Debt denominated in the same currency as the Debt being Refinanced thereby shall be calculated based on the relevant exchange rate in effect as of the date of the Incurrence of the Debt being so Refinanced.

      The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, the accumulation of dividends on Disqualified Stock or Preferred Stock of Restricted Subsidiaries (to the extent not paid) and the payment of dividends on Disqualified Stock or Preferred Stock of Restricted Subsidiaries in the form of additional shares of the same class of Disqualified Stock or Preferred Stock of Restricted Subsidiaries will not be deemed to be an Incurrence of Debt or an issuance of Disqualified Stock for purposes of this covenant; provided that, in each case, the amount thereof shall be included in Consolidated Interest Expense of Sanmina-SCI as accrued.

      For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (m) of the definition of Permitted Debt or is entitled to be incurred pursuant to clause (1) of the first paragraph of this covenant, Sanmina-SCI shall, in its sole discretion, classify or reclassify such item of Debt (or any part thereof), in any manner that complies with this covenant, and such item of Debt will be treated as having been Incurred pursuant to one or more of such categories of Permitted Debt or pursuant to clause (1) of the first paragraph of this covenant. For purposes of determining any particular amount of Debt under this covenant, Guarantees, Liens or obligations, in each case, in support of letters of credit supporting Debt shall not be included to the extent such letters of credit are included in the amount of Debt.

     Limitation on Restricted Payments

      Sanmina-SCI shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

(a)	a Default or Event of Default shall have occurred and be continuing,

(b)	Sanmina-SCI could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt”, or

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value on the date made) would exceed an amount equal to the sum of:

(1)	50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements have been made publicly available at the time of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, less 100% of such deficit), plus

(2)	100% of the Capital Stock Sale Proceeds, plus

(3)	100% of the aggregate net cash proceeds received by Sanmina-SCI or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of Sanmina-SCI, excluding:

(x)	any such Debt issued or sold to Sanmina-SCI or a Subsidiary of Sanmina-SCI or an employee stock ownership plan or trust established by Sanmina-SCI or any such Subsidiary for the benefit of their respective employees, and

(y)	the aggregate amount of any cash or other Property distributed by Sanmina-SCI or any Restricted Subsidiary upon any such conversion or exchange,

plus

(4)	an amount equal to the sum of:

(A)	in the case of the net reduction in Investments (which Investments constituted a Restricted Payment when made) in any Person other than Sanmina-SCI or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to Sanmina-SCI or any Restricted Subsidiary from such Person, or from the sale or other disposition of any such Investment to any Person other than Sanmina-SCI or a Restricted Subsidiary, the lesser of:

(i)	the cash return of capital with respect to such Investment; and

(ii)	the aggregate value of such Investment;

in either case, less the cost of the disposition of such Investment, plus

(B)	the portion (proportionate to Sanmina-SCI’s equity interest in an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

provided, however, that no amount will be included under this clause (4) to the extent already included in the calculation of Consolidated Net Income;

plus

(5)	$25.0 million;

      Notwithstanding the foregoing limitation, Sanmina-SCI or any Restricted Subsidiary may:

(a)	pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the indenture; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(b)	purchase, repurchase, redeem, defease, acquire or retire for value Capital Stock or Subordinated Debt of Sanmina-SCI or any Restricted Subsidiary in exchange for, upon conversion of or out of the proceeds of the substantially concurrent sale of, Capital Stock of Sanmina-SCI whether contemporaneously or in the future (other than Disqualified Stock that is not Permitted Refinancing Debt and other than Capital Stock issued or sold to a Restricted Subsidiary of Sanmina-SCI or an employee stock ownership plan or trust established by Sanmina-SCI or any such Subsidiary for the benefit of their employees) or any Permitted Refinancing Debt; provided, however, that

(1)	such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

(2)	the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) of the first paragraph of this covenant; and

(c)	purchase, repurchase, redeem, defease, acquire or retire for value any Subordinated Debt in exchange for, or out of the proceeds of the sale of, Permitted Refinancing Debt;

(d)	so long as no Default or Event of Default has occurred and is continuing, purchase, repurchase, redeem, defease, acquire or retire for value Capital Stock of Sanmina-SCI or any Subsidiary of Sanmina-SCI from any officer, director, employee or consultant of Sanmina-SCI or its Restricted Subsidiaries in an aggregate amount not to exceed $10.0 million per year;

(e)	extend loans to employees, officers and directors of Sanmina-SCI and its Restricted Subsidiaries in compliance with applicable laws that do not to exceed $5.0 million in the aggregate at any one time outstanding;

(f)	acquire the Capital Stock of Sanmina-SCI in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations;

(g)	in connection with an acquisition by Sanmina-SCI or by any of its Restricted Subsidiaries, receive or accept the return to Sanmina-SCI or any of its Restricted Subsidiaries of Capital Stock of Sanmina-SCI or any of its Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims;

(h)	purchase fractional shares of the Capital Stock of Sanmina-SCI arising out of stock dividends, splits or combinations or business combinations;

(i)	effect a Convertible Debentures Repurchase, provided that on a pro forma basis, after giving effect to such Convertible Debentures Repurchase, the Liquidity of Sanmina-SCI and its Restricted Subsidiaries shall equal or exceed $500 million;

(j)	honor any conversion request by a holder of any convertible Debt of Sanmina-SCI or its Restricted Subsidiaries and make cash payments in lieu of fractional shares in connection with any conversion of convertible Debt in accordance with the terms of any convertible Debt;

(k)	make any payment on or with respect to, or repurchase, redeem, defease or acquire or retire for value, any Subordinated Debt convertible into Equity Interests (other than Disqualified Stock) of Sanmina-SCI in connection with:

(1)	an optional redemption of such convertible Subordinated Debt pursuant to the terms thereof; provided that, the current market price per share of Sanmina-SCI’s common stock (calculated based upon the average closing price as reported on the Nasdaq National Market (or any national securities exchange on which such common stock is listed) for the 30-trading day period immediately preceding the date any notice of redemption is sent or published) into which such Debt is convertible equals or exceeds 150% of the conversion price in effect for such Debt on the date of such notice; and

(2)	the payment by Sanmina-SCI of cash in lieu of any fractional shares deliverable upon conversion of any Debt in compliance with the terms of the instruments governing such Debt;

provided that any amounts paid pursuant to this clause (k) will be deducted in determining the amount of Restricted Payments permitted under clause (c) in the first paragraph of this covenant;

(l)	engage in transactions relating to tax planning strategies of Sanmina-SCI and its Restricted Subsidiaries; provided, that all such transactions are between or among Restricted Subsidiaries, Sanmina-SCI and any trustee, transfer agent or escrow agent relating to such tax planning strategies, or any combination of the foregoing parties; and

(m)	so long as no Default or Event of Default has occurred and is continuing, make Restricted Payments in an aggregate amount not to exceed $50.0 million.

      The actions described in the preceding clauses (a), (d), (e), (k) and (m) shall be Restricted Payments that shall be permitted to be made in accordance with this covenant but shall reduce the amount that would otherwise be available for Restricted Payments under clause (c) of the first paragraph of this covenant, and the actions described in the preceding clauses (b), (c), (f), (g), (h), (i), (j) and (l) shall be Restricted Payments that shall be permitted to be taken in accordance with this covenant and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (c) of the first paragraph of this covenant.

     Limitation on Liens

      Sanmina-SCI will not, and will not permit any Restricted Subsidiary to:

(a)	during any period other than a Suspension Period, Incur or permit to exist any Lien of any nature whatsoever, other than Permitted Liens, on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Debt; and

(b)	during any Suspension Period, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever, other than Permitted Liens, on any of its Principal Properties whether owned on the Issue Date or thereafter acquired, securing any Debt without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

      Any Lien created for the benefit of the holders of the notes pursuant to clause (b) of this covenant may provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

     Limitation on Asset Sales

(a)	Sanmina-SCI shall not, and shall not permit any Restricted Subsidiary to consummate any Asset Sale unless:

(1)	Sanmina-SCI or such Restricted Subsidiary receives consideration in connection with such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(2)	at least 75% of the consideration received by Sanmina-SCI or such Restricted Subsidiary in connection with such Asset Sale is in the form of any one or a combination of the following: (1) cash, Cash Equivalents or Additional Assets, (2) the assumption by the purchaser of liabilities of Sanmina-SCI or any Restricted Subsidiary in the amounts as shown on the latest consolidated balance sheet on which such liability appears (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or the applicable notes guarantee, as the case may be,) as a result of which Sanmina-SCI and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, (3) securities, notes or other obligations received by Sanmina-SCI or such Restricted Subsidiary to the extent such securities, notes or other obligations are converted by Sanmina-SCI or such Restricted Subsidiary into cash, Cash Equivalents or Additional Assets within 90 days of such Asset Sale, and (4) Debt of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale if Sanmina-SCI and all of its Restricted Subsidiaries immediately are released from all Guarantees, if any, of payments or other obligations with respect to such Debt and such Debt is no longer the liability of Sanmina-SCI or any of its Restricted Subsidiaries; and

(3)	in connection with any Asset Sale for consideration with a value in excess of $50.0 million, Sanmina-SCI delivers an Officers’ Certificate to the trustee certifying that such Asset Sale complies with clauses (1) and (2) of this paragraph (a).

(b)	The Net Available Cash (or any portion thereof) from Asset Sales may be applied by Sanmina-SCI or a Restricted Subsidiary, to the extent Sanmina-SCI or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(1)	to Repay Senior Debt of Sanmina-SCI or any notes guarantor (excluding, in either case, any Debt owed to Sanmina-SCI or an Affiliate of Sanmina-SCI); or

(2)	to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by Sanmina-SCI or another Restricted Subsidiary) provided that, if the assets that were the subject of such Asset Sale constituted Collateral, then the Additional Assets reinvested with the Net Available Cash from the sale of such Collateral shall be assets that constitute Collateral and shall be pledged at the time of their acquisition to the Second Lien Collateral Agent as Collateral or otherwise become Collateral in accordance with the terms of the Security Documents; provided further that such Additional Assets need not be so pledged or otherwise become Collateral if the Security Period has expired.

      Any Net Available Cash from an Asset Sale not used in accordance with the paragraph (b) above within 365 days from the date of the receipt of such Net Available Cash shall constitute “Excess Proceeds.” Pending application of any such Net Available Cash within such 365-day period, Sanmina-SCI may temporarily reduce any revolving borrowings that constitute Senior Debt.

      When the aggregate amount of Excess Proceeds exceeds $25.0 million, Sanmina-SCI will be required to make an offer to repurchase the notes (the “Prepayment Offer”), which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest, including special interest, if any, to, but excluding, the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture.

      To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of notes have been given the opportunity to tender their notes for purchase in accordance with the indenture, Sanmina-SCI or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the indenture and the amount of Excess Proceeds will be reset to zero.

      The term “Allocable Excess Proceeds” will mean the product of:

(a)	the Excess Proceeds and

(b)	a fraction,

(1)	the numerator of which is the aggregate principal amount of the notes outstanding on the date of the Prepayment Offer, and

(2)	the denominator of which is the sum of the aggregate principal amount of the notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of Sanmina-SCI outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring Sanmina-SCI to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

      Within five business days after Sanmina-SCI is obligated to make a Prepayment Offer as described in the preceding paragraph, Sanmina-SCI shall send a written notice, by first-class mail, to the holders of notes, accompanied by such information regarding Sanmina-SCI and its Subsidiaries as Sanmina-SCI in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

      Sanmina-SCI will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations and any applicable rules of any securities exchange on which the notes may be listed in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations or the rules of any securities exchange conflict with provisions of this covenant, Sanmina-SCI will comply with the applicable securities laws and regulations or the rules of any securities exchange and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries

      Sanmina-SCI shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause any consensual restriction on the right of any Restricted Subsidiary to:

(a)	pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to Sanmina-SCI or any other Restricted Subsidiary;

(b)	make any loans or advances to Sanmina-SCI or any other Restricted Subsidiary; or

(c)	transfer any of its Property to Sanmina-SCI or any other Restricted Subsidiary.

      The foregoing limitations will not apply:

(1)	with respect to clauses (a), (b) and (c) of the first paragraph of this covenant, to restrictions:

(A)	in effect on the Issue Date (and restrictions pursuant to the notes, the indenture, the notes guarantees, the Security Documents and the New Credit Facility);

(B)	imposed on a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restrictions were not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Sanmina-SCI;

(C)	that result from the Refinancing or subsequent Refinancing of Debt Incurred pursuant to an agreement, instrument or contract referred to in subclause (A), (B), (E), (F), (H), (I), (J) or (K) of this clause (1), provided that the restrictions existing under or by reason of any such agreement, instrument or contract are not materially less favorable, taken as a whole, to the holders of notes than those under the agreement evidencing the Debt so Refinanced;

(D)	existing by virtue of, or arising under, applicable law, regulation, order, approval, license, permit or similar restriction, in each case issued or imposed by a governmental authority;

(E)	under any agreement, instrument or contract affecting Property or a Person at the time such Property or Person was acquired by Sanmina-SCI or any Restricted Subsidiary, so long as such restriction relates solely to the Property or Person so acquired and was not created in connection with or in anticipation of such acquisition;

(F)	under or in connection with any joint venture agreements, partnership agreements, stock sale agreements, asset sale agreements and other similar agreements, provided that any such agreements are entered into in the ordinary course of business and in good faith and that such restrictions are reasonably customary for such agreements;

(G)	under any customary provisions imposed by customers with respect to cash or other deposit or net worth requirements under agreements, instruments or contracts entered into in the ordinary course of business and consistent with past practices;

(H)	under any agreement entered into in connection with the Incurrence of Debt of the type described in clause (j) of the definition of “Permitted Debt”;

(I)	under any customary provisions under any agreements, instruments or contracts relating to any Receivables Program;

(J)	under any customary provisions under any agreements, instruments or contracts relating to any Synthetic Lease of the Office Campus;

(K)	under any agreement, instrument or contract relating to Debt that is permitted to be Incurred pursuant to clause (b) of the definition of “Permitted Debt” as set forth in the “— Limitation on Debt” covenant; and

(L)	under any agreement, instrument or contract entered into in connection with any transactions relating to tax-planning strategies of Sanmina-SCI and its Restricted Subsidiaries; provided, that all such transactions are between or among Restricted Subsidiaries, Sanmina-SCI and any trustee, transfer agent or escrow agent relating to such tax planning strategies, or any combination of the foregoing parties.

(2)	only with respect to clause (c) of the first paragraph of this covenant to:

(A)	customary provisions restricting subletting or assignment of leases or customary provisions in licenses or other agreements that restrict assignment of such agreements or rights thereunder;

(B)	customary provisions restricting the sale or other disposition of Property contained in agreements limiting the transfer of Property pending the closing of such sale; and

(C)	restrictions on the sale or other disposition of Property acquired, constructed, improved or leased (and any additions, parts, attachments, fixtures, leasehold improvements, proceeds, improvements or accessions related thereto) in whole or in part under any agreement, instrument or contract relating to Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under “— Limitation on Debt.”

     Limitation on Transactions with Affiliates

      Sanmina-SCI shall not, and shall not permit any Restricted Subsidiary to, conduct any business or enter into any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of Sanmina-SCI (an “Affiliate Transaction”), unless:

(a)	the terms of such Affiliate Transaction are, when viewed together with related Affiliate Transactions, if any, no less favorable to Sanmina-SCI or such Restricted Subsidiary, as the case may be, than those that reasonably could be expected to be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of Sanmina-SCI; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, Sanmina-SCI delivers to the trustee either a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, or an opinion as to the fairness to Sanmina-SCI of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      Notwithstanding the foregoing limitation, the following shall not be Affiliate Transactions:

(a)	any transaction or series of transactions between Sanmina-SCI and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of Sanmina-SCI (other than a Restricted Subsidiary);

(b)	any Restricted Payment permitted to be made pursuant to the covenant described under “— Limitation on Restricted Payments” or any Permitted Investment;

(c)	the payment of compensation (including amounts paid pursuant to employee benefit plans), performance or contribution obligations for the personal services of, the issuance, grant or award of stock options or other equity related interests to, or the granting of indemnification to, officers, directors and employees of Sanmina-SCI or any of the Restricted Subsidiaries, in the ordinary course of business;

(d)	loans and advances to directors, employees or officers made in the ordinary course of business in compliance with applicable laws and consistent with the past practices of Sanmina-SCI or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $5.0 million in the aggregate at any one time outstanding;

(e)	the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or other similar arrangement (in each case entered into in the ordinary course of business and consistent with past practice) for or with any employee, officer or director, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans;

(f)	transactions with Permitted Joint Ventures to which no other Affiliate of Sanmina-SCI or any Restricted Subsidiary is a party to such transactions; and

(g)	the payment of reasonable and customary regular fees to directors of Sanmina-SCI who are not employees of Sanmina-SCI and indemnification arrangements entered into by Sanmina-SCI in the ordinary course of business.

     Limitation on Sale and Leaseback Transactions

      At any time other than a Suspension Period, Sanmina-SCI shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(a)	Sanmina-SCI or such Restricted Subsidiary would be entitled to Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under “— Limitation on Debt;” and

(b)	such Sale and Leaseback Transaction is effected in compliance with the covenant described under “— Limitation on Asset Sales”.

     Designation of Restricted and Unrestricted Subsidiaries

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default.

      If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by Sanmina-SCI and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the covenant entitled “— Limitation on Restricted Payments” or Permitted Investments, as applicable; provided, that Investments in Persons in existence before such Person becomes a Subsidiary that were Permitted Investments or allowed under the covenant described under “— Limitation on Restricted Payments” will not be deemed to be Investments at the time such Person becomes a Subsidiary and is designated as an Unrestricted Subsidiary.

      All such outstanding Investments will be valued at their Fair Market Value at the time of such designation. A designation will be permitted only if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default or Event of Default.

     Future Notes Guarantors

      Sanmina-SCI shall cause each Domestic Restricted Subsidiary that is not a notes guarantor and each Person that becomes a Domestic Restricted Subsidiary following the Issue Date (excluding, at Sanmina-SCI’s option, Domestic Restricted Subsidiaries that have assets with a net book value equal to or less than $1.0 million) to execute and deliver to the trustee (i) a supplemental indenture to the indenture providing for a notes guarantee at the time such Person becomes a Domestic Restricted Subsidiary or its net book value exceeds $1.0 million and (ii) during the Security Period, supplemental security documents to the Second Lien Collateral Agent, granting a security interest to the Holders in its assets.

Merger, Consolidation and Sale of Property

     Sanmina-SCI

      Sanmina-SCI shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Restricted Subsidiary into Sanmina-SCI) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Properties and assets of Sanmina-SCI and its Restricted Subsidiaries, taken as a whole, in any one transaction or series of transactions unless:

(a)	Sanmina-SCI shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than Sanmina-SCI) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b)	the Surviving Person (if other than Sanmina-SCI) expressly assumes all the obligations of Sanmina-SCI under the notes, the registration rights agreement (if applicable) and the Security Documents (if applicable) by executing a supplemental indenture and other documents reasonably satisfactory to the trustee and security documents (if applicable) reasonably satisfactory to the Second Lien Collateral Agent;

(c)	after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (c) and clause (d) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(d)	immediately after giving effect to such transaction or series of transactions on a pro forma basis, (1) Sanmina-SCI or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Debt,” and (2) the Surviving Person shall have a

Consolidated Net Worth in an amount which is not less than 90% of the Consolidated Net Worth of Sanmina-SCI immediately prior to such transaction or series of transactions; and

(e)	Sanmina-SCI shall deliver, or cause to be delivered, to the trustees, in form and substance reasonably satisfactory to the trustees, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, and the new security documents, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

      Clause (d) above shall not apply to mergers of Sanmina-SCI into a Wholly Owned Restricted Subsidiary or into a Person solely for the purpose of effecting a change in the state of incorporation of Sanmina-SCI.

     The Notes Guarantors

      A notes guarantor may not sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its assets in any one transaction or series of transactions to, or merge, consolidate or amalgamate with or into another Person (whether or not such notes guarantor is the Surviving Person), in either case, other than to, with or into Sanmina-SCI or another notes guarantor, unless:

(a)	immediately after giving effect to that transaction, no Default or Event of Default exists under the indenture; and

(b)	either:

(1)	the Surviving Person (if not such notes guarantor) is a Domestic Restricted Subsidiary and expressly assumes all the obligations of that notes guarantor under the indenture, the notes guarantee, the registration rights agreement (if applicable) and the Security Documents (if applicable) by executing a supplemental indenture and other documents reasonably satisfactory to the trustee and security documents (if applicable) reasonably satisfactory to the Second Lien Collateral Agent; or

(2)	such sale, transfer, assignment, lease, conveyance or other disposition or merger, consolidation or amalgamation is otherwise in compliance with the covenant described in “— Certain Covenants — Limitation on Asset Sales.”

      Upon satisfaction of the foregoing conditions, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of Sanmina-SCI under the indenture and the Security Documents (if applicable) (or of the notes guarantor under the notes guarantee, the indenture and the Security Documents (if applicable)), but the predecessor company in the case of a lease of all or substantially all of its assets, shall not be released from any of the obligations or covenants under the indenture, the Security Documents (if applicable) and the notes guarantees, as applicable, including with respect to the payment of the Notes, and in all other cases the predecessor company shall be released from all obligations and covenants under the indenture, the Security Documents (if applicable) and the notes guarantees, as applicable.

Payments for Consent

      Sanmina-SCI will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes thereunder unless such consideration is offered to be paid or is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SEC Reports

      Notwithstanding that Sanmina-SCI may not be subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, Sanmina-SCI shall file with the Commission and provide the trustee and holders of notes with such annual reports and such information, documents and other reports as are specified in

Sections 13(a) and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that Sanmina-SCI shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided, further, that any information accepted for filing by the SEC shall be deemed to have been provided to the holders of the notes and the trustee.

Covenants After Fall-Away Event

      Upon the occurrence of the fall-away event:

(a)	at the request of Sanmina-SCI, the Collateral shall be permanently released from the second priority lien in favor of the holders of the notes and Sanmina-SCI and the Restricted Subsidiaries will no longer be obligated to comply with any covenants relating to the Collateral as set forth in the Security Documents and the indenture.

(b)	Sanmina-SCI and its Restricted Subsidiaries will no longer be obligated to comply with the following restrictive covenants:

•	“— Limitation on Debt;”

•	“— Limitation on Restricted Payments;”

•	“— Limitation on Asset Sales;”

•	“— Limitation on Restrictions on Distributions from Restricted Subsidiaries;”

•	“— Limitation on Transactions with Affiliates;”

•	“— Limitation on Sale and Leaseback Transactions;”

•	“— Repurchase at the Option of Holders Upon a Change of Control;” and

•	“Payments for Consents,” and

•	clause (d) of the first paragraph of “Merger, Consolidation and Sale of Property — Sanmina-SCI” (the covenants listed in this paragraph (b) are collectively referred to as the “Suspended Covenants”).

      Following the occurrence of a fall-away event, the notes shall continue to be Guaranteed by the notes guarantors in accordance with the indenture. In addition, Sanmina-SCI and the Restricted Subsidiaries will be obligated to comply only with certain restrictive covenants, including “Certain Covenants — Limitation on Liens”, “Certain Covenants — Future Notes Guarantors,” “Merger, Consolidation and Sale of Property” (except clause (d) of the first paragraph) and with the following restrictive covenants:

     Limitation on Sales and Leasebacks After Fall-Away Event

      During a Suspension Period, Sanmina-SCI shall not, nor shall it permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(a)	Sanmina-SCI or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction without also securing the notes in compliance with the “— Certain Covenants — Limitation on Liens” covenant; or

(b)	Sanmina-SCI shall apply an amount equal to the greater of (i) the net proceeds of such sale, (ii) the fair market value of such property at the time of such sale (as determined in good faith by Sanmina-SCI) or (iii) the Attributable Debt with respect to such Sale and Leaseback Transaction within 180 days of such sale to either (or a combination of):

(1)	the retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of Debt of Sanmina-SCI or a Restricted Subsidiary that has a scheduled maturity more than 12 months after its creation; or

(2)	the purchase, construction, improvement or development of other property used in a Permitted Business.

      In the event that Sanmina-SCI and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the occurrence of a fall-away event and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the required investment grade ratings or a Default or Event of Default occurs and is continuing, then Sanmina-SCI and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and the additional covenant “— Limitation on Layered Debt” set forth below, but will not be obligated to comply with the “— Limitation on Sales and Leasebacks After Fall-Away Event” covenant. Compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of the covenant described above under “— Certain Covenants — Limitation on Restricted Payments” as though such covenant had been in effect during the entire period of time from the Issue Date.

      The notes, however, will not be secured after the occurrence of the fall-away event and the release of the Collateral from the second priority lien in favor of the holders of the notes, notwithstanding subsequently, one or both of the Rating Agencies withdrawing its ratings or downgrading the ratings assigned to the notes below the required investment grade ratings or a Default or Event of Default occurring and continuing.

     Limitation on Layered Debt

      After (a) a fall-away event has occurred and (b) the Collateral has been released from the second priority lien in favor of the holders of the notes, during any period other than a Suspension Period, Sanmina-SCI and the notes guarantors will not incur any Debt (including Permitted Debt, but excluding Acquired Debt that is not incurred in contemplation of or connection with any Person becoming a Restricted Subsidiary) that is contractually subordinated in right of payment to any other Debt of Sanmina-SCI or any notes guarantor unless such Debt is also contractually subordinated in right of payment to the notes at least to the same extent; provided, however, that no Debt of Sanmina-SCI or any notes guarantor shall be deemed to be contractually subordinated in right of payment to any other Debt of Sanmina-SCI or any notes guarantor solely by reason of such other Debt being secured, being secured by a prior lien on the Collateral, being Guaranteed, having a shorter maturity of payment or being structurally senior.

Events of Default

      Events of Default in respect of the notes include:

(1)	failure to make the payment of any interest, including special interest, on the notes when the same becomes due and payable, and such failure continues for a period of 30 days;

(2)	failure to make the payment of any principal of, or premium, if any, on, any of the notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3)	failure by Sanmina-SCI or its Restricted Subsidiaries to comply with the covenant described under “— Merger, Consolidation and Sale of Property”;

(4)	failure to comply with any other covenant or agreement in the notes or in the indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to Sanmina-SCI as provided below;

(5)	a default under any Debt (other than Disqualified Stock with respect to which the sole remedy for any default thereunder is a right to elect one or more additional members to the board of directors of the issuer of the Disqualified Stock) by Sanmina-SCI or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity and such defaulted payment at maturity shall not have been made, waived or extended within the applicable grace period related to any such payment default, in an aggregate amount greater than $50.0 million or its foreign currency equivalent at the time (the “cross acceleration provisions”);

(6)	failure by Sanmina-SCI or its Restricted Subsidiaries that individually or in the aggregate would constitute a Significant Subsidiary to pay final judgments for the payment of money in an aggregate amount in excess of $50.0 million (or its foreign currency equivalent at the time) that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the “judgment default provisions”);

(7)	certain events involving bankruptcy, insolvency or reorganization of Sanmina-SCI or its Restricted Subsidiaries that individually or in the aggregate would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(8)	the Guarantees provided by the notes guarantors that individually or in the aggregate would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such notes guarantees) or notes guarantors that would individually or in the aggregate constitute a Significant Subsidiary deny or disaffirm their obligations under their notes guarantees (other than by reason of the release of a notes guarantor in accordance with the terms of the indenture) (the “Guarantee Provisions”);

(9)	in the event that the notes and the notes guarantees are entitled to be secured by Lien(s) on the Collateral, Sanmina-SCI or any notes guarantor fails to perfect the Lien(s) in accordance with the terms of the Security Documents; and

(10)	in the event that the notes and the notes guarantees are entitled to be secured by Lien(s) on the Collateral, (i) the Lien(s) created by the Security Documents cease(s) to constitute a valid and perfected Lien(s) on, and security interest in, the Collateral (other than in accordance with the terms of any intercreditor agreement and the indenture) in favor of the Second Lien Collateral Agent, free and clear of all other Liens (other than Permitted Liens), or any of the relevant Security Documents shall for whatever reason be terminated or cease to be in full force and effect (other than in accordance with the terms of any intercreditor agreement and the indenture), if, in either case, such default continues for 30 days after notice, or the enforceability thereof shall be contested by Sanmina-SCI.

      A Default under clause (4) is not an Event of Default under the indenture until the trustee or the holders of not less than 25% in aggregate principal amount of the notes issued pursuant to such indenture then outstanding notify Sanmina-SCI of the Default and Sanmina-SCI does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

      Sanmina-SCI shall deliver to the trustee, within 30 days after Sanmina-SCI’s knowledge thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action Sanmina-SCI is taking or proposes to take with respect thereto.

      If an Event of Default with respect to the notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to Sanmina-SCI or its Restricted Subsidiaries that individually or in the aggregate would constitute a Significant Subsidiary), shall have occurred and be continuing, the trustee or the Holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the principal amount of all such notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of

Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Sanmina-SCI or its Restricted Subsidiaries that individually or in the aggregate would constitute a Significant Subsidiary shall occur, such amount with respect to all the notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the Holders. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the Holders of a majority in aggregate principal amount of the notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture.

      The Holders of a majority in aggregate principal amount of the notes then outstanding, by notice to the trustee, may on behalf of the holders of all such notes waive any existing Default or Event of Default, except a Default or Event of Default in the payment of principal, premium or interest, including special interest on such notes, if any, and except for Defaults in respect of a covenant that cannot be modified or amended without the consent of each Holder.

      Subject to the provisions of each indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders shall have offered to such trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

      No holder of the notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)	such holder has previously given to the trustee written notice of a continuing Event of Default;

(b)	the registered holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

(c)	such trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

      However, such limitations do not apply to a suit instituted by a holder of the notes for enforcement of payment of the principal of, and premium, if any, or interest, including special interest, if any, on, such note on or after the respective due dates expressed in such note. The Second Lien Collateral Agent’s ability to foreclose upon and sell the Collateral upon an Event of Default would be subject to the terms of the Intercreditor Agreement and limitations under bankruptcy and local laws, including the “one-action rule” in California. See “Risk Factors — The right to foreclose upon and sell the collateral upon an event of default would be subject to limitations under bankruptcy and local laws, in particular, the “one-action rule” in the state of California.”

Amendments and Waivers

      Subject to certain exceptions, the indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such notes) and any existing Default or Event of Default or compliance with any provision may also be waived, except as set forth below.

      The exceptions to the requirement for majority consent would include a Default or Event of Default in the payment of principal, premium or interest, including special interest, if any, and certain covenants and provisions of the indenture which cannot be amended without the consent of each holder of the notes. In addition, without the consent of each holder of the original notes, no amendment may, among other things,

(1)	reduce the amount of the notes whose holders must consent to an amendment or waiver;

(2)	reduce the rate of, or extend the time for payment of interest on, any note;

(3)	reduce the principal of, or extend the Stated Maturity of, any note;

(4)	make any note payable in money other than that stated in such note;

(5)	impair the right of any Holder to receive payment of principal of and interest on such Holder’s note on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s note or any notes guarantee;

(6)	subordinate any note to any other obligation of Sanmina-SCI or subordinate any notes guarantee with respect to the notes to any other obligation of the applicable notes guarantor;

(7)	reduce the premium payable upon the redemption of any note or change the time at which any such note may be redeemed, as described under “— Optional Redemption at Specified Prices”;

(8)	reduce the premium payable upon a change of control or, at any time after a change of control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the notes must be repurchased pursuant to such Change of Control Offer;

(9)	at any time after Sanmina-SCI is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the notes must be repurchased pursuant thereto; or

(10)	following the mailing of an offer with respect to a Prepayment Offer or a Change of Control Offer, modify the provisions of the indenture with respect to such offer in a manner adverse to the Holders.

      Without the consent of any Holder of the notes, Sanmina-SCI and the trustee may amend the indenture to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor corporation of the obligations of Sanmina-SCI or a notes guarantor under the indenture and the notes guarantees, as applicable;

(3)	provide for uncertificated notes in addition to or in place of certificated notes;

(4)	add notes guarantees with respect to the notes or release notes guarantees as provided by the terms of the indenture;

(5)	secure the notes or notes guarantees, add to the covenants of Sanmina-SCI or its Restricted Subsidiaries, as applicable, for the benefit of the holders of such notes or to surrender any right or power conferred upon Sanmina-SCI or its Restricted Subsidiaries by the indenture;

(6)	make any change that does not adversely affect the rights of any holder of the notes;

(7)	comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act;

(8)	provide for the issuance of additional notes in accordance with the indenture; or

(9)	if necessary, to effect any addition or release of Collateral permitted under the indenture or the Security Documents.

      The consent of the holders of notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, Sanmina-SCI is required to mail to each registered holder of the notes at such holder’s address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all holder s of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

      Sanmina-SCI, at its option at any time, may terminate all of Sanmina-SCI’s obligations under the notes and the indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of such notes. Sanmina-SCI at any time may terminate:

(1)	Sanmina-SCI’s obligations under the covenants described under “— Repurchase at the Option of Holders Upon a Change of Control,” “— Certain Covenants,” “Covenants After Fall-Away Event — Limitation on Sale and Leasebacks After Fall-Away Event,” “Covenants After Fall-Away Event — Limitation on Layered Debt,” “Payments for Consent” and “SEC Reports”;

(2)	the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions and the Guarantee Provisions with respect to Significant Subsidiaries or Restricted Subsidiaries that individually, or in the aggregate, constitute a Significant Subsidiary, as applicable described under “— Events of Default” above; and

(3)	the limitations contained in clause (d) under “— Merger, Consolidation and Sale of Property — Sanmina-SCI” above (“covenant defeasance”).

      Sanmina-SCI may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

      If Sanmina-SCI exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If Sanmina-SCI exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under “— Certain Covenants”), (5), (6), (7) (with respect only to Significant Subsidiaries), (8), (9) or (10) under “— Events of Default” above or because of the failure of Sanmina-SCI to comply with clause (d) under the first paragraph of “— Merger, Consolidation and Sale of Property — Sanmina-SCI” above. If Sanmina-SCI exercises its legal defeasance option or its covenant defeasance option, each applicable notes guarantor will be released from its obligations under its applicable notes guarantee and the Collateral shall be released from the second-priority lien interest in favor of the holders of the notes.

      The legal defeasance option or the covenant defeasance option with respect to the notes may be exercised only if:

(a)	Sanmina-SCI irrevocably deposits in trust with the trustee money or U.S. Government Obligations or a combination of both for the payment of principal of, premium, if any, and interest, including special interest, if any, on the notes to maturity or redemption, as the case may be;

(b)	Sanmina-SCI delivers to the trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that amounts so deposited pursuant to clause (a) above (without reinvestment on the deposited money and/or U.S. Government Obligations) will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest, including special interest, if any, when due on all the notes to maturity or redemption, as the case may be;

(c)	123 days pass after the deposit is made and during the 123-day period no Default described in clause (7) under “— Events of Default” occurs with respect to Sanmina-SCI or any other Person making such deposit which is continuing at the end of the period;

(d)	no Default or Event of Default under the indenture has occurred and is continuing on the date of such deposit;

(e)	such deposit does not constitute a default under any other material agreement or instrument binding on Sanmina-SCI;

(f)	an Opinion of Counsel is delivered to the trustee to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(g)	in the case of the legal defeasance option, an Opinion of Counsel qualified to practice law in the United States is delivered to the trustee stating that:

(1)	Sanmina-SCI has received from, or there has been published by, the Internal Revenue Service a ruling, or

(2)	since the date of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

(h)	in the case of the covenant defeasance option, an Opinion of Counsel is delivered to the trustee to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(i)	Sanmina-SCI delivers to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the indenture.

Satisfaction and Discharge

      The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes issued pursuant to the indenture) as to all notes outstanding under the indenture and the Collateral shall be released from the second-priority lien interest in favor of the holder of the notes when:

(a)	either:

(1)	all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has previously been deposited in trust or segregated and held in trust by Sanmina-SCI and thereafter repaid to Sanmina-SCI or discharged from such trust) have been delivered to the trustee for cancellation; or

(2)	all such notes that have not been previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year upon arrangements reasonably satisfactory to the trustee for the giving of notice of redemption, and Sanmina-SCI has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, money or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to such trustee for cancellation for principal, premium, if any, and accrued interest, including special interest, if any, to the date of such deposit (in the case of notes that have become due and payable) or to the date of maturity or redemption;

(b)	no Default or Event of Default under the indenture shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which Sanmina-SCI is a party or by which Sanmina-SCI is bound;

(c)	Sanmina-SCI has paid or caused to be paid all sums payable by it under the indenture;

(d)	Sanmina-SCI has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money and/or U.S. Government Obligations toward the payment of the notes at maturity or the redemption date, as the case may be; and

(e)	Sanmina-SCI has delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that Sanmina-SCI has complied with all conditions precedent to satisfaction and discharge of the indenture.

Governing Law

      The indenture and the notes are governed by the internal laws of the State of New York.

The Trustee

      U.S. Bank National Association (as successor to State Street Bank and Trust Company of California, N.A.) is the trustee under the indenture.

      Except during the continuance of an Event of Default under the indenture, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default under the indenture, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Certain Definitions

      Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

      Whenever the covenant or default provisions or definitions in the indenture refer to an amount in U.S. dollars, that amount will be deemed to refer to the U.S. Dollar Equivalent of the amount of any obligation denominated in any other currency or currencies, including composite currencies. Any determination of U.S. Dollar Equivalent for any purpose under the indenture will be determined as of a date of determination as described in the definition of “U.S. Dollar Equivalent” and, in any case, no subsequent change in the U.S. Dollar Equivalent after the applicable date of determination will cause such determination to be modified.

      “Acquired Debt” means Debt of a Person outstanding on the date on which such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to be Incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of assets from such Person.

      “Additional Assets” means:

(a)	any Property (other than cash, Cash Equivalents and securities) to be owned by Sanmina-SCI or any Restricted Subsidiary and used in a Permitted Business, including, without limitation, receivables repurchased in connection with a Receivables Program;

(b)	Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Sanmina-SCI or another Restricted Subsidiary from any Person other than Sanmina-SCI or an Affiliate of Sanmina-SCI; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Permitted Business; and

(c)	any Permitted Investment (other than as described in clauses (a), (b) (insofar as the Investment is made in a Restricted Subsidiary) or (d) of the definition of “Permitted Investment”).

      “Affiliate” of any specified Person means:

(a)	any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

(b)	any other Person who is a director or executive officer of:

(1)	such specified Person;

(2)	any Subsidiary of such specified Person; or

(3)	any Person described in clause (a) above.

      For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the covenants described under “— Certain Covenants — Limitation on Transactions with Affiliates” and “— Certain Covenants — Limitation on Asset Sales” and the definition of “Additional Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Sanmina-SCI or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

      “Asset Sale” means any sale, transfer, issuance or other disposition (or series of related sales, transfers, issuances or dispositions) by Sanmina-SCI or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a)	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), or

(b)	any other assets of Sanmina-SCI (excluding Capital Stock of Sanmina-SCI, cash and Cash Equivalents) or any Restricted Subsidiary outside of the ordinary course of business of Sanmina-SCI or such Restricted Subsidiary, in the case of either clause (a) or (b), (i) that have a Fair Market Value in excess of $10.0 million, or (ii) for net proceeds in excess of $10.0 million.

      Notwithstanding the foregoing clauses (a) and (b) of this definition, in no event shall an Asset Sale include:

(1)	any disposition by a Restricted Subsidiary to Sanmina-SCI or by Sanmina-SCI or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	any disposition that constitutes a Permitted Investment or Restricted Payment or any disposition of a Permitted Investment, in any such case, to the extent permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payments”;

(3)	any disposition effected in compliance with the first paragraph of the covenant described under “— Merger, Consolidation and Sale of Property — Sanmina-SCI”;

(4)	any disposition of damaged, worn out or other obsolete personal or real property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of Sanmina-SCI and its Restricted Subsidiaries;

(5)	any issuance of Capital Stock by a Subsidiary of Sanmina-SCI to Sanmina-SCI or to another Subsidiary of Sanmina-SCI (other than the issuance of Capital Stock by a Restricted Subsidiary to an Unrestricted Subsidiary);

(6)	the licensing by Sanmina-SCI or any Restricted Subsidiary of intellectual property or know-how on commercially reasonable terms and in the ordinary course of business;

(7)	the sale, lease, conveyance or other disposition of Property in connection with the obligation of Sanmina-SCI or any Restricted Subsidiary to remarket or sell any Property at the end of the lease term or otherwise under or in connection with any Synthetic Lease of the Office Campus;

(8)	the surrender or waiver of litigation rights or settlement, release or surrender of tort or other litigation claims of any kind;

(9)	the sale, lease, conveyance or other disposition of Receivables Program Assets by Sanmina-SCI or any Restricted Subsidiary in connection with any Receivables Program;

(10)	the sub-lease of facilities of Sanmina-SCI or any Restricted Subsidiary and the lease by Sanmina-SCI or any Restricted Subsidiary of facilities under any operating lease, in either such case, in the ordinary course of business;

(11)	one or more sales of fixed assets by Sanmina-SCI or any Restricted Subsidiary in connection with Sanmina-SCI’s Restructuring Plans provided, that such sales take place during the period beginning on the Issue Date and ending two years after the Issue Date and the aggregate consideration for all of the sales during such two-year period does not exceed $50.0 million; and

(12)	the granting of a Permitted Lien.

      “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a)	if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligation”; and

(b)	in all other instances, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

      “Available Credit” means as of any date of determination, the maximum amount available that may be drawn under Sanmina-SCI’s and each Restricted Subsidiary’s Credit Facilities at such date of determination.

      “Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a)	the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b)	the sum of all such payments.

      “Board of Directors” means the Board of Directors of Sanmina-SCI or any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors.

      “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Sanmina-SCI, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the trustee.

      “Borrowing Base” means an amount equal to the sum of (A) 80% of the book value of the accounts receivable of Sanmina-SCI and its Restricted Subsidiaries plus (B) 50% of the book value of the inventory of Sanmina-SCI and its Restricted Subsidiaries, in each case as of the end of the most recently ended fiscal quarter of Sanmina-SCI for which financial statements of Sanmina-SCI have been made publicly available.

      “Capital Lease Obligations” means any obligation under a lease of any property (whether real, personal or mixed) that is capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease. For purposes of “— Certain Covenants — Limitation on Liens”, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

      “Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into any such equity interest.

      “Capital Stock Sale Proceeds” means the aggregate cash proceeds received by Sanmina-SCI from the issuance or sale (other than to a Restricted Subsidiary of Sanmina-SCI or an employee stock ownership plan or trust established by Sanmina-SCI or any such Subsidiary for the benefit of their employees) by Sanmina-SCI of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      “Cash Equivalents” means

(a)	securities issued or directly and fully guaranteed or insured by (i) the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), or (ii) any member of the European Economic Area or Switzerland, or any agency or instrumentality thereof (provided that such country, agency or instrumentality has a credit rating at least equal to that of the United States and the full faith and credit of such country is pledged in support thereof), in each case, with such securities having maturities of not more than one year from the date of acquisition;

(b)	marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of such state is pledged in support thereof) and, at the time of acquisition thereof, having credit ratings of at least AA- (or the equivalent) by S&P and at least Aa3 (or the equivalent) by Moody’s;

(c)	certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank organized in the United States of America, Canada, Japan or Switzerland or any member of the European Economic Area, in each case, of recognized standing and having combined capital and surplus in excess of $500.0 million (or the foreign currency equivalent thereof);

(d)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above;

(e)	commercial paper rated at the time of acquisition thereof in one of the two highest categories obtainable from both S&P and Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(f)	interests in any investment company or money market fund substantially all of the assets of which are of the type specified in clauses (a) through (e) above.

      “change of control” means the occurrence of any of the following events:

(a)	if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Sanmina-SCI (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

(b)	the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Sanmina-SCI and its Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary) shall have occurred, or Sanmina-SCI merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into Sanmina-SCI, in any such event pursuant to a transaction in which the outstanding Voting Stock of Sanmina-SCI is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1)	the outstanding Voting Stock of Sanmina-SCI is reclassified into or exchanged for other Voting Stock of Sanmina-SCI or for Voting Stock of the surviving corporation; and

(2)	the holders of the Voting Stock of Sanmina-SCI immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of Sanmina-SCI or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction;

(c)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of Sanmina-SCI was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(d)	the shareholders of Sanmina-SCI shall have approved any plan of liquidation or dissolution of Sanmina-SCI.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Collateral” means all of the collateral securing the notes and the notes guarantees as described in the Security Documents and under the section “Description of the Collateral and Intercreditor Arrangements.”

      “Commission” means the U.S. Securities and Exchange Commission.

      “Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

      “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

      “Comparable Treasury Price” means, with respect to any redemption date:

(a)	the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” or

(b)	if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotations for such redemption date.

      “Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of Sanmina-SCI and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

(a)	all intercompany items between Sanmina-SCI and any Restricted Subsidiary or between Restricted Subsidiaries; and

(b)	all current maturities of long-term Debt.

      “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of:

(a)	the aggregate amount of EBITDA for the most recently ended four consecutive fiscal quarters for which financial statements have been made publicly available; to

(b)	Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

(1)	if

(A)	since the beginning of such period but prior to such date of determination, Sanmina-SCI or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt; or

(B)	the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

      Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, (i) in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if Sanmina-SCI or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt and (ii) in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period, and

(2)	if

(A)	since the beginning of such period but prior to such date of determination Sanmina-SCI or any Restricted Subsidiary shall have made any Asset Sale or an acquisition of Property which constitutes all or substantially all of an operating unit of a business;

(B)	the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale or acquisition; or

(C)	since the beginning of such period but prior to such date of determination any Person (that subsequently became a Restricted Subsidiary or was merged with or into Sanmina-SCI or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale or acquisition;

      EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale or acquisition as if such Asset Sale or acquisition had occurred on the first day of such period.

      If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of the lesser of (i) 12 months and (ii) the remaining period until the Stated Maturity of such Debt). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, Sanmina-SCI shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent Sanmina-SCI and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

      “Consolidated Interest Expense” means (without duplication), for any period, the total interest expense of Sanmina-SCI and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by Sanmina-SCI or its Restricted Subsidiaries during that period,

(a)	interest expense attributable to Capital Lease Obligations and the imputed interest with respect to Attributable Debt;

(b)	amortization of debt discount and debt issuance cost, including commitment fees;

(c)	capitalized interest;

(d)	non-cash interest expense;

(e)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(f)	net costs associated with Hedging Obligations (including amortization of fees);

(g)	Disqualified Stock Dividends, other than dividends payable to Sanmina-SCI or a Restricted Subsidiary of Sanmina-SCI;

(h)	Preferred Stock Dividends, other than dividends payable to Sanmina-SCI or a Restricted Subsidiary of Sanmina-SCI;

(i)	interest actually paid by Sanmina-SCI or any Restricted Subsidiary on any Debt of any other Person to the extent such Debt is Guaranteed by Sanmina-SCI or any Restricted Subsidiary; and

(j)	cash contributions to any employee stock ownership plan or similar trust of Sanmina-SCI to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Sanmina-SCI) in connection with Debt Incurred by such plan or trust.

      “Consolidated Net Income” means, for any period, the net income (loss) of Sanmina-SCI and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (without duplication):

(a)	if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, an amount that is equal to (i) the amount of net income attributable to such Restricted Subsidiary multiplied by (ii) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by Sanmina-SCI or any of its Restricted Subsidiaries,

(b)	any net income (loss) of any Person (other than Sanmina-SCI) if such Person is not a Restricted Subsidiary, except that:

(1)	Sanmina-SCI’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or any Property distributed by such Person during such period to Sanmina-SCI or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (d) below); and

(2)	Sanmina-SCI’s equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(c)	for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (c) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, any net income (loss) of any Person acquired by Sanmina-SCI or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition;

(d)	any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is unable to both pay dividends and otherwise distribute cash to Sanmina-SCI and any other Restricted Subsidiary because it is subject to the restrictions of its charter or other organizational document or any agreement, instrument, contract, judgment, decree, order or statute, rule or governmental regulation applicable to the Restricted Subsidiary, except that:

(1)	Sanmina-SCI’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to Sanmina-SCI or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

(2)	Sanmina-SCI’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(e)	any gain (or loss) realized upon the sale or other disposition of any Property of Sanmina-SCI or any of its consolidated Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;

(f)	any extraordinary gain or loss;

(g)	restructuring charges, write-downs and reserves (to the extent not excluded in paragraph (f) above) taken by Sanmina-SCI or its Restricted Subsidiaries during any such period, provided that:

•	the aggregate amount of charges that are paid in cash that are excluded pursuant to this clause (g) in connection with Sanmina-SCI’s Restructuring Plans must be taken on or before March 31, 2004 and shall not in the aggregate exceed $291.0 million for all periods during which Consolidated Net Income may be calculated; and any charges paid in cash in excess of such amount or taken after March 31, 2004 shall be included in the calculation of Consolidated Net Income for the period when such charges are paid in cash; and

•	the aggregate amount of charges that are paid in cash that are excluded pursuant to this paragraph (g) in connection with Sanmina-SCI’s future restructuring plans shall not exceed $100.0 million for all periods during which Consolidated Net Income may be calculated;

provided, further, that for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (c) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, this paragraph (g) shall not apply,

(h)	the cumulative effect of a change in accounting principles; and

(i)	any non-cash compensation expense realized for grants of, or in connection with the exercise of, performance shares, stock options or other rights to officers, directors and employees of Sanmina-SCI or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder for Capital Stock of Sanmina-SCI (other than Disqualified Stock).

      Notwithstanding the foregoing, for purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Sanmina-SCI or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

      “Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of Sanmina-SCI and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of Sanmina-SCI and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included in the determination of Consolidated Net Tangible Assets, the following amounts (without duplication) shall be excluded:

(a)	the excess of cost over fair market value of assets or businesses acquired;

(b)	unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(c)	minority interests in consolidated Subsidiaries held by Persons other than Sanmina-SCI or any Restricted Subsidiary;

(d)	treasury stock;

(e)	cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(f)	Investments in and assets of Unrestricted Subsidiaries.

      “Consolidated Net Worth” means, as of any date of determination, the total of the amounts shown on the consolidated balance sheet of such Person and its Restricted Subsidiaries as:

(a)	the par or stated value of all outstanding Capital Stock of such Person; plus

(b)	paid-in capital or capital surplus relating to such Capital Stock, plus

(c)	any retained earnings or earned surplus; less:

(1)	any accumulated deficit; and

(2)	any amounts attributable to Disqualified Stock;

in each case as of the end of the most recent fiscal quarter of such Person for which financial statements have been made publicly available.

      “Consolidated Tangible Foreign Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Foreign Subsidiaries of Sanmina-SCI as the total assets of the Foreign Subsidiaries of Sanmina-SCI, minus the total intangible assets of the Foreign Subsidiaries of Sanmina-SCI.

      “Convertible Debentures” means the Zero Coupon Convertible Subordinated Debentures due 2020, 4 1/4% Convertible Subordinated Debentures due 2004 and the 3% Convertible Subordinated Notes due 2007 issued by Sanmina-SCI or SCI Systems, Inc., as the case may be.

      “Convertible Debentures Repurchase” means the purchase, repurchase, redemption, defeasance or acquisition for value of any Convertible Debentures.

      “Credit Facilities” means, with respect to Sanmina-SCI or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the New Credit Facility) providing for one or more revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) swing-line or commercial paper facilities (including any letter of credit, sub-facilities or other facilities) or letters of credit, in each case together with any Refinancings thereof by a lender or syndicate of lenders, including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not with the same agent, trustee, representative lender or holders, and irrespective of any change in the terms and conditions thereof.

      “Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to manage or hedge fluctuations in currency exchange rates.

      “Debt” means, with respect to any Person on any date of determination (without duplication):

(a)	the principal of and premium (if any) and any other obligations in respect of:

(1)	debt of such Person for money borrowed; and

(2)	debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c)	all obligations of such Person to pay the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and accrued expenses related thereto arising in the ordinary course of business and excluding any lease properly classified as an operating lease in accordance with GAAP);

(d)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction but excluding obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above and (f) and (g) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e)	the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock;

(f)	all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is liable as obligor or Guarantor, including by means of any Guarantee;

(g)	all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value (as determined by Sanmina-SCI in good faith) of such Property subject to such Lien or the amount of the obligation so secured; and

(h)	to the extent not otherwise included in this definition, the net liability under Hedging Obligations of such Person,

if and only to the extent that any of the preceding items (other than letters of credit, Hedging Obligations and obligations referred to in clauses (f) and (g) above) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP (and in the case of Disqualified Stock that does not appear as a liability upon a balance sheet, the price at which such Disqualified Stock may be redeemed by the holder thereof on the date such Disqualified Stock may first be redeemed by the holders thereof).

      In no event shall the term “Debt” include (i) any debt under any overdraft or cash management facility, provided that any such debt is incurred in the ordinary course of business and consistent with past practice, and is repaid in full no later than the business day immediately following the date on which it was incurred, or (ii) any trade payable. The amount of Debt of any Person at any date shall be (x) the accreted value thereof in the case of any Debt that does not require current payments of interest, (y) the principal amount of such Debt and (z) the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

      “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

      “Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)	is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

(c)	is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock;

on or prior to, in the case of clause (a), (b) or (c), the date that is 91 days after the Stated Maturity of the notes. Notwithstanding the foregoing, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Sanmina-SCI to repurchase such Capital Stock upon the occurrence of a change of control or asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Sanmina-SCI may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

      “Disqualified Stock Dividends” means all dividends made with respect to Disqualified Stock of Sanmina-SCI held by Persons other than a Restricted Subsidiary other than dividends paid in Capital Stock of Sanmina-SCI. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to Sanmina-SCI.

      “Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary, (b) a Subsidiary of a Foreign Restricted Subsidiary and (c) any special purpose entity established solely in connection with a Receivables Program or any Synthetic Lease with respect to the Office Campus.

      “EBITDA” means, for any period, an amount equal to, for Sanmina-SCI and its consolidated Restricted Subsidiaries:

(a)	the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1)	the provision for taxes based on income or profits or utilized in computing net income;

(2)	Consolidated Interest Expense;

(3)	depreciation;

(4)	amortization; and

(5)	any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

(b)	all non-cash items increasing Consolidated Net Income for such period.

      Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be paid as dividends to Sanmina-SCI by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      “Equity Offering” means (i) any public offering of common stock (other than Disqualified Stock) of Sanmina-SCI or (ii) any unregistered offering of common stock (other than Disqualified Stock) of Sanmina-SCI with net cash proceeds in excess of $50 million.

      “European Economic Area” means the member nations of the European Economic Area pursuant to the Oporto Agreement on the European Economic Area dated May 2, 1992, as amended.

      “Event of Default” has the meaning set forth under “— Events of Default”.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “exchange notes” means new notes of Sanmina-SCI issued in a registered offer made pursuant to a registration statement, or registration statements, filed with, and declared effective by, the Commission offering to exchange such new notes for the notes or the additional notes; provided that such new notes have terms substantially identical in all material respects to the notes and the additional notes for which such offer is being made; provided, further, that the exchange notes shall include new Guarantees issued in such exchange offer by the notes guarantors in exchange for the existing notes guarantees; provided, further, that the exchange notes exchanged for the notes or additional notes, as the case may be, and the new Guarantees exchanged for the notes guarantees in such exchange offer shall be secured to the same extent, on the same terms and under the same conditions, as the notes or additional notes, as the case may be, and the notes guarantees.

      “fall-away event” means the occurrence of the following events:

(a)	the notes have received investment grade ratings from both Rating Agencies;

(b)	no Default or Event of Default has occurred and is continuing; and

(c)	Sanmina-SCI has delivered to the trustee an Officers’ Certificate certifying as to the events specified in clauses (a) and (b) of this definition.

      “Fair Market Value” means, with respect to any Property, the price that would reasonably be expected to be paid in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a)	if such Property has a Fair Market Value equal to or less than $50.0 million, by any Officer of Sanmina-SCI; or

(b)	if such Property has a Fair Market Value in excess of $50.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 45 days of the relevant transaction and delivered to the trustee.

      “First Lien Collateral Agent” means the collateral agent acting on behalf of the lenders holding First Lien Obligations with respect to such lenders’ first priority interest in the Collateral and its successors and assigns.

      “First Lien Obligations” means Debt that is permitted to be incurred pursuant to paragraph (b) of the definition of Permitted Debt and secured by a first priority lien on the Collateral.

      “Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States or any state thereof or the District of Columbia.

      “Foreign Subsidiary” means any Subsidiary of Sanmina-SCI that is not organized under the laws of the United States of America, any state thereof or the District of Columbia.

      “GAAP” means United States generally accepted accounting principles as in effect from time to time.

      “Guarantee” means any obligation, contingent or otherwise, of any Person guaranteeing in any manner any Debt of any other Person; provided, however, that the term “Guarantee” shall not include:

(a)	endorsements for collection or deposit in the ordinary course of business; or

(b)	a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of “Permitted Investment”.

      The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

      “Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Agreement or any other similar agreement or arrangement.

      “Holder” means the Person in whose name any note is registered on the note registrar’s books.

      “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

      “Independent Investment Banker” means one of the Reference Treasury Dealers, or if any such firm is unwilling or unable to select to Comparable Treasury Issue, an investment banking firm of national reputation selected by Sanmina-SCI.

      “Intercreditor Agreement” means the agreement to be entered into among the First Lien Collateral Agent, the Second Lien Collateral Agent and Sanmina-SCI, and their successors and assigns, as such agreement may be amended from time to time.

      “Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to manage fluctuations in interest rates.

      “Investment” by any Person means any direct or indirect loan (other than advances to customers or other persons in the ordinary course of business that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others) (but excluding commission, travel and similar advances to officers, directors and employees made in the ordinary course of business) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person; provided that in no event shall the licensing or transfer of know-how or intellectual property or the providing of services, each in the ordinary course of business, be considered an Investment. If Sanmina-SCI or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Sanmina-SCI, Sanmina-SCI shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as determined in good faith by Sanmina-SCI) of the Capital Stock of such Restricted Subsidiary not sold or disposed.

      “investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P (or the equivalent investment grade rating by another Rating Agency).

      “Issue Date” means the date on which the notes are initially issued pursuant to the indenture.

      “Lien” with respect to a Person means, with respect to any Property of such Person, any mortgage or deed of trust, pledge, hypothecation, security interest, lien, fixed or floating charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance or other security agreement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided, that the term “Lien” shall not include any lease properly classified as an operating lease in accordance with GAAP.

      “Liquidity” means the cash and Cash Equivalents on the balance sheet of Sanmina-SCI and its Restricted Subsidiaries plus the Available Credit of Sanmina-SCI and its Restricted Subsidiaries as of a date that is no earlier than three business days prior to the date of determination.

      “Make-Whole Premium” means, with respect to a note on any date of redemption, the greater of:

(a)	1% of the principal amount of such note; or

(b)	the excess of (1) the present value at such date of redemption of (A) the redemption price of such note at January 15, 2007 (such redemption price being described under “— Optional Redemption at Specified Prices”) plus (B) all remaining required interest payments (exclusive of interest accrued and unpaid to the date of redemption) due on such note through January 15, 2007, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the then outstanding principal amount of such note.

      “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

      “Net Available Cash” from any Asset Sale means cash payments actually received therefrom by Sanmina-SCI or its Restricted Subsidiaries (including any cash payments actually received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a)	all legal, title and recording expenses, commissions and other fees and expenses Incurred (including, without limitation, investment banking, sales commissions and relocation expenses), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(b)	all payments made on any Debt that is secured by any Lien upon Property that is the subject of such Asset Sale, or by applicable law, which are repaid out of the proceeds from such Asset Sale;

(c)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(d)	any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      “New Credit Facility” means that $275 million term facility entered into among, inter alia, Sanmina-SCI, the notes guarantors, Goldman Sachs Credit Partners L.P. as Lead Arranger, Syndication Agent and Administrative Agent and the lenders named therein, including any related notes, collateral documents, letters of credit and documentation and Guarantees and any appendices, exhibits or schedules to any of the foregoing, as any or all of such agreements (or any other agreement that Refinances any or all of such agreements or any of the foregoing other agreements) may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, Repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements or otherwise.

      “notes guarantees” mean Guarantees on the terms set forth in the indenture by the notes guarantors of Sanmina-SCI’s obligations with respect to the notes.

      “notes guarantors” mean each Domestic Restricted Subsidiary and any other Person that becomes a Guarantor of the notes pursuant to the covenant described under “— Certain Covenants — Future Notes Guarantors” or who executes and delivers a supplemental indenture to the indenture providing for a notes guarantee.

      “Office Campus” means Sanmina-SCI’s principal office campus located on North First Street in San Jose, California;

      “Officer” means (i) the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of Sanmina-SCI and (ii) the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary of Sanmina-SCI.

      “Officers’ Certificate” means a certificate signed by (x) (i) one officer listed in clause (i) of the definition thereof and (ii) one officer listed in clause (ii) of the definition thereof, or (y) two officers listed in clause (i) of the definition thereof, and, in either case, delivered to the trustee.

      “Opinion of Counsel” means a written opinion from legal counsel to Sanmina-SCI. The counsel may be an employee of or counsel to Sanmina-SCI or the trustee.

      “Permitted Business” means any business that is related, ancillary or complementary to the businesses of Sanmina-SCI and the Restricted Subsidiaries on the Issue Date or any reasonable extension thereof.

      “Permitted Investment” means any Investment by Sanmina-SCI or a Restricted Subsidiary in:

(a)	Sanmina-SCI;

(b)	any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Permitted Business;

(c)	any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, or is liquidated into, Sanmina-SCI or a Restricted Subsidiary, provided that such Person’s primary business is a Permitted Business;

(d)	cash or Cash Equivalents;

(e)	receivables owing to Sanmina-SCI or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (and Investments obtained in exchange for or settlement of accounts receivable for which Sanmina-SCI or a Restricted Subsidiary has determined that collection is not likely); provided, however, that such trade terms may include such concessionary trade terms as Sanmina-SCI or such Restricted Subsidiary deems reasonable under the circumstances;

(f)	commission, entertainment, relocation, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(g)	loans and advances to, or Guarantees of third party loans to, employees, directors and officers made in the ordinary course of business consistent with past practices of Sanmina-SCI or such Restricted Subsidiary and in compliance with applicable laws provided that such loans and advances in the aggregate do not exceed $5.0 million at any one time outstanding;

(h)	any acquisition of Property solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) or the transfer on a non-exclusive basis of intellectual property or know-how of Sanmina-SCI;

(i)	any Investment received in settlement of debts created in the ordinary course of business and owing to Sanmina-SCI or a Restricted Subsidiary or in satisfaction of judgments, including pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or consideration received in settlement of litigation claims in tort, bankruptcy, liquidation, receivership or insolvency or otherwise;

(j)	any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales”;

(k)	Hedging Obligations permitted under the covenant described under “— Certain Covenants — Limitation on Debt;”

(l)	prepaid expenses and negotiable instruments held for collection in the ordinary course of business;

(m)	lease, utility and workers’ compensation, performance and other similar deposits arising in the ordinary course of business;

(n)	Investments existing as of the Issue Date and Investments purchased or received in exchange for such Investments, provided that any additional consideration provided by Sanmina-SCI or any Restricted Subsidiary in such exchange shall be not be permitted pursuant to this clause (n);

(o)	loans or advances to customers in the ordinary course of business;

(p)	any Person engaged in a Permitted Business, provided that such Investments in the aggregate do not exceed 10% of Consolidated Net Tangible Assets at any one time outstanding; and

(q)	the original notes, the exchange notes, the additional notes and the notes guarantees.

      “Permitted Joint Venture” means any Person that is, directly or indirectly, engaged principally in a Permitted Business, and the Capital Stock (or securities convertible into Capital Stock) of which is owned by Sanmina-SCI and one or more Persons other than Sanmina-SCI or any Affiliate of Sanmina-SCI.

      “Permitted Liens” means:

(a)	Liens on any assets, including the Collateral, to secure Debt permitted to be Incurred under clause (b) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”;

(b)	During the Security Period, Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”, and during the period where a Fall Away Event has occurred and continuing, Liens to secure Capital Lease Obligations and Purchase Money Debt where the aggregate principal amount of such Debt at any time outstanding shall not exceed 10.0% of Consolidated Net Tangible Assets, provided that, in each case, any such Lien may not extend to any Property of

Sanmina-SCI or any Restricted Subsidiary, other than the Property acquired, constructed, improved or leased with the proceeds of such Debt and any additions, parts, attachments, fixtures, leasehold improvements, proceeds, improvements or accessions related thereto;

(c)	Liens for taxes, assessments or governmental charges or levies on the Property of Sanmina-SCI or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(d)	Liens imposed by law or arising by operation of law, including without limitation, landlords’, mailmen’s, suppliers’, vendors’, carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, Liens for master’s and crew’s wages and other similar laws, on the Property of Sanmina-SCI or any Restricted Subsidiary arising in the ordinary course of business and for payment obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(e)	Liens on the Property of Sanmina-SCI or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety or appeal bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice;

(f)	Liens on Property at the time Sanmina-SCI or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into Sanmina-SCI or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Sanmina-SCI or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by Sanmina-SCI or any Restricted Subsidiary;

(g)	Liens on the Property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Sanmina-SCI or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(h)	Liens Incurred or pledges or deposits made by Sanmina-SCI or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Sanmina-SCI or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of Sanmina-SCI, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(i)	utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(j)	Liens existing on the Issue Date not otherwise described in clauses (a) through (i) of this definition;

(k)	Liens not otherwise described in clauses (a) through (j) above on the Property of any Restricted Subsidiary that is not a notes guarantor to secure any Debt permitted to be Incurred by such Restricted Subsidiary pursuant to the covenant described under “— Certain Covenants — Limitation on Debt”;

(l)	Liens on the Property of Sanmina-SCI or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clauses (a), (b), (f), (g), (j), (k), (o), (p), (t), (u), (w), (y) and (z) of this definition; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1)	the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clauses (a), (b), (f), (j), (k), (o), (p), (t), (u), (w), (y) and (z) of this definition, as the case may be, at the time the original Lien became a Permitted Lien under the indenture; and

(2)	an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by Sanmina-SCI or such Restricted Subsidiary in connection with such Refinancing;

(m)	judgment Liens not giving rise to a Default or Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(n)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of banker’s acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods,

(o)	Liens securing obligations of Sanmina-SCI under Hedging Obligations permitted to be Incurred under clause (f) of the second paragraph described under “— Certain Covenants — Limitation on Debt;”

(p)	Liens securing reimbursement obligations with respect to commercial letters of credit that encumber cash, documents and other Property relating to such letters of credit and proceeds thereof;

(q)	Liens on assets leased to Sanmina-SCI or a Restricted Subsidiary if such lease is properly classified as an operating lease in accordance with GAAP or is a Synthetic Lease of the Office Campus;

(r)	Liens arising under consignment or similar arrangements for the sale of goods in the ordinary course of business;

(s)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(t)	Liens securing obligations of Sanmina-SCI or any Restricted Subsidiary in respect of a Receivables Program, provided that any such Lien will be limited to the Receivables Program Assets under such Receivables Program;

(u)	Liens on cash securing obligations of Sanmina-SCI or a Restricted Subsidiary in connection with or under a Synthetic Lease of the Office Campus;

(v)	Liens in favor of Sanmina-SCI;

(w)	Liens on the Collateral to secure the notes, including the additional notes, the exchange notes and the notes guarantees;

(x)	Liens on Capital Stock of Unrestricted Subsidiaries that does not constitute Collateral;

(y)	Liens on the Office Campus to secure Debt permitted to be incurred under clause (l) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”;

(z)	Liens securing other Debt not exceeding $10.0 million at any time outstanding; and

(aa)	Liens arising out of transactions relating to tax-planning strategies of Sanmina-SCI and its Restricted Subsidiaries; provided, that all such transactions are between or among Restricted Subsidiaries, Sanmina-SCI and any trustee, transfer agent or escrow agent relating to such tax planning strategies, or any combination of the foregoing parties.

      “Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a)	such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1)	the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) and all accrued interest then outstanding of the Debt being Refinanced; and

(2)	an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

(b)	the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

(c)	the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

(d)	the new Debt shall not be senior in right of payment to the Debt that is being Refinanced, except that in the case of any Debt that Refinances the Convertible Debentures, such Debt may be senior in right of payment to the Convertible Debentures;

provided, however, that Permitted Refinancing Debt shall not include:

(x)	Debt of a Subsidiary that is not a notes guarantor that Refinances Debt of Sanmina-SCI or a notes guarantor; or

(y)	Debt of Sanmina-SCI or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

      “Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      “Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

      “Preferred Stock Dividends” means all dividends (other than dividends paid in Capital Stock of Sanmina-SCI) made with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than Sanmina-SCI or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

      “Principal Property” means the land, improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office of Sanmina-SCI, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) which is (a) owned or leased by Sanmina-SCI or any Subsidiary, (b) is located within any of the present 50 states of the United States of America (or the District of Columbia), (c) has not been determined in good faith by the Board of Directors of Sanmina-SCI not to be of material importance to the business conducted by Sanmina-SCI and its Subsidiaries, taken as a whole, and (d) has a book value on the date of which the determination is being made of in excess of 1% of Consolidated Net Tangible Assets of Sanmina-

SCI as most recently determined on or prior to such date (including for purposes of such calculation the land, improvements, buildings and such fixtures comprising such office, plant or facility, as the case may be).

      “pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of the indenture, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by an Officer, or otherwise a calculation made in good faith by an Officer after consultation with the independent certified public accountants of Sanmina-SCI.

      “Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its fair market value.

      “Purchase Money Debt” means Debt:

(a)	consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed; or

(b)	Incurred to finance all or any part of the purchase price or cost of an acquisition, construction improvement, installation or lease by Sanmina-SCI or a Restricted Subsidiary of Property used in the business of Sanmina-SCI and its Restricted Subsidiaries, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction, improvement, installation or lease of such Property by Sanmina-SCI or such Restricted Subsidiary.

      “Rating Agency” means Moody’s and S&P (or, if either such entity ceases to rate the notes for reasons outside the control of Sanmina-SCI, then in place of that entity, any other securities rating organization nationally recognized in the United States selected by Sanmina-SCI as a replacement agent).

      “Receivables Program” means, with respect to any Person, an agreement or other arrangement or program providing for the advance of funds to such Person against the pledge, contribution, sale or other transfer or encumbrances of Receivables Program Assets of such Person or such Person and/or one or more of its Subsidiaries.

      “Receivables Program Assets” means all of the following Property and interests in Property, including any undivided interest in any pool of any such Property or interests, whether now existing or existing in the future or hereafter arising or acquired:

(a)	accounts (as defined in the Uniform Commercial Code or any similar or equivalent legislation as in effect in any applicable jurisdiction);

(b)	accounts receivable, general intangibles, instruments, contract rights, documents and chattel paper (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services, no matter how evidenced, whether or not earned by performance);

(c)	all unpaid sellers’ or lessors’ rights (including, without limitation, rescission, replevin, reclamation and stoppage in transit) relating to any of the foregoing or arising therefrom;

(d)	all rights to any goods or merchandise represented by any of the foregoing;

(e)	all reserves and credit balances with respect to any such accounts receivable or account debtors;

(f)	all letters of credit, security or Guarantees of any of the foregoing;

(g)	all insurance policies or reports relating to any of the foregoing;

(h) all collection or deposit accounts relating to any of the foregoing;

(i)	all books and records relating to any of the foregoing;

(j)	all instruments, contract rights, chattel paper, documents and general intangibles relating to any of the foregoing; and

(k)	all proceeds of any of the foregoing.

      “Reference Treasury Dealer” means Goldman, Sachs & Co. and its respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), Sanmina-SCI shall substitute therefor another Primary Treasury Dealer.

      “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

      “Refinance” means, in respect of any Debt, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

      “Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the covenant described under “— Certain Covenants — Limitation on Asset Sales” and the definition of “Consolidated Interest Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

      “Restricted Payment” means:

(a)	any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of Sanmina-SCI or any Restricted Subsidiary (including any such payment in connection with any merger or consolidation with or into Sanmina-SCI or any Restricted Subsidiary), except for any dividend or distribution that is made solely to Sanmina-SCI or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Sanmina-SCI or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of Sanmina-SCI;

(b)	the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of Sanmina-SCI (other than from a Restricted Subsidiary);

(c)	the purchase, repurchase, redemption, acquisition or retirement for value, prior to the earliest of the Stated Maturity or the date for any sinking fund or amortization or other installment payment, of any Subordinated Debt (other than the purchase, repurchase, redemption, acquisition or retirement of any Subordinated Debt purchased in anticipation of satisfying a payment at the earliest of the Stated Maturity, or the date of any sinking fund or amortization or other installment obligation, in each case due within one year of the date of purchase, repurchase, redemption, acquisition or retirement); or

(d)	any Investment (other than Permitted Investments) in any Person.

      “Restricted Subsidiary” means any Subsidiary of Sanmina-SCI other than an Unrestricted Subsidiary.

      “Restructuring Plans” means each of the restructuring plans of Sanmina-SCI and its Subsidiaries as announced by Sanmina-SCI on (1) October 24, 2001 in Sanmina-SCI’s press release and earnings conference call relating to its fourth quarter ended September 29, 2001 and year-end results for fiscal 2001 and (2) on

October 29, 2002 in Sanmina-SCI’s press release and earnings conference call relating to its fourth quarter ended September 28, 2002 and year-end results for fiscal 2002.

      “S&P” means Standard & Poor’s Ratings Service or any successor to the rating agency business thereof.

      “Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby Sanmina-SCI or a Restricted Subsidiary transfers such Property to another Person and Sanmina-SCI or a Restricted Subsidiary leases it from such Person. Neither a transaction solely between Sanmina-SCI and any of its Restricted Subsidiaries or between any Restricted Subsidiaries of Sanmina-SCI, nor a sale and leaseback transaction that is consummated within 180 days after the purchase of the assets subject to such transaction, shall be considered a Sale and Leaseback Transaction.

      “Second Lien Collateral Agent” means the collateral agent acting on behalf of the Holders, with respect to such Holders’ second priority interest in the Collateral, and its successors and assigns and who shall be State Street Bank and Trust Company of California, N.A., on the Issue Date.

      “Securities Act” means the Securities Act of 1933.

      “Security Documents” means the Intercreditor Agreement, the Pledge and Security Agreement to be entered into among the Second Lien Collateral Agent, Sanmina-SCI and the notes guarantors, the mortgages, the collateral access agreements, if any, and all other instruments, documents and agreements delivered by Sanmina-SCI or the notes guarantors in order to grant to the Second Lien Collateral Agent, for the benefit of Holders, a second priority lien on the Collateral as security for the obligations of Sanmina-SCI and the notes guarantors under the notes.

      “Security Period” means the period beginning on the Issue Date and ending on the date of the occurrence of the fall-away event.

      “Senior Debt” means:

(a)	all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Sanmina-SCI whether or not such post-filing interest is allowed in such proceeding) in respect of:

(1)	Debt of Sanmina-SCI for borrowed money; and

(2)	Debt of Sanmina-SCI evidenced by notes, debentures, bonds or other similar instruments permitted under the indenture for the payment of which Sanmina-SCI is responsible or liable;

(b)	all Capital Lease Obligations of Sanmina-SCI and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by Sanmina-SCI;

(c)	all obligations of Sanmina-SCI

(1)	for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction;

(2)	under Hedging Obligations; or

(3)	issued or assumed as the deferred purchase price of Property and all conditional sale obligations of Sanmina-SCI and all obligations under any title retention agreement permitted under the indenture; and

(d)	all obligations of other Persons of the type referred to in clauses (a), (b) and (c) of this definition for the payment of which Sanmina-SCI is responsible or liable as Guarantor;

provided, however, that Senior Debt shall not include:

(A)	Debt of Sanmina-SCI that is by its terms subordinate in right of payment to the notes;

(B)	any Debt Incurred in violation of the provisions of the indenture;

(C)	accounts payable or any other obligations of Sanmina-SCI to trade creditors created or assumed by Sanmina-SCI in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

(D)	any liability for Federal, state, local or other taxes owed or owing by Sanmina-SCI;

(E)	any obligation of Sanmina-SCI to any Subsidiary; or

(F)	any obligations with respect to any Capital Stock of Sanmina-SCI.

      “Senior Debt” of any notes guarantor has a correlative meaning to the definition of Senior Debt.

      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of Sanmina-SCI within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission. In no event shall an Unrestricted Subsidiary be considered a Significant Subsidiary for purposes of this definition.

      “special interest” has the meaning described under “— Principal, Maturity and Interest.”

      “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption or repurchase provision (but excluding any provision providing for the redemption or repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred). Notwithstanding the foregoing, in the case of Sanmina-SCI’s Zero Coupon Convertible Subordinated Debentures due 2020 (the “Zero Coupon Debentures”), the Stated Maturity shall be September 12, 2005, which is the first date on which the holders of such Zero Coupon Debentures have the right to require Sanmina-SCI to purchase the Zero Coupon Debentures.

      “Subordinated Debt” means any Debt of Sanmina-SCI or any notes guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes or the applicable notes guarantee, as the case may be, pursuant to a written agreement to that effect. No Debt of Sanmina-SCI or a notes guarantor shall be deemed to be subordinated in right of payment to any other Debt of Sanmina-SCI or such notes guarantor solely by virtue of any Liens, Guarantees, maturity of payments or structural subordination.

      “Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person;

(b) such Person and one or more Subsidiaries of such Person; or

(c) one or more Subsidiaries of such Person.

      “Suspension Period” means any period or periods beginning on the date of a fall-away event and ending on the earlier of (A) the date one or both Rating Agencies withdraw their ratings or downgrade the ratings assigned to the notes below investment grade ratings or (B) the date on which a Default or Event of Default occurs and is continuing.

      “Synthetic Lease” means an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, for U.S. federal income tax purposes, is characterized as the indebtedness of such Person (without regard to accounting treatment) and any related documents including any refinancings, extensions, renewals, defeasance, amendments, modifications, supplements, restructuring, replacements, refundings, repayments, payments, purchases, redemptions or retirements, or the entering into of other such leases or agreements, in exchange or replacement for, such agreement or lease.

      “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

      “Unrestricted Subsidiary” means any Subsidiary of Sanmina-SCI that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary at the time of such designation:

(a)	is a Person with respect to which neither Sanmina-SCI nor any Restricted Subsidiary has an obligation to (1) subscribe for additional Capital Stock or (2) maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(b)	has no Debt other than Debt:

(i)	as to which neither Sanmina-SCI nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (B) is directly or indirectly liable as a Guarantor or otherwise, or (C) constitutes the lender; provided, however, Sanmina-SCI or a Restricted Subsidiary may loan, advance or extend credit to, or Guarantee the Debt of, an Unrestricted Subsidiary that is permitted under the covenant described under “— Certain Covenants — Limitation on Debt” and “— Certain Covenants — Limitation on Restricted Payments”;

(ii)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the notes, the notes guarantees or any Guarantee permitted by the proviso to the preceding clause (i)) of Sanmina-SCI or any of its Restricted Subsidiaries, in an aggregate amount greater than $50.0 million or its foreign currency equivalent at the time, to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(iii)	as to which the lenders have been notified in writing or have otherwise agreed in writing that they will not have any recourse to the stock or other Property of Sanmina-SCI or any Restricted Subsidiary, except for Debt that has been Guaranteed by Sanmina-SCI or any Restricted Subsidiary as permitted by the proviso to the preceding clause (i);

(c)	does not own any Capital Stock or holds any Lien on any Property of, Sanmina-SCI or any Restricted Subsidiary; and

(d)	is not a party to any agreement, contract, arrangement or understanding with Sanmina-SCI or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Sanmina-SCI or such Restricted Subsidiary than those that could reasonably be expected to be obtained at the time from any Person that is not an Affiliate of Sanmina-SCI or any Restricted Subsidiary.

      Any designation of a Subsidiary of Sanmina-SCI as an Unrestricted Subsidiary shall be evidenced by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted under the covenant described under “— Certain Covenants — Limitation on Restricted Payments.” If at any time any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Debt of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date, and, if such Debt is not permitted to be Incurred as of such date under the covenant described under “— Certain Covenants — Limitation on Debt,” Sanmina-SCI shall be in default of such covenant. The Board of Directors may at any time designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (1) all Liens and Debt of such Unrestricted Subsidiary outstanding immediately following such designation, would, if Incurred at such time, have been permitted to be Incurred under the indenture, and (2) no Default or Event of Default would occur or be continuing follow such designation. The term “Unrestricted Subsidiary” shall also include any Subsidiary of an Unrestricted Subsidiary.

      “U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by Sanmina-SCI) at approximately 11:00 a.m. (New York City time) on a day not more than two business days prior to such determination.

      “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

      “Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

      “Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Capital Stock of which (except directors’ qualifying shares or shares required by applicable law to be held by third persons) is at such time owned, directly or indirectly, by Sanmina-SCI and its other Wholly Owned Restricted Subsidiaries.

Book-Entry System

      The exchange notes will be represented by permanent global exchange notes in definitive, fully registered book-entry form (each, a “global security”) which will be registered in the name of a nominee of The Depository Trust Company, or DTC, and deposited on behalf of holders of the exchange notes represented thereby with the trustee as custodian for DTC for credit to the respective accounts of the holders, or to such other accounts as they may direct, at DTC.

      You may hold your beneficial interests in a global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC (called “participants”).

      We expect that pursuant to procedures established by DTC upon the deposit of a global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of exchange notes represented by such global security to the accounts of participants. Ownership of beneficial interests in global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

      Payment of principal of and interest on the exchange notes represented by a global security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the exchange notes represented thereby for all purposes under the indenture. We expect that upon receipt of any payment of principal of or interest on any global security, DTC will credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of DTC. We expect that payments by participants or indirect participants to owners of beneficial interests in a global security held through such participants or indirect participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants or indirect participants.

      Neither Sanmina-SCI, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in a global security for any exchange note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in a global security owning through such participants.

      A global security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A global security is exchangeable for certificated exchange notes only if:

•	DTC notifies Sanmina-SCI that it is unwilling or unable to continue as a depositary for such global security or if at any time DTC ceases to be a “Clearing Agency” registered under the Exchange Act, and a successor depository is not appointed by Sanmina-SCI within 90 days or

•	there shall have occurred and be continuing a Default or Event of Default with respect to the exchange notes represented by the global security.

      Any global security that is exchangeable for certificated exchange notes pursuant to one of the reasons set forth above will be exchanged for certificated exchange notes in authorized denominations and registered in such names as DTC or any successor depositary holding such global security may direct, which certificated notes will be legended, if required as described under “Notice to Investors.” Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated exchange notes,

•	certificated exchange notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

•	payment of principal of, and premium, if any, and interest on, the certificated exchange notes will be payable, and the transfer of the certificated notes will be registerable, at the office or agency of Sanmina-SCI maintained for such purposes, and

•	no service charge will be made for any registration of transfer or exchange of the certificated exchange notes, although Sanmina-SCI may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

      So long as DTC or any successor depositary for a global security, or any nominee, is the registered owner of such global security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by such global security for all purposes under the indenture and the exchange notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the exchange notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated exchange notes in definitive form and will not be considered to be the owners or holders of any exchange notes under such global security. Accordingly, each Person owning a beneficial interest in a global security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the indenture. Sanmina-SCI understands that under existing industry practices, in the event that Sanmina-SCI requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      DTC has advised Sanmina-SCI that DTC is:

•	a limited-purpose trust company organized under the laws of the State of New York,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

      DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies (called “indirect participants”), that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Sanmina-SCI nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OFFER; REGISTRATION RIGHTS

      Sanmina-SCI and the notes guarantors entered into a registration rights agreement with the initial purchasers (the “registration rights agreement”). Under the registration rights agreement, Sanmina-SCI and the notes guarantors agreed, jointly and severally, for the benefit of the holders of the original notes, that they will, at their cost and subject to certain exceptions, consummate the exchange offer described in this prospectus. For details regarding the exchange offer, see “The Exchange Offer.”

      Nevertheless, in the event that:

(1)	applicable interpretations of the staff of the Commission do not permit Sanmina-SCI to effect the exchange offer described in this prospectus (the “registered exchange offer”);

(2) for any other reason:

•	the registration statement of which this prospectus forms a part (the “exchange offer registration statement”) is not declared effective within 180 days after the date of the original issuance of the original notes; or

•	the registered exchange offer is not consummated within 215 days after the original issuance of the original notes;

(3)	the initial purchasers so request with respect to original notes held by them that are not eligible to be exchanged for exchange notes in the registered exchange offer; or

(4)	any holder of original notes (other than an initial purchaser) notifies Sanmina-SCI in writing that:

•	it is not eligible to participate in the registered exchange offer; or

•	it may not resell the exchange notes to be acquired by it in the registered exchange offer to the public without delivering a prospectus and this prospectus contained in the exchange offer registration statement is not appropriate for such resales by such holder, then

      Sanmina-SCI and the notes guarantors will, at their cost, use their reasonable efforts to:

(1)	as promptly as practicable and, in any event, no later than 45 days after Sanmina-SCI becomes aware that such filing obligation arises, file with the Commission a shelf registration statement covering resales of all transfer restricted notes (as defined below) the holders of which have provided the Selling Stockholder Information (as defined below),

(2)	cause the shelf registration statement to be declared effective under the Securities Act no later than 90 days after the filing of the shelf registration statement; and

(3)	keep the shelf registration statement continuously, effective (subject to certain exceptions) until the earlier of:

•	two years (or such shorter period as may be established by any amendment to the two-year period set forth in Rule 144(k) under the Securities Act) following the date of original issuance of the original notes; or

•	the date immediately following the date that all transfer restricted notes covered by the shelf registration statement have been sold pursuant thereto or otherwise cease to be transfer restricted notes (the “effectiveness period”).

      For purposes of the foregoing, a “transfer restricted note” means each original note and each exchange note to which clause (4) of the preceding paragraph is applicable, in each case upon the original issuance thereof and at all time subsequent thereto until the earliest to occur of:

(1)	the date on which any such original note has been exchanged by a person other than a participating broker-dealer for an exchange note (other than with respect to an exchange note as to which clause (4) of the preceding paragraph applies) pursuant to the registered exchange offer;

(2)	with respect to exchange notes received by participating broker-dealers in the exchange offer, the earlier of:

•	the date on which such exchange note has been sold by such participating broker-dealer by means of the prospectus contained in the exchange offer registration statement; and

•	the latest date by which Sanmina-SCI and the notes guarantors are required to keep the exchange offer registration statement effective under the registration rights agreement;

(3)	a shelf registration statement covering such original note or exchange note, as the case may be, has been declared effective by the Commission and such original note or exchange note, as the case may be, has been disposed of in accordance with such effective shelf registration statement;

(4)	such original note or exchange note, as the case may be, is sold pursuant to Rule 144 under circumstances in which the legend borne by such original note or exchange note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by Sanmina-SCI or pursuant to the indenture;

(5)	the date on which such original note or exchange note, as the case may be, is eligible for distribution to the public without volume or manner of sale restrictions pursuant to Rule 144(k); or

(6)	the date on which such original note or exchange note, as the case may be, ceases to be outstanding for purposes of the indenture or any other indenture under which such original note or exchange note was issued.

      Sanmina-SCI in the case of original notes that are transfer restricted notes will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are reasonably required to permit unrestricted resales within the United States of the transfer restricted notes. A holder selling transfer restricted notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreements which are applicable to such holder (including certain indemnification obligations).

      Sanmina-SCI may require each holder requesting to be named as a selling security holder in the shelf registration statement to furnish to Sanmina-SCI such information (the “Selling Stockholder Information”) regarding the holder and the distribution of the original notes or exchange notes by the holder as Sanmina-SCI may from time to time reasonably require for the inclusion of the holder in the shelf registration statement.

      Sanmina-SCI may refuse to name as a selling security holder any holder that fails to provide Sanmina-SCI with the Selling Stockholder Information.

      If:

(1)	the shelf registration statement has not been filed with the Commission on or prior to the 45th day following the date the obligation to file such shelf registration statement arises;

(2)	on or prior to the 180th day following the date of original issuance of the original notes, the exchange offer registration statement has been filed but has not been declared effective or on or prior to the 90th day following the date of filing the shelf registration statement, the shelf registration statement has not been declared effective;

(3)	on or prior to the 215th day following the date of original issuance of the original notes, neither the registered exchange offer has been consummated nor the shelf registration statement has been declared effective; or

(4)	after either the exchange offer registration statement or the shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of original notes or exchange notes in accordance with and during the periods specified in the registration rights agreement (each such event referred to in clauses (a) through (d), a “registration default”), then interest (“special interest”) will accrue on the principal amount of the applicable original notes which have not been registered and the applicable exchange notes specified in clause (4) above (in addition to the stated interest on the original notes and the exchange notes specified in clause (4) above) from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured. Special interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such registration default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum. Sanmina-SCI will pay special interest, if any, on regular interest payment dates in the same manner as other interest. Sanmina-SCI will not pay special interest with respect to more than one registration default at a time.

      No holder of original notes or exchange notes that, in either case, are not transfer restricted notes shall be entitled to special interest payable in connection with the shelf registration statement unless and until such holder shall have provided to Sanmina-SCI the Selling Stockholder Information reasonably requested form the holder by Sanmina-SCI for use in connection with the shelf registration statement.

      The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, copies of which are available upon request to Sanmina-SCI.

DESCRIPTION OF THE COLLATERAL AND INTERCREDITOR ARRANGEMENTS

General

      Capitalized terms set forth in this section but not otherwise defined herein shall have the meanings ascribed to them in the section entitled “Description of Notes.”

      The following description of the Collateral and intercreditor arrangements is subject to and qualified in its entirety by reference to the actual provisions of the Security Documents. We urge you to read those agreements and the indenture governing the notes because they, and not this description, define your rights as a holder of notes. Copies of the Security Documents and the indenture are available upon request to Sanmina-SCI at the address indicated under “Available Information”.

The Collateral

      The notes and the notes guarantees, collectively referred to as the “Second Lien Obligations,” are secured on a second priority basis by liens on the Collateral, second to all First Lien Obligations. The second priority liens on the Collateral run in favor of the Second Lien Collateral Agent for the benefit of the holders of the notes and any additional notes that are permitted to be issued under the indenture, and is subject to the terms of the Intercreditor Agreement described below.

      The Collateral securing the notes and the notes guarantees is the same collateral as that securing our New Credit Facility. The Collateral consists primarily of the following assets that are owned by us and our Domestic Restricted Subsidiaries, subject to certain limited exceptions:

•	all of the capital stock of our Domestic Restricted Subsidiaries;

•	65% of the capital stock of certain of our non-U.S. subsidiaries held directly by us or one of our Domestic Restricted Subsidiaries; and

•	substantially all of our other assets and the assets of our Domestic Restricted Subsidiaries, but excluding:

•	our Office Campus;

•	Property subject to Liens securing Capital Lease Obligations and Purchase Money Debt existing on the Issue Date or permitted to be incurred under clause (c) of the definition of “Permitted Debt” of the covenant under “Description of Notes — Certain Covenants — Limitation on Debt”;

•	Property not taken as Collateral by the First Lien Collateral Agent; and

•	Property constituting Collateral that is subsequently released as set forth under “— Releases of Collateral” below.

      The legal requirements for obtaining liens on particular items of Collateral (other than inventory, equipment and accounts receivable) is still being completed. We originally expected that such requirements would be completed within 60 days of the date of issuance of the original notes. However, the First Lien Collateral Agent extended the period of time to complete such requirements and we expect will waive such completion with respect to Collateral of immaterial value. The First Lien Collateral Agent may grant further extensions in the future. Upon the First Lien Collateral Agent granting us an extension of time or waiver, then such extension of time or waiver shall automatically apply with respect to the Second Lien Obligations. Although it is contemplated that the second lien granted to the holders of the notes will be appropriately perfected under U.S. law, in certain overseas jurisdictions in which our foreign subsidiaries are located, local laws may limit the ability of the holders of the notes to hold a second lien in relation to the pledged stock of such foreign subsidiaries under such local laws.

      The Collateral may also be subject to liens in favor of holders of certain of our obligations other than the notes and the New Credit Facility. In addition to the notes and the additional notes, the indenture for the notes will permit us to incur additional secured debt (including the debt incurred under the New Credit Facility) up to the greater of $540 million or our Borrowing Base that may be secured by a first priority lien on the Collateral, as further described in “Description of Notes — Certain Covenants — Limitation on Liens.” We will also be permitted by the indenture to refinance the New Credit Facility and any such additional secured debt, in whole or in part, with debt secured by a first lien on the Collateral.

      Except in certain circumstances, the indenture for the notes permits obligations other than those described above to share either the first priority liens or the second priority liens on the Collateral as we elect. See “Description of Notes — Certain Covenants — Limitation on Liens” and the definition of “Permitted Liens” relating thereto. In addition, other debt permitted to be incurred under the indenture may be secured by other assets not included in the Collateral.

      Even though the holders of the notes have a second priority lien on the Collateral, to the extent that our other secured Debt and other secured Debt of the notes guarantors has either of the following:

      (1) a prior lien on the Collateral; or

      (2) a lien on other property that is not Collateral;

then in the case of (1) and (2), such other secured Debt will have a claim on that Collateral or that other property, as the case may be, that is prior to the claim of the notes and the notes guarantees on the same Collateral or property to the extent of the lesser of:

      (x) the value of the assets securing that other secured Debt; or

      (y) the amount of that other secured Debt.

      The Second Lien Collateral Agent’s ability to foreclose upon and sell the Collateral upon an Event of Default would be subject to the terms of the Intercreditor Agreement and limitations under bankruptcy and local laws, including the “one-action rule” in California. See “Risk Factors — The right to foreclose upon and sell the collateral upon an event of default would be subject to limitations under bankruptcy and local laws,” and “— No holder of any note can exercise any remedies while real property in California comprises part of the collateral other than in accordance with the provisions of the indenture because of the “one-action” rule in the State of California.”

      From and after the date the Security Documents are executed and delivered, if:

(1)	we or any notes guarantor shall acquire any Property and either:

•	we or such notes guarantor grants a first priority lien on such Property for the benefit of the lenders under the New Credit Facility or any replacement thereof; or

•	if neither the New Credit Facility nor any replacement thereof exists, we or any notes guarantor grants a first priority lien on such Property for the benefit of the holder of First Lien Obligations; or

(2)	a Domestic Restricted Subsidiary shall become a notes guarantor pursuant to the indenture,

then, we or such notes guarantor (in respect of the Property acquired) or such Domestic Restricted Subsidiary (in respect of all of its Properties that constitute Collateral), shall if necessary execute and deliver in respect of such Property or Properties, mortgages, deeds of trust, security agreements, pledge agreements or similar instruments (as applicable) and take all such other actions as may be deemed reasonably necessary by the Second Lien Collateral Agent to grant a second priority lien on those additional assets or the assets of such Domestic Restricted Subsidiary to the Second Lien Collateral Agent for the benefit of the holders of notes (to the extent such assets constitute Collateral). The execution of such additional Security Documents shall vest in the Second Lien Collateral Agent a perfected security interest, subject only to Permitted Liens and the Intercreditor Agreement, in such Property or Properties (to the extent such assets constitute Collateral) for the benefit of the Second Lien Collateral Agent on behalf of the Holders, and thereupon all provisions of the indenture and the Intercreditor Agreement relating to the Collateral shall be deemed to relate to such Property or Properties to the same extent and with the same force and effect.

      In addition, if no First Lien Obligations exist, if we or the notes guarantors acquire additional assets that constitute Collateral, we or the notes guarantor will be required by the Security Documents to grant a second priority lien on those additional assets to the Second Lien Collateral Agent for the benefit of the holders of Second Lien Obligations.

      The Second Lien Collateral Agent’s ability to foreclose upon and sell the Collateral upon an Event of Default would be subject to the terms of the Intercreditor Agreement and limitations under bankruptcy and local laws, including the “one-action rule” in California. See “Risk Factors — The right to foreclose upon and sell the collateral upon an event of default would be subject to limitations under bankruptcy and local laws, and “— No holder of any note can exercise any remedies while real property in California comprises part of the collateral other than in accordance with the provisions of the indenture because of the “one-action” rule in the State of California.”

Exercise of Remedies and Application of Proceeds

      All rights of the holders of the notes against the Collateral will be subject to the terms and provisions of an Intercreditor Agreement entered into among the First Lien Collateral Agent, the Second Lien Collateral Agent and us. Under the Intercreditor Agreement, the First Lien Collateral Agent essentially has complete control over the exercise of remedies in respect of the Collateral (with the rights of the Second Lien Collateral Agent and the holders of the notes accordingly limited).

      The decision of whether, and to what extent, to exercise remedies against the Collateral will be solely at the direction of the controlling party under the Intercreditor Agreement. Initially, and for so long as the New Credit Facility is in effect, the controlling party under the Intercreditor Agreement will be the First Lien Collateral Agent, acting at the direction of the lenders under the New Credit Facility. At any time when the New Credit Facility is not in effect, the controlling party will be a representative of the holders of First Lien Obligations then in existence. At any time when there are no First Lien Obligations, the controlling party will be the Second Lien Collateral Agent.

      The Second Lien Collateral Agent and the holders of the Second Lien Obligations secured by the second priority liens, including the holders of the notes, will not have any right to initiate or direct the exercise of remedies against the Collateral while any First Lien Obligations exist. As a result, even following an Event of Default under the indenture and an acceleration of the debt evidenced by the notes, neither the Second Lien Collateral Agent nor the holders of the notes will have any right or ability to exercise or cause the exercise of remedies against the Collateral while any First Lien Obligation exists.

      The controlling party will be entitled to commence the exercise of remedies against the Collateral only upon certain bankruptcy events or upon an event of default with respect to the obligations included in the class that the controlling party represents. If the Second Lien Collateral Agent (at a time when it is not the controlling party) or any holder of Second Lien Obligations receives any cash proceeds or other monies in respect of the Collateral by exercise of rights of set-off or otherwise at any time when the controlling party would be entitled to direct the exercise of remedies against the Collateral, such proceeds or monies will be required to be delivered to the controlling party to be applied in accordance with the Intercreditor Agreement.

      Under the Intercreditor Agreement, the controlling party has the right to control most decisions with respect to the Collateral in the event of our bankruptcy or the bankruptcy of any of the notes guarantors. The Second Lien Collateral Agent also agreed under the Intercreditor Agreement, on behalf of itself and each of the holders of the notes, not to contest the privity, validity or enforceability of the lien held by the First Lien Collateral Agent, or assert or claim the benefit of any marshalling, valuation, appraisal or similar rights that may be available to a junior secured creditor.

      The cash proceeds of any sales of, or collections on, any Collateral received upon or during the exercise of remedies will be applied pursuant to the Intercreditor Agreement in the following order of priority:

      First, to the payment of all collection and collateral administration expenses of the First Lien Collateral Agent or other representative of the holders of the First Lien Obligations (or, if no First Lien Obligations then exist, the Second Lien Collateral Agent);

•	Second, to the payment of all First Lien Obligations, including the obligations under the New Credit Facility, to the extent they exist;

•	Third, to the payment of all Second Lien Obligations, including the notes and the notes guarantees, on a pro rata basis; and

•	Fourth, to us.

Releases of Collateral

      Upon the occurrence of the fall-away event, at our request, the Collateral shall be permanently released from the second priority lien in favor of the holders of the notes.

      In addition, the second priority liens on the Collateral shall be released in the following situations with respect to the Collateral discussed below:

•	any asset included in the Collateral that is sold, transferred or otherwise disposed of in a transaction that will not violate the covenant described in “Description of Notes — Certain Covenants — Limitation on Asset Sales” will be released;

•	upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the indenture, both (i) the assets of such Unrestricted Subsidiary and (ii) any Capital Stock of such Unrestricted Subsidiary held by Sanmina-SCI or any Restricted Subsidiary, shall be released;

•	assets that become subject to Liens securing Capital Lease Obligations and Purchase Money Debt permitted to be incurred under clause (c) of the definition of “Permitted Debt” of the covenant under “Description of Notes — Certain Covenants — Limitation on Debt” shall be released;

•	if the controlling party under the Intercreditor Agreement consents to any release of an asset from the first priority lien then we will be entitled to the release of that asset from the second priority lien upon request, unless the consent from the holders of the first priority lien is given in connection with a repayment of the First Lien Obligations;

•	upon the merger, consolidation or sale of property of a notes guarantor or the sale or issuance of shares of Capital Stock of such notes guarantor resulting in such notes guarantor no longer being one of our Subsidiaries, in each case in accordance with the terms of the indenture, both (i) the assets of such notes guarantor and (ii) any Capital Stock of such notes guarantor held by us or any notes guarantor, shall be released;

•	upon the release of a notes guarantor from its notes guarantee, the assets owned by such notes guarantor and Capital Stock of such notes guarantor held by us or any notes guarantor shall be released;

•	any Receivables Program Assets owned by or transferred to a special purpose entity (and any Capital Stock of such special purpose entity held by us or any notes guarantors) in connection with a Receivables Program otherwise permitted by the indenture shall be released;

•	assets of present or future notes guarantors (and any Capital Stock of such notes guarantor held by us or any notes guarantor) that have assets with a net book value equal to or less than $1.0 million shall be released upon the delivery by us to the trustee of an Officers’ Certificate certifying that the net book value of the assets of such notes guarantor is equal to or less than $1.0 million and requesting the release of such notes guarantor;

•	if all of the stock of any of our Subsidiaries that are pledged to the holders of the notes is released from the second priority lien under any of the circumstances described above, then we will be entitled to have the assets of that Subsidiary released; and

•	upon a legal defeasance or covenant defeasance effected by Sanmina-SCI as described in “Description of Notes — Defeasance” or upon a satisfaction and discharge effected by Sanmina-SCI as described in “Description of Notes — Satisfaction and Discharge,” all of the Collateral shall be released.

Amendment to Security Documents

      We and any notes guarantor shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the holders of the notes in any material respect except in the following circumstances:

(a)	if the controlling party under the Intercreditor Agreement agrees to any amendment or waiver of, or consent under, any provision of the collateral documents governing the First Lien Obligations, then such amendment, waiver or consent will automatically apply to the comparable provision in the Security Documents;

(b)	to effectuate a release of Collateral permitted under “— Releases of Collateral” above; or

(c)	with the written consent of Holders of a majority of the principal amount of the notes then outstanding or without the consent of any holder of the notes in accordance with the second to last paragraph under “Amendments and Waivers” in the section entitled “Description of Notes.”

      Notwithstanding the preceding paragraph, an amendment, waiver or consent granted by the First Lien Collateral Agent will not similarly modify the Security Documents if it would have the effect of imposing additional duties on the Second Lien Collateral trustee without its consent or permitting additional liens on the Collateral that are not permitted under the terms of the indenture.

DESCRIPTION OF MATERIAL DEBT

      The following summary of the principal terms of the instruments governing our material debt does not purport to be a complete description of all of the terms of these instruments and may not contain all of the information that may be important to you.

      4 1/4% Convertible Subordinated Debentures due 2004. On May 5, 1999, we issued $350.0 million in aggregate principal amount of 4 1/4% Notes due May 1, 2004 pursuant to an indenture, dated as of May 5, 1999, between us and Wells Fargo Bank Minnesota, National Association, as trustee. Interest on the 4 1/4% Notes is payable semi-annually on each May 1 and November 1. The 4 1/4% Notes are convertible into our common stock, at the option of the holder, at the current conversion price of approximately $22.167 per share, subject to adjustments in certain events. The 4 1/4% Notes are subordinated in right of payment to all of our existing and future senior debt (including the Notes), as described in the indenture. The 4 1/4% Notes are redeemable at our option at any time on or after May 6, 2002 at a redemption price of 101.70% if redeemed during the period from May 6, 2002 to April 30, 2003, 100.85% if redeemed during the 12-month period beginning May 1, 2003, and 100% on and after May 1, 2004, in each case plus accrued interest to the date of redemption.

      The holders of our 4 1/4% Notes may require us to repurchase the 4 1/4% Notes upon the occurrence of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock that:

•	is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or

•	is approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

      Zero Coupon Convertible Subordinated Debentures Due 2020. On September 12, 2000, we issued $1.66 billion in aggregate principal amount at maturity of Zero Coupon Debentures due September 12, 2020 pursuant to an indenture, dated as of September 12, 2000, between us and Wells Fargo Bank Minnesota, National Association, as trustee. The debentures were issued at an issue price of $452.89 per debenture. The debentures accrue original issue discount, and as a result, we do not pay interest on the debentures prior to maturity. The issue price of each debenture represents a yield to maturity of 4% per year, computed on a semi-annual basis. The debentures are subordinated to the prior payment of all senior debt, as defined in the indenture. The debentures are currently convertible into our common stock, at the option of the holder, at a ratio of approximately 6.4826 shares per $1,000 principal amount at maturity subject to adjustment in certain events. The debentures are redeemable at our option on or after September 12, 2005 at an aggregate purchase price equal to the issue price plus accrued original issue discount through the redemption date. The debentures are also subject to repurchase, at the option of the holder, on September 12, 2005, September 12, 2010, and September 12, 2015 at $552.08, $672.98, and $820.35, respectively, per $1,000 principal amount at maturity of the debentures. At our option, and subject to certain conditions, we may elect to pay the repurchase price in cash or shares of our common stock.

      The holders of the Zero Coupon Debentures may require us to repurchase the Zero Coupon Debentures upon the occurrence of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock that:

•	is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or

•	is approved or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

      3% Convertible Subordinated Notes due 2007. On March 15, 2000, SCI issued $575.0 million aggregate principal amount of its 3% Notes due March 15, 2007 pursuant to an indenture, dated as of March 15, 2000, between SCI and Bank One Trust Company, National Association, as trustee. Interest on the 3% Notes is payable semi-annually on each March 15 and September 15. In connection with our acquisition of SCI, we entered into a supplemental indenture with respect to the 3% Notes providing a guaranty for the 3% Notes and allowing for the conversion of the 3% Notes into shares of our common stock at a conversion price of $41.35 per share, subject to adjustment in certain events. The 3% Notes are subordinated in right of payment to all existing and future senior debt, as defined in the indenture. The 3% Notes are redeemable at SCI’s option at any time on or after March 20, 2003 at a purchase price equal to 101.71% of the outstanding aggregate principal amount of the 3% Notes plus accrued interest thereon, with such purchase price declining ratably until maturity. If we default on debt having an outstanding principal amount of $50 million or more, an event of default will occur under the 3% Notes, and holders of the 3% Notes may accelerate our obligation to repay the 3% Notes.

      The holders of the 3% Notes may require us to repurchase the 3% Notes upon the occurrence of a termination of trading or a change of control. A termination of trading will be deemed to have occurred if our common stock is not (or other securities into which the 3% Notes are convertible are not):

•	listed for trading on a United States national securities exchange, or

•	approved for trading on the Nasdaq National Market or other established automated over-the-counter trading market in the United States.

      A change of control will be deemed to have occurred if any of the following occurs:

•	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of then outstanding securities entitled to vote generally in the election of our directors;

•	we consolidate with or merge into another person, or any other person merges into us, and in any such event our outstanding common stock is reclassified into or exchanged for any other property or securities, other than pursuant to a transaction in which our stockholders immediately before such transaction own, directly or indirectly shares of our voting stock representing:

•	at least a majority of the combined voting power of then outstanding securities entitled to vote generally in the election of directors of the corporation resulting from such transaction, and

•	substantially the same respective proportions of the corporation resulting from such transaction as their ownership of our voting stock immediately before such transaction;

•	we and our subsidiaries, taken as a whole, sell, assign, convey, transfer or lease all or substantially all of our asset or our assets and assets of our subsidiaries, taken as whole, other than pursuant to sale, assignment, conveyance, transfer or lease to one or more of our wholly-owned subsidiaries; or

•	individuals who on March 15, 2000 constituted our board of directors, together with any new director whose election or nomination for election was approved by a majority of our directors then in office who were previously either our directors on March 15, 2000 or whose election or nomination for election was so previously approved, cease for any reason to constitute a majority of our board of directors or the board of directors of our successor corporation.

      However, a change of control will not deemed to have occurred, under the first three bullets above, if either:

•	the last sales price of our common stock for any five trading days during the ten consecutive trading days immediately (a) after the later of the occurrence or public announcement of a change of control under the first bullet above, or (b) preceding a change of control under the second or third bullet above, in any such event, is at least equal to 105% of the conversion price in effect on such day; or

•	if at least 90% of the consideration in the change of control transaction consists of shares of capital stock traded on a United States national securities exchange or quoted on the Nasdaq National Market or other established automated over-the-counter trading market in the United States and as a result of such transaction, the 3% Notes become convertible solely into such capital stock.

Senior Secured Credit Facility

      In December 2002, we entered into a senior secured credit facility providing for a $275 million five-year term loan. The senior secured credit facility is an asset-based facility which will be tested from time to time against a borrowing base equal to 80% of eligible accounts receivable plus 50% of eligible inventory. If the outstanding principal amount of the term loan exceeds our borrowing base from time to time, we will be required to provide cash collateral in an amount equal to the excess. We may incur, at our option, additional loans of up to $25 million in principal amount if after giving pro forma effect to the loan, our borrowing base would be greater than 1.25 times the principal amount of the outstanding loans. Obligations under the senior secured credit facility are secured, subject to permitted liens, by a first priority security interest on substantially all of the assets of Sanmina-SCI and the subsidiary guarantors located in the United States, a pledge of the stock of Sanmina-SCI’s United States subsidiaries as well as a pledge of 65% of the stock of certain of Sanmina-SCI’s first-tier foreign subsidiaries, subject to some limited exceptions. All of our existing and future United States subsidiaries will guaranty the obligations under the senior secured credit facility, subject to some limited exceptions. Each subsidiary guarantee under the senior secured credit facility is secured, subject to permitted liens, by a first priority security interest in substantially all of the assets located in the United States of the applicable subsidiary guarantor, as well as a pledge of all of the stock of such subsidiary guarantor’s United States subsidiaries and a pledge of 65% of the stock of certain of such subsidiary guarantor’s first-tier foreign subsidiaries, subject to limited exceptions.

      We will be required to make quarterly payments of principal on the senior secured credit facility such that the principal amortizes 1% in the first, second and third years, 20% in the fourth year, and 77% in the fifth year. Interest on the senior secured credit facility accrues, at our option, at a defined prime rate or a reserve adjusted Eurodollar rate. We may prepay the term loan in whole or in part at any time, at the following prepayment prices expressed as a percentage of the principal amount:

Period	Prepayment Price

Prior to December 23, 2003	103%
December 23, 2003 through December 22, 2004	102%
December 23, 2004 through December 22, 2005	101%
December 23, 2005 and thereafter	100%

      We are required to prepay the senior secured credit facility within 365 days of the receipt of net proceeds of certain asset sales to the extent such net proceeds are not re-invested in the business. We are also required to prepay the senior secured credit facility prior to the date of maturity of any of our convertible debt or the date on which any of our convertible debt becomes mandatorily redeemable if we are unable to demonstrate our ability to make the payment at maturity, or redemption payment and meet a minimum liquidity test on a pro forma basis.

      The senior secured credit facility requires us to comply with limits on capital expenditures, a senior leverage ratio and a net interest coverage ratio. Additionally, the senior secured credit facility contains numerous affirmative covenants, including covenants regarding payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations. Further, the senior secured credit facility contains negative covenants limiting the ability of us and our subsidiaries, among other things, to incur debt, grant liens, make acquisitions, make certain restricted payments, sell assets and enter into sale and lease back transactions. The events of default under the senior secured credit facility include the failure to pay principal when due or to pay interest within three business days after it becomes due, failure to observe or perform covenants (subject to grace periods in certain cases), bankruptcy and insolvency events, defaults under certain of our other debt and a change in control of our company.

IMPORTANT U.S. FEDERAL INCOME TAX CONSIDERATIONS

      This section summarizes certain material U.S. federal income tax considerations relating to the exchange offer. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing authorities. These authorities may change, or the Internal Revenue Service (the “IRS”) or a court might interpret the existing authorities differently, possibly on a retroactive basis. In either case, the tax consequences of purchasing, owning or disposing of notes could differ from those described below. The summary generally applies only to “U.S. Holders” that hold the notes as “capital assets” (generally, for investment). For this purpose, U.S. Holders include citizens or residents of the U.S. and corporations organized under the laws of the U.S. or any state. Trusts are U.S. Holders if they are subject to the primary supervision of a U.S. court and the control of one of more U.S. persons, and estates are U.S. Holders if their income is subject to U.S. income tax regardless of its source. For U.S. federal income tax purposes, income earned through a foreign or domestic partnership or other flow-through entity is attributed to its owners. Accordingly, if a partnership or other flow-through entity holds notes, the tax treatment of a holder will generally depend on the status of the partner or other owner and the activities of the partnership or other entity. The summary generally does not address tax considerations that may be relevant to particular investors because of their specific circumstances, or because they are subject to special rules. Finally, the summary does not describe the effect of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state, or local laws.

      Investors should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences of federal estate and gift tax laws, foreign, state and local laws, and tax treaties.

      The exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. Accordingly, a holder should have the same adjusted basis and holding period in the exchange notes as the holder had in the original notes immediately before the exchange.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after consummation of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it in the letter of transmittal for use in connection with any such resale. In addition, until                     , 200 , all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

      We will not receive any proceeds from any sale of exchange notes by brokers-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      We have agreed to pay all expenses incident to this exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

      The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in the prospectus not misleading, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

WHERE YOU CAN FIND MORE INFORMATION

      This prospectus, which constitutes a part of the registration statement on Form S-4 that we have filed with the SEC under the Securities Act, does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We are referring you to the registration statement and to the exhibits for further information with respect to us and the exchange notes. The statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

      We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such material by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. You can also find our SEC reports at the SEC website (http://www.sec.gov). Such reports, proxy statements and other documents and information concerning us are also available for inspection at the offices of Nasdaq, 1735 K Street, N.W., Washington D.C. 20006.

LEGAL MATTERS

      Certain legal matters relating to the validity of the notes offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Mario M. Rosati, a member of our board of directors and Christopher D. Mitchell, our secretary, are members of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

EXPERTS

      Our consolidated financial statements as of and for the three fiscal years in the period ended September 28, 2002, included in this prospectus, have been audited by KPMG LLP, independent accountants, as stated in the copy of their report appearing herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We are filing with the Securities and Exchange Commission, referred to as the SEC, a registration statement on Form S-4 relating to the exchange notes. This prospectus is a part of the registration statement, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. In addition, as allowed by the SEC’s rules, this prospectus incorporates by reference important business and financial information about us that is not included or delivered with this prospectus.

      We have filed the following documents with the SEC which are incorporated into this prospectus by reference:

(1)	Our annual report on Form 10-K for the year ended September 28, 2002, including the information incorporated by reference from our proxy statement relating to our annual meeting of stockholders;

(2)	Our quarterly report on Form 10-Q for the quarter ended December 28, 2002; and

(3)	Our Current Reports on Form 8-K filed on December 4, 2002, December 23, 2002 and January 15, 2003.

      All documents subsequently filed by Sanmina-SCI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of the offering of the exchange notes offered by this prospectus shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You may request a free copy of any of our filings with the SEC by writing or telephoning Sanmina-SCI at Sanmina-SCI Corporation, 2700 North First Street, San Jose, California 95134, (408) 964-3500. In order to obtain timely delivery of such documents, holders of original notes must request this information no later than five business days prior to the expiration date of the exchange offer for the original notes.

SANMINA-SCI CORPORATION

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholders
Sanmina-SCI Corporation:

      We have audited the accompanying consolidated balance sheets of Sanmina-SCI Corporation and subsidiaries as of September 28, 2002 and September 29, 2001, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended September 28, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sanmina-SCI Corporation and subsidiaries as of September 28, 2002 and September 29, 2001, and the results of their operations and their cash flows for each of the years in the three-year period ended September 28, 2002 in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” on September 30, 2001.

/s/ KPMG LLP

Mountain View, California

June 4, 2003

SANMINA-SCI CORPORATION

CONSOLIDATED BALANCE SHEETS

	As of

	September 28,	September 29,
	2002	2001

	(In thousands, except
	per share data)
Assets:
Current assets:
Cash and cash equivalents	$1,064,534	$567,649
Short-term investments	99,140	820,742
Accounts receivable, net of allowances of $86,224 and $48,605 in 2002 and 2001, respectively	1,394,515	409,845
Inventories	1,123,016	503,822
Deferred income taxes — current	312,184	159,899
Income taxes receivable	33,591	93,107
Prepaid expenses and other	132,058	28,229

Total current assets	4,159,038	2,583,293

Property, plant and equipment, net	1,084,454	632,590
Goodwill	2,101,650	239,866
Long-term investments	73,955	98,514
Deposits and other	98,960	86,068

Total assets	$7,518,057	$3,640,331

Liabilities and Stockholders’ Equity:
Current liabilities:
Current portion of long-term debt	$265,899	$15,800
Accounts payable	1,279,451	332,471
Accrued liabilities	366,500	98,132
Accrued payroll and related benefits	142,139	45,934

Total current liabilities	2,053,989	492,337

Long-term liabilities:
Long-term debt, net of current portion	1,975,331	1,218,608
Deferred income tax liability	17,184	60,998
Other	56,838	27,408

Total long-term liabilities	2,049,353	1,307,014

Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock, $.01 par value, authorized 5,000 shares, none outstanding	—	—
Common stock, $.01 par value, authorized 1,000,000 shares, outstanding 525,032 and 322,309 shares, respectively	5,254	3,224
Treasury stock, 18,880 and 3,490 shares, respectively, at cost	(190,261)	(45,892)
Additional paid-in capital	5,675,401	1,265,965
Accumulated other comprehensive loss	(10,305)	(13,696)
Retained earnings (deficit)	(2,065,374)	631,379

Total stockholders’ equity	3,414,715	1,840,980

Total liabilities and stockholders’ equity	$7,518,057	$3,640,331

See accompanying notes.

SANMINA-SCI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended

	September 28,	September 29,	September 30,
	2002	2001	2000

	(In thousands, except per share amounts)
Net sales	$8,761,630	$4,054,048	$4,239,102
Cost of sales	8,386,929	3,512,579	3,562,430

Gross profit	374,701	541,469	676,672

Operating expenses:
Selling, general and administrative	287,625	239,683	235,720
Amortization of goodwill and intangibles	5,757	26,350	23,545
Goodwill impairment	2,670,000	22,394	—
Write down of intangible assets	—	17,914	8,750
Merger and integration costs	3,707	12,523	19,863
Restructuring costs	171,795	159,132	27,338

Total operating expenses	3,138,884	477,996	315,216

Operating income (loss)	(2,764,183)	63,473	361,456
Interest income	25,292	72,333	42,693
Interest expense	(97,833)	(55,218)	(46,796)
Other income (expense)	21,832	2,204	(7,382)

Other income (expense), net	(50,709)	19,319	(11,485)

Income (loss) before provision for income taxes	(2,814,892)	82,792	349,971
Provision (benefit) for income taxes	(118,139)	42,346	139,877

Net income (loss)	$(2,696,753)	$40,446	$210,094

Earnings (loss) per share: Basic	$(5.60)	$0.13	$0.69

Earnings (loss) per share: Diluted	$(5.60)	$0.12	$0.65

Shares used in computing per share amounts:
Basic	481,985	319,360	304,824
Diluted	481,985	330,229	337,350

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended

	September 28,	September 29,	September 30,
	2002	2001	2000

	(In thousands)
Net income (loss)	$(2,696,753)	$40,446	$210,094
Other comprehensive income (loss), net of tax:
Unrealized holding gain (loss) on investments	(4,748)	4,865	435
Foreign currency translation adjustment	6,918	(7,464)	(4,260)

Comprehensive income (loss)	$(2,694,583)	$37,847	$206,269

See accompanying notes.

SANMINA-SCI CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock and
	Additional Paid-in
	Capital		Treasury Stock		Accumulated
					Other
	Number of		Number of		Comprehensive	Retained
	Shares	Amount	Shares	Amount	Income (Loss)	Earnings	Total

	(In thousands)
BALANCE AT OCTOBER 2, 1999	288,443	$497,426	—	—	$(3,334)	$392,363	$886,455
Exercise of common stock options	5,970	42,676	—	—	—	—	42,676
Issuance of common stock under employee stock purchase plan	2,860	33,934	—	—	—	—	33,934
Director and executive officer stock grants	62	1,331	—	—	—	—	1,331
Conversion of subordinated debt	146	2,373	—	—	—	—	2,373
Cumulative translation adjustment	—	—	—	—	(6,871)	—	(6,871)
Unrealized holding gain on investments	—	—	—	—	702		702
Income tax benefit of disqualified dispositions	—	54,186	—		—	—	54,186
Adjustment to conform year end of pooled entity	—	—	—	—	—	(6,265)	(6,265)
Sale of common stock	19,100	540,178	—	—	—	—	540,178
Net income	—	—	—	—	—	210,094	210,094

BALANCE AT SEPTEMBER 30, 2000	316,581	1,172,104	—	—	(9,503)	596,192	1,758,793
Exercise of common stock options	4,052	34,644	—	—	—	—	34,644
Issuance of common stock under employee stock purchase plan	1,627	22,567	—	—	—	—	22,567
Conversion of subordinated debt	49	3,059	—	—	—	—	3,059
Cumulative translation adjustment	—	—	—	—	(12,039)	—	(12,039)
Unrealized holding gain on investments	—	—	—	—	7,846	—	7,846
Income tax benefit of disqualified dispositions	—	36,815	—	—	—	—	36,815
Adjustment to conform year end of pooled entity	—	—	—	—	—	(5,259)	(5,259)
Repurchase of common stock	—	—	(3,490)	(45,892)	—	—	(45,892)
Net income	—	—	—	—	—	40,446	40,446

BALANCE AT SEPTEMBER 29, 2001	322,309	1,269,189	(3,490)	(45,892)	(13,696)	631,379	1,840,980
Exercise of common stock options	1,166	8,390	—	—	—	—	8,390
Issuance of common stock under employee stock purchase plan	882	8,812	—	—	—	—	8,812
Conversion of subordinated debt	118	1,771	—	—	—	—	1,771
Cumulative translation adjustment	—	—	—	—	10,809	—	10,809
Unrealized holding (loss) on investments	—	—	—	—	(7,418)	—	(7,418)
Income tax benefit of disqualified dispositions	—	2,000	—	—	—	—	2,000
Issuance of common stock for SCI merger	200,623	4,389,991	(1,552)	(48,969)	—	—	4,341,022
Issuance of common stock for Viking merger	390	4,000	—	—	—	—	4,000
Deferred compensation, net of amortization	—	(3,811)	—	—	—	—	(3,811)
Repurchase of common stock	—	—	(13,838)	(95,400)	—	—	(95,400)
Other, net	(456)	313	—	—	—	—	313
Net loss	—	—	—	—	—	(2,696,753)	(2,696,753)

BALANCE AT SEPTEMBER 28, 2002	525,032	$5,680,655	(18,880)	$(190,261)	$(10,305)	$(2,065,374)	$3,414,715

See accompanying notes.

SANMINA-SCI CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	September 28,	September 29,	September 30,
	2002	2001	2000

	(In thousands)
Cash Flows from operating activities:
Net income (loss)	$(2,696,753)	$40,446	$210,094
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Adjustment to conform year end of pooled entities	—	(5,259)	(6,265)
Depreciation and amortization	249,572	180,793	165,220
Restructuring costs	99,585	99,953	714
Provision (benefit) for doubtful accounts	(1,421)	29,727	15,974
Deferred income taxes	27,682	(73,725)	(47,788)
Tax benefit of disqualified dispositions	2,000	36,815	54,186
(Gain) loss on disposal of property and equipment	9,322	3,675	(63)
(Gain) loss from investment in 50% or less owned companies	4,512	—	—
(Gain) loss from repurchase of convertible notes	(54,493)	—	—
Write-off of cost method investments	23,284	—	—
Goodwill impairment and write down of intangible assets	2,670,000	40,308	8,750
Other, net	4,752	—	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	114,747	269,206	(341,637)
Account receivable securitization	(211,013)	—	—
Inventories	777,186	142,534	(236,187)
Prepaid expenses, deposits and other	10,703	(23,825)	(19,589)
Accounts payable and accrued liabilities	(161,147)	(198,274)	248,184
Income tax accounts	(45,199)	(140,847)	37,583

Cash provided by operating activities	823,319	401,527	89,176

Cash Flows from investing activities:
Purchases of short-term investments	(488,652)	(2,078,081)	(313,523)
Proceeds from maturities of short-term investments	1,202,903	1,530,493	366,672
Purchases of long-term investments	—	(42,597)	(2,861)
Purchases of property, plant and equipment	(92,991)	(187,531)	(205,596)
Cash paid for businesses acquired, net	(319,941)	(71,667)	(202,664)
Proceeds from sale of assets	3,973	3,957	—

Cash provided by (used for) investing activities	305,292	(845,426)	(357,972)

Cash Flows from financing activities:
Payments on line of credit, net	—	(2,602)	(140,000)
Proceeds from notes and credit facilities, net	1,643,482	8,529	68,679
Issuance (repurchase) of convertible notes, net of issuance costs	(125,466)	—	734,882
Payments of long-term liabilities, net	—	(1,555)	(164,968)
Payments of long-term debt	(2,052,967)	(14,333)	(301)
Proceeds from sale of common stock, net of issuance costs	17,545	57,211	623,798
Repurchase of common stock	(116,344)	(24,929)	—

Cash provided by (used for) financing activities	(633,750)	22,321	1,122,090

Effect of exchange rate changes	2,024	(9,015)	(4,333)
Increase (decrease) in cash and cash equivalents	496,885	(430,593)	848,961
Cash and cash equivalents at beginning of year	567,649	998,242	149,281

Cash and cash equivalents at end of year	$1,064,534	$567,649	$998,242

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$79,465	$20,494	$46,220

Income taxes (refunds received)	$(124,529)	$220,495	$95,286

Non-cash financing information:
Conversion of subordinated notes to equity	$1,771	$3,059	$2,373

Common stock issued for acquisitions	$4,393,991	$—	—

See accompanying notes.

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.     Organization of Sanmina-SCI

      Sanmina-SCI Corporation (“Sanmina-SCI,” “we,” “us”) was incorporated in Delaware in 1989 to acquire its predecessor company, which had been in the printed circuit board and backplane business since 1980. On December 6, 2001, we acquired SCI Systems, Inc. (“SCI”), in a purchase business combination whereby SCI was merged into a wholly owned subsidiary (see Note 8). Sanmina-SCI is a leading independent global provider of customized, integrated electronics manufacturing services, or EMS. We provide these services to original equipment manufacturers, or OEMs, primarily in the communications, computing, multimedia, industrial, defense and aerospace, medical and automotive industries. Sanmina-SCI’s services consist primarily of product design and engineering, including initial development, detailed design and services in connection with preproduction, volume manufacturing of complete systems, components and subassemblies, final system assembly and test, direct order fulfillment and after-market product service and support. System components and subassemblies that we manufacture include volume and high-end printed circuit boards, backplanes and backplane assemblies, enclosures, cable assemblies, and memory modules. As of September 2002, we manufacture products in approximately 100 decentralized plants, consisting of more than 62 electronics assembly facilities, nine printed circuit board fabrication facilities, nine cable assembly facilities, 20 enclosure assembly facilities, as well as other specialized manufacturing facilities, located both domestically and internationally. In addition, our global technology solutions group has operations in 15 design centers located in seven countries. Our domestic plants are located in key electronics industry centers including Silicon Valley, Southern California, New England, Texas, Northern Alabama, the Research Park Triangle area, New York, as well as in several other locations. Internationally, we have plants in Australia, Latin America (Brazil and Mexico), Canada, Western Europe (United Kingdom, Ireland, France, Germany, Spain, Sweden, the Netherlands and Finland), Eastern Europe (the Czech Republic and Hungary), Israel and Asia (Peoples’ Republic of China, Hong Kong, Japan, Malaysia, Singapore, and Thailand). In addition to these facilities, we have invested in strategic joint ventures and may make additional strategic investments in the future. To date, these strategic investments have not had a significant impact on our operating results or financial position.

Note 2.     Summary of Significant Accounting Policies

      Fiscal Year. Sanmina-SCI operates on a 52 or 53-week year ending on the Saturday nearest September 30. Accordingly, the 2000 fiscal year ended on September 30, the 2001 fiscal year ended on September 29, and the 2002 fiscal year ended on September 28. All general references to years relate to fiscal years unless otherwise noted.

      Principles of Consolidation. The consolidated financial statements include the accounts of Sanmina-SCI and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated.

      Foreign Currency Translation. For foreign subsidiaries using the local currency as their functional currency, assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expenses are translated at average exchange rates. The effects of these translation adjustments are reported as a separate component of stockholders’ equity. Exchange gains and losses arising from transactions denominated in a currency other than the functional currency of the entity involved and remeasurement adjustments for foreign operations where the U.S. dollar is the functional currency are included in other income (expense) in the accompanying consolidated statements of operations.

      Hedging Activities. Effective in the first quarter of fiscal 2001, Sanmina-SCI accounts for hedging activities in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 138, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB Statement No. 133.” SFAS No. 133 requires that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative’s fair

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

value be recognized currently in earnings unless specific hedge accounting criteria are met. Sanmina-SCI enters into short-term foreign currency forward contracts to hedge only those currency exposures associated with certain assets and liabilities denominated in foreign currencies. These contracts’ fair value of $135.6 million at September 28, 2002 is recorded in short-term investments on the consolidated balance sheet with corresponding gains or losses in other income (expense) on the consolidated statement of operations. These foreign exchange contracts did not have a significant impact on the results of operations for fiscal 2002 and 2001.

      Management Estimates and Uncertainties. The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made in preparing the consolidated financial statements relate to the allowances for accounts receivable, reserves for inventory, restructuring costs, environmental matters, and determining fair values of reporting units for purposes of goodwill impairment tests. Actual results could materially differ from these estimates.

      Financial Instruments and Concentration of Credit Risk. Financial instruments consist of cash and cash equivalents, short-term investments, foreign currency forward contracts, accounts receivable, accounts payable and short- and long-term debt obligations. With the exception of certain of our long-term debt obligations, the fair value of these financial instruments approximates their carrying amount as of September 28, 2002 and September 29, 2001 because of the short maturity of those instruments. As of September 29, 2001, the fair value of then outstanding 9 1/2% Senior Subordinated Notes due 2008 (“the 9 1/2% Notes”) was $13.0 million with a carrying amount of $12.1 million. The 9 1/2% Notes were repurchased in fiscal 2002 (see Note 4). The estimated fair values of certain of our long-term debt obligations, based on quoted market prices, as of September 28, 2002 are as follows:

	Carrying Amount	Fair Value

	(In thousands)
Convertible Subordinated Notes due 2004	$292,867	$258,455
Zero Coupon Convertible Subordinated Notes due 2020	689,188	229,155
3% Convertible Subordinated Notes due 2007	566,589	349,869

      As of September 28, 2002, Sanmina-SCI had no significant off balance sheet concentrations of credit risk such as foreign currency exchange contracts or other hedging arrangements. Financial instruments that subject Sanmina-SCI to credit risk consist of cash and cash equivalents, short-term investments and trade accounts receivable. Sanmina-SCI maintains the majority of its cash, cash equivalents and short-term investment balances with financial institutions. Sanmina-SCI has not experienced any significant losses on these investments to date. One of the most significant credit risks is the ultimate realization of accounts receivable. This risk is mitigated by (i) sales to well established companies, (ii) ongoing credit evaluation of its customers, and (iii) frequent contact with our customers, especially our most significant customers, thus enabling Sanmina-SCI to monitor current changes in business operations and to respond accordingly. Sanmina-SCI considers these concentrations of credit risks in establishing its allowance for doubtful accounts and management believes these allowances are adequate. Sanmina-SCI’s two largest customers each represented more than 10% of our gross accounts receivable as of September 28, 2002. Sanmina-SCI had no customer representing greater than 10.0% of gross accounts receivable at September 29, 2001.

      Cash Equivalents. Sanmina-SCI considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At September 28, 2002, cash and cash equivalents

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

includes $34.5 million of restricted cash and cash equivalents, primarily relating to accounts collateralizing letters of credit.

      Short Term Investments. Sanmina-SCI’s investments are classified as available for sale and are recorded at their fair value, as determined by quoted market prices, with unrealized holding gains or losses classified as a separate component of stockholders’ equity. Upon sale of the investments, any previously unrealized holding gains or losses are recognized in results of operations. The specific identification method is used to determine the cost of securities sold. Realized gains and losses were not material for fiscal 2002 and 2001. As of September 28, 2002, the difference between the aggregate fair value and cost basis was a net unrealized gain of $751,000. The value of Sanmina-SCI’s investments by major security type is as follows:

	As of September 28, 2002

	Amortized Cost	Aggregate Fair Value	Unrealized Gain	Unrealized Loss

	(In thousands)
U.S. government and agency securities	$31,605	$31,972	$367	—
State and municipal securities	—	—	—	—
U.S. corporate and bank debt	101,542	101,926	385	(1)

	$133,147	$133,898	$752	$(1)

	As of September 28, 2001

	Amortized Cost	Aggregate Fair Value	Unrealized Gain	Unrealized Loss

	(In thousands)
U.S. government and agency securities	$322,135	$324,667	$2,598	$(66)
State and municipal securities	36,298	36,651	353	—
U.S. corporate and bank debt	919,487	924,771	5,290	(6)

	$1,277,920	$1,286,089	$8,241	$(72)

      As of September 28, 2002, approximately $34.8 million of the total cash and cash equivalents balance consists of investments in debt securities. As of September 29, 2001, approximately $465.3 million of the total cash and cash equivalents balance of $567.6 million consist of investments in debt securities. The remaining balance of the total investments in debt securities is classified as short-term investments. As of September 28, 2002, securities with a fair value of $131.7 million mature within one year and $2.2 million mature beyond one year; however, as management’s intent is to hold these securities for less than one year, all these securities are being classified as short-term.

      Long-Term Investments. In fiscal year 1999, Sanmina-SCI entered into a lease facility to finance the acquisition of certain San Jose, California facilities, where it has established its corporate headquarters and certain of its assembly operations. In connection with this transaction, Sanmina-SCI pledged $52.9 million of its cash and investments to the bank as collateral for certain obligations of the lease, which is included in long-term investments on the accompanying consolidated balance sheets (see Note 6).

      In fiscal 2001, Sanmina-SCI obtained a 49.9% ownership interest in INBOARD, the remainder of which is owned by Siemens AG. INBOARD is a manufacturer of complex printed circuit boards and is located in

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Germany. This investment is accounted for using the equity method of accounting. Sanmina-SCI records its equity in the income or losses of INBOARD generally one month in arrears. Sanmina-SCI records this investment on the consolidated balance sheets in long-term investments and its share of INBOARD’s earnings or losses as other income (expense) on the consolidated statements of operations. The impact of the INBOARD investment was immaterial to the results of operations for fiscal 2002 and 2001.

      Sanmina-SCI also has various minority equity investments in nonpublic companies that are carried at the lower of cost or estimated fair value. Sanmina-SCI monitors these investments for impairment and records appropriate reductions in carrying values when necessary. In the fourth quarter of fiscal 2002, as a result of a periodic review of the value of our investments in private companies, management determined that the carrying amount of certain investments was not recoverable and, accordingly, wrote off these investments, totaling approximately $23.3 million. There can be no assurance that further write downs of the remaining investments, totaling approximately $21.1 million as of September 28, 2002, will not occur in the future.

      Inventories. Inventories are stated at the lower of cost (first-in, first-out method) or market. Cost includes labor, material and manufacturing overhead. Provisions when required are made to reduce excess inventories to their estimated net realizable values. It is possible that estimates of net realizable values can change in the near term. The components of inventories, net of provisions, are as follows:

	As of

	September 28, 2002	September 29, 2001

	(In thousands)
Raw materials	$742,351	$356,939
Work-in-process	235,497	57,886
Finished goods	145,168	88,997

Total	$1,123,016	$503,822

      Property, Plant and Equipment, net. Property, plant, and equipment are stated at cost or, in the case of property and equipment acquired through business combinations accounted for as a purchase, initially at fair value based upon the allocated purchase price at the acquisition date. Depreciation and amortization are provided on a straight-line basis over 20 to 40 years for buildings, five years for machinery and equipment and five years for furniture and fixtures or in the case of leasehold improvements, over the remaining term of the related lease, if shorter. Property, plant and equipment consists of the following:

	As of

	September 28, 2002	September 29, 2001

	(In thousands)
Machinery and equipment	$2,195,016	$1,094,895
Furniture and fixtures	22,804	21,802
Leasehold improvements	101,350	82,900
Land and buildings	588,711	239,152

	2,907,881	1,438,749
Less: Accumulated depreciation and amortization	(1,899,698)	(895,546)

	1,008,183	543,203
Construction in progress	76,271	89,387
Net property, plant and equipment	$1,084,454	$632,590

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

      Exit Costs. We account for exit or restructuring costs in accordance with Emerging Issue Task Force Issue No., (“EITF”), 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)” (“EITF 94-3”) and EITF 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination” (“EITF 95-3”). The recognition of the restructuring charges requires that we make certain judgments and estimates regarding the nature, timing, and amount of costs associated with the planned exit activity, including estimating sublease income and the fair value less costs to sell of equipment to be disposed of. At the end of each reporting period, we evaluate the remaining accrued balances to ensure adequacy, that no excess accruals are retained, and the utilization of the provisions are for their intended purposes in accordance with developed exit plans. SFAS No. 146, which will be effective for exit or disposal activities initiated after December 31, 2002 (see further discussion under “Recent Accounting Pronouncements” below), supersedes EITF 94-3 and may impact the accounting treatment for restructuring costs recorded in fiscal 2003 and subsequent periods.

      Impairment of Long-Lived Assets. Sanmina-SCI reviews long-lived and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with SFAS No. 121, “Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” An asset is considered impaired if its carrying amount exceeds the future net cash flow the asset is expected to generate. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair market value. Sanmina-SCI assesses the recoverability of its long-lived and intangible assets by determining whether the unamortized balances can be recovered through undiscounted future net cash flows of the related assets. The amount of impairment, if any, is measured based on projected discounted future net cash flows using a discount rate reflecting Sanmina-SCI’s average cost of capital.

      During the fourth quarter of 2001 and the third quarter of fiscal 2000, evaluations under SFAS No. 121 indicated that the fair value of certain intangible assets and unamortized goodwill originally acquired as part of the June 2000 Hadco merger were less than their carrying value. Accordingly, we recorded an adjustment to write down $40.3 million in 2001 and $8.8 million in 2000 of intangible assets and unamortized goodwill. The fair value of the intangible assets and unamortized goodwill at the time of the original acquisition by Sanmina-SCI was based on expected future cash flows to be generated from the assets based on the facts and circumstances that existed at the date the acquisition was completed. The existing customer relationships, in-place workforce, tradename and trademarks and unamortized goodwill, valued at the time of the original acquisition, became impaired in the quarter ended September 29, 2001 due to closure or consolidation of the related manufacturing facilities. As a result, based on future expected discounted cash flows from the customer base, from experienced and expected work force attrition and from future utilization of tradename and trademarks, we recorded a write down to the carrying value of these intangible assets and allocated goodwill in the amounts of $10.6 million, $3.7 million, $3.6 million and $22.4 million, respectively, in the fourth quarter of fiscal 2001 and a write down to the carrying values of customer relationships and in-place workforce intangible assets in the amounts of $7.5 million and $1.3 million, respectively, in the third quarter of fiscal 2000.

      Goodwill and Intangibles. Costs in excess of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed in a purchase business combination are recorded as goodwill. SFAS No. 142, “Goodwill and Other Intangible Assets,” requires that companies no longer amortize goodwill, but instead test for impairment at least annually using a two-step approach. Sanmina-SCI adopted SFAS No. 142 in the first quarter of fiscal 2002 and no longer amortizes goodwill. Sanmina-SCI evaluates goodwill, at a minimum, on an annual basis and whenever events and changes in circumstances suggest that the carrying amount may not be recoverable. Impairment of goodwill is tested at the reporting unit level by comparing the reporting unit’s carrying amount, including goodwill, to the fair value of the reporting unit. The fair values of the reporting units are estimated using a combination of the income, or discounted cash flows, approach and the market

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

approach, which utilizes comparable companies’ data. If the carrying amount of the reporting unit exceeds its fair value, goodwill is considered impaired and a second step is performed to measure the amount of impairment loss, if any. Sanmina-SCI completed the first step of the transitional goodwill impairment test in the quarter ended March 30, 2002 and determined that no potential impairment existed. During the fourth quarter of fiscal 2002, we recorded an impairment loss of $299.0 million for the domestic reporting unit and $2.4 billion for the international reporting unit, or a total of $2.7 billion in connection with the annual impairment test. The impairment loss resulted from the extended decline in the electronics industry and the communications sector in particular, which reduced the estimated fair values of the reporting units below the respective carrying values.

      Total goodwill acquired during fiscal 2002 relates primarily to the SCI acquisition, which represented $4.3 billion of additions to goodwill. The purchase price for the SCI merger was determined in July 2001. In connection with this acquisition, goodwill was assigned to the domestic and international reporting units expected to benefit from synergies of the combination in accordance with paragraphs 34 and 35 of SFAS No. 142, “Goodwill and Other Intangible Assets.” Specifically, goodwill was assigned based on the proportionate estimated fair values of the revenue producing assets acquired. This calculation resulted in approximately 30% of the SCI goodwill being allocated to the domestic reporting unit and approximately 70% being allocated to the international reporting unit, which was consistent with one of our primary reasons for merging with SCI, to increase the global footprint of the Company.

      The more significant decline in the estimated fair value of the international unit was due to several factors, one of which was the overall decline in business due to deteriorating economic conditions. Pro forma net sales for fiscal 2002, giving effect to the SCI merger as if it had occurred at the beginning of the fiscal year, were approximately $10 billion, which was 23% lower than pro forma net sales for fiscal 2001 of approximately $13 billion. One of the benefits of the merger was to increase global footprint of the combined Company. At the time of the SCI acquisition, it was anticipated that there would be greater growth in the international reporting unit. As a result, the significant and broadening downturn in the electronics industry that occurred subsequent to our merger with SCI, including working capital assumptions, had a more dramatic impact on the fair value of the international reporting unit. The factors described above all contributed to a more dramatic decline in the fair value of the international reporting unit as compared to the domestic reporting unit from the date of the SCI acquisition on December 6, 2001 to the annual impairment test in the fourth quarter of fiscal 2002.

      There can be no assurance that future goodwill impairment tests will not result in further impairment charges.

      Sanmina-SCI has determined that there are two reportable units: international and domestic. Goodwill information for each reportable unit is as follows:

	As of		Reclassification of		As of
	September 29,	Goodwill	Intangible Assets	Impairment	September 28,
	2001	Acquired	to Goodwill	Losses	2002

	(In thousands)
Units:
Domestic	$121,203	$1,384,856	$6,146	$(299,000)	$1,213,205
International	118,663	3,140,782	—	(2,371,000)	888,445

Total	$239,866	$4,525,638	$6,146	$(2,670,000)	$2,101,650

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

      The pro forma effects of the adoption of SFAS No. 142 on net income and earnings per share, net of income tax effects, for Sanmina-SCI for the years ended September 29, 2001 and September 30, 2000 are as follows:

	Year Ended	Year Ended
	September 29, 2001	September 30, 2000

	(In thousands, except
	per share amounts)
Net income as reported	$40,446	$210,094
Add back: Goodwill amortization expense	12,686	10,947

Adjusted net income	$53,132	$221,041

Basic earnings per share, as reported	$0.13	$0.69
Add back: Goodwill amortization expense	0.04	0.04

Pro forma	$0.17	$0.73
Diluted earnings per share, as reported	$0.12	$0.65
Add back: Goodwill amortization expense	0.04	0.03

Pro forma	$0.16	$0.68

      Sanmina-SCI has certain identifiable intangible assets that are subject to amortization. These assets relate to customer lists and other intangibles with useful lives from twelve to thirty years. Intangible assets are included in “Deposits and other” in the consolidated balance sheet. Intangible asset amortization expense for the year ended September 28, 2002 was approximately $5.8 million. The components of intangible assets are as follows:

	September 28, 2002			September 29, 2001

	Gross Carrying	Accumulated	Net Carrying	Gross Carrying	Accumulated	Net Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount

	(In thousands)
Amortized intangibles	$78,476	$31,299	$47,177	$73,926	$25,541	$48,385
Non-amortized intangibles(1)	—	—	—	11,241	5,095	6,146

Total	$78,476	$31,299	$47,177	$85,167	$30,636	$54,531

(1)	Represents assembled workforce intangible assets reclassified to goodwill upon adoption of SFAS No. 142 on September 30, 2001.

      Estimated annual amortization expense is as follows:

Fiscal years:

(In thousands)
2003	$6,412
2004	6,412
2005	6,412
2006	5,326
2007	5,112
Thereafter	17,503

$47,177

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

      Revenue Recognition. Sanmina-SCI generally recognizes revenue at the point of shipment to its customers, under the contractual terms which in general are FOB shipping point or when services have been performed. Sanmina-SCI also derives revenues from sales of certain inventory, including raw materials, to customers who reschedule, amend or cancel purchase orders after Sanmina-SCI has procured inventory to fulfill their purchase orders. Title to the product or the inventory transfers upon shipment and the customer’s assumption of the risks and rewards of ownership of the product. In some cases, Sanmina-SCI will recognize revenue upon receipt of shipment by the customer or at its designated location. Except in specific circumstances, there are no formal customer acceptance requirements or further Sanmina-SCI obligations to the product or the inventory subsequent to shipment. In specific circumstances in which there are such customer acceptance requirements or further Sanmina-SCI obligations, revenue is recognized at the point of formal acceptance and upon completion of obligations. Where appropriate, provisions are made for estimated warranty costs and sales returns.

      Comprehensive Income (Loss). Comprehensive income (loss) for Sanmina-SCI consists of net income or loss plus the effect of unrealized holding gains or losses on investments classified as available-for-sale and foreign currency translation adjustments, net of tax effects of $1.2 million, $1.6 million and $2.3 million for 2002, 2001 and 2000, respectively. As of September 28, 2002, the cumulative unrealized holding gains (losses) on investments and cumulative foreign currency translation adjustments were $700,000 and $(11.0) million, respectively. As of September 29, 2001, the cumulative unrealized holding gains (losses) on investments and cumulative foreign currency translation adjustments were $8.1 million and $(21.8) million, respectively.

      Income Taxes. Sanmina-SCI provides for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” SFAS No. 109 requires an asset and liability method whereby deferred tax assets and liabilities are recognized for differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. A valuation allowance is recorded to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

      Earnings Per Share. Basic earnings (loss) per share is computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share includes dilutive common stock equivalents, using the treasury stock method, and assumes that the convertible debt instruments were converted into common stock upon issuance, if dilutive. For the years ended September 28, 2002, September 29, 2001 and September 30, 2000, 36,737,598, 26,706,108 and 561,707 potentially dilutive shares from the conversion of the convertible subordinated debt and after-tax interest expense of $62.0 million, $23.5 million and $980,000, respectively, were not included in the computation of diluted earnings per share because to do so would be anti-dilutive. Stock options with exercise prices greater than the average fair market price for a period, which are defined as anti-dilutive, are not included in the diluted earnings (loss) per share calculations because of their anti-dilutive effect (see Note 10.) All stock options are anti-dilutive in fiscal 2002 due to the net loss for the year. A reconciliation of the net income

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

(loss) and weighted average number of shares used for the diluted earnings (loss) per share computation follows:

	Year Ended

	September 28, 2002	September 29, 2001	September 30, 2000

	(In thousands, except per share amounts)
Net income (loss)	$(2,696,753)	$40,446	$210,094
Interest expense, net of tax, related to convertible subordinated debt	—	—	10,145

Net income (loss)	$(2,696,753)	$40,446	$220,239

Weighted average number of shares outstanding during the period	481,985	319,360	304,824
Weighted average number of shares for stock options outstanding for the period	—	10,869	16,435
Weighted average number of shares for subordinated debt for the period	—	—	16,091

Weighted average number of shares	481,985	330,229	337,350

Diluted earnings (loss) per share	$(5.60)	$0.12	$0.65

      Stock-Based Compensation. Sanmina-SCI has adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock Based Compensation.” In accordance with the provisions of SFAS No. 123, Sanmina-SCI applies Accounting Principles Board, or APB, Opinion No. 25 and related interpretations in accounting for its employee stock option plans. See Note 10 for a summary of the pro forma effects on reported net income and earnings per share for fiscal years 2002, 2001, and 2000 based on the fair value of options and shares granted as prescribed by SFAS No. 123.

      Recent Accounting Pronouncements. In October 2001, the Financial Accounting Standards Board issued SFAS No. 143, “Accounting for Asset Retirement Obligations” to be effective for all fiscal years beginning after June 15, 2002, with early adoption permitted. SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. Sanmina-SCI is currently assessing the impact of SFAS No. 143 on its financial position, results of operations and cash flows as well as the timing of its adoption.

      In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of” and APB Opinion No. 30, “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions for the Disposal of a Segment of a Business.” The provisions of SFAS No. 144 are effective in fiscal years beginning after December 15, 2001, with early adoption permitted and, in general, are to be applied prospectively. Sanmina-SCI adopted SFAS No. 144 on September 29, 2002, with no resulting impact on its financial position, results of operations and cash flows.

      In May 2002, the Financial Accounting Standards Board issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” This

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Statement rescinds FASB Statement No. 4, “Reporting Gains and Losses from Extinguishment of Debt,” and an amendment of that Statement, FASB Statement No. 64, “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements.” This Statement also rescinds FASB Statement No. 44, “Accounting for Intangible Assets of Motor Carriers.” This Statement amends FASB Statement No. 13, “Accounting for Leases” to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make certain technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of SFAS No. 145 are effective in fiscal years beginning after May 15, 2002, with early adoption permitted and, in general, are to be applied prospectively. In the fourth quarter of fiscal 2002, we elected to apply the provisions of SFAS No. 145 related to the rescission of SFAS No. 4. Accordingly, gains or losses resulting from the early retirement of debt during fiscal 2002 have been reflected as other income (expense) on the accompanying statements of operations (see Note 4). Gains or losses for prior periods previously reflected as extraordinary items have been reclassified to other income (expense) in accordance with SFAS No. 145.

      In July 2002, the Financial Accounting and Standards Board issued SFAS No. 146, “Accounting for Costs Associated with Exit and Disposal Activities.” This statement revises the accounting for exit and disposal activities under EITF 94-3, “Liability Recognition for Certain Employee Termination Benefits and other Costs to Exit an Activity” by spreading out the reporting of expenses related to restructuring activities. Commitment to a plan to exit an activity or dispose of long-lived assets will no longer be sufficient to record a one-time charge for most anticipated costs. Instead, companies will record exit or disposal costs when they are “incurred” and can be measured at fair value, and they will subsequently adjust the recorded liability for changes in estimated cash flows. The provisions of SFAS No. 146 are effective prospectively for exit or disposal activities initiated after December 31, 2002. Earlier adoption is encouraged. Companies may not restate previously issued financial statements for the effect of the provisions of SFAS No. 146 and liabilities that a Company previously recorded under EITF 94-3 are grandfathered. Sanmina-SCI is currently assessing the impact of SFAS No. 146 on its financial position, results of operations and cash flows as well as timing of its adoption. We do not expect SFAS No. 146 to have a significant impact on our financial position, results of operations and cash flows.

      In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of FASB Statement No. 123. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Sanmina-SCI is required to follow the prescribed format and provide the additional disclosures required by SFAS No. 148 in its annual financial statements for the year ending September 27, 2003 and must also provide the disclosures in its quarterly reports containing condensed financial statements for interim periods beginning with the quarterly period ended March 29, 2003. The adoption of SFAS No. 148 will not have an effect on Sanmina-SCI’s financial position or results of operations as we do not intend to adopt the fair value method of accounting for stock-based employee compensation.

      In November 2002, the FASB issued Interpretation 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor’s obligations does not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. Management believes that the adoption of Interpretation 45 will not have a material impact on Sanmina-SCI’s financial position or results of operations.

      In January 2003, the FASB issued Interpretation 46, Consolidation of Variable Interest Entities. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. Sanmina-SCI believes that the adoption of Interpretation 46 will not have a material impact on its financial position or results of operations.

      Reclassifications. Sanmina-SCI has reclassified certain prior year information to conform to the current year’s presentation.

Note 3.     Related Party Transactions

      During fiscal 2002, a member of the Sanmina-SCI Board of Directors and the Secretary of the Board of Directors were members of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California or, WSGR, Sanmina-SCI’s outside legal counsel. Sanmina-SCI intends to retain WSGR as its legal counsel in fiscal 2003. Sanmina-SCI paid WSGR approximately $3.5 million in legal fees during the year ended September 28, 2002.

      Merger costs for the SCI acquisition included a payment of $13.1 million to Merrill Lynch & Co., whose former chairman of its Global Technology Investment Banking Group is a current member of Sanmina-SCI’s Board of Directors.

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Note 4.     Revolving Credit Agreements and Long-Term Debt

      Revolving credit agreements and long-term debt consist of the following:

	As of

	September 28, 2002	September 29, 2001

4 1/4% Convertible Subordinated Notes due 2004	$292,867	$350,000
9 1/2% Senior Subordinated Notes due 2008	—	12,121
5 1/2% Convertible Subordinated Debentures due 2012	—	2,135
Zero Coupon Convertible Subordinated Debentures due 2020	689,188	783,821
3% Convertible Subordinated Notes due 2007	566,589	—
Revolving Credit Agreements	405,266	6,150
Accounts Receivable Securitization	200,000	—
Obligations under capital leases with interest rates ranging from 8.0% to 14.59%	4,653	10,182
Other long-term debt due through December 2017, at rates ranging from 3.00% to 7.50%	82,667	69,999

Total	2,241,230	1,234,408
Less: current portion	(265,899)	(15,800)

Total long-term debt	$1,975,331	$1,218,608

      4 1/4% Convertible Subordinated Notes due 2004. On May 5, 1999, Sanmina-SCI issued $350.0 million aggregate principal amount of 4 1/4% convertible subordinated notes, or 4 1/4% Notes, due on May 1, 2004. The 4 1/4% Notes are convertible into common stock, at the option of the holder, at a conversion price of approximately $22.17 per share, subject to adjustments in certain events. The 4 1/4% Notes are subordinated in right of payment to all existing and future senior indebtedness, as defined, of Sanmina-SCI. The 4 1/4% Notes are redeemable at the option of Sanmina-SCI on or after May 6, 2002. Interest is payable semi-annually on May 1 and November 1. During the fourth quarter of fiscal 2002, Sanmina-SCI repurchased approximately $58.9 million aggregate principal amount of the 4 1/4% Notes through open market transactions of which $1.8 million was traded prior to our fiscal year end but was settled in early October 2002. As a result of the repurchases, Sanmina-SCI recorded a $7.2 million gain, net of $491,000 in unamortized financing fees from the early extinguishment of this debt. The gain is reflected in other income in the accompanying consolidated statement of operations.

      9 1/2% Senior Subordinated Notes due 2008. On May 18, 1998, Hadco issued $200.9 million aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2008, or 9 1/2% Notes. Interest on the 9 1/2% Notes was payable semi-annually on each June 15 and December 15 and commenced December 15, 1998. On August 24, 2000, Sanmina-SCI redeemed $187.9 million of the outstanding 9 1/2% Notes. The redemption was at 101% of the principal amount of the notes, and the redemption premium and the deferred debt costs on the notes totaled $8.0 million, which is classified in other expense for fiscal 2000. The remaining notes were repurchased in fiscal 2002 resulting in insignificant losses classified as other expense.

      5 1/2% Convertible Subordinated Debentures due 2012. In 1987, Elexsys International, Inc., or Elexsys, issued $32.0 million aggregate principal amount of 5 1/2% convertible subordinated debentures, or 5 1/2% Debentures, due on March 1, 2012. In October 2001, $1.8 million of the 5 1/2% Debentures were converted to approximately 118,000 shares of common stock. The remaining 5 1/2% Debentures were redeemed by Sanmina-SCI for $365,000. As of September 28, 2002 the outstanding balance on the 5 1/2% Debentures is zero.

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

      Zero Coupon Convertible Subordinated Debentures due 2020. On September 12, 2000, Sanmina-SCI issued $1.66 billion in aggregate principal amount at maturity of zero coupon convertible subordinated debentures, or Zero Coupon Debentures, due on September 12, 2020 at an issue price of $452.89 per $1,000 debenture, resulting in gross proceeds of $751.8 million. The Zero Coupon Debentures are subordinated to the prior payment of all senior indebtedness, as defined, of Sanmina-SCI. There will be no cash interest payments prior to maturity. The issue price of each Zero Coupon Debenture represents a yield to maturity of 4% per year, computed on a semi-annual basis. The issue discount is amortized using the effective interest method over the term of the notes. The Zero Coupon Debentures are convertible into common stock, at any time at the option of the note holder, at the conversion ratio of approximately 6.48 shares per $1,000 principal amount at maturity, subject to adjustment in certain events. The Zero Coupon Debentures are redeemable at the option of Sanmina-SCI on or after September 12, 2005. The Zero Coupon Debentures may also be subject to repurchase, at the option of the holder, on September 12, 2005, September 12, 2010, and September 12, 2015 at $552.08, $672.98, and $820.35, respectively per $1,000 note.

      During the fourth quarter of fiscal 2002, Sanmina-SCI repurchased approximately $150.0 million of the Zero Coupon Debentures through open market transactions of which $23.8 million was traded prior to our fiscal year end but was settled in early October 2002. As a result of the transactions, Sanmina-SCI recorded a $47.3 million gain, net of $2.8 million in unamortized financing fees, from the early extinguishment of this debt. The gain is reflected in other income in the accompanying consolidated statement of operations.

      3% Convertible Subordinated Notes due 2007. In March 2000, SCI issued $575.0 million aggregate principal amount of 3% Convertible Subordinated Notes due March 15, 2007, or 3% Notes. Interest on the 3% Notes is payable semi-annually on each March 15 and September 15. In connection with Sanmina’s acquisition of SCI, Sanmina-SCI entered into a supplemental indenture with respect to the 3% Notes providing a guaranty for the 3% Notes and allowing for the conversion of the 3% Notes into shares of Sanmina-SCI common stock, at a conversion price of $41.35 per share, subject to adjustment in certain events. The 3% Notes are subordinated in right of payment to all existing and future senior debt, as defined, of Sanmina-SCI. The 3% Notes are redeemable at SCI’s option at any time on or after March 20, 2003, although there is no mandatory redemption prior to final maturity.

      Revolving Credit Agreements. In December 2001, Sanmina-SCI entered into two separate facilities consisting of a $250.0 million 364-day credit facility and a $500.0 million three-year credit facility with a syndicate of banks. As of September 28, 2002, $400.0 million was outstanding under these credit facilities, $349.0 million of which was repaid in October 2002. Borrowings under these credit agreements bear variable interest based on a defined prime rate or LIBOR, plus a margin, at the option of the banks, and bank facility and commitment fees, which as of September 28, 2002 totaled 3.56% for the 364-day credit facility and 4.75% for the three-year credit facility. The three-year credit facility contains a subfacility for letters of credit with certain requirements. As of September 28, 2002, two letters of credit were outstanding under this agreement having an aggregate face amount of $2.0 million. The agreements contain restrictions on the payment of dividends and financial covenants, which require Sanmina-SCI to maintain a minimum tangible net worth and ratios for interest coverage, and leverage. The net worth covenant requires a minimum tangible net worth relative to Sanmina-SCI’s tangible net worth beginning March 31, 2002. The interest coverage ratio requires a minimum ratio of adjusted operating income for the four fiscal quarters ending on the date of determination to cash interest expense for the same period. The leverage ratio requires a minimum ratio of consolidated total debt to consolidated capitalization. As of September 28, 2002 Sanmina-SCI was in compliance with these covenants. In connection with these facilities, Sanmina-SCI incurred costs of approximately $3.7 million that are capitalized in the balance sheet and amortized over the life of the respective agreements. The 364-day credit facility is scheduled to terminate on December 4, 2002.

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

      Essex AB, or Essex, a subsidiary of Sanmina-SCI, had a line of credit arrangement with a Swedish bank denominated in Swedish krona, or SEK, for aggregate borrowings of up to SEK 300 million (approximately $32.0 million). This credit facility was terminated and paid in full as of September 28, 2002. Borrowings outstanding on this line of credit arrangement were secured by all of the assets of Essex, accrued interest at the Stockholm InterBank Offered Rate, or STIBOR, of 3.88% as of September 29, 2001, and contains covenants which required that Essex maintain certain financial ratios over a period of five years. Essex was in compliance with these ratios as of fiscal year end 2001. As of September 29, 2001, $1.3 million was outstanding under this line of credit.

      Segerström has a line of credit arrangement with a Swedish bank denominated in SEK for aggregate borrowings of up to SEK 85 million (approximately $9.0 million). Borrowings outstanding on this line of credit arrangement are secured by all of the assets of Segerström, accrue interest at 5.05% and 3.75% as of September 28, 2002 and September 29, 2001, respectively, and contain certain covenants which require that Segerström maintain certain financial ratios and is renewable annually. Segerström was in compliance or received a waiver related to these financial ratios as of fiscal years ended 2002 and 2001, respectively. As of September 28, 2002 and September 29, 2001, $5.3 million and $4.9 million, respectively, were outstanding under this line of credit.

      Accounts Receivable Securitization. In March 2002, we amended our existing asset securitization agreement that gives us the option to periodically transfer undivided percentage ownership interests, of up to $200.0 million, in a revolving pool of eligible trade receivables to conduit and bank purchases to decrease the commitment thereunder from $300.0 million to $200.0 million and to suspend the commitments thereunder. During the second quarter of fiscal 2002, we repaid net cash of $211.0 million, to the third-party purchasers of accounts receivable under the asset securitization agreement and the agreement became inactive until July 2002, when the agreement was further amended. In July 2002, we further amended and renewed our asset securitization agreement, previously scheduled to expire in December 2002. In the fourth quarter of fiscal 2002, the full $200.0 million available under the program was utilized to pay down a portion of the revolving credit agreement. The net accounts receivables sold under the program are no longer derecognized from the accounts receivable balance and the associated debt is recorded as current portion of long-term debt on the consolidated balance sheet. As of September 28, 2002, the asset securitization program was fully utilized. The amended asset securitization agreement has a scheduled termination date in July 2003. However, the facility will be terminated on January 1, 2003 if not terminated earlier by the company. Sanmina-SCI is subject to restrictions on the payment of dividends and certain financial covenants pursuant to the asset securitization agreement, including maintaining a minimum for net worth and certain ratios for interest coverage and leverage. As of September 28, 2002 Sanmina-SCI was in compliance with these covenants.

      During the year ended September 28, 2002, Sanmina-SCI and a subsidiary of Sanmina-SCI each serviced a portion of the receivables transferred to the limited purpose subsidiary on behalf of the conduit and received a servicing credit, which management has determined approximates market compensation for these services. As of September 28, 2002, Sanmina-SCI was obligated to pay program fees of 0.35% of outstanding amounts and facility fees of 0.4% pursuant to the agreement. Program fees and facility fees may be increased under certain circumstances to 0.475% and 0.525%, respectively.

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

      Maturities of long-term debt, including capital lease obligations, assuming no redemption requests by noteholders, are as follows as of September 28, 2002.

Fiscal Years Ending

(in thousands)
2003	$265,899
2004	293,204
2005	405,331
2006	8,535
2007	567,656
Thereafter	700,605

Total	$2,241,230

Note 5.     Other Accrued Liabilities

      Other accrued current liabilities consist of the following:

	As of

	September 28, 2002	September 29, 2001

	(in thousands)
Restructuring accrual (Note 9)	$114,604	$45,115
Other	251,896	53,017

Total accrued liabilities	$366,500	$98,132

Note 6.     Commitments and Contingencies

      Operating Leases. Sanmina-SCI leases its facilities under operating leases expiring at various dates through 2021. Sanmina-SCI is responsible for utilities, maintenance, insurance and property taxes under the leases. Future minimum lease payments under operating leases are as follows:

Fiscal Year Ending

(in thousands)
2003	$42,669
2004	34,487
2005	24,517
2006	17,697
2007	14,217
Thereafter	32,562

Total	$166,149

      Rent expense under operating leases was approximately $49.8 million, $27.6 million and $26.9 million for the years ended September 28, 2002, September 29, 2001 and September 30, 2000, respectively.

      In fiscal 1999, we entered into an operating lease agreement for facilities in San Jose, California, which house our corporate headquarters and certain of our assembly operations. Under this agreement with a bank, the bank is the owner of the land and buildings for accounting purposes. Management has determined that the lease facility originally met, and continues to meet, the criteria for off-balance sheet treatment and therefore we account for the lease facility as an operating lease. The obligations under this operating lease are disclosed

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

in aggregate with other operating leases in the table above. In fiscal 2002, we amended the lease and related participation agreement to accelerate the maturity date from November 16, 2003 to December 19, 2002. As a result, we will be required to purchase the land and improvements subject to the lease on December 19, 2002, for approximately $52.9 million. The lease agreement and related participation agreement contain certain covenants, which require us to maintain certain ratios for tangible net worth and fixed charge coverage. As of September 28, 2002 we were in compliance with, or had obtained waivers for, these covenants. In connection with this transaction, we pledged $52.9 million of cash and investments as collateral for certain obligations under the lease. The pledged cash and investments are classified in long-term investments and will be available on the maturity date of December 19, 2002 to fund the purchase of the leased property, which we expect to occur on that date.

      Environmental Matters. We have incurred liabilities associated with environmental contamination at our current and former facilities, and those of the companies that we have acquired. These liabilities include ongoing investigation and remediation activities at a number of sites, including our facilities located in Irvine, California (acquired as part of our acquisition of Elexsys), Owego, New York (a current facility of our Hadco subsidiary), Derry, New Hampshire (a current facility of our Hadco subsidiary) and Fort Lauderdale, Florida (a former facility of our Hadco subsidiary). Currently, we are unable to anticipate whether any third-party claims will be brought against us for the existence of such contamination. There can be no assurance that third-party claims will not arise and will not result in material liability to us. In addition, there are several sites, including our facilities in Wilmington, Massachusetts, Clinton, North Carolina, Brockville, Ontario and Gunzenhausen, Germany that are known to have groundwater contamination caused by a third party, and that third party has provided indemnity to us for the liability. Although we cannot guarantee you that we will not incur liability for clean-up costs or expenses at any of these sites, we have no reason to believe that such liability will occur and that it will be material to our business position.

      We have also been named as a potentially responsible party at several contaminated disposal sites including the Casmalia Resources site, as a result of the past disposal of hazardous waste by companies we have acquired or by our corporate predecessors. Although liabilities for such historic disposal activities have not materially affected our financial condition to date, we cannot guarantee you that past disposal activities will not result in liability that will materially affect us in the future.

      We use an environmental consultant to assist us in evaluating the environmental liabilities of the companies that we acquire as well as those associated with our ongoing operations, site contamination issues and historical disposal activities in order to establish appropriate accruals in our financial statements. We have also undertaken a process of re-evaluating and updating the accruals over time. As of September 28, 2002, and September 29, 2001, respectively, based on the evaluations of our consultants, we have accrued $21.3 million and $27.4 million for such environmental liabilities, which is recorded as other long-term liabilities in the consolidated balance sheets. Although we believe these accruals are adequate, we cannot be certain that environmental liabilities will not exceed the accrued amounts.

      Litigation. On June 13, 2001, Sanmina-SCI filed a complaint against Metricom, Inc. in California state court. The complaint arose out of a July 2, 1999 Agreement for Electronic Manufacturing Services and seeks compensation for cancellation charges arising under this agreement. Sanmina-SCI’s damages consist of the cost of certain materials and work-in-process. On July 2, 2001, Metricom, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Northern District of California in San Jose, California. As a result, Sanmina-SCI filed a proof of claim with the bankruptcy court in the amount of $102.0 million. Metricom objected to the claim, and filed an action for the recovery of approximately $8.6 million in preferential payments. Both actions were settled in September 2002. Sanmina-SCI was allowed a general unsecured claim of $65.0 million, and Metricom dismissed its claim for preferential payments. Sanmina-SCI recently received a partial distribution from the

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

bankrupt estate and expects additional distributions. Sanmina-SCI currently estimates it has no additional exposure on this matter (after exhausting allocated reserves).

      From time to time, Sanmina-SCI is a party to litigation and other contingencies, including examinations by taxing authorities, which arise in the ordinary course of business. Sanmina-SCI believes that the resolution of such litigation and other contingencies will not materially harm Sanmina-SCI’s business, financial condition or results of operations.

Note 7.     Employee Benefit Plans

      Sanmina-SCI has various retirement plans that cover the majority of its employees. Sanmina-SCI’s retirement plans permit participants to elect to have contributions made to the retirement plans in the form of reductions in salary under Section 401(k) of the Internal Revenue Code. Under the Sanmina-SCI retirement plans, Sanmina-SCI matches a portion of employee contributions. The amounts contributed by Sanmina-SCI and its acquired businesses as 401(k) matches against employee contributions were approximately $22.1 million, $9.1 million and $7.6 million during the fiscal years ended September 28, 2002, September 29, 2001 and September 30, 2000, respectively.

      Sanmina-SCI also sponsors a deferred compensation plan for outside directors. The plan allows eligible Sanmina-SCI directors to defer payment of all or part of the compensation payable to them for acting as directors of Sanmina-SCI. Deferrals under this plan for the year ended September 28, 2002 were $20,000.

      Prior to the merger between Sanmina Corporation and SCI, SCI had noncontributory defined benefit pension plans covering substantially all employees in the United States and Brockville, Ontario, Canada. These plans generally provide pension benefits that are based on compensation levels and years of service. Annual contributions to the plans are made according to the established laws and regulations of the applicable countries, and were funded annually at amounts that approximate the maximum deductible for income tax purposes. As a result of the merger between Sanmina Corporation and SCI in December 2001, these plans were frozen. Sanmina Corporation does not have a defined benefit retirement plan, therefore the merger resulted in a plan curtailment as described in SFAS No. 88, “Employers’ Accounting and Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits.” Defined benefits were calculated and frozen as of December 31, 2001. Employees who had not yet vested will continue to be credited with service until vesting occurs, but no additional benefits will accrue. The additional pension liability, based on actuarial computations, accrued under purchase accounting is presented in the table below:

	US Plan	Brockville

	(in thousands)
Accumulated benefit obligation	$42,160	$73,454
Fair value of assets	33,800	54,357

Accrued pension liability	$8,360	$19,097

Note 8.     Business Combinations

     Fiscal 2002

      On December 6, 2001, we acquired SCI in a purchase business combination whereby one of our wholly-owned subsidiaries was merged into SCI. Under the terms of the merger, SCI stockholders received 1.36 shares of Sanmina-SCI common stock for each share of SCI common stock. In addition, Sanmina-SCI issued

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

options to purchase shares of Sanmina-SCI common stock in exchange for each issued and outstanding SCI option. The purchase price was allocated as follows:

(in thousands)
Net tangible assets acquired	$119,783
Deferred compensation related to options	4,562
Goodwill	4,286,646

Total purchase price	$4,410,991

      The total purchase price of approximately $4.4 billion consisted of approximately 200.6 million shares of Sanmina-SCI common stock with a fair value of approximately $4.2 billion, 13.0 million vested and unvested stock options with a fair value of $203.0 million, of which approximately $4.6 million was recorded as deferred compensation related to the intrinsic value of the unvested options, and direct transaction costs of $21.0 million. The value of the 200.6 million shares of Sanmina-SCI common stock used to acquire SCI was based on a per share price of $20.87. This per share price of Sanmina-SCI common stock was determined as the average closing market price for the five trading days ending July 17, 2001. The fair value of the SCI common stock options assumed was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4.48%, expected life of four years, expected dividend rate of 0% and volatility of 105%. Direct transaction costs consist primarily of fees for investment bankers, attorneys, accountants, filing costs and financial printing. Sanmina-SCI recorded $4.3 billion of goodwill, of which $1.2 billion was related to domestic operations and $3.1 billion was related to international operations. Of the $4.3 billion recorded for goodwill, the majority is not deductible for tax purposes. See Note 2, “Summary of Significant Accounting Policies” for a discussion regarding the goodwill impairment charge recorded in the fourth quarter of fiscal 2002.

      The SCI purchase price was allocated to the tangible assets acquired and liabilities assumed on the basis of their respective estimated fair values on the acquisition date. The allocations described above are based on management’s estimate of the fair value for purchase accounting purposes at the date of acquisition. The purchase price allocation also includes adjustments to net tangible assets for the closing and consolidation of SCI facilities as a result of the merger. Estimates of fair values were refined during fiscal 2002 and the corresponding adjustments, totaling approximately $47.2 million, were made to the purchase price allocation. Although we do not expect significant adjustments to the purchase price allocation, possible revisions in the first quarter of fiscal 2003 include, but are not limited to, contingencies based on the outcomes of negotiations regarding the contractual liability of customers relating to excess and/or obsolete inventory, that was on-hand at the date of the SCI acquisition and environmental liabilities.

      The consolidated financial statements include the operating results of SCI from December 3, 2001, the close of the accounting period nearest to the acquisition date of December 6, 2001. SCI’s net sales for the four-day period between December 3 and December 6 were approximately $91.0 million.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

      The following unaudited pro forma financial information presents the combined results of operations of Sanmina-SCI and SCI as if the acquisition had occurred as of the beginning of fiscal 2002 and 2001, after giving effect to certain adjustments and related income tax effects.

	Year Ended

	September 28, 2002	September 29, 2001

	(in thousands, except per share data)
Revenue	$10,037,396	$12,728,035
Net income (loss)	$(2,842,060)	$174,640
Basic earnings (loss) per share	$(5.48)	$0.34
Diluted earnings (loss) per share	$(5.48)	$0.33

      The pro forma financial information above for fiscal 2002 includes restructuring charges of $101.1 million and $29.8 million of merger costs incurred by SCI during the first quarter of 2002, prior to its merger with Sanmina-SCI. The pro forma financial information for the year ended September 29, 2001 includes SCI’s results of operations for its fiscal year ended June 30, 2001 as reported in its Form 10-K for that period as well as goodwill amortization expense of approximately $20.6 million relating to prior business acquisitions accounted for as purchase business combinations prior to the adoption of SFAS No. 142.

Viking Components

      In June 2002, Sanmina-SCI acquired Viking Components, Incorporated (“Viking”), a privately held company which designs, manufactures and distributes advanced technology products, including computer system memory, flash memory and readers, and modems. The transaction included the purchase of all outstanding stock of Viking’s operations in the United States as well as the stock of Viking subsidiaries in Ireland and Singapore. The purchase price for the acquisition was $10.9 million paid in cash and 390,000 shares of Sanmina-SCI common stock valued at $10.26 per share. The value of the 390,000 shares of Sanmina-SCI stock issued to acquire Viking was determined as the average closing market price for several trading days prior to the closing date. Sanmina-SCI recorded this transaction as a purchase business combination. The purchase price was allocated to the fair value of net assets acquired, including primarily inventories, equipment, assumed liabilities and goodwill. The results of operations for fiscal 2002 include the results of this business from the date of acquisition.

Hewlett Packard

      In January 2002, Sanmina-SCI entered into an agreement with Hewlett Packard Company (“HP”) under which HP agreed to outsource a portion of its Europe-Middle East-Africa desktop personal computer manufacturing needs to Sanmina-SCI and Sanmina-SCI acquired HP’s related manufacturing operations located in L’Isle d’Abeau, France. The transaction was completed in June 2002. The net cash purchase price for this acquisition was approximately $65.8 million, after certain refundable adjustments, and the transaction was accounted for as a purchase business combination. The purchase price was allocated to the fair value of net assets acquired, including primarily inventories, equipment and goodwill. The results of operations for fiscal 2002 include the results of this business from the date of acquisition.

      Under the asset purchase agreement related to the HP transaction, HP agreed to indemnify Sanmina-SCI for breaches of representations and warranties as well as for certain liabilities related to the operation of the L’Isle d’Abeau facility prior to the closing of the transaction. HP and Sanmina-SCI also made customary representations and warranties.

      Under the HP supply agreement, Sanmina-SCI provides HP with manufacturing services for desktop personal computers to be sold in Europe, the Middle East and Africa. Manufacturing services will be provided

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

at the L’Isle d’Abeau facility acquired from HP as well as at certain Sanmina-SCI facilities in the region. Services provided by Sanmina-SCI under the agreement include build-to-order and configure-to-order manufacturing of personal computers. The agreement does not contain any minimum purchase or similar obligations on the part of HP. Pricing is subject to periodic revision and Sanmina-SCI’s pricing must be competitive. Sanmina-SCI must also share cost reductions with HP. Sanmina-SCI makes customary warranties regarding its workmanship and manufacturing processes it provides under the agreement. HP has financial responsibility for materials as long as Sanmina-SCI complies with HP’s material procurement model and process. The term of the agreement is three years.

Alcatel

      In January 2002, Sanmina-SCI entered into an agreement with Alcatel S.A. to purchase manufacturing facilities in Gunzenhausen, Germany, Cherbourg, France, and Toledo, Spain. The purchase of the Gunzenhausen facility was completed in April 2002, the Cherbourg facility purchase was completed in May 2002 and the Toledo facility acquisition was completed in July 2002. In connection with the acquisitions, Sanmina-SCI and Alcatel entered into a multi-year supply agreement covering the products manufactured at these facilities. The net cash purchase price for these transactions was $129.9 million and the transactions were accounted for as purchase business combinations. The purchase prices were allocated to the fair value of net assets acquired, including primarily inventories, equipment and goodwill. The results of operations for fiscal 2002 include the results of these businesses from the respective dates of acquisition. The supply contract with Alcatel did not have a material impact on Sanmina-SCI’s gross margin for fiscal 2002.

      Under the asset purchase agreement related to the Alcatel transaction, Alcatel agreed to indemnify Sanmina-SCI for breaches of representations and warranties as well as for liabilities related to the operation of the Toledo, Gunzenhausen and Cherbourg facilities prior to the closing of the transaction. Alcatel also agreed to indemnify Sanmina-SCI for any existing environmental contingencies at these sites. Alcatel and Sanmina-SCI also made customary representations and warranties.

      Under the supply agreement related to the Alcatel transaction, Alcatel has agreed to purchase its requirements for certain products to be sold in Europe and certain other geographic territories from Sanmina-SCI during the term of the agreement. Alcatel has not made any minimum volume purchase commitments under the supply agreement. Alcatel has financial responsibility for material ordered per Alcatel’s production forecast as long as Sanmina-SCI complies with the material procurement provisions of the agreement. However, Alcatel’s forecast is typically for a short period of time and Alcatel does not become responsible for purchased material until such material is either in excess of forecasted requirements or has become obsolete. Alcatel may also cancel and reschedule purchase orders upon payment of specified charges, which generally increase as the scheduled delivery date for the order approaches. Sanmina-SCI also makes customary warranties to Alcatel regarding its workmanship and components it manufactures under the agreement. The agreement also contains manufacturing cost reduction objectives and provides a framework for the sharing of cost reductions achieved during the term of the agreement. The term of the agreement is four years.

IBM

      In January 2002, Sanmina-SCI entered into an agreement with International Business Machines Corporation (“IBM”) under which IBM agreed to outsource a portion of its U.S. and European NetVista desktop personal computer manufacturing needs to Sanmina-SCI and Sanmina-SCI acquired IBM’s NetVista desktop manufacturing operations located in Research Triangle Park, North Carolina and Greenock, Scotland. As part of the agreement, Sanmina-SCI acquired certain IBM buildings and equipment related to the manufacturing and associated logistics in North Carolina and acquired the right to occupy related manufacturing spaces at a subcontractor’s facilities in Scotland. The transaction was completed in February

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(continued)

2002. The net cash purchase price for this acquisition was approximately $161.9 million, after certain refundable adjustments, and the transaction was accounted for as a purchase business combination. The purchase price was allocated to the fair value of the net assets acquired, including primarily inventories, equipment and goodwill. The results of operations for fiscal 2002 include the results of this business from the date of acquisition.

      Under the asset purchase agreement related to the IBM NetVista transaction, IBM agreed to indemnify Sanmina-SCI for breaches of representations and warranties as well as for environmental conditions existing at the acquired facilities. IBM and Sanmina-SCI also made customary representations and warranties.

      Under the IBM supply agreement for NetVista, IBM has agreed to purchase its requirements for NetVista personal computers for the Americas, Europe and the Middle East from Sanmina-SCI. During the third year of the agreement, IBM is required to purchase only 80% of its requirements for NetVista systems from Sanmina-SCI. However, IBM is not required to purchase any specified volumes of products. Pricing under the agreement is subject to review periodically and Sanmina-SCI’s pricing must be competitive. Sanmina-SCI has also agreed to maximum hourly labor rates that vary depending upon the geographic location in which production is taking place. The agreement also provides for cost reductions to IBM based on scheduled plan to transfer certain production activities to lower-cost geographic regions. IBM has liability for material ordered to support IBM’s forecast. However, such liability is limited with respect to industry-standard materials. Sanmina-SCI makes customary warranties regarding products it manufactures under the agreement. The term of the agreement is three years.

EM Solutions

      In October 2001, we purchased certain assets of Electro Mechanical Solutions (“E-M-Solutions”), a privately-held manufacturer of electronic enclosures. This transaction included the purchase of certain manufacturing operations in the United States, as well as the stock of E-M-Solutions subsidiaries incorporated in Mexico and Northern Ireland. The net cash purchase price for this transaction was $91.8 million. The purchase price was allocated to the fair value of the net assets acquired, primarily including inventories, equipment and goodwill. We accounted for this transaction as a purchase business combination, and the consolidated financial statements include the operating results of E-M-Solutions from the date of acquisition.

      During fiscal 2002 Sanmina-SCI also completed several other acquisitions which were immaterial individually and in the aggregate, including a manufacturer of complex enclosure systems with facilities in Shenzhen, China and a sales office in Hong Kong; a United States cable manufacturer; a design center; and a cable manufacturer with operations in the United States, the Czech Republic and Germany.

      Pro forma results of operations have not been presented for the fiscal 2002 acquisitions, with the exception of SCI, because the effects of these acquisitions were not material either on an individual or aggregate basis. Goodwill resulting from the fiscal 2002 acquisitions, excluding SCI, was approximately $229.0 million. The majority of this goodwill is deductible for tax purposes. The purchase price allocations for the above acquisitions are based on management’s estimate of the fair value for purchase accounting purposes at the date of acquisition. We do not expect significant revisions to the purchase price allocations for the acquired businesses.

     Fiscal 2001

      In March 2001, Sanmina-SCI acquired Segerström in a pooling-of-interests business combination, a global supplier of integrated enclosure systems headquartered in Sweden. As a result of this acquisition, Sanmina-SCI added 10 manufacturing facilities in Sweden, Finland, Brazil, Hungary, Scotland, and the

SANMINA-SCI CORPORATION

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(continued)

United States. The transaction was structured as a stock for stock exchange and was accounted for as a pooling of interests. Under the terms of the agreement, each Segerström common share and convertible debenture was converted into approximately 0.4519 shares of Sanmina-SCI common stock and Sanmina-SCI acquired approximately 94% of the outstanding shares of Segerström. Sanmina-SCI has commenced a compulsory acquisition process for the remaining 6% of Segerström’s shares in accordance with Swedish law and business practice, and expects that the process of acquiring the remaining shares for cash will be completed by 2003. As of September 28, 2002, Sanmina-SCI has issued approximately 11.6 million shares of common stock in connection with the acquisition of Segerström.

      Sanmina-SCI’s consolidated financial statements have been restated to reflect the financial results of Segerström for all periods presented. Segerström’s financial statements for its fiscal year ended December 31, 2000 were combined with the corresponding Sanmina-SCI consolidated statements for the year ended September 30, 2000. During Sanmina-SCI’s fiscal 2001, Segerström’s year-end was changed from December 31 to a 52 or 53 week year ending on the Saturday nearest September 30 to conform to Sanmina-SCI’s fiscal year end. Accordingly, an adjustment was made to retained earnings in the first quarter of fiscal 2001 to eliminate the duplication of $5.3 million of net income for Segerström for the three months ended December 31, 2000. Segerström’s revenues for that three-month period were $96.0 million. Segerström’s cash provided by operating activities of $5.9 million, cash used for investing activities of $4.8 million and cash provided by financing activities of $400,000 for the three months ended December 31, 2000 have been excluded from Sanmina-SCI’s consolidated statement of cash flows for fiscal year 2001.

      In August 2001, Sanmina-SCI acquired Alcatel’s manufacturing operations located in Richardson, Texas, for a cash purchase price of $66.4 million. The acquisition was accounted for as a purchase and included a multiyear supply contract, the purchase of a manufacturing facility and the transfer of employees to Sanmina-SCI. The fair value of tangible assets acquired, primarily fixed assets, inventories and accounts receivable, was approximately $46.4 million. The acquisition resulted in goodwill of approximately $20.0 million. Pro forma results of operations have not been presented for this acquisition because its effect was not material. The supply contract with Alcatel did not have a material impact on Sanmina-SCI’s gross margin in fiscal 2002 or 2001.

     Fiscal 2000

      In June 2000, Sanmina-SCI completed two acquisitions accounted for as poolings of interests. Sanmina-SCI issued approximately 4.0 million shares of common stock to acquire Essex, an EMS supplier in Scandinavia, and approximately 39.2 million shares to acquire Hadco, a manufacturer of advanced electronic interconnect products. As a result of these acquisitions, Sanmina-SCI’s historical financial statements have been restated retroactively to include the financial results of Essex and Hadco for all periods presented. The fiscal years for Essex and Hadco were changed to coincide with Sanmina-SCI’s year end beginning in fiscal 2000. Accordingly, an adjustment was made to retained earnings to eliminate the duplication of $6.3 million of net income for Hadco and Essex, representing one month of Hadco’s operations and three months of Essex’ operations ended October 31, 1999 and December 31, 1999, respectively. The revenues for Essex and Hadco for these periods totaled approximately $163.0 million. The restated financial information includes certain adjustments to eliminate the net sales between the combining companies and certain reclassifications to conform to Sanmina-SCI’s financial statement presentation. No adjustments were necessary to conform the accounting policies of the combining companies.

      In August 2000, Segerström acquired all of the outstanding shares of Lewis C. Grant Ltd, a British supplier of enclosure systems to the telecommunications industry, in a purchase business combination. The cash purchase price of approximately $30.5 million was allocated to the net assets acquired based on their

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(continued)

respective fair values. The acquisition resulted in goodwill of approximately $27.0 million, which prior to adoption of SFAS No. 142 was being amortized over 20 years.

      In March 2000, Sanmina-SCI acquired Alcatel’s North Carolina electronic enclosure systems facility for a cash purchase price of approximately $23.8 million in a purchase business combination. The purchase price was allocated to the net assets acquired, which consisted of inventories, equipment, and accrued payroll related expenses, based on fair market value, resulting in goodwill of approximately $8.0 million, which prior to adoption of SFAS No. 142 was being amortized over a period of ten years. The transaction also included a three-year manufacturing service contract between Sanmina-SCI and Alcatel.

      In June 2000, Sanmina-SCI acquired Interworks Computer Products, Inc. (“Interworks”) in a purchase business combination for a cash purchase price of approximately $45.0 million. Interworks designs, manufactures, tests and distributes a complete line of Digital Signal Processor modular solutions and advanced memory products to leading electronics original equipment manufacturers serving the networking and telecommunications markets. The fair value of tangible net assets acquired, primarily fixed assets and inventory, was approximately $4.7 million. The acquisition resulted in goodwill of approximately $40.3 million, which prior to adoption of SFAS No. 142 was being amortized over a period of 15 years.

      In July 2000, Sanmina-SCI acquired PCB assembly and system assembly facilities, including office and dormitory buildings, in Guangdong province, China, and office facilities in Hong Kong and Taiwan for a cash purchase price of approximately $65.0 million. The fair value of tangible assets acquired in this purchase business combination was approximately $20.0 million. Goodwill recorded was approximately $45.0 million, which prior to adoption of SFAS No. 142 was being amortized over a period of 15 years.

Note 9.	Merger and Integration and Restructuring Costs

     Merger and Integration Costs

      Merger and integration costs of $3.7 million in fiscal 2002 represent information technology, or IT, systems integration costs. Merger costs of $12.5 million were recorded in 2001 and consisted of merger related fees for investment banking, accounting, legal and related fees and expenses for the Segerström acquisition, which was accounted for using the pooling of interests method. Merger costs of approximately $9.7 million were paid during fiscal year 2001 and the remaining amount was paid in fiscal 2002. Merger costs of $19.9 million were recorded in 2000, and consisted of fees for investment bankers, attorneys, accountants and other direct merger related expenses and relate to those acquisitions that were accounted for using the pooling of interests method. Merger costs of approximately $18.5 million were paid during fiscal year ended 2000 with the remainder paid in fiscal 2001.

     Restructuring costs

      In recent periods, we have initiated restructuring plans as a result of the slowdown in the global electronics industry and the worldwide economy. These plans were designed to reduce excess capacity and affected facilities across all services offered in our vertically integrated manufacturing organization. The majority of the restructuring charges recorded as a result of these plans related to facilities located in North America, and in general, manufacturing activities at these plants were transferred to other facilities.

      Costs associated with restructuring activities other than restructuring activities related to a purchase business combination are accounted for in accordance with EITF 94-3. Accordingly, costs associated with such plans are recorded as restructuring costs in the consolidated statements of operations. Below is a

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

summary of the activity related to restructuring costs recorded pursuant to EITF 94-3 for fiscal 2000, 2001, and 2002:

			Shutdown and	Write-off
	Employee		Consolidation	Impaired or
	Severance and	Restructuring and	Costs of Duplicate	Redundant Fixed
	Related Expenses	Other Expenses	Facilities	Assets	Total

	(In thousands)
	Cash	Cash	Cash	Non-cash
Balance at October 2, 1999	$2,458	$—	$6,926	$714	$10,098
Charges to operations	26,506	832	—	—	27,338
Charges utilized	(14,222)	—	(6,926)	(714)	(21,862)

Balance at September 30, 2000	14,742	832	—	—	15,574
Charges to operations	12,628	4,064	42,487	99,953	159,132
Charges utilized	(19,639)	(4,057)	(5,942)	(99,953)	(129,591)

Balance at September 29, 2001	7,731	839	36,545	—	45,115
Charges to operations	31,100	10,101	31,009	99,585	171,795
Charges utilized	(28,487)	(10,161)	(31,667)	(99,585)	(169,900)

Balance at September 28, 2002	$10,344	$779	$35,887	$—	$47,010

     Fiscal 2002

      September 2002 Restructuring. In September 2002, we approved a plan pursuant to EITF 94-3 to close and consolidate certain of our manufacturing facilities in North America, Europe and Asia as a result of the ongoing slowdown in the industry. For fiscal 2002, we recorded a charge to operations of $3.1 million for planned associated employee severance expenses related to the involuntary termination of 540 employees. We utilized charges of approximately $1.7 million in fiscal 2002 as a result of terminating 144 employees in fiscal 2002. We also incurred during fiscal 2002 charges to operations with respect to the shutdown of duplicative facilities of $4.2 million related to non-cancelable lease payments for permanently vacated properties and other associated costs, of which approximately $110,000 of these charges were utilized during fiscal 2002. We incurred charges to operations of $38.3 million related to asset write-offs consisting of excess equipment and leasehold improvements at facilities that were permanently vacated. The closing of the plants discussed above as well as all other activities related to this exit plan are expected to be completed in early fiscal 2004.

      October 2001 Restructuring. In October 2001, we approved a plan pursuant to EITF 94-3 to close and consolidate certain of our manufacturing facilities throughout North America and Europe as a result of the continued slowdown in the industry and economy worldwide. For fiscal 2002, we recorded an initial charge to operations of $25.1 million for the expected involuntary termination of 2,762 employees associated with these plant closures, approximately $1.5 million of which was later reversed prior to the end of the fiscal year as employee severance costs were less than originally estimated. We terminated 1,938 employees by the end of fiscal 2002, and utilized charges of approximately $17.7 million in fiscal 2002. We expect the balance of the employee terminations under this plan to occur during the first half of fiscal 2003. We also incurred charges to operations with respect to the shutdown of duplicate facilities of $37.6 million related to restructuring costs associated with non-cancelable lease payments for permanently vacated properties, approximately $5.3 million of which was later reversed prior to the end of the fiscal year as these costs were less than originally estimated. We utilized approximately $25.7 million of these charges in fiscal 2002. We also incurred charges to operations of $54.0 million related to the write-offs of fixed assets consisting of excess equipment and leasehold improvements to facilities that were permanently vacated, all of which were utilized in fiscal 2002. The closing of the plants discussed above as well as all other related activities are expected to be completed in early fiscal 2003.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

      The following table sets forth for this restructuring plan for fiscal 2002 the beginning balance for such period for the four separate categories of restructuring expenses, the charges to operations for each category that occurred in fiscal 2002, and the amount of charges expended or utilized with respect to each such restructuring cost category in fiscal 2002.

			Shutdown of
	Employee	Restructuring	Duplicative	Write-off of
	Severance	Expenses	Facilities	Fixed Assets

	(In millions)
Balance at September 29, 2001	$—	$—	$—	$—
Charges to operations	23.6	—	32.3	54.0
Charges utilized	(17.7)	—	(25.7)	(54.0)

Balance at September 28, 2002	$5.9	$—	$6.6	$—

     Fiscal 2001

      Segerström Restructuring. In March 2001, we acquired Segerström in a pooling of interests business combination and announced our restructuring plan. In fiscal 2002, we recorded a $7.2 million charge to operations related to the involuntary termination of 470 employee positions and a $5.2 million charge to operations related to the consolidation of duplicate facilities. At the beginning of fiscal 2002, we had a balance of approximately $3.7 million for accrued employee severance costs and $5.2 million for accrued costs to shutdown duplicate facilities. In fiscal 2002, we utilized charges of $1.3 million with respect to employee severance, and reversed $1.5 million in employee severance costs because actual severance costs incurred were less than estimated in the original plan. We utilized charges with respect to shutdown of duplicative facilities of $1.3 million.

      July 2001 Restructuring. In July 2001, we approved a plan to close and merge manufacturing facilities throughout North America and Europe as a result of the ongoing slowdown in the EMS industry. Concurrent with the plant closures, Sanmina-SCI reduced its workforce by 2,967 people for an estimated cost of $18.2 million, of which $14.1 million was utilized in fiscal 2001. In fiscal 2001, we recorded costs of $40.5 million related to the shutdown of facilities, of which $8.3 million was utilized during the year. At the beginning of fiscal 2002, we had a balance of approximately $4.0 million for accrued employee severance costs, $800,000 for accrued restructuring expenses and $31.4 million for shutdown of duplicative facilities to be expended in future periods. In fiscal 2002, we recorded an employee severance charge to operations of approximately $5.8 million. During fiscal 2002, we utilized charges of approximately $7.7 million in terminating 812 employees during this period. During fiscal 2002, we incurred charges to operations of $5.3 million related to lease payments for permanently vacated properties and other costs. Approximately $14.8 million was utilized for lease payments and other costs during fiscal 2002. We also incurred charges to operations of $9.2 million with respect to asset related write-offs consisting of excess equipment and leasehold improvements to facilities that were permanently vacated and whose estimated fair market value were zero; $7.3 million was utilized in fiscal 2002. During the year ended September 28, 2002, we reversed $2.5 million of restructuring charges, of which $1.9 million related to excess equipment and $600,000 related to shutdown of duplicative facilities, based on revised estimates obtained. The shutdown of the plants discussed above was completed in the fourth quarter of fiscal 2002; however, the leases of the related facilities expire between 2003 and 2010, therefore the remaining accrual will be reduced over time as the lease payments are made.

     Fiscal 2000

      In June 2000, Sanmina-SCI acquired Hadco in a pooling of interests business combination. Sanmina-SCI recorded, in accordance with EITF 94-3, involuntary termination costs representing expected severance

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(continued)

costs of 847 employee positions due to expected synergies arising from the closure of duplicate facilities. At the end of fiscal 2000, approximately $11.8 million had been paid representing primarily severance payments to 13 members of Hadco senior management pursuant to employment agreements. At the time of the original EITF 94-3 plan, Sanmina expected to downsize duplicate Hadco facilities in the six months after the merger. Severance agreements with affected employees specified that if the employees were terminated within six months of the merger date, they would receive specified severance amounts, which was the amount originally accrued. However, the volume of activity in that six month period picked up significantly, and personnel at these particular facilities were needed. Subsequent to the six months following the merger, Sanmina-SCI experienced an economic slowdown and terminated the remaining 834 identified positions. As the ultimate termination of the remaining positions was after the expiration of the original six month severance period, Sanmina-SCI determined it would not extend the severance agreement time periods. This determination was reached in the quarter ending June 30, 2001 and accordingly Sanmina-SCI reversed the balance of the accrual of approximately $14 million through the line item “Restructuring Costs” in the statement of operations during fiscal 2001. All restructuring activities related to the Hadco acquisition were completed as of June 30, 2001.

      Costs associated with restructuring activities related to a purchase business combination are accounted for in accordance with EITF 95-3. Accordingly, costs associated with such plans are recorded as a liability assumed as of the consummation date of the purchase business combination and included in the cost of the acquired entity. Below is a summary of the activity related to restructuring costs recorded pursuant to EITF 95-3 for fiscal 2002:

		Shutdown and	Write-off
	Employee	Consolidation	Impaired or
	Severance and	Costs of Duplicate	Redundant Fixed
	Related Expenses	Facilities	Assets	Totals

	(In thousands)
	Cash	Cash	Non-cash
Balance at September 29, 2001	$—	$—	$—	$—
Additions to restructuring accrual	104,161	36,078	23,724	163,963
Accrual utilized	(64,207)	(12,519)	(19,643)	(96,369)

Balance at September 28, 2002	$39,954	$23,559	$4,081	$67,594

      The following two sections separately present the charges to restructure liability and charges utilized for each of the three restructuring categories set forth in the above table on an aggregate basis for fiscal 2002.

      SCI Acquisition Restructuring. In December 2001, we acquired SCI in a purchase business combination. As part of the acquisition of SCI, we recorded an assumed liability, based on SCI management’s plan prior to the acquisition in accordance with EITF 94-3, for expected involuntary employee termination costs of approximately $7.4 million for 158 employee positions. As of September 28, 2002, we had utilized approximately $5.5 million of these charges in connection with the termination of 100 employees during the period. We expect to terminate the remaining employees in the first half of our fiscal 2003. In fiscal 2002, we also incurred charges to restructure liability of $2.3 million related to plant consolidations and closures, of which $354,000 was paid during fiscal 2002.

      As part of the acquisition of SCI, we also recorded charges to restructure liability of $96.8 million consisting of planned involuntary employee termination costs related to the involuntary termination of 7,143 employees. We utilized $58.7 million in charges with respect to the termination of 6,446 employees during fiscal 2002. The involuntary employee terminations are expected to be completed by the first half of fiscal 2003. We also incurred charges to restructure liability of $39.1 million with respect to restructuring costs related to lease payments for permanently vacated properties and other costs, approximately $5.3 million of

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(continued)

which were later reversed in that period due to a change in customer requirements, and utilized approximately $12.1 million of these charges during fiscal 2002. We incurred charges to restructure liability of $23.7 million of asset related write-offs consisting of excess equipment and leasehold improvements to facilities that were permanently vacated, of which $19.6 million were utilized in fiscal 2002. The closing and consolidation of the plants discussed above are expected to be completed by December 2002.

      We continue to rationalize manufacturing facilities and headcount to better scale capacity to current market and operating conditions. In connection therewith, we will incur additional restructuring charges in fiscal year 2003 and 2004 pursuant to our phase two restructuring plan under which we expect to incur up to approximately $250.0 million of restructuring costs, approximately $50.0 million of which was incurred in fiscal 2002 and the remaining $200.0 million will be incurred in fiscal 2003 and 2004. We expect that approximately 55% of the costs will be cash and 45% will be non-cash.

Note 10.     Stockholders’ Equity

      Common Stock. In March 2000 and January 2001, Sanmina-SCI effected two-for-one stock splits payable in the form of a dividend. Accordingly, all share and per share data has been adjusted to retroactively reflect the stock splits. On February 8, 2000, Sanmina-SCI completed a public offering of 19,100,000 shares of common stock at $29.50 per share for the aggregate gross proceeds of $563.5 million.

      Treasury Stock. In September 2001, Sanmina-SCI’s Board of Directors authorized Sanmina-SCI to repurchase up to 5% of the outstanding common stock at market price. The timing of the stock purchases is at the discretion of management. As of September 28, 2002, Sanmina-SCI had purchased approximately 17.3 million shares for a total cost of approximately $141.3 million.

     Sanmina-SCI Stock Option Plans

      Stock Option Plans. The 1990 Incentive Stock Plan (the “Plan”) provides for the grant of incentive stock options, non-statutory stock options, and stock purchase rights to employees and other qualified individuals to purchase shares of Sanmina-SCI’s common stock at amounts not less than 100% of the fair market value of the shares on the date of the grant.

      On January 29, 1999, stockholders approved an amendment to adopt Sanmina-SCI’s 1999 Stock Plan (the “1999 Plan”). The 1999 Plan provides for the grant of incentive stock options, non-statutory stock options, and stock purchase rights to employees and other qualified individuals to purchase shares of Sanmina-SCI’s Common Stock generally at amounts not less than 100% of the fair market value of the shares on the date of the grant. In the event a grant is priced at a level below the then current market value on the date of grant, Sanmina-SCI records the corresponding deferred compensation.

      The 1995 Director Option Plan (the “Director Plan”) provides for the automatic grant of stock options to outside directors of Sanmina-SCI or any subsidiary of Sanmina-SCI at amounts not less than 100% of the fair market value of the shares on the date of grant.

      The 1996 Supplemental Stock Option Plan (the “Supplemental Plan”) permits only the grant of non-statutory options. Options issued under this plan are granted at an exercise price at least equal to the fair market value of Sanmina-SCI’s Common Stock on the date of the grant. Options under the Supplemental Plan may be granted to employees and consultants, but executive officers and directors may not be granted options under the Supplemental Plan.

      The Sanmina-SCI Corporation Stock Option Plan 2000 (the “2000 Plan”) provides for the grant of non-statutory stock options to employees of our subsidiaries in Sweden and Finland. The exercise price of options

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

granted under the 2000 Plan can be less than the market value of a share, but shall not be less than the market value of a share on the day before the date on which invitations to apply for options were issued.

      The French Addendum to the 1999 Stock Plan (the “French Addendum”) provides for the grant of non-statutory options to employees of the subsidiaries of Sanmina-SCI in France. For French tax purposes, the French Addendum is a qualifying plan which will avoid social security charges to the employee provided the shares acquired are not sold within five years of the date on which the option is granted and the option price of the newly issued shares cannot be lower than 80% of the average stock exchange price during the 20 days preceding the grant. Options issued pursuant to this plan are issued at 100% of the market price on the date of grant.

      Options vest as determined by the Compensation Committee of the Board of Directors and in no event may an option have a term exceeding ten years from the date of the grant. Option activity under the Sanmina-SCI option plans is as follows:

		Weighted Average
	Shares	Exercise Price

Balance at October 2, 1999	26,282,100	$6.90
Hadco Plan	3,096,982	14.59
Granted	9,478,400	27.35
Exercised	(5,455,934)	7.23
Cancelled	(2,177,894)	13.87

Balance at September 30, 2000	31,223,654	13.31
2000 Plan	610,000	28.29
Granted	6,173,326	25.51
Exercised	(4,052,338)	9.76
Cancelled	(2,352,286)	27.27

Balance at September 29, 2001	31,602,356	15.71
SCI Plan	12,798,144	18.11
Granted	16,753,986	9.60
Exercised	(1,165,748)	7.20
Cancelled	(5,576,974)	21.37

Balance at September 28, 2002	54,411,764	$13.99

      The following table summarizes information regarding stock options outstanding under the Sanmina-SCI option plans at September 28, 2002:

Options Outstanding			Option Vested and Exercisable

		Weighted Average
Range of Weighted		Remaining	Weighted Average		Weighted Average
Exercise Prices	Number Outstanding	Contractual Life	Exercise Price	Number Outstanding	Exercise Price

$ 0.63–$ 4.07	11,185,703	6.25	$3.30	5,534,530	$2.53
$ 4.09–$10.27	12,246,975	6.03	$7.65	8,593,575	$7.01
$10.32–$13.96	12,170,980	8.14	$13.11	4,529,615	$12.91
$13.97–$25.47	11,418,809	7.33	$19.13	6,315,170	$18.74
$25.74–$57.82	7,389,297	7.94	$34.20	3,138,683	$34.42

$ 0.63–$57.82	54,411,764	7.08	$13.99	28,111,573	$12.77

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

      The number of exercisable options and the weighted average exercise price as of September 29, 2001 and September 30, 2000 were 17,638,780 at $10.04 per share and 15,866,128 at $13.31 per share, respectively.

      Sanmina-SCI Employee Stock Purchase Plan. Sanmina-SCI’s employee stock purchase plan (the “Purchase Plan”) provides for the issuance of up to 14,200,000 shares of common stock. Under the Purchase Plan, employees may purchase, on a periodic basis, a limited number of shares of common stock through payroll deductions over a six-month period. The per share purchase price is 85% of the fair market value of the stock at the beginning or end of the offering period, whichever is lower. As of September 28, 2002, 10,199,795 shares had been issued under the Purchase Plan.

      Hadco Employee Stock Purchase Plan. Hadco’s Employee Stock Purchase Plan (“ESP Plan”) was approved by the Hadco stockholders in March 1998 to allow eligible employees, as defined in the ESP Plan, to purchase shares of common stock during one or more six-month periods through payroll deductions. Shares were purchased at 85% of fair value, as defined. A total of 1,400,000 shares of common stock were reserved for purchase under the ESP Plan. During fiscal 2000, Hadco issued 296,992 under the ESP Plan. As of September 30, 2000, Sanmina-SCI had closed the plan. Shares that were available for purchase under the ESP Plan have expired.

      Authorized Shares. As of September 28, 2002, Sanmina-SCI has reserved the following shares of authorized but unissued common stock:

Convertible subordinated debt	36,737,598
Stock option plans	75,774,157
Employee stock purchase plan	4,000,205

116,511,960

      Stock-based Compensation. Sanmina-SCI accounts for its stock option plans and employee stock purchase plan under APB Opinion No. 25 and related interpretations. Had compensation cost for all plans been determined consistent with SFAS No. 123, Sanmina-SCI’s net income (loss) and net income (loss) per share would have been the following pro forma amounts:

	Year Ended

	September 28,	September 29,	September 30,
	2002	2001	2000

	(In thousands, except per share data)
Net income (loss):
As reported	$(2,696,753)	$40,446	$210,094
Pro forma	$(2,763,677)	$(18,778)	$162,794
Basic earnings/(loss) per share:
As reported	$(5.60)	$0.13	$0.69
Pro forma	$(5.73)	$(0.06)	$0.53
Diluted earnings/(loss) per share:
As reported	$(5.60)	$0.12	$0.65
Pro forma	$(5.73)	$(0.06)	$0.48

      The weighted average fair values of options granted by Sanmina-SCI during fiscal 2002, 2001, and 2000 was $6.00, $22.46 and $19.51 per share, respectively. The fair value of each stock option granted or stock issued under the employee stock purchase plans is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants or issuances in fiscal 2002, 2001, and 2000, respectively.

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

	Year Ended

	September 28,	September 29,	September 30,
	2002	2001	2000

Volatility	95%	99%	67%
Risk-free interest rate	3.34%	5.0%	5.75%
Dividend yield	0%	0%	0%
Expected lives (management and directors) beyond vesting	1.1 years	1.2 years	1.1 years
Expected lives (employees) beyond vesting	0.6 years	0.6 years	0.5 years

Note 11.     Income Taxes

      The provision (benefit) for income taxes is based upon income (loss) before income taxes as follows:

	Year Ended

	September 28,	September 29,	September 30,
	2002	2001	2000

Income (loss) before income taxes
Domestic	$(438,347)	$88,549	$302,151
International	(2,376,545)	(5,757)	47,820

	$(2,814,892)	$82,792	$349,971

      The provision (benefit) for income taxes consists of the following:

	Year Ended

	September 28,	September 29,	September 30,
	2002	2001	2000

	(In thousands)
Federal
Current	$(132,802)	$102,182	$142,826
Deferred	36,828	(65,942)	(44,314)

	(95,974)	36,240	98,512

State
Current	—	12,673	27,341
Deferred	(23,434)	(7,783)	(4,023)

	(23,434)	4,890	23,318

Foreign taxes
Current	(13,019)	1,216	18,047
Deferred	14,288	—	—

	1,269	1,216	18,047

Total provision (benefit) for income taxes	$(118,139)	$42,346	$139,877

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

      The components of the deferred income tax assets and liabilities are as follows:

	As of

	September 28,	September 29,
	2002	2001

	(In thousands)
Current deferred tax assets:
Reserves not currently deductible	$324,474	$86,133
Accruals not currently deductible	35,355	66,893
Net operating loss carryforwards	26,906	4,495
Deferred compensation	9,902	1,114
Other	4,841	5,338

Total current deferred income tax asset	401,478	163,973
Valuation allowance	(89,294)	(4,074)

Net current deferred income tax asset	$312,184	$159,899

Noncurrent deferred tax assets and liabilities
Deferred tax assets:
Acquisition related intangibles	$64,668	$—

Gross noncurrent deferred tax asset	$64,668	$—

Deferred tax liabilities:
Acquisition related intangibles	$—	$(36,572)
Depreciation differences	(5,644)	(23,334)
Foreign earnings	(73,299)	—
Other	(2,909)	(1,092)

Gross noncurrent deferred tax liability	$(81,852)	$(60,998)

Net noncurrent deferred tax asset (liability)	$(17,184)	$(60,998)

      In accordance with SFAS No. 109 “Accounting for Income Taxes”, Sanmina-SCI believes it is more likely than not that Sanmina-SCI will not realize a portion of the benefits of certain deferred tax assets, and accordingly, has provided a valuation allowance for them. Approximately $37.0 million of the valuation allowance at September 28, 2002 relates to deferred tax assets acquired in connection with the merger with SCI (see Note 8). Any portion of this amount for which tax benefits are subsequently recognized will be allocated to reduce goodwill.

      Sanmina-SCI has no present intention of remitting undistributed earnings of foreign subsidiaries aggregating approximately $65.0 million as of September 28, 2002, and, accordingly, no deferred tax liability has been established relative to these earnings.

      At September 28, 2002, Sanmina-SCI had net operating loss carryforwards totaling approximately $303.0 million of which $59.0 million will begin expiring in fiscal 2010, $231.0 million will begin expiring in fiscal 2014 and the remaining $13.0 million does not expire.

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

      Following is a reconciliation of statutory federal tax rate to the effective tax rate resulting from the computation of the provision (benefit) for income taxes:

	Year Ended

	2002	2001	2000

Federal tax at statutory rate	(35.00)%	35.00%	35.00%
State income taxes, net of federal benefit	(0.83)	4.16	4.66
Foreign subsidiary income (loss)	6.74	(2.95)	0.27
Effect of non-deductible goodwill impairment and amortization	23.15	16.76	0.89
Tax exempt interest income	—	—	(0.17)
Foreign sales benefit	(0.40)	(4.11)	(0.69)
Tax credits	—	(0.83)	(0.43)
Change in valuation allowance	1.93	3.86	(0.62)
Merger and acquisition costs	—	1.16	1.63
Other	0.21	(1.90)	(0.58)

Provision (benefit) for income taxes	(4.20)%	51.15%	39.96%

Note 12.     Business Segment, Geographic and Customer Information

      SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision makers, or decision making group, in deciding how to allocate resources and in assessing performance.

      Sanmina-SCI’s chief operating decision maker is the Chief Operating Officer. Based on the evaluation of financial information by the Chief Operating Officer, management currently believes that Sanmina-SCI operates in two geographic segments, domestic (U.S.A.) and international operations. Revenues are attributable to the country in which the product is manufactured. For the year ended September 28, 2002, one foreign country, Mexico, represented greater than 10% of net sales on a consolidated basis. Revenue derived from our Mexican operations was approximately $923.8 million for the year ended September 28, 2002. As of September 28, 2002, no foreign country’s assets exceeded 10% of consolidated assets. During fiscal 2001 and 2000, assets and revenues attributable to any individual foreign country did not exceed 10% of the total assets or revenues, respectively. Each segment manufactures, tests and services a full spectrum of complex printed circuit boards, custom backplane interconnect devices, and electronic assembly services. The chief operating decision maker evaluates performance based upon each segment’s operating income. Operating income is defined as income before interest income (expense), other income (expense) and income taxes.

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

      The following summarizes financial information by geographic segment:

	Year Ended

	September 28,	September 29,	September 30,
	2002(1)(2)	2001	2000

	(In thousands)
Net sales
Domestic	$3,875,001	$3,067,208	$3,181,949
International	4,886,629	986,840	1,057,153

Total	$8,761,630	$4,054,048	$4,239,102

Operating income (loss)
Domestic	$(421,582)	$108,638	$301,389
International	(2,342,601)	(45,165)	60,067

Total	$(2,764,183)	$63,473	$361,456

(1)	Includes goodwill impairment loss of $2.7 billion.

(2)	On December 6, 2001, we acquired SCI in a purchase business combination. The consolidated financial statements include the operating results of SCI from December 3, 2001, the close of the accounting period nearest to the acquisition date of December 6, 2001.

	Year Ended

	September 28,	September 29,	September 30,
	2002(1)(2)	2001	2000

	(In thousands)
Long-lived assets (excludes goodwill and intangibles)
Domestic	$643,227	$604,474	$631,139
International	566,965	158,167	153,686

Total	$1,210,192	$762,641	$784,825

Depreciation and amortization
Domestic	$150,342	$149,055	$144,418
International	99,230	31,738	20,802

Total	$249,572	$180,793	$165,220

Capital expenditures
Domestic	$36,414	$156,269	$150,927
International	56,577	31,262	54,669

Total	$92,991	$187,531	$205,596

      Although Sanmina-SCI seeks to diversify its customer base, a small number of customers are responsible for a significant portion of Sanmina-SCI’s net sales. During fiscal 2002, 2001, and 2000, sales to Sanmina-SCI’s ten largest customers accounted for 65.8%, 51.1%, and 54.8%, respectively, of Sanmina-SCI’s consolidated net sales. In fiscal 2002, sales to Sanmina-SCI’s two largest customers represented 18.0% and 15.8%, respectively, of Sanmina-SCI’s net sales and included sales reported in both the domestic and international segments. In fiscal 2001, no single customer individually accounted for 10.0% or more of net sales. In 2000, sales to Sanmina-SCI’s largest customer individually represented 11.4% of net sales.

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Note 13.     Supplemental Guarantors Condensed Consolidating Financial Information

      On December 23, 2002, Sanmina-SCI issued $750.0 million of 10.375% Senior Secured Notes due January 15, 2010 (the “10.375% Notes”) in a private placement to qualified investors, as part of a refinancing transaction. The 10.375% Notes are fully and unconditionally guaranteed by substantially all of Sanmina-SCI’s United States subsidiaries and are secured by a second priority security interest on substantially all of the personal property assets of Sanmina-SCI and its United States subsidiaries located in the United States, a pledge of the capital stock of substantially all of Sanmina-SCI’s United States subsidiaries, a pledge of 65% of the capital stock of certain of Sanmina-SCI’s first-tier foreign subsidiaries, and mortgages on certain domestic real estate.

      The condensed consolidating financial statements are presented below and should be read in connection with the Consolidated Financial Statements of Sanmina-SCI. Separate financial statements of the Guarantors are not presented because (i) the Guarantors are wholly-owned and have fully and unconditionally guaranteed the 10.375% Notes on a joint and several basis, and (ii) Sanmina-SCI’s management has determined such separate financial statements are not material to investors. There are no significant restrictions on the ability of Sanmina-SCI or any Guarantor to obtain funds from its subsidiaries by dividend or loan.

      The following condensed consolidating financial information presents:

(1) A condensed consolidating balance sheet as of September 28, 2002 and the related condensed consolidating statements of operations and cash flows for the year ended September 28, 2002, of (a) Sanmina-SCI, the parent; (b) the guarantor subsidiaries; (c) the non-guarantor subsidiaries; (d) elimination entries necessary to consolidate Sanmina-SCI with the guarantor subsidiaries and the non-guarantor subsidiaries; and (e) Sanmina-SCI, the guarantor subsidiaries and the non-guarantor subsidiaries on a consolidated basis.

(2) An unaudited condensed consolidating balance sheet as of September 29, 2001, and the related unaudited condensed consolidating statements of operations and cash flows for each of the two years in the period ended September 29, 2001, of (a) Sanmina-SCI, the parent; (b) the guarantor subsidiaries; (c) the non-guarantor subsidiaries; (d) elimination entries necessary to consolidate Sanmina-SCI with the guarantor subsidiaries and the non-guarantor subsidiaries; and (e) Sanmina-SCI, the guarantor subsidiaries and the non-guarantor subsidiaries on a consolidated basis.

      Investments in subsidiaries are accounted for on the equity method. The principal elimination entries eliminate investments in subsidiaries, intercompany balances and intercompany sales.

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Condensed Consolidating Balance Sheet

As of September 28, 2002

		Guarantor	Non-Guarantor	Consolidating	Consolidated
	Sanmina-SCI	Subsidiaries	Subsidiaries	Eliminations	Total

	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$454,792	$134,570	$475,172	$—	$1,064,534
Short-term investments	99,140	—	—	—	99,140
Accounts receivable, net	10,138	69,974	1,314,403	—	1,394,515
Accounts receivable — intercompany	—	326,380	—	(326,380)	—
Inventories	147,195	324,025	651,796	—	1,123,016
Deferred income taxes	85,944	193,645	32,595	—	312,184
Prepaid expenses and other	42,742	26,901	100,646	(4,640)	165,649

Total current assets	839,951	1,075,495	2,574,612	(331,020)	4,159,038
Property, plant and equipment, net	160,660	347,196	576,598	—	1,084,454
Long-term investments	53,918	4,992	15,045	—	73,955
Goodwill	20,831	1,192,374	888,445	—	2,101,650
Intercompany accounts	1,499,912	—	—	(1,499,912)	—
Investment in subsidiaries	2,659,139	1,359,304	—	(4,018,443)	—
Deposits and other	32,357	58,179	82,679	(74,255)	98,960

Total assets	$5,266,768	$4,037,540	$4,137,379	$(5,923,630)	$7,518,057

Liabilities and Stockholders’ Equity:
Current liabilities:
Current portion of long-term debt	$26,339	$343	$239,217	$—	$265,899
Accounts payable	129,688	391,677	758,086	—	1,279,451
Accounts payable — intercompany	237,058	—	89,322	(326,380)	—
Accrued liabilities	48,573	158,009	164,558	(4,640)	366,500
Accrued payroll and related benefits	34,552	32,123	75,464	—	142,139

Total current liabilities	476,210	582,152	1,326,647	(331,020)	2,053,989
Long-term liabilities Long-term debt, net of current portion	1,356,485	567,382	51,464	—	1,975,331
Intercompany accounts — noncurrent	—	271,383	1,228,529	(1,499,912)	—
Deferred income tax liability	10,332	81,107	—	(74,255)	17,184
Other	9,026	35,694	12,118	—	56,838

Total long-term liabilities	1,375,843	955,566	1,292,111	(1,574,167)	2,049,353
Stockholders’ equity:
Common stock	5,254	16,055	404,495	(420,550)	5,254
Other stockholders’ equity accounts	3,409,461	2,483,767	1,114,126	(3,597,893)	3,409,461

Total stockholders’ equity	3,414,715	2,499,822	1,518,621	(4,018,443)	3,414,715

Total liabilities and stockholders’ equity	$5,266,768	$4,037,540	$4,137,379	$(5,923,630)	$7,518,057

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Condensed Consolidating Statement of Operations

For the Year Ended September 28, 2002

		Guarantor	Non-Guarantor	Consolidating	Consolidated
	Sanmina-SCI	Subsidiaries	Subsidiaries	Eliminations	Total

	(In thousands)
Net sales	$921,681	$3,650,118	$5,345,894	$(1,156,063)	$8,761,630
Cost of sales	862,396	3,503,052	5,177,544	(1,156,063)	8,386,929

Gross profit	59,285	147,066	168,350	—	374,701

Operating expenses:
Selling, general and administrative	73,862	104,684	109,079	—	287,625
Amortization of intangibles	433	4,734	590	—	5,757
Goodwill impairment	68,010	230,990	2,371,000	—	2,670,000
Merger and integration costs	—	3,707	—	—	3,707
Restructuring costs	42,592	98,921	30,282	—	171,795

Total operating expenses	184,897	443,036	2,510,951	—	3,138,884

Operating income (loss)	(125,612)	(295,970)	(2,342,601)	—	(2,764,183)
Interest income	18,279	2,706	4,307	—	25,292
Interest expense	(54,411)	(15,910)	(27,512)	—	(97,833)
Interest and other income (expense) - intercompany	(11,993)	(54,487)	66,480	—	—
Other income (expense)	24,016	3,598	(5,782)	—	21,832

Other income (expense), net	(24,109)	(64,093)	37,493	—	(50,709)

Income (loss) before provision (benefit) for income taxes and equity in loss of subsidiaries	(149,721)	(360,063)	(2,305,108)	—	(2,814,892)
Provision (benefit) for income taxes	(50,800)	(44,654)	(22,685)	—	(118,139)
Equity in loss of subsidiaries	(2,597,832)	(2,170,747)	—	4,768,579	—

Net loss	$(2,696,753)	$(2,486,156)	$(2,282,423)	$4,768,579	$(2,696,753)

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Condensed Consolidating Statement of Flows

For the Year Ended September 28, 2002

		Guarantor	Non-Guarantor	Consolidating	Consolidated
	Sanmina-SCI	Subsidiaries	Subsidiaries	Eliminations	Total

	(In thousands)
Cash provided by (used for) operating activities	$65,644	$261,456	$496,219	$—	$823,319

Cash flows from investing activities:
Purchases of short-term investments	(488,652)	—	—	—	(488,652)
Proceeds from maturities of short-term investments	1,202,903	—	—	—	1,202,903
Purchases of property, plant and equipment	(17,544)	(2,122)	(73,325)	—	(92,991)
Proceeds from sale of assets	643	2,765	565	—	3,973
Cash paid for businesses acquired, net	—	(70,059)	(249,882)	—	(319,941)

Cash provided by (used for) investing activities	697,350	(69,416)	(322,642)	—	305,292

Cash flows from financing activities:
Issuance (repurchase) of convertible notes	(125,466)	—	—	—	(125,466)
Proceeds from notes and credit facilities, net	1,424,000	204,300	15,182	—	1,643,482
Payments of long-term debt	(1,022,229)	(990,535)	(40,203)	—	(2,052,967)
Proceeds from sale of common stock, net of issuance costs	17,545	—	—	—	17,545
Repurchase of common stock	(116,344)	—	—	—	(116,344)
Proceeds from (repayment of) intercompany debt	(981,682)	721,288	260,394	—	—

Cash provided by (used for) financing activities	(804,176)	(64,947)	235,373	—	(633,750)

Effect of exchange rate changes	—	—	2,024	—	2,024

Increase (decrease) in cash and cash equivalents	(41,182)	127,093	410,974	—	496,885
Cash and cash equivalents at beginning of period	495,974	7,477	64,198	—	567,649

Cash and cash equivalents at end of period	$454,792	$134,570	$475,172	$—	$1,064,534

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Condensed Consolidating Balance Sheet

As of September 29, 2001

		Guarantor	Non-Guarantor	Consolidating	Consolidated
	Sanmina-SCI	Subsidiaries	Subsidiaries	Eliminations	Total

	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$495,974	$7,477	$64,198	—	$567,649
Short-term investments	820,742	—	—	—	820,742
Accounts receivable, net	168,865	112,242	128,738	—	409,845
Accounts receivable — intercompany	—	1,916	948	(2,864)	—
Inventories	269,058	122,767	111,997	—	503,822
Deferred income taxes — current	75,712	44,573	39,614	—	159,899
Income taxes receivable	32,659	21,024	39,424	—	93,107
Prepaid expenses and other	17,881	2,195	8,153	—	28,229

Total current assets	1,880,891	312,194	393,072	(2,864)	2,583,293
Property, plant and equipment, net	191,031	287,752	153,807	—	632,590
Goodwill	14,996	106,208	118,662	—	239,866
Intercompany accounts	687,855	—	—	(687,855)	—
Investment in subsidiaries	426,663	52,115	—	(478,778)	—
Long-term investments	73,980	—	24,534	—	98,514
Deposits and other	21,657	55,699	8,712	—	86,068

Total assets	$3,297,073	$813,968	$698,787	$(1,169,497)	$3,640,331

Liabilities and Stockholders’ Equity:
Current liabilities:
Current portion of long-term debt	$938	$217	$14,645	—	$15,800
Accounts payable	226,028	23,205	83,238	—	332,471
Accounts payable — intercompany	2,864	—	—	(2,864)	—
Accrued liabilities	46,036	24,537	27,559	—	98,132
Accrued payroll and related benefits	21,592	19,497	4,845	—	45,934

Total current liabilities	297,458	67,456	130,287	(2,864)	492,337
Long-term liabilities
Long-term debt, net of current portion	1,136,302	12,529	69,777	—	1,218,608
Intercompany accounts — noncurrent	—	318,220	369,635	(687,855)	—
Deferred income tax liability	10,002	30,582	20,414	—	60,998
Other	12,331	10,632	4,445	—	27,408

Total long-term liabilities	1,158,635	371,963	464,271	(687,855)	1,307,014
Stockholders’ equity:
Common stock	3,224	700	48,619	(49,319)	3,224
Other stockholders’ equity accounts	1,837,756	373,849	55,610	(429,459)	1,837,756

Total stockholders’ equity	1,840,980	374,549	104,229	(478,778)	1,840,980

Total liabilities and stockholders’ equity	$3,297,073	$813,968	$698,787	$(1,169,497)	$3,640,331

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Condensed Consolidating Statement of Operations

For the Year Ended September 29, 2001

		Guarantor	Non-Guarantor	Consolidating	Consolidated
	Sanmina-SCI	Subsidiaries	Subsidiaries	Eliminations	Total

	(In thousands)
Net sales	$1,437,917	$1,359,702	$1,466,378	$(209,949)	$4,054,048
Cost of sales	1,325,532	1,114,258	1,282,738	(209,949)	3,512,579

Gross profit	112,385	245,444	183,640	—	541,469

Operating expenses:
Selling, general and administrative	67,569	98,717	73,397	—	239,683
Amortization of goodwill and intangibles	1,839	14,134	10,377	—	26,350
Goodwill impairment	—	22,394	—	—	22,394
Write down of intangible assets		17,914		—	17,914
Merger and integration costs	5,600	—	6,923	—	12,523
Restructuring costs	43,486	75,091	40,555	—	159,132

Total operating expenses	118,494	228,250	131,252	—	477,996
Operating income (loss)	(6,109)	17,194	52,388	—	63,473
Interest income	68,512	187	3,634	—	72,333
Interest expense	(48,253)	(1,279)	(5,686)	—	(55,218)
Interest income (expense) — intercompany	9,401	2,782	(12,183)	—	—
Other income (expense)	5,716	(4,074)	562	—	2,204

Other income (expense), net	35,376	(2,384)	(13,673)	—	19,319

Income before provision for income taxes and equity in income of subsidiaries	29,267	14,810	38,715	—	82,792
Provision for income taxes	14,854	9,562	17,930	—	42,346
Equity in income of subsidiaries	26,033	8,451	—	(34,484)	—

Net income	$40,446	$13,699	$20,785	$(34,484)	$40,446

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Condensed Consolidating Statement of Cash Flows

For the Year Ended September 29, 2001

		Guarantor	Non-Guarantor	Consolidating	Consolidated
	Sanmina-SCI	Subsidiaries	Subsidiaries	Eliminations	Total

	(In thousands)
Cash provided by (used for) operating activities	$36,276	$210,368	$154,883	$—	$401,527

Cash flows from investing activities:
Purchases of short-term investments	(2,078,081)	—	—	—	(2,078,081)
Proceeds from maturities of short-term investments	1,530,493	—	—	—	1,530,493
Purchases of long-term investments	(18,063)	—	(24,534)	—	(42,597)
Purchases of property, plant and equipment	(36,919)	(84,605)	(66,007)	—	(187,531)
Proceeds from sale of assets	3,957	—	—	—	3,957
Cash paid for businesses acquired, net	—	(67,667)	(4,000)	—	(71,667)

Cash provided by (used for) investing activities	(598,613)	(152,272)	(94,541)	—	(845,426)

Cash flows from financing activities:
Payments on line of credit, net	—	—	(2,602)	—	(2,602)
Proceeds from notes and credit facilities, net	8,529	—	—	—	8,529
Proceeds from (payments of) long-term debt	(14,186)	(1,650)	1,503	—	(14,333)
Additions to (payment of) long-term liabilities	(6,555)	5,000	—	—	(1,555)
Proceeds from sale of common stock, net of issuance costs	57,211	—	—	—	57,211
Repurchase of common stock	(24,929)	—	—	—	(24,929)
Proceeds from (repayment of) intercompany debt	115,024	(80,876)	(34,148)	—	—

Cash provided by (used for) financing activities	135,094	(77,526)	(35,247)	—	22,321

Effect of exchange rate changes	—	—	(9,015)	—	(9,015)
Increase (decrease) in cash and cash equivalents	(427,243)	(19,430)	16,080	—	(430,593)
Cash and cash equivalents at beginning of period	923,217	26,907	48,118	—	998,242

Cash and cash equivalents at end of period	$495,974	$7,477	$64,198	$—	$567,649

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Condensed Consolidating Statement of Operations

For the Year Ended September 30, 2000

		Guarantor	Non-Guarantor	Consolidating	Consolidated
	Sanmina-SCI	Subsidiaries	Subsidiaries	Eliminations	Total

	(In thousands)
Net sales	$1,149,084	$1,552,216	$1,542,886	$(5,084)	$4,239,102
Cost of sales	966,507	1,273,706	1,327,301	(5,084)	3,562,430

Gross profit	182,577	278,510	215,585	—	676,672

Operating expenses:
Selling, general and administrative	56,394	110,882	68,444	—	235,720
Amortization of goodwill and intangibles	2,649	12,782	8,114	—	23,545
Write down of intangible assets	—	8,750	—	—	8,750
Merger and integration costs	4,802	15,061	—	—	19,863
Restructuring costs	—	26,108	1,230	—	27,338

Total operating expenses	63,845	173,583	77,788	—	315,216

Operating income	118,732	104,927	137,797	—	361,456
Interest income	39,398	1,741	1,554	—	42,693
Interest expense	(19,004)	(23,326)	(4,466)	—	(46,796)
Interco interest income (expense)	—	6,088	(6,088)	—	—
Other income (expense)	3,870	(9,076)	(2,176)	—	(7,382)

Other income (expense), net	24,264	(24,573)	(11,176)	—	(11,485)

Income before provision for income taxes and equity in income of subsidiaries	142,996	80,354	126,621	—	349,971
Provision for income taxes	43,492	49,762	46,623	—	139,877
Equity in income of subsidiaries	110,590	(909)	—	(109,681)	—

Net income	$210,094	$29,683	$79,998	$(109,681)	$210,094

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Condensed Consolidating Statement of Cash Flows

For the Year Ended September 30, 2000

		Guarantor	Non-Guarantor	Consolidating	Consolidated
	Sanmina-SCI	Subsidiaries	Subsidiaries	Eliminations	Total

	(In thousands)
Cash provided by (used for) operating activities	$162,172	$(53,136)	$(19,860)	$—	$89,176

Cash flows from investing activities:
Purchases of short-term investments	(311,982)	—	(1,541)	—	(313,523)
Proceeds from maturities of short-term investments	363,572	—	3,100	—	366,672
Purchases of long-term investments	(2,861)	—	—	—	(2,861)
Purchases of property, plant and equipment	(67,719)	(80,777)	(57,100)	—	(205,596)
Proceeds from sale of assets	—	—	—	—	—
Cash paid for businesses acquired, net	(1,871)	(65,113)	(135,680)	—	(202,664)

Cash provided by (used for) investing activities	(20,861)	(145,890)	(191,221)	—	(357,972)

Cash flows from financing activities:
Issuance (repurchase) of convertible notes	734,882	—	—	—	734,882
Payments on line of credit, net	—	(140,000)	—	—	(140,000)
Proceeds from notes and credit facilities, net	—	65,000	3,679	—	68,679
Proceeds from (payments of) long-term debt	—	(186,697)	21,729	—	(164,968)
Additions to (payments of) long-term liabilities	2,867	—	(3,168)	—	(301)
Proceeds from sale of common stock, net of issuance costs	605,648	—	18,150	—	623,798
Payment to acquire Treasury Stock	—	—	—	—	—
Proceeds from (repayment of) intercompany debt	(673,284)	474,755	198,529	—	—

Cash provided by (used for) financing activities	670,113	213,058	238,919	—	1,122,090

Effect of exchange rate changes	—	—	(4,333)	—	(4,333)
Increase (decrease) in cash and cash equivalents	811,424	14,032	23,505	—	848,961
Cash and cash equivalents at beginning of period	111,793	12,875	24,613	—	149,281

Cash and cash equivalents at end of period	$923,217	$26,907	$48,118	$—	$998,242

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

SANMINA-SCI CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended

	March 29,	March 30,	March 29,	March 30,
	2003	2002	2003	2002

	(In thousands, except per share data)(Unaudited)
Net sales	$2,443,553	$2,411,241	$4,980,514	$3,541,702
Cost of sales	2,338,830	2,309,059	4,766,834	3,386,412

Gross profit	104,723	102,182	213,680	155,290

Operating expenses:
Selling, general and administrative	77,225	78,607	160,517	130,595
Amortization of goodwill and intangibles	1,628	1,251	3,237	2,729
Integration costs	3,963	—	6,359	—
Restructuring costs	39,949	51,897	74,042	114,588

Total operating expenses	122,765	131,755	244,155	247,912

Operating (loss) income	(18,042)	(29,573)	(30,475)	(92,622)
Interest income	7,505	9,396	10,826	19,701
Interest expense	(40,384)	(27,743)	(61,861)	(48,400)
Other income (expense)	3,427	(3,770)	22,809	(2,489)

Other income (expense), net	(29,452)	(22,117)	(28,226)	(31,188)

Income (loss) before provision for income taxes	(47,494)	(51,690)	(58,701)	(123,810)
Provision (benefit) for income taxes	(15,673)	(12,376)	(19,371)	(39,273)

Net income (loss)	$(31,821)	$(39,314)	$(39,330)	$(84,537)

Earnings (loss) per share:
Basic	$(0.06)	$(0.08)	$(0.08)	$(0.19)
Diluted	(0.06)	(0.08)	(0.08)	(0.19)
Shares used in computing per share amounts:
Basic	509,735	521,762	509,651	448,323
Diluted	509,735	521,762	509,651	448,323

See accompanying notes.

SANMINA-SCI CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 29, 2003	September 28, 2002

	(Unaudited)	(Derived from
		Audited
		Financials)

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,333,661	$1,064,534
Short-term investments	61,221	99,140
Accounts receivable, net	1,509,512	1,394,515
Inventories	1,092,057	1,123,016
Deferred income taxes	317,139	312,184
Prepaid expenses and other	130,104	165,649

Total current assets	4,443,694	4,159,038
Property, plant and equipment, net	1,082,083	1,084,454
Long-term investments	18,492	73,955
Goodwill	2,150,699	2,101,650
Deposits and other	124,545	98,960

Total assets	$7,819,513	$7,518,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$10,312	$265,899
Accounts payable	1,330,248	1,279,451
Accrued liabilities and other	407,371	366,500
Accrued payroll and related benefits	147,877	142,139

Total current liabilities	1,895,808	2,053,989

Long-term liabilities:
Long-term debt, net of current portion	2,440,164	1,975,331
Deferred income tax liability	21,536	17,184
Other liabilities	61,302	56,838

Total long-term liabilities	2,523,002	2,049,353

Stockholders’ equity:
Common stock	5,290	5,254
Additional paid-in capital	5,684,064	5,675,401
Treasury stock	(188,948)	(190,261)
Accumulated other comprehensive income (loss)	5,001	(10,305)
Retained earnings (deficit)	(2,104,704)	(2,065,374)

Total stockholders’ equity	3,400,703	3,414,715

	$7,819,513	$7,518,057

See accompanying notes.

SANMINA-SCI CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended

	March 29,	March 30,
	2003	2002

	(In thousands)
	(Unaudited)
Cash Flows from Operating Activities:
Net income (loss)	$(39,330)	$(84,537)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Restructuring costs	37,006	61,423
Depreciation and amortization	119,755	128,584
Deferred income taxes	(603)	(140,838)
Provision (benefit) for doubtful accounts	(3,194)	3,887
Loss on disposal of property and equipment	20,093	5,990
Loss from investment in 50% or less owned companies	3,244	1,138
Gain from repurchase of convertible notes	(25,607)	—
Other, net	(2,419)	(1,697)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(92,431)	5,688
Net payments on asset securitization program	—	(211,013)
Inventories	98,384	504,669
Prepaid expenses, deposits and other	9,572	5,618
Income tax accounts	79,569	8,202
Accounts payable and accrued liabilities	54,960	(131,091)

Cash provided by operating activities	258,999	156,023

Cash Flows from Investing Activities:
Purchases of short-term investments	(36,827)	(490,736)
Proceeds from maturity of short-term investments	74,164	949,712
Purchases of long-term investments	(500)	—
Purchases of property and equipment, net of acquisitions	(35,420)	(46,016)
Proceeds from sale of assets	9,684	2,579
Cash paid for businesses acquired, net of cash acquired	(211,426)	(111,465)

Cash provided by (used for) investing activities	(200,325)	304,074

Cash Flows from Financing Activities:
Repurchase of convertible notes	(171,306)	—
Payments of long-term debt	(30,122)	(1,249,116)
Proceeds from long-term debt, net of issuance costs	1,002,798	—
Proceeds from (payments of) notes and credit facilities, net	(604,648)	823,969
Payments on long term liabilities, net	—	(1,525)
Proceeds from sale of common stock, net of issuance costs	8,323	18,278
Repurchase of common stock	—	(44,578)

Cash provided by (used for) financing activities	205,045	(452,972)

Effect of exchange rate changes	5,408	(275)

Increase in cash and cash equivalents	269,127	6,850
Cash and cash equivalents at beginning of period	1,064,534	567,649

Cash and cash equivalents at end of period	$1,333,661	$574,499

See accompanying notes.

SANMINA-SCI CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 — Basis of Presentation

      The accompanying condensed consolidated financial statements of Sanmina-SCI Corporation (“Sanmina-SCI”) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules or regulations. The interim financial statements are unaudited, but reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation.

      The results of operations for the six months ended March 29, 2003 are not necessarily indicative of the results that may be expected for the year ending September 27, 2003. These condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto for the year ended September 28, 2002, included in Sanmina-SCI’s annual report on Form 10-K. The consolidated financial statements for fiscal 2002 include the operating results of SCI from December 3, 2001, the close of the accounting period nearest to the acquisition date of December 6, 2001.

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

      Sanmina-SCI’s fiscal year ends on the Saturday nearest September 30. All general references to years relate to fiscal years unless otherwise noted.

Note 2 — Summary of Significant Accounting Policies

      Principles of Consolidation — The consolidated financial statements include the accounts of Sanmina-SCI and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated.

      Foreign Currency Translation — For foreign subsidiaries using the local currency as their functional currency, assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expenses are translated at average exchange rates. The effects of these translation adjustments are reported as a separate component of stockholders’ equity. Remeasurement adjustments for non-functional currency monetary assets and liabilities are included in other income (expense) net in the accompanying consolidated statements of operations.

      Cash and Cash Equivalents — Sanmina-SCI considers all highly liquid investments with an original maturity of six months or less to be cash equivalents. At March 29, 2003, cash and cash equivalents includes $112.6 million of restricted cash and cash equivalents, primarily related to accounts collateralizing letters of credit.

      Supplemental cash flow information for the six month periods ended March 29, 2003 and March 30, 2003 is as follows:

	March 29, 2003	March 30, 2002

Cash paid (refunded) during the period for:
Interest	$26,155	$52,000
Income taxes	$(103,377)	$(43,426)
Stock issued for acquisitions, net of acquisition costs	$—	$4,389,991
Acquisition of property, plant and equipment with long-term investments	$52,850	$—

SANMINA-SCI CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Exit Costs — We recognize restructuring charges related to our plans to exit certain activities resulting from the identification of duplicative and excess manufacturing and administrative facilities that we choose to close or consolidate. In connection with our exit activities, we record restructuring charges for employee termination costs, long-lived asset impairments, costs related to leased facilities to be abandoned or subleased, and other exit-related costs. These charges were incurred pursuant to formal plans developed by management and accounted for in accordance with SFAS No. 146, “Accounting for Costs Associated with Exit and Disposal Activities,” Emerging Issues Task Force, or EITF, Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)” and EITF 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.” Fixed assets that are written off or impaired as a result of restructuring plans are typically sold or scrapped. The remaining carrying value of such assets was not material at March 29, 2003 or September 28, 2002.

      Goodwill and Intangibles — Costs in excess of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed in a purchase business combination are recorded as goodwill. SFAS No. 142, “Goodwill and Other Intangible Assets,” requires that companies no longer amortize goodwill, but instead test for impairment at least annually using a two-step approach. Sanmina-SCI adopted SFAS No. 142 in the first quarter of fiscal 2002 and no longer amortizes goodwill. Sanmina-SCI evaluates goodwill, at a minimum, on an annual basis and whenever events and changes in circumstances suggest that the carrying amount may not be recoverable. Impairment of goodwill is tested at the reporting unit level by comparing the reporting unit’s carrying amount, including goodwill, to the fair value of the reporting unit. The fair values of the reporting units are estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies’ data. If the carrying amount of the reporting unit exceeds its fair value, goodwill is considered impaired and a second step is performed to measure the amount of impairment loss, if any. During the fourth quarter of fiscal 2002, we recorded an impairment loss of approximately $2.7 billion in connection with the annual impairment test.

      Sanmina-SCI has determined that there are two reportable units: international and domestic. Goodwill information for each reportable unit is as follows (in thousands):

	As of	Additions	Adjustment
	September 28,	to	to	As of
	2002	Goodwill	Goodwill	March 29, 2003

Segments:
Domestic	$1,213,205	$4,179	$(16,943)	$1,200,441
International	888,445	72,182	(10,369)	950,258
Total	$2,101,650	$76,361	$(27,312)	$2,150,699

      Sanmina-SCI has certain identifiable intangible assets that are subject to amortization. Intangible assets are included in “Deposits and other” in the condensed consolidated balance sheet. The components of intangible assets are as follows (in thousands):

	March 29, 2003			September 28, 2002

	Gross			Gross
	Carrying	Accumulated	Net Carrying	Carrying	Accumulated	Net Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount

Amortized Intangibles	$78,476	$34,536	$43,940	$78,476	$31,299	$47,177

      Intangible asset amortization expense for six months ended March 29, 2003 and March 30, 2002 was approximately $3.2 million and $ 2.7 million, respectively.

SANMINA-SCI CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Estimated annual amortization expense is as follows (in thousands):

Fiscal years:

2003 (remainder)	$3,175
2004	6,412
2005	6,412
2006	5,326
2007	5,112
2008	5,112
Thereafter	12,391
$43,940

      Revenue Recognition. Sanmina-SCI generally recognizes revenue at the point of shipment to its customers, under the contractual terms which in general are FOB shipping point or when services have been performed. Sanmina-SCI also derives revenues from sales of certain inventory, including raw materials, to customers who reschedule, amend or cancel purchase orders after Sanmina-SCI has procured inventory to fulfill their purchase orders. Title to the product or the inventory transfers upon shipment and the customer’s assumption of the risks and rewards of ownership of the product. In some cases, Sanmina-SCI will recognize revenue upon receipt of shipment by the customer or at its designated location. Except in specific circumstances, there are no formal customer acceptance requirements or further Sanmina-SCI obligations to the product or the inventory subsequent to shipment. In specific circumstances in which there are such customer acceptance requirements or further Sanmina-SCI obligations, revenue is recognized at the point of formal acceptance and upon completion of obligations. Where appropriate, provisions are made for estimated warranty costs and sales returns.

      Warranty Reserves — Sanmina-SCI establishes a warranty provision on shipped products based on individual manufacturing contract requirements and past warranty experience. Each period end the balance is reviewed to ensure its adequacy. Accrued warranty reserves at March 29, 2003 and September 28, 2002 were less than one percent of total current liabilities.

      Earnings Per Share — Basic earnings (loss) per share is computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings or loss per share includes dilutive common stock equivalents using the treasury stock method, and assumes that the convertible debt instruments were converted into common stock, if dilutive. For the quarters ended March 29, 2003 and March 30, 2002, 32,069,611 and 40,457,519 potentially dilutive shares from the conversion of the convertible subordinated debt and after-tax interest expense of $9.1 million and $12.9 million, respectively, were not included in the computation of diluted earnings per share because to do so would be anti-dilutive. All stock options are anti-dilutive for the six months ended March 29, 2003 and March 30, 2002 due to the net losses for the periods.

      Stock-Based Compensation — SFAS No. 123, as amended by SFAS No. 148, permits companies to (i) recognize as expense the fair value of stock-based awards, or (ii) continue to apply the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations (“APB 25”), and provide pro forma net income and earnings per share disclosures for employee stock compensation as if the fair-value-based method defined in SFAS No. 123 had been applied. Sanmina-SCI continues to apply the provisions of APB 25 and provide the pro forma disclosures with respect to its stock-based compensation plans in accordance with the provisions of SFAS Nos. 123 and 148.

      Sanmina-SCI uses the Black-Scholes option-pricing model to determine the pro forma impact under SFAS Nos. 123 and 148 on the company’s net income (loss) and earnings (loss) per share. The model utilizes certain information, such as the interest rate on a risk-free security maturing generally at the same time as the

SANMINA-SCI CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

option being valued, and requires certain assumptions, such as the expected amount of time an option will be outstanding until it is exercised or it expires, to calculate the fair value of stock options granted. The assumptions used for the three months and six months ended March 29, 2003 and March 30, 2002 are presented below:

	For the Three Months
	Ended		For the Six Months Ended

	March 29,	March 30,	March 29,	March 30,
Stock Options	2003	2002	2003	2002

Volatility	75%	95%	75%	95%
Risk-free interest rate	2.17%	3.34%	2.17%	3.33%
Dividend yield	0%	0%	0%	0%
Expected lives (management and directors) beyond vesting	0.94 years	1.07 years	0.94 years	1.07 years
Expected lives (employees) beyond vesting	0.63 years	0.64 years	0.63 years	0.64 years

	For the Three Months Ended		For the Six Months Ended

	March 29,	March 30,	March 29,	March 30,
Employee Stock Purchase Plan	2003	2002	2003	2002

Volatility	75%	95%	86%	95%
Risk-free interest rate	1.22%	3.34%	2.40%	3.34%
Dividend yield	0%	0%	0%	0%
Expected lives beyond vesting	0.50 years	0.49 years	0.50 years	0.49 years

      Sanmina-SCI has several stock option plans which are described in the Company’s annual report on Form 10-K. Sanmina-SCI accounts for its stock option plans and employee stock purchase plan under APB Opinion No. 25 and related interpretations. Had compensation cost for all plans been determined consistent with SFAS Nos. 123 and 148, Sanmina-SCI’s net income (loss) and net income (loss) per share would have been the following pro forma amounts:

	For the Three Months Ended		For the Six Months Ended

	March 29,	March 30,	March 29,	March 30,
	2003	2002	2003	2002

Net income (loss):
As reported	$(31,821)	$(39,314)	$(39,330)	$(84,537)
Stock-based employee compensation expense determined under fair value method, net of tax	(11,541)	(17,284)	(24,878)	(38,033)
Pro forma	$(43,362)	$(56,598)	$(64,208)	$(122,570)
Basic earnings (loss) per share:
As reported	$(0.06)	$(0.08)	$(0.08)	$(0.19)
Pro forma	$(0.09)	$(0.11)	$(0.13)	$(0.27)
Diluted earnings (loss) per share:
As reported	$(0.06)	$(0.08)	$(0.08)	$(0.19)
Pro forma	$(0.09)	$(0.11)	$(0.13)	$(0.27)

      Recent Accounting Pronouncements — In October 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, “Accounting for Asset Retirement Obligations,” to be effective for all fiscal years beginning after June 15, 2002, with early adoption permitted. SFAS 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. Sanmina-SCI adopted SFAS 143 in the first quarter of fiscal 2003, and there was no significant impact on its financial position, results of operations and cash flows.

      In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS 144 supersedes SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of” and APB Opinion No. 30, “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions for the Disposal of a Segment of a Business.” The provisions of SFAS 144 are effective in fiscal years beginning after December 15, 2001, with early adoption permitted and, in general, are to be applied prospectively. Sanmina-SCI adopted SFAS 144 on September 29, 2002, with no resulting impact on its financial position, results of operations, and cash flows.

      In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit and Disposal Activities.” This statement revises the rules as to how companies account for exit and disposal activities under EITF 94-3, “Liability Recognition for Certain Employee Termination Benefits and other Costs to Exit an Activity.” Commitment to a plan to exit an activity or dispose of long-lived assets will no longer be sufficient to record a charge for most anticipated costs. Instead, companies will record exit or disposal costs when they are “incurred” and can be measured at fair value, and they will subsequently adjust the recorded liability for changes in estimated cash flows. The provisions of SFAS No. 146 are effective prospectively for exit or disposal activities initiated after December 31, 2002. Companies may not restate previously issued financial statements for the effect of the provisions of SFAS No. 146 and liabilities that a company previously recorded under EITF 94-3 are grandfathered. We do not expect SFAS No. 146 to have a significant impact on our financial position, results of operations and cash flows.

      In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of FASB Statement No. 123. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Sanmina-SCI is required to follow the prescribed format and provide the additional disclosures required by SFAS No. 148 in its annual financial statements for the year ending September 27, 2003 and must also provide the disclosures in its quarterly reports containing condensed financial statements for interim periods beginning with the current quarterly period (see Note 8). The adoption of SFAS No. 148 will not have an effect on Sanmina-SCI’s financial position or results of operations as we currently do not intend to adopt the fair value method of accounting for stock-based employee compensation pursuant to SFAS No. 148.

      In November 2002, the FASB issued Interpretation 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor’s obligations does not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. Management believes that the adoption of Interpretation 45 will not have a material impact on Sanmina-SCI’s financial position or results of operations.

SANMINA-SCI CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In January 2003, the FASB issued Interpretation 46, Consolidation of Variable Interest Entities. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. Sanmina-SCI believes that the adoption of Interpretation 46 will not have a material impact on its financial position or results of operations.

      Reclassifications — Sanmina-SCI has reclassified certain prior period information to conform to the current period’s presentation.

Note 3 — Business Combinations

      In January 2003, Sanmina-SCI entered into an agreement with IBM under which IBM agreed to outsource the manufacturing of a portion of its low and midrange servers, workstations and ThinkPad notebooks to Sanmina-SCI and Sanmina-SCI agreed to acquire IBM’s related manufacturing facilities in Greenock, Scotland and Guadalajara, Mexico. The transaction closed in February 2003 for a cash purchase price of $169.4 million. The purchase price was allocated to the fair value of the net assets acquired, including primarily inventory ($57.2 million), buildings and equipment ($50.4 million) and goodwill ($60.3 million). This goodwill is partially deductible for tax purposes. The purchase price allocation is based on management’s estimate of the fair value for purchase accounting purposes at the date of acquisition. The purchase price allocation is subject to revision as management obtains additional information regarding the acquired business, and any corresponding adjustment will be reflected in goodwill. In addition, the asset purchase agreement provides for a physical inventory of the assets acquired within 90 days of the closing date, which could result in minor revisions to the purchase price. Sanmina-SCI expects that the physical inventory will be concluded in the third quarter of fiscal 2003. Sanmina-SCI’s results of operations for fiscal 2003 include the results of this business from the date of acquisition. Pro forma results of operations have not been presented for the IBM transaction because the effect of the acquisition was not material.

      During the first half of fiscal 2003 Sanmina-SCI also completed other acquisitions for an aggregate purchase price of $42.0 million, including an Israeli medical systems manufacturing operation and a wireless communication equipment assembly facility in Texas. Pro forma results of operations have not been presented for these transactions because the effects of the acquisitions were not material either on an individual or aggregate basis. Goodwill resulting from these acquisitions was approximately $10.4 million. The majority of this goodwill is deductible for tax purposes. The purchase price allocations for these transactions are based on management’s estimate of the fair value for purchase accounting purposes at the date of acquisition. We do not expect significant revisions to the purchase price allocations for the acquired businesses.

Note 4 — Restructuring Costs

SFAS No. 146

      Costs associated with restructuring activities initiated on or after January 1, 2003, other than those activities related to purchase business combinations, are accounted for in accordance with SFAS No. 146. Accordingly, costs associated with such plans are recorded as restructuring costs in the consolidated statements of operations when a liability is incurred. Below is a summary of the activity related to restructuring costs recorded pursuant to SFAS No. 146 for the second quarter of fiscal 2003.

SANMINA-SCI CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	One-Time	Lease and
	Employee	Contract	Other	Impairment
	Termination	Termination	Restructuring	of Fixed
	Benefits	Costs	Costs	Assets

	Cash	Cash	Cash	Non-cash	Total

	(In thousands)
Balance at December 28, 2002	$—	$—	$—	$—	$—
Charges to operations	805	448	76	2,099	3,428
Charges utilized	(203)	(433)	(76)	(2,099)	(2,811)
Balance at March 29, 2003.	$602	$15	$—	$—	$617

      In the second quarter of fiscal 2003, we approved actions pursuant to SFAS No. 146 to close and consolidate four of our manufacturing facilities in the United States and Europe as a result of the ongoing slowdown in the electronics industry. In the second quarter of fiscal 2003, we recorded charges to operations of $805,000 for termination benefits related to the involuntary termination of 307 employees, and we utilized charges of approximately $203,000 as a result of terminating 161 employees. During this period we also recorded charges to operations of $448,000 for the termination of non-cancelable leases, lease payments for permanently vacated properties and other contract termination costs, and we utilized charges of $433,000 related to these charges. We also incurred other restructuring charges to operations of $76,000 in the second quarter of fiscal 2003, primarily for costs to prepare facilities for closure. We also incurred charges to operations of $2.1 million in the second quarter of fiscal 2003 for the impairment of excess equipment at the vacated facilities. We expect the closing of the plants discussed above as well as other activities related to these exit plans to be completed by the first half of fiscal 2004.

EITF 94-3

      Costs associated with restructuring activities initiated prior to January 1, 2003, other than those activities related to purchase business combinations, are accounted for in accordance with EITF 94-3. Accordingly, costs associated with such plans are recorded as restructuring costs in the consolidated statements of operations. Below is a summary of the activity related to restructuring costs recorded pursuant to EITF 94-3 for the periods in which activity pursuant to our ongoing restructuring plans has taken place through the first half of fiscal 2003.

SANMINA-SCI CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Shutdown
			and	Write-off
	Employee		Consolidation	Impaired or
	Severance and	Restructuring	Costs of	Redundant
	Related	and Other	Duplicate	Fixed
	Expenses	Expenses	Facilities	Assets	Total

	(In thousands)
	Cash	Cash	Cash	Non-cash
Balance at September 30, 2000	$14,742	$832	$—	$—	$15,574
Charges to operations	12,628	4,064	42,487	99,953	159,132
Charges utilized	(19,639)	(4,057)	(5,942)	(99,953)	(129,591)
Balance at September 29, 2001	7,731	839	36,545	—	45,115
Charges to operations	31,100	10,101	31,009	99,585	171,795
Charges utilized	(28,487)	(10,161)	(31,667)	(99,585)	(169,900)
Balance at September 28, 2002	10,344	779	35,887	—	47,010
Charges to operations	11,362	—	11,513	11,218	34,093
Charges utilized	(3,314)	(779)	(12,992)	(11,218)	(28,303)
Balance at December 28, 2002	18,392	—	34,408	—	52,800
Charges to operations	2,845	—	9,987	23,689	36,521
Charges utilized	(4,559)	—	(17,049)	(23,689)	(45,297)
Balance at March 29, 2003	$16,678	$—	$27,346	$—	$44,024

Fiscal 2002 Plans

      September 2002 Restructuring. In September 2002, we approved a plan pursuant to EITF 94-3 to close and consolidate certain of our manufacturing facilities in North America, Europe and Asia as a result of the ongoing slowdown in the industry. In fiscal 2002, we recorded charges to operations of $3.1 million for planned employee severance expenses related to the involuntary termination of 540 employees, and we utilized charges of approximately $1.7 million as a result of terminating 144 employees. In fiscal 2002 we also recorded charges to operations of $4.2 million for the shutdown of duplicative facilities related to non-cancelable lease payments for permanently vacated properties and associated costs, and we utilized charges of $110,000 related to the shutdown of these facilities. We also incurred charges to operations of $38.3 million in fiscal 2002 related to asset write-offs for excess equipment and leasehold improvements at facilities that were permanently vacated. In the first half of fiscal 2003, we recorded charges to operations of $5.3 million for severance expenses related to the expected termination of 261 employees, and $8.5 million for non-cancelable lease payments and related costs for the shutdown of duplicative facilities. In the first half of fiscal 2003 we also incurred charges to operations of $31.1 million related to the impairment of buildings and excess equipment and leasehold improvements at permanently vacated facilities. We utilized $3.1 million of accrued severance charges and $10.3 million of accrued facilities related charges in the first half of fiscal 2003. As of March 29, 2003, 804 employees have been terminated under this exit plan. We expect the closing of the plants discussed above as well as other activities related to this exit plan to be completed in the first half of fiscal 2004.

      October 2001 Restructuring. In October 2001, we approved a plan pursuant to EITF 94-3 to close and consolidate certain of our manufacturing facilities throughout North America and Europe as a result of the continued slowdown in the industry and economy worldwide. In fiscal 2002, we recorded net charges to operations of $23.6 million for the expected involuntary termination of 2,762 employees associated with these plant closures, and utilized charges of approximately $17.7 million. We also incurred net charges to operations

SANMINA-SCI CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of $32.3 million in fiscal 2002 for the shutdown of duplicate facilities associated with non-cancelable lease payments for permanently vacated properties, and we utilized approximately $25.7 million of these charges in fiscal 2002. We also incurred charges to operations of $54.0 million in fiscal 2002 related to the write-offs of fixed assets consisting of excess equipment and leasehold improvements to facilities that were permanently vacated, all of which were utilized in fiscal 2002. In the first half of fiscal 2003, we recorded charges to operations of $8.9 million for severance costs related to the expected involuntary termination of 2,233 employees, and $13.0 million for non-cancelable lease payments and other costs related to the shutdown of duplicate facilities. We utilized accrued severance charges of $3.5 million and accrued facilities related charges of $11.8 million during the first half of fiscal 2003. We also incurred charges of $3.8 million during the first half of fiscal 2003 related to write-offs of fixed assets consisting of excess equipment and leasehold improvements to facilities that were permanently vacated. As of March 29, 2003, 4,579 employees have been terminated under this exit plan. We expect the closing of the plants discussed above as well as employee terminations and other related activities to be completed in the second half of fiscal 2003.

Fiscal 2001 Plans

      Segerström Restructuring. In March 2001, we acquired Segerström in a pooling of interests business combination and announced our restructuring plan. During fiscal 2001 and 2002, we recorded net charges to operations of $5.7 million for the involuntary termination of 470 employee positions, and utilized $4.8 million of these charges. During those periods we also recorded charges to operations of $5.2 million related to the consolidation of duplicate facilities, of which $1.3 million was utilized. In the first half of fiscal 2003, we utilized $400,000 with respect to employee severance and $300,000 with respect to shutdown of duplicate facilities.

      July 2001 Restructuring. In July 2001, we approved a plan to close and merge manufacturing facilities throughout North America and Europe as a result of the ongoing slowdown in the EMS industry. During fiscal 2001 and 2002, we recorded charges to operations of $24.0 million for severance costs for involuntary employee terminations, of which $21.8 million was utilized. During those periods we recorded net charges to operations of $45.2 million for lease payments for permanently vacated properties and other costs related to the shutdown of facilities, of which $23.1 million was utilized. Also during fiscal 2001 and fiscal 2002, we recorded and utilized $7.3 million of asset related write-offs of equipment and leasehold improvements to permanently vacated properties. During the first half of fiscal 2003, we utilized $866,000 of accrued severance costs related to the termination of 12 employees, $7.6 million of accrued costs related to the shutdown of facilities and $779,000 of other accrued restructuring costs. Manufacturing activities at the plants affected by this plan ceased in the fourth quarter of fiscal 2002; however, the leases of the related facilities expire between 2003 and 2010, therefore the remaining accrual will be reduced over time as the lease payments, net of sublease income, are made.

EITF 95-3

      Costs associated with restructuring activities related to a purchase business combination are accounted for in accordance with EITF 95-3. Accordingly, costs associated with such plans are recorded as a liability assumed as of the consummation date of the purchase business combination and included in the cost of the

SANMINA-SCI CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquired entity. Below is a summary of the activity related to restructuring costs recorded pursuant to EITF 95-3 for fiscal 2002 and the first half of fiscal 2003:

		Shutdown	Write-off
		and	Impaired
	Employee	Consolidation	or
	Severance and	Costs of	Redundant
	Related	Duplicate	Fixed
	Expenses	Facilities	Assets	Total

	(In thousands)
	Cash	Cash	Non-cash
Balance at September 29, 2001.	$—	$—	$—	$—
Additions to restructuring accrual	104,161	36,078	23,724	163,963
Accrual utilized	(64,207)	(12,519)	(19,643)	(96,369)
Balance at September 28, 2002.	39,954	23,559	4,081	67,594
Additions to restructuring accrual	18,975	6,000	—	24,975
Accrual utilized	(13,393)	(6,006)	(4,081)	(23,480)
Reversal of accrual	(23,968)	(1,007)	—	(24,975)
Balance at December 28, 2002.	21,568	22,546	—	44,114
Additions to restructuring accrual	4,111	1,224	3,251	8,586
Accrual utilized	(9,304)	(2,999)	(3,251)	(15,554)
Balance at March 29, 2003.	$16,375	$20,771	$—	$37,146

      The following sections separately present the charges to the restructuring liability and charges utilized that are set forth in the above table on an aggregate basis.

      Other Acquisition-Related Restructuring Actions. As part of an insignificant business acquisition completed in December 2002, we closed the acquired manufacturing facility in Texas as of the acquisition date and transferred the business to an existing Sanmina-SCI plant. In the second quarter of fiscal 2003 we recorded total charges to the restructuring liability of $2.4 million relating the closure of this plant. The charge consisted of $311,000 for salary related costs for employees participating in the closure of the plant and $2.1 million for excess equipment that will be disposed of. All charges were utilized during the second quarter of fiscal 2003.

      SCI Acquisition Restructuring. In December 2001, we merged with SCI in a purchase business combination. As part of the acquisition of SCI, we recorded an assumed liability, based on SCI management’s plan prior to the acquisition in accordance with EITF 94-3, for expected involuntary employee termination costs of approximately $7.4 million for 158 employee positions. As of September 28, 2002, we had utilized approximately $5.5 million of these charges in connection with the termination of 100 employees during the period. In fiscal 2002, we also incurred charges of $2.3 million related to plant consolidations and closures, of which $354,000 was paid during fiscal 2002. In the first half of fiscal 2003, we utilized the remaining $1.9 million of accrued severance, and utilized the remaining $1.9 million of accrued costs related to plant consolidations and closures. We do not expect any further activity under this exit plan.

      As part of the acquisition of SCI, we also recorded charges to the restructuring liability of $96.8 million during fiscal 2002 consisting of planned involuntary employee termination costs for 7,143 employees. We utilized $58.7 million in charges with respect to the termination of 6,446 employees during fiscal 2002. During fiscal 2002 we also incurred net charges to the restructuring liability of $33.8 million for restructuring costs related to lease payments for permanently vacated properties and other costs, and utilized approximately $12.1 million of these charges. We incurred charges to restructuring liability of $23.7 million of asset related write-offs consisting of excess equipment and leasehold improvements to facilities that were permanently vacated, of which $19.6 million were utilized in fiscal 2002. In the first half of fiscal 2003, we recorded

SANMINA-SCI CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

restructuring charges of $22.8 million for severance costs related to the involuntary termination of 777 employees, and utilized $20.5 million for 1,639 employee terminations. We reversed a total of $24.0 million of accrued severance costs, approximately $18.4 million of which was due to lower than anticipated settlement costs at a major European manufacturing site, and approximately $5.6 million of which related to two plants that were not closed as initially planned due to a change in business requirements. As of March 29, 2003, 8,085 employees had been terminated under this exit plan. In the first half of fiscal 2003, we also recorded restructuring charges of $7.2 million for lease payments for permanently vacated properties and other costs, and we utilized approximately $7.0 million of these charges during the first half of 2003. We also reversed $1.0 million due to lower than estimated costs at various sites. During the quarter ended March 29, 2003, we also recorded costs of $1.2 million for the impairment of excess equipment at closed plants. We expect the closing and consolidation of the plants discussed above as well as involuntary employee terminations to be completed in the second half of fiscal 2003.

Ongoing Restructuring Activities

      We continue to rationalize manufacturing facilities and headcount to better scale capacity to current market and operating conditions. In connection therewith, we will incur additional restructuring charges in the second half of fiscal year 2003 and fiscal 2004 pursuant to our phase two restructuring plan which was approved by management in the fourth quarter of fiscal 2002. We expect to incur up to approximately $250.0 million of restructuring costs pursuant to this plan, of which approximately $50.0 million was incurred in the fourth quarter of fiscal 2002 and approximately $50.8 million was incurred in the first half of fiscal 2003. We expect that approximately 55% of the costs will be cash and 45% will be non-cash.

Note 5 — Comprehensive Income

      SFAS No. 130 “Reporting Comprehensive Income” establishes standards for reporting and display of comprehensive income and its components. SFAS No. 130 requires companies to report “comprehensive income” that includes unrealized holding gains and losses and other items that have previously been excluded from net income and reflected instead in stockholders’ equity. Comprehensive income (loss) for Sanmina-SCI consists of net income (loss) plus the effect of unrealized holding gains or losses on investments classified as available-for-sale and foreign currency translation adjustments, net of tax effects. Comprehensive income (loss) adjustments were $7.3 million and $(2.9) million, for the three months ended March 29, 2003 and March 30, 2002, respectively and $10.3 million and $(7.7) million, for the six months ended March 29, 2003 and March 30, 2002, respectively. Comprehensive income (loss) for the three months ended March 29, 2003 and March 30, 2002 was $(24.5) million and $(42.2) million, respectively and for the six months ended March 29, 2003 and March 30, 2002 was $(29.1) million and $(92.3) million, respectively. As of March 29, 2003, the cumulative unrealized holding gain on investments and cumulative foreign currency translation adjustments were $0.1 million and $4.9 million, respectively. As of September 28, 2002, the cumulative unrealized holding gain on investments and cumulative foreign currency translation adjustments was $0.7 million and $(11.0) million, respectively.

Note 6 — Inventories

      Inventories are stated at the lower of cost (first-in, first-out method) or market. Cost includes labor, material and manufacturing overhead. Provisions when required are made to reduce excess inventories to their

SANMINA-SCI CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

estimated net realizable values. It is possible that estimates of net realizable values can change in the near term. The components of inventories, net of provisions, are as follows (in thousands):

	As of

	March 29,	September 28,
	2003	2002

Raw materials	$719,646	$742,351
Work-in-process	193,965	235,497
Finished goods	178,446	145,168
	$1,092,057	$1,123,016

Note 7 — Long-Term Debt

      Refinancing — On December 23, 2002, Sanmina-SCI issued $750.0 million of 10.375% Senior Secured Notes due January 15, 2010 (the “10.375% Notes”) in a private placement to qualified investors, as part of a refinancing transaction pursuant to which Sanmina-SCI also entered into a $275.0 million senior secured credit facility (the “Credit Facility”). A portion of the net proceeds of the 10.375% Notes and Credit Facility was used to repay all outstanding amounts under our three-year revolving credit facility and to repurchase all outstanding receivables sold under our receivables securitization facility. These transactions are referred to collectively as the Refinancing.

      The 10.375% Notes are fully and unconditionally guaranteed by substantially all of Sanmina-SCI’s United States subsidiaries and are secured by a second priority security interest in the same collateral securing our obligations under the credit facility which includes substantially all of the personal property assets of Sanmina-SCI and its United States subsidiaries located in the United States, a pledge of the capital stock of substantially all of Sanmina-SCI’s United States subsidiaries, a pledge of 65% of the capital stock of certain of Sanmina-SCI’s first-tier foreign subsidiaries, and mortgages on certain domestic real estate. Sanmina-SCI may redeem the 10.375% Notes, in whole or in part, at anytime beginning on January 15, 2007 at a redemption price initially of 105.188%, declining to 102.594% on January 15, 2008 and 100.000% on January 15, 2009. Sanmina-SCI may also redeem the 10.375% Notes, in whole or in part, at any time prior to January 15, 2007 at a redemption price equal to the principal amount plus accrued interest to the redemption date plus a make-whole premium specified in the indenture. In the event of a change of control of Sanmina-SCI, Sanmina-SCI will be required to offer to repurchase the 10.375% Notes at a repurchase price of 101% of the principal amount plus accrued interest to the repurchase date. The indenture includes covenants that, among other things, limit in certain respects Sanmina-SCI and its restricted subsidiaries from incurring debt, making investments and other restricted payments, paying dividends on capital stock, redeeming capital stock or subordinated obligations and creating liens. In the event that Sanmina-SCI obtains the investment grade rating specified in the indenture and certain other conditions are met, the collateral securing the 10.375% Notes will be permanently released, and Sanmina-SCI will no longer required to comply with certain of the indenture covenants specified above for as long as Sanmina-SCI retains the investment grade rating specified in the indenture.

      The Credit Facility currently bears interest at an annual rate equal to a reserve adjusted eurodollar rate plus 4.0% (the reserve adjusted eurodollar rate was 1.29% at March 29, 2003). The principal amount of the Credit Facility is repayable in quarterly installments of $687,500 from March 31, 2003 through December 31, 2005, $13.75 million from March 31, 2006 through December 31, 2006, and $52.94 million from March 31, 2007 through December 23, 2007, plus interest. The Credit Facility is guaranteed by substantially all of Sanmina-SCI’s United States subsidiaries (the “Guarantors”) and is secured by a first priority security interest in substantially all of the personal property assets of Sanmina-SCI and the Guarantors, a pledge of the capital stock of the Guarantors, a pledge of 65% of the capital stock of certain of Sanmina-SCI’s first-tier foreign subsidiaries and mortgages on certain domestic real estate. The Credit Facility is prepayable at

SANMINA-SCI CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Sanmina-SCI’s option at 103% through December 22, 2003, 102% from December 23, 2003 through December 22, 2004, 101% from December 23, 2004 through December 22, 2005, and 100% thereafter. The Credit Facility provides for various operational and financial covenants, including limitations on incurring indebtedness and creating liens, restrictions on the payment of dividends and other restricted payments, restrictions on sales of assets, restrictions on acquisitions, maintenance of a minimum interest coverage ratio and a maximum secured leverage ratio and limits on capital expenditures.

      Sanmina-SCI entered into an interest rate swap to hedge its mix of short-term and long-term interest rate exposures resulting from certain of Sanmina-SCI’s outstanding debt obligations. During the first quarter of fiscal 2003, Sanmina-SCI entered into an interest rate swap transaction related to the 10.375% Notes pursuant to which we pay a variable rate and receive a fixed rate. The interest rate swap has a total notional amount of $525.0 million. Under the swap agreement, Sanmina-SCI pays an interest rate equal to the six-month LIBOR rate plus 6.125%, determined semi-annually in arrears. In exchange, Sanmina-SCI receives a fixed interest rate of 10.375%. The swap agreement effectively replaces the fixed interest rate that Sanmina-SCI pays on $525.0 million principal amount of its 10.375% Notes with a variable interest rate. The swap was designated as fair value hedge under SFAS No. 133. Management believes that the interest rate swap meets the criteria established by SFAS No. 133 for short cut accounting; therefore, there is no gain or loss related to the interest rate swap recognized in the statement of operations.

      Revolving Credit Agreements — In December 2001, Sanmina-SCI entered into two separate facilities consisting of a $250.0 million 364-day credit facility and a $500.0 million three-year credit facility with a syndicate of banks. As of September 28, 2002, $400.0 million was outstanding under these credit facilities. The 364-day credit facility terminated in accordance with its terms on December 4, 2002. The balance outstanding under the three-year credit facility was repaid and the facility was terminated in December 2002 in connection with the Refinancing.

      Asset Securitization — We were a party to an asset securitization agreement that gave us the option to periodically transfer undivided percentage ownership interests, of up to $200.0 million, in a revolving pool of eligible trade receivables to conduit and bank purchasers. The net accounts receivables sold under the program at September 28, 2002 were included in the accounts receivable balance and the associated debt was recorded as current portion of long-term debt on the consolidated balance sheet. The asset securitization agreement was terminated, and the accounts receivable sold thereunder were repurchased, in December 2002 in connection with the Refinancing.

      Repurchase of convertible debt — During the six months ended March 29, 2003, Sanmina-SCI repurchased, through unsolicited privately negotiated transactions, $50.0 million aggregate principal amount of the 3% Convertible Subordinated Notes due 2007 of SCI Systems, Inc., one of our wholly-owned subsidiaries, $27.5 million aggregate principal amount of the 4 1/4% Convertible Subordinated Notes due 2004, and $200.6 million aggregate principal amount at maturity (having an accreted value of $99.4 million) of the Zero Coupon Convertible Subordinated Debentures due 2020, resulting in a net gain of $25.6 million, which is reflected as other income in the accompanying statement of operations.

Note 8 — Business Segment and Customer Information

      SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

SANMINA-SCI CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Sanmina-SCI’s chief operating decision maker is the Chief Operating Officer. Based on the evaluation of financial information by the Chief Operating Officer, Sanmina-SCI operates in two segments, domestic (United States of America) and international operations. Revenues are attributable to the country in which the product is manufactured. Each segment manufactures, tests and services a full spectrum of complex printed circuit boards, custom backplane interconnect devices, and electronic assembly services. The chief operating decision maker evaluates performance based upon each segment’s operating income. Operating income is defined as income before interest income (expense), other income (expense) and income taxes.

      The following summarizes financial information by geographic segment (in thousands):

	Three Months Ended		Six Months Ended

	March 29,	March 30,	March 29,	March 30,
	2003	2002	2003	2002

Net Sales:
Domestic	$930,408	$1,017,260	$1,935,054	$1,563,113
International	1,513,145	1,393,981	3,045,460	1,978,589
Intersegment	394,328	269,998	766,396	520,435
Less Intersegment	(394,328)	(269,998)	(766,396)	(520,435)
Total	$2,443,553	$2,411,241	$4,980,514	$3,541,702
Operating Income (loss):
Domestic	$(33,801)	$(36,641)	$(75,369)	$(79,570)
International	15,759	7,068	44,894	(13,052)
Total	$(18,042)	$(29,573)	$(30,475)	$(92,622)

	As of

	March 29,	September 28,
	2003	2002

Long Lived Assets (excludes goodwill and intangibles):
Domestic	$556,024	$643,227
International	625,156	566,965
Total	$1,181,180	$1,210,192

      Although Sanmina-SCI seeks to diversify its customer base, a small number of customers are responsible for a significant portion of Sanmina-SCI’s net sales. During the three months ended March 29, 2003 and March 30, 2002, sales to Sanmina-SCI’s ten largest customers accounted for 67.3% and 66.2%, respectively, of Sanmina-SCI’s net sales. For the six months ended March 29, 2003 and March 30, 2002, sales to Sanmina-SCI’s ten largest customers accounted for 66.4% and 61.4%, respectively, of Sanmina-SCI’s net sales. In the three and six months ended March 29, 2003 and March 30, 2002, two of Sanmina-SCI’s customers individually represented over 10.0% of net sales.

Note 9 — Commitments and Contingencies

      In fiscal 1999, we entered into an operating lease agreement for facilities in San Jose, California, which house our corporate headquarters and certain of our assembly operations. Management had determined that the lease facility met the criteria for off-balance sheet treatment and therefore we accounted for the lease facility as an operating lease. The lease agreement terminated on December 19, 2002 and we purchased the land and improvements subject to the lease on that date for approximately $53.2 million, primarily with $52.9 million of investments previously held by the lender as collateral for certain obligations under the lease. The previously pledged investments were classified as long-term investments.

SANMINA-SCI CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      We and certain of our subsidiaries, namely Hadco Corporation, or Hadco, and SCI, are involved in various administrative proceedings related to environmental matters. Although we could incur significant costs relating to these matters, we believe, based on the limited information that is currently available, that the cost of any remediation that may be required at these facilities would not materially harm our business, financial condition or results of operations.

      We are a party to certain other legal proceedings that have arisen in the ordinary course of our business. We believe that the resolution of these proceedings will not have a material adverse effect on our business, financial condition or results of operations.

Note 10 — Supplemental Guarantors Condensed Consolidating Financial Information

      On December 23, 2002, Sanmina-SCI issued $750.0 million of its 10.375% Notes in a private placement to qualified investors, as part of a refinancing transaction. See Note 7 for a more complete description of the 10.375% Notes.

      The condensed consolidating financial statements are presented below and should be read in connection with the Consolidated Financial Statements of Sanmina-SCI. Separate financial statements of the Guarantors are not presented because (i) the Guarantors are wholly-owned and have fully and unconditionally guaranteed the 10.375% Notes on a joint and several basis, and (ii) Sanmina-SCI’s management has determined such separate financial statements are not material to investors. There are no significant restrictions on the ability of Sanmina-SCI or any Guarantor to obtain funds from its subsidiaries by dividend or loan.

      The following condensed consolidating financial information presents: unaudited condensed consolidating balance sheets as of March 29, 2003 and September 28, 2002, and the related unaudited condensed consolidating statements of operations for the three and six months then ended and the related unaudited condensed consolidating statement of cash flows for the six months March 29, 2003, of (a) Sanmina-SCI, the parent; (b) the guarantor subsidiaries; (c) the non-guarantor subsidiaries; (d) elimination entries necessary to consolidate Sanmina-SCI with the guarantor subsidiaries and the non-guarantor subsidiaries; and (e) Sanmina-SCI, the guarantor subsidiaries and the non-guarantor subsidiaries on a consolidated basis.

      Investments in subsidiaries are accounted for on the equity method. The principal elimination entries eliminate investments in subsidiaries, intercompany balances and intercompany sales.

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

Condensed Consolidating Balance Sheet

As of March 29, 2003
(unaudited)

			Non-
		Guarantor	Guarantor	Consolidating	Consolidated
	Sanmina-SCI	Subsidiaries	Subsidiaries	Eliminations	Total

	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$765,007	$59,474	$509,180	$—	$1,333,661
Short-term investments	61,214	—	7	—	61,221
Accounts receivable, net	145,459	239,121	1,124,932	—	1,509,512
Accounts receivable — intercompany	592,288	—	—	(592,288)	—
Inventories	126,344	260,143	705,570	—	1,092,057
Deferred income taxes	85,944	193,645	37,550	—	317,139
Prepaid expenses and other	50,755	36,826	65,283	(22,760)	130,104

Total current assets	1,827,011	789,209	2,442,522	(615,048)	4,443,694
Property, plant and equipment, net	123,612	346,198	612,273	—	1,082,083
Long term investments	2,977	5,003	10,512	—	18,492
Goodwill	20,912	1,179,529	950,258	—	2,150,699
Intercompany accounts	780,295	427,916	—	(1,208,211)	—
Investment in subsidiaries	2,724,329	1,397,660	—	(4,121,989)	—
Deposits and other	57,263	59,888	77,297	(69,903)	124,545

Total assets	$5,536,399	$4,205,403	$4,092,862	$(6,015,151)	$7,819,513

Liabilities and Stockholders’ Equity:
Current liabilities:
Current portion of long-term debt	$511	$1,363	$8,438	$—	$10,312
Accounts payable	133,674	331,781	864,793	—	1,330,248
Accounts payable — intercompany	—	492,635	99,653	(592,288)	—
Accrued liabilities	79,616	161,852	188,663	(22,760)	407,371
Accrued payroll and related benefits	37,779	30,230	79,868	—	147,877

Total current liabilities	251,580	1,017,861	1,241,415	(615,048)	1,895,808
Long-term liabilities:
Long-term debt, net of current portion	1,867,881	518,251	54,032	—	2,440,164
Intercompany accounts — noncurrent	—	—	1,208,211	(1,208,211)	—
Deferred income tax liability	10,332	81,107	—	(69,903)	21,536
Other	5,903	39,743	15,656	—	61,302

Total long-term liabilities	1,884,116	639,101	1,277,899	(1,278,114)	2,523,002
Stockholders’ equity:
Common stock	5,290	16,381	424,977	(441,358)	5,290
Other stockholders’ equity accounts	3,395,413	2,532,060	1,148,571	(3,680,631)	3,395,413

Total stockholders’ equity	3,400,703	2,548,441	1,573,548	(4,121,989)	3,400,703

Total liabilities and stockholders’ equity	$5,536,399	$4,205,403	$4,092,862	$(6,015,151)	$7,819,513

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

Condensed Consolidating Statement of Operations

For the Three Months Ended March 29, 2003
(unaudited)

		Guarantor	Non-Guarantor	Consolidating	Consolidated
	Sanmina-SCI	Subsidiaries	Subsidiaries	Eliminations	Total

	(In thousands)
Net sales	$196,943	$967,226	$1,664,828	$(385,444)	$2,443,553
Cost of sales	196,160	919,119	1,608,995	(385,444)	2,338,830

Gross profit	783	48,107	55,833	—	104,723
Operating expenses:
Selling, general and administrative	29,870	23,105	24,250	—	77,225
Amortization of intangibles	325	1,303	0	—	1,628
Integration costs	—	2,224	1,739	—	3,963
Restructuring costs	20,288	3,763	15,898	—	39,949

Total operating expenses	50,483	30,395	41,887	—	122,765
Operating income (loss)	(49,700)	17,712	13,946	—	(18,042)
Interest income	2,695	3,648	1,162	—	7,505
Interest expense	(31,936)	(4,764)	(3,684)	—	(40,384)
Intercompany interest income (expense)	4,803	4,106	(8,909)	—	—
Other income (expense)	(3,771)	3,770	3,428	—	3,427

Other income (expense), net	(28,209)	6,760	(8,003)	—	(29,452)

Income (loss) before provision (benefit) for income taxes and equity in loss of subsidiaries	(77,909)	24,472	5,943	—	(47,494)
Provision (benefit) for income taxes	(28,067)	8,833	3,561	—	(15,673)
Equity in income (loss) of subsidiaries	18,021	7,607	—	(25,628)	—

Net loss	$(31,821)	$23,246	$2,382	$(25,628)	$(31,821)

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

Condensed Consolidating Statement of Operations

For the Three Months Ended March 30, 2002
(unaudited)

		Guarantor	Non-Guarantor	Consolidating	Consolidated
	Sanmina-SCI	Subsidiaries	Subsidiaries	Eliminations	Total

	(In thousands)
Net sales	$200,164	$1,255,057	$1,362,629	$(406,609)	$2,411,241
Cost of sales	192,965	1,190,801	1,331,902	(406,609)	2,309,059

Gross profit	7,199	64,256	30,727	—	102,182
Operating expenses:
Selling, general and administrative	28,805	32,806	16,996	—	78,607
Amortization of intangibles	—	1,251	—	—	1,251
Restructuring costs	10,135	38,053	3,709	—	51,897

Total operating expenses	38,940	72,110	20,705	—	131,755
Operating income (loss)	(31,741)	(7,854)	10,022	—	(29,573)
Interest income	6,522	735	2,139	—	9,396
Interest expense	(20,400)	(4,784)	(2,559)	—	(27,743)
Intercompany interest income (expense)	1,492	10,709	(12,201)	—	—
Other income (expense)	8,161	(2,148)	(9,783)	—	(3,770)

Other income (expense), net	(4,225)	4,512	(22,404)	—	(22,117)

Income (loss) before provision (benefit) for income taxes and equity in loss of subsidiaries	(35,966)	(3,342)	(12,382)	—	(51,690)
Provision (benefit) for income taxes	(13,668)	1,685	(393)	—	(12,376)
Equity in loss of subsidiaries	(17,016)	(3,203)	—	20,219	—

Net loss	$(39,314)	$(8,230)	$(11,989)	$20,219	$(39,314)

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

Condensed Consolidating Statement of Operations

For the Six Months Ended March 29, 2003
(unaudited)

		Guarantor	Non-Guarantor	Consolidating	Consolidated
	Sanmina-SCI	Subsidiaries	Subsidiaries	Eliminations	Total

	(In thousands)
Net sales	$381,444	$2,020,763	$3,336,447	$(758,140)	$4,980,514
Cost of sales	380,764	1,936,607	3,207,603	(758,140)	4,766,834

Gross profit	680	84,156	128,844	—	213,680
Operating expenses:
Selling, general and administrative	56,167	52,715	51,635	—	160,517
Amortization of intangibles	650	2,587	—	—	3,237
Integration costs	—	4,240	2,119	—	6,359
Restructuring costs	38,049	4,891	31,102	—	74,042

Total operating expenses	94,866	64,433	84,856	—	244,155

Operating income (loss)	(94,186)	19,723	43,988	—	(30,475)
Interest income	3,607	4,466	2,753	—	10,826
Interest expense	(44,364)	(9,814)	(7,683)	—	(61,861)
Intercompany interest income (expense)	7,473	7,062	(14,535)	—	—
Other income (expense)	2,197	11,196	9,416	—	22,809

Other income (expense), net	(31,087)	12,910	(10,049)	—	(28,226)
Income (loss) before provision (benefit) for income taxes and equity in loss of subsidiaries	(125,273)	32,633	33,939	—	(58,701)
Provision (benefit) for income taxes	(45,139)	11,794	13,974	—	(19,371)
Equity in income (loss) of subsidiaries	40,804	24,679	—	(65,483)	—

Net loss	$(39,330)	$45,518	$19,965	$(65,483)	$(39,330)

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

Condensed Consolidating Statement of Operations

For the Six Months Ended March 30, 2002
(unaudited)

			Non-
		Guarantor	Guarantor	Consolidating	Consolidated
	Sanmina-SCI	Subsidiaries	Subsidiaries	Eliminations	Total

	(In thousands)
Net sales	$374,074	$1,703,225	$1,980,190	$(515,787)	$3,541,702
Cost of sales	361,732	1,617,930	1,922,537	(515,787)	3,386,412

Gross profit	12,342	85,295	57,653	—	155,290
Operating expenses:
Selling, general and administrative	39,453	46,473	44,669	—	130,595
Amortization of intangibles	—	2,729	—	—	2,729
Restructuring costs	19,979	68,974	25,635	—	114,588

Total operating expenses	59,432	118,176	70,304	—	247,912
Operating income (loss)	(47,090)	(32,881)	(12,651)	—	(92,622)
Interest income	17,259	1,436	1,006	—	19,701
Interest expense	(31,138)	(10,735)	(6,527)	—	(48,400)
Intercompany interest income (expense)	3,618	8,101	(11,719)	—	—
Other income (expense)	7,087	926	(10,502)	—	(2,489)

Other income (expense), net	(3,174)	(272)	(27,742)	—	(31,188)

Income (loss) before provision (benefit) for income taxes and equity in loss of subsidiaries	(50,264)	(33,153)	(40,393)	—	(123,810)
Provision (benefit) for income taxes	(19,100)	(9,644)	(10,529)	—	(39,273)
Equity in loss of subsidiaries	(53,373)	(12,803)	—	66,176	—

Net loss	$(84,537)	$(36,312)	$(29,864)	$66,176	$(84,537)

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

Condensed Consolidating Statement of Cash Flows

For the Six Months Ended March 29, 2003
(unaudited)

		Guarantor	Non-Guarantor	Consolidating	Consolidated
	Sanmina-SCI	Subsidiaries	Subsidiaries	Eliminations	Total

	(In thousands)
Cash provided by operating activities	$(75,103)	$(115,676)	$449,778	$—	$258,999

Cash flows from investing activities:
Purchases of short-term investments	(36,827)	—	—	—	(36,827)
Proceeds from maturities of short-term investments	74,164	—	—	—	74,164
Purchases of long-term investments	(500)	—	—	—	(500)
Purchases of property, plant and equipment	(10,784)	(7,830)	(16,806)	—	(35,420)
Proceeds from sale of assets	1,725	5,648	2,311	—	9,684
Cash paid for businesses acquired, net	—	(21,430)	(189,996)	—	(211,426)

Cash provided by (used for) investing activities	27,778	(23,612)	(204,491)	—	(200,325)

Cash flows from financing activities:
Issuance (repurchase) of convertible notes	(130,058)	(41,248)	—	—	(171,306)
Payments of long-term debt	—	(85)	(30,037)	—	(30,122)
Proceeds from the long term debt, net of issuance costs	997,400	—	5,398	—	1,002,798
Payments on notes and credit facilities, net	(400,650)	(200,104)	(3,894)	—	(604,648)
Proceeds from sale of common stock, net of issuance costs	8,323	—	—	—	8,323
Proceeds from (repayment of) intercompany debt	(117,475)	305,629	(188,154)	—	—

Cash provided by (used for) financing activities	357,540	64,192	(216,687)	—	205,045
Effect of exchange rate changes	—	—	5,408	—	5,408

Increase (decrease) in cash and cash equivalents	310,215	(75,096)	34,008	—	269,127
Cash and cash equivalents at beginning of period	454,792	134,570	475,172	—	1,064,534

Cash and cash equivalents at end of period	$765,007	$59,474	$509,180	$—	$1,333,661

SANMINA-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

Condensed Consolidating Statement of Cash Flows

For the Six Months Ended March 30, 2002
(unaudited)

		Guarantor	Non-Guarantor	Consolidating	Consolidated
	Sanmina-SCI	Subsidiaries	Subsidiaries	Eliminations	Total

	(In thousands)
Cash provided by operating activities	$(90,720)	$(58,292)	$305,035	$—	$156,023
Cash flows from investing activities:
Purchases of short-term investments	(490,736)	—	—	—	(490,736)
Proceeds from maturities of short-term investments	949,712	—	—	—	949,712
Purchases of property, plant and equipment	(13,660)	(2,400)	(29,956)	—	(46,016)
Proceeds from sale of assets	1,381	1,198	—	—	2,579
Cash paid for businesses acquired, net	—	(44,242)	(67,223)	—	(111,465)

Cash provided by (used for) investing activities	446,697	(45,444)	(97,179)	—	304,074

Cash flows from financing activities:
Payments of long-term debt	(201,759)	(1,020,855)	(26,502)	—	(1,249,116)
Proceeds from notes and credit facilities, net	800,000	20,633	3,336	—	823,969
Payments on long-term liabilities, net	—	(1,525)	—	—	(1,525)
Proceeds from sale of common stock, net of issuance costs	18,278	—	—	—	18,278
Repurchase of common stock	(37,851)	(6,727)	—	—	(44,578)
Proceeds from (repayment of) intercompany debt	(1,178,360)	1,182,421	(4,061)	—	—

Cash provided by (used for) financing activities	(599,692)	173,947	(27,227)	—	(452,972)
Effect of exchange rate changes	—	—	(275)	—	(275)

Increase (decrease) in cash and cash equivalents	(243,715)	70,211	180,354	—	6,850
Cash and cash equivalents at beginning of period	495,974	7,477	64,198	—	567,649

Cash and cash equivalents at end of period	$252,259	$77,688	$244,552	$—	$574,499

$750,000,000

Offer To Exchange

10.375% Senior Secured Notes due January 15, 2010,

Registered under the Securities Act

for

All Outstanding 10.375% Senior Secured Notes due January 15, 2010

of

Sanmina-SCI Corporation

           Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after consummation of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it in the letter of transmittal for use in connection with any such resale. In addition, until                     , 200 , all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.     Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

      Article VIII of the Registrant’s Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware Law.

      Article VI of the Registrant’s Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

      The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant’s Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

      The general effect of Section 145 of the Delaware General Corporation Law, Sanmina-SCI’s charter documents and the indemnification agreements is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

      There is no litigation pending or, to the best of Sanmina-SCI’s knowledge, threatened which might or could result in a claim for indemnification by a director or officer.

Item 21.     Exhibits and Financial Statement Schedules

      (a) Exhibits

      The following is a list of all exhibits filed as a part of this registration statement on Form S-4, including those incorporated by reference:

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

3.1	Restated Certificate of Incorporation of the Company, dated January 31, 1996	Exhibit 3.2 to the Company’s Report on Form 10-K for the fiscal year ended September 30, 1996, SEC File No. 000-21272, filed with the Securities and Exchange Commission (“SEC”) on December 24, 1996
3.1.1	Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated March 9, 2001	Exhibit 3.1(a) to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the SEC on May 11, 2001
3.1.2	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Company, dated May 29, 2001	Exhibit 3.1.2 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 10, 2001
3.1.3	Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated December 7, 2001	Exhibit 3.1.3 to the Company’s Report on Form 10-K for the fiscal year ended September 29, 2001, filed with the SEC on December 21, 2001

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

3.1.4	Certificate of Incorporation of Moose Acquisition Subsidiary, Inc., filed with the Delaware Secretary of State on May 26, 2000	Previously filed
3.1.5	Certificate of Incorporation of Essex Acquisition Subsidiary, Inc. filed with the Delaware Secretary of State on May 30, 2000	Previously filed
3.1.6	Certificate of Incorporation of Sanmina Canada Holdings, Inc., filed with the Delaware Secretary of State on October 29, 1998	Previously filed
3.1.7	Articles of Organization of SCI Plant No. 2, L.L.C., filed with the Alabama Secretary of State on August 16, 1999	Previously filed
3.1.8	Articles of Organization of SCI Plant No. 3, L.L.C., filed with the Alabama Secretary of State on August 16, 1999	Previously filed
3.1.9	Articles of Organization of SCI Plant No. 4, L.L.C., filed with the Alabama Secretary of State on August 16, 1999	Previously filed
3.1.10	Articles of Organization of SCI Plant No. 5, L.L.C., filed with the Alabama Secretary of State on August 16, 1999	Previously filed
3.1.11	Articles of Organization of SCI Plant No. 27, L.L.C., filed with the Alabama Secretary of State on August 16, 1999	Previously filed
3.1.12	Articles of Organization of SCI Plant No. 30, L.L.C., filed with the Alabama Secretary of State on August 16, 1999	Previously filed
3.1.13	Certificate of Formation of Sanmina-SCI, LLC, filed with the Delaware Secretary of State on December 18, 2001	Previously filed
3.1.14	Articles of Incorporation of Compatible Memory, Inc., filed with the California Secretary of State on July 14, 1997	Previously filed
3.1.15	Articles of Incorporation of Sanmina-SCI Systems (Alabama), Inc., filed with the Alabama Secretary of State on January 4, 1988	Previously filed
3.1.16	Articles of Amendment to the Articles of Incorporation of Sanmina-SCI Systems (Alabama), Inc. changing its name to Sanmina-SCI Systems (Alabama) Inc., filed with the Alabama Secretary of State on October 22, 2002	Previously filed
3.1.17	Statement of Change of Registered Office or Registered Agent, or Both of Sanmina-SCI Systems (Alabama), Inc., filed with the Alabama Secretary of State on February 12, 1990	Previously filed
3.1.18	Articles of Organization of SCI Plant No. 12, L.L.C., filed with the Colorado Secretary of State on March 31, 2000	Previously filed
3.1.19	Articles of Organization of SCI Plant No. 22, L.L.C., filed with the Colorado Secretary of State on March 31, 2000	Previously filed

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

3.1.20	Certificate of Formation of SCI/ TAG, LLC, filed with the Delaware Secretary of State on November 23, 1999	Previously filed
3.1.21	Certificate of Amendment to the Certificate of Formation of SCI/ TAG, LLC, changing its name to SCI Enclosures, LLC, filed with the Delaware Secretary of State on May 18, 2001.	Previously filed
3.1.22	Certificate of Merger of Ra-Tek Precision Sheet Metal, Inc. with and into SCI Enclosures, LLC, filed with the Delaware Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed
3.1.23	Certificate of Merger of Continental Metal Specialty, Inc. with and into SCI Enclosures, LLC, filed with the Delaware Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed
3.1.24	Certificate of Merger of CMS Holding Company with and into SCI Enclosures, LLC, filed with the Delaware Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed
3.1.25	Certificate of Merger of CMS Hartzell Incorporated with and into SCI Enclosures, LLC, filed with the Delaware Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed
3.1.26	Certificate of Merger of Hartzell Manufacturing, Inc. with and into SCI Enclosures, LLC, filed with the Delaware Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed
3.1.27	Certificate of Merger of Global Tool & Engineering, Inc. with and into SCI Enclosures, LLC, filed with the Delaware Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed
3.1.28	Certificate of Amendment to the Certificate of Formation of SCI Enclosures, LLC, changing its name to Sanmina-SCI Systems Enclosures, LLC, filed with the Delaware Secretary of State on October 10, 2002	Previously filed
3.1.29	Articles of Incorporation of SCI Enclosures (Denton), Inc., filed with the Texas Secretary of State on June 12, 2001	Previously filed
3.1.30	Articles of Merger of Hartzell Manufacturing, Incorporated with and into SCI Enclosures (Denton), Inc., filed with the Texas Secretary of State on June 29, 2001	Previously filed
3.1.31	Assumed Name Certificate for Filing with the Secretary of State, of SCI Enclosures (Denton), Inc., filed with the Texas Secretary of State on August 24, 2001	Previously filed
3.1.32	Articles of Incorporation of Scimex, Inc., as filed with the Alabama Secretary of State on March 24, 1987	Previously filed
3.1.33	Statement of Change of Registered Office or Registered Agent, or Both of Scimex, Inc., filed with the Alabama Secretary of State on February 12, 1990	Previously filed

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

3.1.34	Amended and Restated Certificate of Incorporation of Zycon Corporation, filed with the Delaware Secretary of State on January 10, 1997	Previously filed
3.1.35	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Zycon Corporation changing its name to Hadco Santa Clara, Inc., filed with the Delaware Secretary of State on July 10, 1997	Previously filed
3.1.36	Articles of Incorporation of Devtek Electronic Enclosures U.S.A. Inc., filed with the North Carolina Secretary of State on July 3, 1995	Previously filed
3.1.37	Articles of Amendment of Devtek Electronic Enclosures U.S.A. Inc. changing its name to Sanmina Enclosure Systems USA Inc., filed with the North Carolina Secretary of State on April 12, 2000	Previously filed
3.1.38	Articles of Incorporation of SCI Technology, Inc., filed with the Alabama Secretary of State on May 9, 1984	Previously filed
3.1.39	Statement of Change of Registered Office or Registered Agent, or Both of SCI Technology, Inc., filed with the Alabama Secretary of State on April 1, 1987	Previously filed
3.1.40	Statement of Change of Registered Office or Registered Agent, or Both of SCI Technology, Inc., filed with the Alabama Secretary of State on February 12, 1990	Previously filed
3.1.41	Articles of Merger of SCI Systems Colorado, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on June 29, 1998	Previously filed
3.1.42	Articles of Merger of AWI, Colorado Manufacturing Technology, Inc. and SCI Manufacturing, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on January 31, 1990	Previously filed
3.1.43	Articles of Merger of SCI/ EOG Holdings, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed
3.1.44	Articles of Merger of EOG, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed
3.1.45	Amended and Restated Articles of Incorporation of Interworks Computer Products, filed with the California Secretary of State on December 17, 2002	Previously filed
3.1.46	Certificate of Formation of Sanmina General, L.L.C., filed with the Delaware Secretary of State on December 30, 1999	Previously filed
3.1.47	Certificate of Formation of Sanmina Limited, L.L.C., filed with the Delaware Secretary of State on December 30, 1999	Previously filed
3.1.48	Amended and Restated Articles of Incorporation of Viking Components Incorporated, filed with the California Secretary of State on December 17, 2002	Previously filed
3.1.49	Articles of Conversion of Sanmina Cable Systems, Inc. into Sanmina Texas, L.P., filed with the Texas Secretary of State on January 5, 2000	Previously filed

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

3.1.50	Assumed Name Certificate for Incorporated Business or Profession, Limited Partnership, Registered Limited Liability Partnership or Limited Liability Company, of Sanmina Texas, L.P., filed with the Texas Secretary of State on January 7, 2000	Previously filed
3.1.51	Articles of Incorporation of Manu-tronics, Inc., filed with the Wisconsin Department of Financial Institutions on August 6, 1969	Previously filed
3.1.52	Articles of Merger SANM Acquisition Subsidiary, Inc. with and into Manu-tronics, Inc., filed with the Wisconsin Department of Financial Institutions on March 31, 1999	Previously filed
3.1.53	Articles of Correction of Manu-tronics, Inc., filed with the Wisconsin Department of Financial Institutions on August 12, 2002	Previously filed
3.1.54	Restated Articles of Organization of Hadco Corporation, filed with the Massachusetts Secretary of State on March 1, 1989	Previously filed
3.1.55	Articles of Merger of Parent and Subsidiary Corporations of Hadco Corporation, filed with the Massachusetts Secretary of State on July 1, 1997	Previously filed
3.1.56	Articles of Amendment of Hadco Corporation, filed with the Massachusetts Secretary of State on March 4, 1998	Previously filed
3.1.57	Articles of Merger of SANM Acquisition Subsidiary, Inc. with and into Hadco Corporation, filed with the Massachusetts Secretary of State on June 23, 2000	Previously filed
3.1.58	Articles of Merger of Parent and Subsidiary Corporations of Hadco Corporation, filed with the Massachusetts Secretary of State on September 28, 2001	Previously filed
3.1.59	Restated Certificate of Incorporation of SCI Systems, Inc., attached as Exhibit A to Certificate of Merger of Sun Acquisition Subsidiary, Inc. with and into SCI Systems, Inc., filed with the Delaware Secretary of State on December 6, 2001	Previously filed
3.1.60	Certificate of Incorporation of SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on July 13, 1984	Previously filed
3.1.61	Certificate of Amendment of Certificate of Incorporation of SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on May 17, 1985	Previously filed
3.1.62	Certificate of Ownership and Merger merging SCI U.K. Trading, Inc. into SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on November 9, 1987	Previously filed
3.1.63	Certificate for Renewal and Revival of Certificate of Incorporation of SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on March 24, 1993	Previously filed
3.1.64	Certificate of Amendment of Certificate of Incorporation of SCI U.K. Holding, Inc., changing its name to SCI Holdings, Inc., filed with the Delaware Secretary of State on March 24, 1993	Previously filed

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

3.1.65	Certificate of Incorporation of Interagency, Inc., filed with the Delaware Secretary of State on July 3, 1973	Previously filed
3.2	Amended and Restated Bylaws of the Company, dated December 7, 2001	Exhibit 3.2 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
3.2.1	Amended and Restated Bylaws of Moose Acquisition Subsidiary, Inc., effective as of November 25, 2002	Previously filed
3.2.2	Amended and Restated Bylaws of Essex Acquisition Subsidiary, Inc., effective as of November 25, 2002	Previously filed
3.2.3	By-Laws of Sanmina Canada Holdings, Inc., effective as of August 23, 2002	Previously filed
3.2.4	Operating Agreement of Sanmina-SCI, LLC, effective as of December 19, 2002	Previously filed
3.2.5	Amended and Restated Bylaws of Compatible Memory, Inc., effective as of November 25, 2002	Previously filed
3.2.6	By-Laws of Sanmina-SCI Systems (Alabama) Inc.	Previously filed
3.2.7	Operating Agreement of SCI Plant No. 12, L.L.C., effective as of March 31, 2000	Previously filed
3.2.8	Operating Agreement of SCI Plant No. 22, L.L.C., effective as of March 31, 2000	Previously filed
3.2.9	Amended and Restated Limited Liability Company Operating Agreement of Sanmina-SCI Systems Enclosures, LLC	Previously filed
3.2.10	Amended and Restated Bylaws of SCI Enclosures (Denton), Inc., effective as of November 25, 2002	Previously filed
3.2.11	By-Laws of Scimex, Inc.	Previously filed
3.2.12	Amended and Restated Bylaws of Hadco Santa Clara, Inc., effective as of November 25, 2002	Previously filed
3.2.13	Bylaws of Sanmina Enclosure Systems USA Inc., effective as of December 19, 2002	Previously filed
3.2.14	Amended and Restated By-Laws of SCI Technology, Inc.	Previously filed
3.2.15	Second Amended and Restated Bylaws of Interworks Computer Products	Previously filed
3.2.16	Operating Agreement of Sanmina General, L.L.C., effective as of December 31, 1999	Previously filed
3.2.17	Operating Agreement of Sanmina Limited, L.L.C., effective as of December 31, 1999	Previously filed
3.2.18	Amended and Restated Bylaws of Viking Components Incorporated, effective as of November 25, 2002	Previously filed
3.2.19	Agreement of Limited Partnership of Sanmina Texas, L.P.	Previously filed
3.2.20	Bylaws of Manu-tronics, Inc., effective as of March 30, 1999	Previously filed
3.2.21	By-Laws of Hadco Corporation, effective as of June 23, 2000	Previously filed
3.2.22	Amended and Restated By-Laws of SCI Systems, Inc., effective as of January 22, 1990	Previously filed
3.2.23	Amended and Restated By-Laws of SCI Holdings, Inc., effective as of June 29, 1987	Previously filed

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

3.2.24	Amended and Restated By-Laws of Interagency, Inc., effective as of August 23, 2002	Previously filed
4.2	Preferred Stock Rights Agreement, dated as of May 17, 2001 between the Company and Wells Fargo Bank Minnesota, N.A., including the form of Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively	Exhibit 4.2 to the Company’s Registration Statement on Form 8-A filed with the SEC on May 25, 2001
4.3	Indenture dated May 5, 1999, between Company and Norwest Bank Minnesota, N.A. as Trustee	Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed with the SEC on July 30, 1999
4.4	Indenture dated September 12, 2000, between Company and Wells Fargo Bank Minnesota, National Association as Trustee	Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed with the SEC on November 20, 2000
4.5	Subordinated Indenture dated March 15, 2000, between SCI Systems, Inc. and Bank One Trust Company, National Association, as Trustee (“Subordinated Indenture”)	Exhibit 2.2 to SCI Systems, Inc.’s Registration Statement on Form 8-A12B, SEC File No. 001-12821, filed with the SEC on March 9, 2000
4.5.1	Supplemental Indenture No. 1 dated March 15, 2000, to the Subordinated Indenture, between SCI Systems, Inc. and Bank One Trust Company, National Association, as Trustee	Exhibit 4.1 to SCI Systems, Inc.’s Report on Form 8-K, SEC File No. 001-12821, filed with the SEC on April 5, 2000
4.5.2	Supplemental Indenture No. 2 dated December 6, 2001, to the Subordinated Indenture, by and among SCI Systems, Inc., Sanmina Corporation, as Guarantor, and Bank One Trust Company, National Association, as Trustee	Exhibit 4.5.2 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
4.6	Credit and Guaranty Agreement, dated as of December 23, 2002, among Company, certain Subsidiaries of Company from time to time party thereto, the Lenders from time to time party thereto, Goldman Sachs Credit Partners L.P. as Lead Arranger, Sole Book Runner, Syndication Agent and Administrative Agent and LaSalle Business Credit, Inc., as Collateral Agent and Documentation Agent	Exhibit 4.6 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
4.7	Indenture, dated as of December 23, 2002, among Company, the Subsidiary Guarantors and State Street Bank and Trust Company of California, N.A., as Trustee	Exhibit 4.7 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
4.8	Exchange and Registration Rights Agreement, dated as of December 23, 2002, among Company, the subsidiaries of the Company party thereto, and the Purchasers party thereto	Exhibit 4.8 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
4.9	Intercreditor Agreement, dated as of December 23, 2002, by and among the Company, LaSalle Business Credit, Inc., as Collateral Agent, State Street Bank and Trust Company of California, N.A., as Second Lien Collateral Trustee and each New First Lien Claimholder Representative which may become a party from time to time	Exhibit 4.9 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

4.10	Second Lien Collateral Trust Agreement, dated as of December 23, 2002, by and among Company, the subsidiaries of Company party thereto and State Street Bank and Trust Company of California, N.A., as Second Lien Collateral Trustee	Exhibit 4.10 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
4.11	Form of 10.375% Senior Secured Notes due January 15, 2010	Included in Exhibit 4.7 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
4.12	Form of 10.375% Senior Secured Exchange Notes due January 15, 2010	Included in Exhibit 4.7 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
4.13	Form of Guaranty of 10.375% Senior Secured Notes due January 15, 2010	Included in Exhibit 4.7 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
4.14	Form of the Guaranty of 10.375% Senior Secured Exchange Notes due January 15, 2010	Included in Exhibit 4.7 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) relating to the validity of the securities registered hereby	To be filed by amendment
10.2	Amended 1990 Incentive Stock Plan	Exhibit 10.2 to the Company’s Report on Form 10-K, SEC File No. 000-21272, filed with the SEC on December 29, 1994
10.29	1999 Stock Plan	Exhibit 4.3 to the Company’s Report on Form S-8, filed with the SEC on May 25, 1999
10.29.1	Addendum to the 1999 Stock Plan (Additional Terms and Conditions for Employees of the French subsidiary(ies)), dated February 21, 2001	Exhibit 10.29.1 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.3	1993 Employee Stock Purchase Plan	Exhibit 10.3 to the Company’s Registration Statement on Form S-1, SEC File No. 33-70700, filed with the SEC on February 19, 1993
10.30	1995 Director Option Plan	Exhibit 10.4 to the Company’s Registration Statement on Form S-8, SEC File No. 333-23565, filed with the SEC on March 19, 1997
10.31	1996 Supplemental Stock Plan	Exhibit 10.1 to the Company’s Registration Statement on Form S-8, SEC File No. 333-23565, filed with the SEC on March 19, 1997

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

10.32	Hadco Corporation 1998 Stock Plan, as Amended and Restated March 3, 1999	Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed with the SEC on June 23, 2000
10.33	Hadco Corporation Non-Qualified Stock Option Plan, as Amended and Restated July 1, 1998	Exhibit 4.2 to the Company’s Registration Statement on Form S-8, filed with the SEC on June 23, 2000
10.34	Hadco Corporation Non-Qualified Stock Option Plan, as Amended and Restated April 7, 1998	Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed with the SEC on June 23, 2000
10.35	SCI Systems, Inc. 1994 Stock Option Incentive Plan	Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed with the SEC on December 20, 2001
10.36	SCI Systems, Inc. 2000 Stock Incentive Plan	Exhibit 4.2 to the Company’s Registration Statement on Form S-8, filed with the SEC on December 20, 2001
10.37	SCI Systems, Inc. Board of Directors Deferred Compensation Plan	Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed with the SEC on December 20, 2001
10.42	Form of Indemnification Agreement executed by the Company and its officers and directors pursuant to the Delaware reincorporation	Exhibit 10.42 to the Company’s Registration Statement on Form S-1, SEC File No. 33-70700, filed with the SEC on February 19, 1993
10.43	Employment Agreement, dated July 13, 2001, between the Company, SCI Systems, Inc. and A. Eugene Sapp, Jr.	Exhibit 10.40 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 10, 2001
10.45	Agreement and Plan of Reorganization, dated July 13, 2001 (as amended and restated), by and among the Company, Sun Acquisition Subsidiary, Inc. and SCI Systems, Inc.	Exhibit 2.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 10, 2001
10.46	Credit Agreement (Multi-Year), dated as of December 6, 2001, by and among the Company, certain subsidiaries of Company, Bank of America, N.A. and several financial institutions (“Multi-Year Credit Agreement”)	Exhibit 10.46 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2002, filed with the SEC on May 13, 2002
10.46.1	Amendment Agreement to the Multi-Year Credit Agreement, dated as of June 21, 2002, by and among the Company, certain subsidiaries of Company, Bank of America, N.A. and several financial institutions	Exhibit 10.46.1 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.47	Credit Agreement (364-Day), dated as of December 6, 2001, by and among the Company, certain subsidiaries of Company, Bank of America, N.A. and several financial institutions (“364-Day Credit Agreement”)	Exhibit 10.47 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2002, filed with the SEC on May 13, 2002
10.47.1	Amendment Agreement to the 364-Day Credit Agreement, dated as of June 21, 2002, by and among the Company, certain subsidiaries of Company, Bank of America, N.A. and several financial institutions	Exhibit 10.47.1 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

10.48	Third Amended and Restated Receivables Purchase Agreement, dated as of July 31, 2002, by and among the Company, SCI Funding, Inc., SCI Technology, Inc., Quincy Capital Corporation, Amsterdam Funding Corporation, Bank of America, N.A. and ABN Amro Bank, N.V. (“Third Amended and Restated Receivables Purchase Agreement”)	Exhibit 10.48 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.48.1	First Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of August 13, 2002, by and among the Company, SCI Funding, Inc., SCI Technology, Inc., Quincy Capital Corporation, Amsterdam Funding Corporation, Bank of America, N.A. and ABN Amro Bank, N.V.	Exhibit 10.48.1 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.48.2	Second Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of October 8, 2002, by and among the Company, SCI Funding, Inc., SCI Technology, Inc., Quincy Capital Corporation, Amsterdam Funding Corporation, Bank of America, N.A. and ABN Amro Bank, N.V.	Exhibit 10.48.2 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.49	Deferred Compensation Plan for Outside Directors	Exhibit 10.49 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.50	Rules of the Sanmina-SCI Corporation Stock Option Plan 2000 (Sweden)	Exhibit 10.50 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.50.1	Rules of the Sanmina-SCI Corporation Stock Option Plan 2000 (Finland)	Exhibit 10.50.1 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.51	Executive Deferred Compensation Plan	Exhibit 10.51 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
10.52	Amendment Agreement dated December 5, 2002 to the Employment Agreement dated September 30, 2001 between the Company, SCI Systems, Inc. and A. Eugene Sapp, Jr.	Exhibit 10.52 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges	Previously filed
16.1	Letter from Arthur Andersen LLP to the SEC dated April 22, 2002	Exhibit 16 to the Company’s Report on Form 8-K, filed with the SEC on April 23, 2002
16.2	Letter from Arthur Andersen LLP to the SEC dated May 17, 2002	Exhibit 16 to the Company’s Report on Form 8-K, filed with the SEC on May 17, 2002
16.3	Letter from Ernst & Young LLP to the SEC dated May 30, 2002	Exhibit 16 to the Company’s Report on Form 8-K, filed with the SEC on May 30, 2002
21.1	Subsidiaries of the Company	Previously filed
23.1	Consent of KPMG LLP	Contained herein
23.2	Consent of WSGR	To be filed by amendment

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

24.1	Power of Attorney (see signature pages)	Previously filed
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association (as successor to State Street Bank & Trust Company of California, N.A.) to Act as Trustee under the Indenture	Previously filed
99.1	Form of Letter of Transmittal	Previously filed
99.2	Form of Notice of Guaranteed Delivery	Previously filed
99.3	Form of Letter to Clients	Previously filed
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees	Previously filed
99.5	Guideline for Certification of Taxpayer Identification Number on Substitute IRS Form W-9	Previously filed

      (b) Financial Statement Schedules: All schedules have been incorporated herein by reference or omitted because they are not applicable or not required.

Item 22.     Undertakings

      Each of the undersigned Registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 11th day of June, 2003.

SANMINA-SCI CORPORATION

By:	/s/ JURE SOLA

Jure Sola
Chairman and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been duly signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JURE SOLA Jure Sola	Chairman of the Board and Director (Principal Executive Officer)	June 11, 2003

/s/ RICK R. ACKEL Rick R. Ackel	Chief Financial Officer (Principal Financial and Accounting Officer)	June 11, 2003

* John C. Bolger	Director	June 11, 2003

* Neil R. Bonke	Director	June 11, 2003

* Randy W. Furr	Director	June 11, 2003

* Mario M. Rosati	Director	June 11, 2003

* A. Eugene Sapp	Director	June 11, 2003

* Wayne Shortridge	Director	June 11, 2003

Signature		Title	Date

Bernard V. Vonderschmitt		Director

Jacqueline M. Ward		Director

*By:	/s/ RICK R. ACKEL Rick R. Ackel, Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, each of the Registrants has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 11th day of June, 2003.

COMPATIBLE MEMORY, INC.
ESSEX ACQUISITION SUBSIDIARY, INC.
HADCO CORPORATION
HADCO SANTA CLARA, INC.
INTERAGENCY, INC.
INTERWORKS COMPUTER PRODUCTS
MANU-TRONICS, INC.
MOOSE ACQUISITION SUBSIDIARY, INC.
SANMINA CANADA HOLDINGS, INC.
SANMINA ENCLOSURE SYSTEMS USA INC.
SANMINA-SCI SYSTEMS (ALABAMA) INC.
SANMINA-SCI SYSTEMS ENCLOSURES, LLC
SCI ENCLOSURES (DENTON), INC.
SCI HOLDINGS, INC.
SCI SYSTEMS, INC.
SCIMEX, INC.
VIKING COMPONENTS INCORPORATED

By:	/s/ JURE SOLA

Name: Jure Sola
Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been duly signed by the following persons in the capacities indicated and on the dates indicated:

Signature	Title	Date

/s/ JURE SOLA Jure Sola	Chief Executive Officer of each of the additional registrants listed directly above (Principal Executive Officer)	June 11, 2003

/s/ RICK R. ACKEL Rick R. Ackel	Chief Financial Officer of each of the additional registrants listed directly above (Principal Financial and Accounting Officer)	June 11, 2003

* Michael M. Sullivan	Director of each of the additional registrants listed directly above other than SCI Systems, Inc. and Sanmina-SCI Systems Enclosures, LLC; Manager of Sanmina-SCI Systems Enclosures, LLC	June 11, 2003

Signature		Title	Date

* Steven H. Jackman		Director of each of the additional registrants listed directly above other than Manu-tronics, Inc., SCI Systems, Inc. and Sanmina-SCI Systems Enclosures, LLC; Manager of Sanmina-SCI Systems Enclosures, LLC	June 11, 2003

* Jeffrey L. Roth		Director of Hadco Corporation, Interagency, Inc., Sanmina-SCI Systems (Alabama) Inc., SCI Enclosures (Denton), Inc., SCI Holdings, Inc. and Scimex, Inc.	June 11, 2003

* Randy Furr		Director of SCI Systems, Inc.	June 11, 2003

* A. Eugene Sapp, Jr.		Director of SCI Systems, Inc.	June 11, 2003

*By:	/s/ RICK R. ACKEL Rick R. Ackel, Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 11th day of June, 2003.

SCI TECHNOLOGY, INC.

By:	/s/ JURE SOLA

Name: Jure Sola
Title: President

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been duly signed by the following persons in the capacities indicated and on the date indicated:

Signature		Title	Date

/s/ JURE SOLA Jure Sola		President (Principal Executive Officer)	June 11, 2003

/s/ RICK R. ACKEL Rick R. Ackel		Chief Financial Officer (Principal Financial and Accounting Officer)	June 11, 2003

* Mark Lustig		Director	June 11, 2003

* George King		Director	June 11, 2003

* Michael M. Sullivan		Director	June 11, 2003

*By:	/s/ RICK R. ACKEL Rick R. Ackel, Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, each of the Registrants has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 11th day of June, 2003.

SCI PLANT NO. 2, L.L.C.
SCI PLANT NO. 3, L.L.C.
SCI PLANT NO. 4, L.L.C.
SCI PLANT NO. 5, L.L.C.
SCI PLANT NO. 27, L.L.C.
SCI PLANT NO. 30, L.L.C.

All by:

SANMINA-SCI SYSTEMS (ALABAMA) INC.,
their Sole Member (with no manager)

By:	/s/ JURE SOLA

Name: Jure Sola
Title: Chief Executive Officer

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, each of the Registrants has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 11th day of June, 2003.

SCI PLANT NO. 12, L.L.C.
SCI PLANT NO. 22, L.L.C.

All by:

SCI TECHNOLOGY, INC.,
their Sole Member (with no manager)

By:	/s/ JURE SOLA

Name: Jure Sola
Title: President

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, each of the Registrants has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 11th day of June, 2003.

SANMINA GENERAL, L.L.C.
SANMINA LIMITED, L.L.C.
SANMINA-SCI, LLC

All by:

SANMINA-SCI CORPORATION,
their Sole Member (with no manager)

By:	/s/ JURE SOLA

Name: Jure Sola
Title: Chief Executive Officer

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 11th day of June, 2003.

SANMINA TEXAS, L.P.

By:	SANMINA GENERAL, L.L.C.,

Its General Partner

By:	SANMINA-SCI CORPORATION,

Its Sole Member (with no manager)

By:	/s/ JURE SOLA

Name: Jure Sola
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

3.1	Restated Certificate of Incorporation of the Company, dated January 31, 1996	Exhibit 3.2 to the Company’s Report on Form 10-K for the fiscal year ended September 30, 1996, SEC File No. 000-21272, filed with the Securities and Exchange Commission (“SEC”) on December 24, 1996
3.1.1	Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated March 9, 2001	Exhibit 3.1(a) to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the SEC on May 11, 2001
3.1.2	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Company, dated May 29, 2001	Exhibit 3.1.2 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 10, 2001
3.1.3	Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated December 7, 2001	Exhibit 3.1.3 to the Company’s Report on Form 10-K for the fiscal year ended September 29, 2001, filed with the SEC on December 21, 2001
3.1.4	Certificate of Incorporation of Moose Acquisition Subsidiary, Inc., filed with the Delaware Secretary of State on May 26, 2000	Previously filed
3.1.5	Certificate of Incorporation of Essex Acquisition Subsidiary, Inc. filed with the Delaware Secretary of State on May 30, 2000	Previously filed
3.1.6	Certificate of Incorporation of Sanmina Canada Holdings, Inc., filed with the Delaware Secretary of State on October 29, 1998	Previously filed
3.1.7	Articles of Organization of SCI Plant No. 2, L.L.C., filed with the Alabama Secretary of State on August 16, 1999	Previously filed
3.1.8	Articles of Organization of SCI Plant No. 3, L.L.C., filed with the Alabama Secretary of State on August 16, 1999	Previously filed
3.1.9	Articles of Organization of SCI Plant No. 4, L.L.C., filed with the Alabama Secretary of State on August 16, 1999	Previously filed
3.1.10	Articles of Organization of SCI Plant No. 5, L.L.C., filed with the Alabama Secretary of State on August 16, 1999	Previously filed
3.1.11	Articles of Organization of SCI Plant No. 27, L.L.C., filed with the Alabama Secretary of State on August 16, 1999	Previously filed

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

3.1.12	Articles of Organization of SCI Plant No. 30, L.L.C., filed with the Alabama Secretary of State on August 16, 1999	Previously filed
3.1.13	Certificate of Formation of Sanmina-SCI, LLC, filed with the Delaware Secretary of State on December 18, 2001	Previously filed
3.1.14	Articles of Incorporation of Compatible Memory, Inc., filed with the California Secretary of State on July 14, 1997	Previously filed
3.1.15	Articles of Incorporation of Sanmina-SCI Systems (Alabama), Inc., filed with the Alabama Secretary of State on January 4, 1988	Previously filed
3.1.16	Articles of Amendment to the Articles of Incorporation of Sanmina-SCI Systems (Alabama), Inc. changing its name to Sanmina-SCI Systems (Alabama) Inc., filed with the Alabama Secretary of State on October 22, 2002	Previously filed
3.1.17	Statement of Change of Registered Office or Registered Agent, or Both of Sanmina-SCI Systems (Alabama), Inc., filed with the Alabama Secretary of State on February 12, 1990	Previously filed
3.1.18	Articles of Organization of SCI Plant No. 12, L.L.C., filed with the Colorado Secretary of State on March 31, 2000	Previously filed
3.1.19	Articles of Organization of SCI Plant No. 22, L.L.C., filed with the Colorado Secretary of State on March 31, 2000	Previously filed
3.1.20	Certificate of Formation of SCI/ TAG, LLC, filed with the Delaware Secretary of State on November 23, 1999	Previously filed
3.1.21	Certificate of Amendment to the Certificate of Formation of SCI/ TAG, LLC, changing its name to SCI Enclosures, LLC, filed with the Delaware Secretary of State on May 18, 2001.	Previously filed
3.1.22	Certificate of Merger of Ra-Tek Precision Sheet Metal, Inc. with and into SCI Enclosures, LLC, filed with the Delaware Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed
3.1.23	Certificate of Merger of Continental Metal Specialty, Inc. with and into SCI Enclosures, LLC, filed with the Delaware Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed
3.1.24	Certificate of Merger of CMS Holding Company with and into SCI Enclosures, LLC, filed with the Delaware Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed
3.1.25	Certificate of Merger of CMS Hartzell Incorporated with and into SCI Enclosures, LLC, filed with the Delaware Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

3.1.26	Certificate of Merger of Hartzell Manufacturing, Inc. with and into SCI Enclosures, LLC, filed with the Delaware Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed
3.1.27	Certificate of Merger of Global Tool & Engineering, Inc. with and into SCI Enclosures, LLC, filed with the Delaware Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed
3.1.28	Certificate of Amendment to the Certificate of Formation of SCI Enclosures, LLC, changing its name to Sanmina-SCI Systems Enclosures, LLC, filed with the Delaware Secretary of State on October 10, 2002	Previously filed
3.1.29	Articles of Incorporation of SCI Enclosures (Denton), Inc., filed with the Texas Secretary of State on June 12, 2001	Previously filed
3.1.30	Articles of Merger of Hartzell Manufacturing, Incorporated with and into SCI Enclosures (Denton), Inc., filed with the Texas Secretary of State on June 29, 2001	Previously filed
3.1.31	Assumed Name Certificate for Filing with the Secretary of State, of SCI Enclosures (Denton), Inc., filed with the Texas Secretary of State on August 24, 2001	Previously filed
3.1.32	Articles of Incorporation of Scimex, Inc., as filed with the Alabama Secretary of State on March 24, 1987	Previously filed
3.1.33	Statement of Change of Registered Office or Registered Agent, or Both of Scimex, Inc., filed with the Alabama Secretary of State on February 12, 1990	Previously filed
3.1.34	Amended and Restated Certificate of Incorporation of Zycon Corporation, filed with the Delaware Secretary of State on January 10, 1997	Previously filed
3.1.35	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Zycon Corporation changing its name to Hadco Santa Clara, Inc., filed with the Delaware Secretary of State on July 10, 1997	Previously filed
3.1.36	Articles of Incorporation of Devtek Electronic Enclosures U.S.A. Inc., filed with the North Carolina Secretary of State on July 3, 1995	Previously filed
3.1.37	Articles of Amendment of Devtek Electronic Enclosures U.S.A. Inc. changing its name to Sanmina Enclosure Systems USA Inc., filed with the North Carolina Secretary of State on April 12, 2000	Previously filed
3.1.38	Articles of Incorporation of SCI Technology, Inc., filed with the Alabama Secretary of State on May 9, 1984	Previously filed
3.1.39	Statement of Change of Registered Office or Registered Agent, or Both of SCI Technology, Inc., filed with the Alabama Secretary of State on April 1, 1987	Previously filed

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

3.1.40	Statement of Change of Registered Office or Registered Agent, or Both of SCI Technology, Inc., filed with the Alabama Secretary of State on February 12, 1990	Previously filed
3.1.41	Articles of Merger of SCI Systems Colorado, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on June 29, 1998	Previously filed
3.1.42	Articles of Merger of AWI, Colorado Manufacturing Technology, Inc. and SCI Manufacturing, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on January 31, 1990	Previously filed
3.1.43	Articles of Merger of SCI/ EOG Holdings, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed
3.1.44	Articles of Merger of EOG, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on June 29, 2001 (effective June 30, 2001)	Previously filed
3.1.45	Amended and Restated Articles of Incorporation of Interworks Computer Products, filed with the California Secretary of State on December 17, 2002	Previously filed
3.1.46	Certificate of Formation of Sanmina General, L.L.C., filed with the Delaware Secretary of State on December 30, 1999	Previously filed
3.1.47	Certificate of Formation of Sanmina Limited, L.L.C., filed with the Delaware Secretary of State on December 30, 1999	Previously filed
3.1.48	Amended and Restated Articles of Incorporation of Viking Components Incorporated, filed with the California Secretary of State on December 17, 2002	Previously filed
3.1.49	Articles of Conversion of Sanmina Cable Systems, Inc. into Sanmina Texas, L.P., filed with the Texas Secretary of State on January 5, 2000	Previously filed
3.1.50	Assumed Name Certificate for Incorporated Business or Profession, Limited Partnership, Registered Limited Liability Partnership or Limited Liability Company, of Sanmina Texas, L.P., filed with the Texas Secretary of State on January 7, 2000	Previously filed
3.1.51	Articles of Incorporation of Manu-tronics, Inc., filed with the Wisconsin Department of Financial Institutions on August 6, 1969	Previously filed
3.1.52	Articles of Merger SANM Acquisition Subsidiary, Inc. with and into Manu-tronics, Inc., filed with the Wisconsin Department of Financial Institutions on March 31, 1999	Previously filed
3.1.53	Articles of Correction of Manu-tronics, Inc., filed with the Wisconsin Department of Financial Institutions on August 12, 2002	Previously filed
3.1.54	Restated Articles of Organization of Hadco Corporation, filed with the Massachusetts Secretary of State on March 1, 1989	Previously filed

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

3.1.55	Articles of Merger of Parent and Subsidiary Corporations of Hadco Corporation, filed with the Massachusetts Secretary of State on July 1, 1997	Previously filed
3.1.56	Articles of Amendment of Hadco Corporation, filed with the Massachusetts Secretary of State on March 4, 1998	Previously filed
3.1.57	Articles of Merger of SANM Acquisition Subsidiary, Inc. with and into Hadco Corporation, filed with the Massachusetts Secretary of State on June 23, 2000	Previously filed
3.1.58	Articles of Merger of Parent and Subsidiary Corporations of Hadco Corporation, filed with the Massachusetts Secretary of State on September 28, 2001	Previously filed
3.1.59	Restated Certificate of Incorporation of SCI Systems, Inc., attached as Exhibit A to Certificate of Merger of Sun Acquisition Subsidiary, Inc. with and into SCI Systems, Inc., filed with the Delaware Secretary of State on December 6, 2001	Previously filed
3.1.60	Certificate of Incorporation of SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on July 13, 1984	Previously filed
3.1.61	Certificate of Amendment of Certificate of Incorporation of SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on May 17, 1985	Previously filed
3.1.62	Certificate of Ownership and Merger merging SCI U.K. Trading, Inc. into SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on November 9, 1987	Previously filed
3.1.63	Certificate for Renewal and Revival of Certificate of Incorporation of SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on March 24, 1993	Previously filed
3.1.64	Certificate of Amendment of Certificate of Incorporation of SCI U.K. Holding, Inc., changing its name to SCI Holdings, Inc., filed with the Delaware Secretary of State on March 24, 1993	Previously filed
3.1.65	Certificate of Incorporation of Interagency, Inc., filed with the Delaware Secretary of State on July 3, 1973	Previously filed
3.2	Amended and Restated Bylaws of the Company, dated December 7, 2001	Exhibit 3.2 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
3.2.1	Amended and Restated Bylaws of Moose Acquisition Subsidiary, Inc., effective as of November 25, 2002	Previously filed
3.2.2	Amended and Restated Bylaws of Essex Acquisition Subsidiary, Inc., effective as of November 25, 2002	Previously filed
3.2.3	By-Laws of Sanmina Canada Holdings, Inc., effective as of August 23, 2002	Previously filed
3.2.4	Operating Agreement of Sanmina-SCI, LLC, effective as of December 19, 2002	Previously filed
3.2.5	Amended and Restated Bylaws of Compatible Memory, Inc., effective as of November 25, 2002	Previously filed

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

3.2.6	By-Laws of Sanmina-SCI Systems (Alabama) Inc.	Previously filed
3.2.7	Operating Agreement of SCI Plant No. 12, L.L.C., effective as of March 31, 2000	Previously filed
3.2.8	Operating Agreement of SCI Plant No. 22, L.L.C., effective as of March 31, 2000	Previously filed
3.2.9	Amended and Restated Limited Liability Company Operating Agreement of Sanmina-SCI Systems Enclosures, LLC	Previously filed
3.2.10	Amended and Restated Bylaws of SCI Enclosures (Denton), Inc., effective as of November 25, 2002	Previously filed
3.2.11	By-Laws of Scimex, Inc.	Previously filed
3.2.12	Amended and Restated Bylaws of Hadco Santa Clara, Inc., effective as of November 25, 2002	Previously filed
3.2.13	Bylaws of Sanmina Enclosure Systems USA Inc., effective as of December 19, 2002	Previously filed
3.2.14	Amended and Restated By-Laws of SCI Technology, Inc.	Previously filed
3.2.15	Second Amended and Restated Bylaws of Interworks Computer Products	Previously filed
3.2.16	Operating Agreement of Sanmina General, L.L.C., effective as of December 31, 1999	Previously filed
3.2.17	Operating Agreement of Sanmina Limited, L.L.C., effective as of December 31, 1999	Previously filed
3.2.18	Amended and Restated Bylaws of Viking Components Incorporated, effective as of November 25, 2002	Previously filed
3.2.19	Agreement of Limited Partnership of Sanmina Texas, L.P.	Previously filed
3.2.20	Bylaws of Manu-tronics, Inc., effective as of March 30, 1999	Previously filed
3.2.21	By-Laws of Hadco Corporation, effective as of June 23, 2000	Previously filed
3.2.22	Amended and Restated By-Laws of SCI Systems, Inc., effective as of January 22, 1990	Previously filed
3.2.23	Amended and Restated By-Laws of SCI Holdings, Inc., effective as of June 29, 1987	Previously filed
3.2.24	Amended and Restated By-Laws of Interagency, Inc., effective as of August 23, 2002	Previously filed
4.2	Preferred Stock Rights Agreement, dated as of May 17, 2001 between the Company and Wells Fargo Bank Minnesota, N.A., including the form of Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively	Exhibit 4.2 to the Company’s Registration Statement on Form 8-A filed with the SEC on May 25, 2001
4.3	Indenture dated May 5, 1999, between Company and Norwest Bank Minnesota, N.A. as Trustee	Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed with the SEC on July 30, 1999

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

4.4	Indenture dated September 12, 2000, between Company and Wells Fargo Bank Minnesota, National Association as Trustee	Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed with the SEC on November 20, 2000
4.5	Subordinated Indenture dated March 15, 2000, between SCI Systems, Inc. and Bank One Trust Company, National Association, as Trustee (“Subordinated Indenture”)	Exhibit 2.2 to SCI Systems, Inc.’s Registration Statement on Form 8-A12B, SEC File No. 001-12821, filed with the SEC on March 9, 2000
4.5.1	Supplemental Indenture No. 1 dated March 15, 2000, to the Subordinated Indenture, between SCI Systems, Inc. and Bank One Trust Company, National Association, as Trustee	Exhibit 4.1 to SCI Systems, Inc.’s Report on Form 8-K, SEC File No. 001-12821, filed with the SEC on April 5, 2000
4.5.2	Supplemental Indenture No. 2 dated December 6, 2001, to the Subordinated Indenture, by and among SCI Systems, Inc., Sanmina Corporation, as Guarantor, and Bank One Trust Company, National Association, as Trustee	Exhibit 4.5.2 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
4.6	Credit and Guaranty Agreement, dated as of December 23, 2002, among Company, certain Subsidiaries of Company from time to time party thereto, the Lenders from time to time party thereto, Goldman Sachs Credit Partners L.P. as Lead Arranger, Sole Book Runner, Syndication Agent and Administrative Agent and LaSalle Business Credit, Inc., as Collateral Agent and Documentation Agent	Exhibit 4.6 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
4.7	Indenture, dated as of December 23, 2002, among Company, the Subsidiary Guarantors and State Street Bank and Trust Company of California, N.A., as Trustee	Exhibit 4.7 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
4.8	Exchange and Registration Rights Agreement, dated as of December 23, 2002, among Company, the subsidiaries of the Company party thereto, and the Purchasers party thereto	Exhibit 4.8 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
4.9	Intercreditor Agreement, dated as of December 23, 2002, by and among the Company, LaSalle Business Credit, Inc., as Collateral Agent, State Street Bank and Trust Company of California, N.A., as Second Lien Collateral Trustee and each New First Lien Claimholder Representative which may become a party from time to time	Exhibit 4.9 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
4.10	Second Lien Collateral Trust Agreement, dated as of December 23, 2002, by and among Company, the subsidiaries of Company party thereto and State Street Bank and Trust Company of California, N.A., as Second Lien Collateral Trustee	Exhibit 4.10 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
4.11	Form of 10.375% Senior Secured Notes due January 15, 2010	Included in Exhibit 4.7 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

4.12	Form of 10.375% Senior Secured Exchange Notes due January 15, 2010	Included in Exhibit 4.7 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
4.13	Form of Guaranty of 10.375% Senior Secured Notes due January 15, 2010	Included in Exhibit 4.7 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
4.14	Form of the Guaranty of 10.375% Senior Secured Exchange Notes due January 15, 2010	Included in Exhibit 4.7 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) relating to the validity of the securities registered hereby	To be filed by amendment
10.2	Amended 1990 Incentive Stock Plan	Exhibit 10.2 to the Company’s Report on Form 10-K, SEC File No. 000-21272, filed with the SEC on December 29, 1994
10.29	1999 Stock Plan	Exhibit 4.3 to the Company’s Report on Form S-8, filed with the SEC on May 25, 1999
10.29.1	Addendum to the 1999 Stock Plan (Additional Terms and Conditions for Employees of the French subsidiary(ies)), dated February 21, 2001	Exhibit 10.29.1 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.3	1993 Employee Stock Purchase Plan	Exhibit 10.3 to the Company’s Registration Statement on Form S-1, SEC File No. 33-70700, filed with the SEC on February 19, 1993
10.30	1995 Director Option Plan	Exhibit 10.4 to the Company’s Registration Statement on Form S-8, SEC File No. 333-23565, filed with the SEC on March 19, 1997
10.31	1996 Supplemental Stock Plan	Exhibit 10.1 to the Company’s Registration Statement on Form S-8, SEC File No. 333-23565, filed with the SEC on March 19, 1997
10.32	Hadco Corporation 1998 Stock Plan, as Amended and Restated March 3, 1999	Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed with the SEC on June 23, 2000
10.33	Hadco Corporation Non-Qualified Stock Option Plan, as Amended and Restated July 1, 1998	Exhibit 4.2 to the Company’s Registration Statement on Form S-8, filed with the SEC on June 23, 2000
10.34	Hadco Corporation Non-Qualified Stock Option Plan, as Amended and Restated April 7, 1998	Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed with the SEC on June 23, 2000

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

10.35	SCI Systems, Inc. 1994 Stock Option Incentive Plan	Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed with the SEC on December 20, 2001
10.36	SCI Systems, Inc. 2000 Stock Incentive Plan	Exhibit 4.2 to the Company’s Registration Statement on Form S-8, filed with the SEC on December 20, 2001
10.37	SCI Systems, Inc. Board of Directors Deferred Compensation Plan	Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed with the SEC on December 20, 2001
10.42	Form of Indemnification Agreement executed by the Company and its officers and directors pursuant to the Delaware reincorporation	Exhibit 10.42 to the Company’s Registration Statement on Form S-1, SEC File No. 33-70700, filed with the SEC on February 19, 1993
10.43	Employment Agreement, dated July 13, 2001, between the Company, SCI Systems, Inc. and A. Eugene Sapp, Jr.	Exhibit 10.40 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 10, 2001
10.45	Agreement and Plan of Reorganization, dated July 13, 2001 (as amended and restated), by and among the Company, Sun Acquisition Subsidiary, Inc. and SCI Systems, Inc.	Exhibit 2.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 10, 2001
10.46	Credit Agreement (Multi-Year), dated as of December 6, 2001, by and among the Company, certain subsidiaries of Company, Bank of America, N.A. and several financial institutions (“Multi-Year Credit Agreement”)	Exhibit 10.46 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2002, filed with the SEC on May 13, 2002
10.46.1	Amendment Agreement to the Multi-Year Credit Agreement, dated as of June 21, 2002, by and among the Company, certain subsidiaries of Company, Bank of America, N.A. and several financial institutions	Exhibit 10.46.1 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.47	Credit Agreement (364-Day), dated as of December 6, 2001, by and among the Company, certain subsidiaries of Company, Bank of America, N.A. and several financial institutions (“364-Day Credit Agreement”)	Exhibit 10.47 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2002, filed with the SEC on May 13, 2002
10.47.1	Amendment Agreement to the 364-Day Credit Agreement, dated as of June 21, 2002, by and among the Company, certain subsidiaries of Company, Bank of America, N.A. and several financial institutions	Exhibit 10.47.1 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.48	Third Amended and Restated Receivables Purchase Agreement, dated as of July 31, 2002, by and among the Company, SCI Funding, Inc., SCI Technology, Inc., Quincy Capital Corporation, Amsterdam Funding Corporation, Bank of America, N.A. and ABN Amro Bank, N.V. (“Third Amended and Restated Receivables Purchase Agreement”)	Exhibit 10.48 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

10.48.1	First Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of August 13, 2002, by and among the Company, SCI Funding, Inc., SCI Technology, Inc., Quincy Capital Corporation, Amsterdam Funding Corporation, Bank of America, N.A. and ABN Amro Bank, N.V.	Exhibit 10.48.1 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.48.2	Second Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of October 8, 2002, by and among the Company, SCI Funding, Inc., SCI Technology, Inc., Quincy Capital Corporation, Amsterdam Funding Corporation, Bank of America, N.A. and ABN Amro Bank, N.V.	Exhibit 10.48.2 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.49	Deferred Compensation Plan for Outside Directors	Exhibit 10.49 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.50	Rules of the Sanmina-SCI Corporation Stock Option Plan 2000 (Sweden)	Exhibit 10.50 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.50.1	Rules of the Sanmina-SCI Corporation Stock Option Plan 2000 (Finland)	Exhibit 10.50.1 to the Company’s Report on Form 10-K for the fiscal year ended September 28, 2002, filed with the SEC on December 4, 2002
10.51	Executive Deferred Compensation Plan	Exhibit 10.51 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
10.52	Amendment Agreement dated December 5, 2002 to the Employment Agreement dated September 30, 2001 between the Company, SCI Systems, Inc. and A. Eugene Sapp, Jr.	Exhibit 10.52 to the Company’s Report on Form 10-Q for the quarter ended December 28, 2002, filed with the SEC on February 11, 2003
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges	Previously filed
16.1	Letter from Arthur Andersen LLP to the SEC dated April 22, 2002	Exhibit 16 to the Company’s Report on Form 8-K, filed with the SEC on April 23, 2002
16.2	Letter from Arthur Andersen LLP to the SEC dated May 17, 2002	Exhibit 16 to the Company’s Report on Form 8-K, filed with the SEC on May 17, 2002
16.3	Letter from Ernst & Young LLP to the SEC dated May 30, 2002	Exhibit 16 to the Company’s Report on Form 8-K, filed with the SEC on May 30, 2002
21.1	Subsidiaries of the Company	Previously filed
23.1	Consent of KPMG LLP	Contained herein
23.2	Consent of WSGR	To be filed by amendment
24.1	Power of Attorney (see signature pages)	Previously filed

Exhibit		If Incorporated by Reference, Document with
Number	Description of Exhibit	which Exhibit was Previously Filed with SEC

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association (as successor to State Street Bank & Trust Company of California, N.A.) to Act as Trustee under the Indenture	Previously filed
99.1	Form of Letter of Transmittal	Previously filed
99.2	Form of Notice of Guaranteed Delivery	Previously filed
99.3	Form of Letter to Clients	Previously filed
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees	Previously filed
99.5	Guideline for Certification of Taxpayer Identification Number on Substitute IRS Form W-9	Previously filed